As filed with the U.S. Securities and Exchange Commission on September 9, 2022.

Registration No. 333-261376

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2

to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Pershing Square SPARC Holdings, Ltd.

(Exact name of registrant as specified in its charter)

Delaware	6770	87-3427627
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

787 Eleventh Avenue, 9th Floor

New York, New York 10019

(212) 813-3700

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Steve Milankov, Esq.

787 Eleventh Avenue, 9th Floor

New York, New York 10019

(212) 813-3700

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Stephen Fraidin, Esq.

Gregory P. Patti, Jr., Esq.

Cadwalader, Wickersham & Taft LLP

200 Liberty Street

New York, New York 10281

(212) 504-6000

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 9, 2022

PRELIMINARY PROSPECTUS

Pershing Square SPARC Holdings, Ltd.

61,111,111 Subscription Warrants to Purchase Two Shares of Common Stock at a minimum price of $10.00 per Share

Pershing Square SPARC Holdings, Ltd., a Delaware corporation, is a newly organized company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses, which we refer to throughout this prospectus as our business combination. We have not selected any specific business combination partner and we have not, nor has anyone on our behalf, engaged in any substantive discussions, directly or indirectly, with any business combination partner. Our sponsor, Pershing Square SPARC Sponsor, LLC, a Delaware limited liability company (“Sponsor”), is an affiliate of Pershing Square Capital Management, L.P. (“Pershing Square” or “PSCM”), a registered investment advisor under the Investment Advisers Act of 1940, as amended. Our Sponsor is wholly owned by Pershing Square Holdings, Ltd., a Guernsey company, Pershing Square, L.P., a Delaware limited partnership, and Pershing Square International, Ltd., a Cayman Islands exempted company, each of which is an investment fund managed by PSCM (the “Pershing Square Funds”). Our Sponsor is also an affiliate of Pershing Square Tontine Holdings, Ltd., a Delaware corporation (“PSTH”), which was a special purpose acquisition company (a “SPAC”) that did not enter into an initial business combination within the prescribed time period and redeemed all of its Class A common stock and subsequently dissolved. As described below, we are distributing our subscription warrants to former owners of the Class A common stock and distributable redeemable warrants of PSTH.

Our company is not a SPAC. We are conducting a public offering of our securities pursuant to the registration statement of which this prospectus forms a part (the “Registration Statement”), but we are not raising capital from public investors at this time. Instead, we are distributing, at no cost, subscription warrants to purchase our shares at a future date (the “Distribution”). We refer to these subscription warrants as special purpose acquisition rights, or “SPARs.” We will not raise any public capital, and our SPARs will not be tradable, until after we have entered into a definitive agreement for our business combination and distributed to SPAR holders a prospectus, including an effective registration statement that describes the proposed business combination. After such time, investors may subscribe to acquire our shares by electing to exercise their SPARs. The shares issuable upon the exercise of our SPARs will be issued concurrently with the closing of our business combination.

SPARs are a novel security with unique features. As described below, our SPARs will be generally non-transferable until we have entered into a Definitive Agreement (as defined below) with respect to our business combination and an effective registration statement with comprehensive disclosure of the proposed business combination has been distributed to SPAR holders. Accordingly, you will not be able to trade your SPARs or realize any value from the SPARs you receive for potentially a substantial period of time, if at all. The SPARs will be transferable only during the SPAR Holder Election Period (as defined below) and in connection with which, we will seek to have our SPARs quoted on the OTCQX marketplace of the OTC Markets Group Inc. (“OTCQX”) or other quotation service. This will require, among other things, that at least one market maker publishes quotations for SPARs, and that the appropriate forms are submitted to, and approved by, the Financial Industry Regulatory Authority (“FINRA”). The quotation of SPARs on the OTCQX marketplace, as compared to a listing on a national securities exchange such as the New York Stock Exchange (the “NYSE”) or the Nasdaq Global Market (“Nasdaq”), may present significant risks to the holders of SPARs, including lower availability and efficiency of market price quotations, significantly less liquidity, increased trading costs, the absence of certain corporate governance protections, and the applicability of state securities laws that could result in restrictions on the sale and exercise of our SPARs. See Quotation of SPARs, page 5, and Risk Factors, page 57.

There is currently no public market for our SPARs or our common stock, par value $0.0001 per share (“Common Stock”). We refer to the common stock of the post-combination company, which, depending on the form our business combination takes, may be an entity other than our company, as “Public Shares.” We intend to apply to list our Public Shares on a national securities exchange in connection with the closing of our business combination. This offering must be registered, or be exempt from registration, in every state in which we offer or sell our securities. If no such registration has been made (or such registration has expired), or no exemption is available, we will not offer or sell securities in that state, and this prospectus shall not be a solicitation of an offer to buy such securities in that state.

We believe that the structure of our company is more favorable to public investors than a SPAC, as described on page 16 of this prospectus. See Comparison to Special Purpose Acquisition Companies, page 138, for a detailed comparison of our company to SPACs. However, we cannot guarantee that we will consummate a business combination or that the post-combination business will increase in value. Those who purchase our SPARs on the open market and those who exercise SPARs may lose their entire investment. Our SPARs will be only be transferable during the SPAR Holder Election Period (as defined herein), and are subject to specific exercise procedures, as described in detail beginning on page 10. We urge you to carefully review these disclosures. See Risk Factors for further discussion.

Our SPARs

We are distributing our SPARs at no cost to the recipients thereof. The SPARs will each be exercisable for two Public Shares at a minimum exercise price of $10.00 per share ($20.00 in total). Each SPAR may only be exercised in full, for two Public Shares, and may not be exercised in part. In connection with a proposed business combination, we may decide to seek a greater amount of capital from public investors, in which case we may increase, but not decrease, the exercise price of our SPARs. If we decide to increase the per-share exercise price of our SPARs, we will publicly announce such increase at the time we announce that we have entered into a definitive agreement with respect to our business combination (the “Definitive Agreement”). We refer to the $10.00 SPAR exercise price per share as the “Minimum Exercise Price” and to the publicly announced final exercise price as the “Final Exercise Price.” The total proceeds from the exercise of all SPARs at the Minimum Exercise Price will be $1,222,222,220. There is no maximum Final Exercise Price, and accordingly, no maximum amount of total proceeds we could raise from the exercise of all SPARs at the Final Exercise Price (the “Final Exercise Proceeds”). For example, if we decided to raise twice as much public capital, each SPAR would become exercisable for two Public Shares at a Final Exercise Price of $20.00 per share ($40.00 in total), and the Final Exercise Proceeds would be $2,444,444,440.

We are distributing 50,000,000 SPARs to the former holders of the Class A common stock of PSTH and 11,111,111 SPARs to the former holders of the distributable redeemable warrants of PSTH, based on record ownership as of July 25, 2022, the final date on which PSTH securities traded. Accordingly, one SPAR will be distributed in respect of every four shares of PSTH Class A common stock then outstanding, and one SPAR will be distributed in respect of two distributable redeemable warrants then outstanding. We will not issue fractional SPARs, no cash will be paid in lieu thereof, and any fractional amount will be rounded down to the nearest whole number. Accordingly, former holders of the distributable redeemable warrants and Class A common stock of PSTH must have owned two distributable redeemable warrants or four shares of Class A common stock of PSTH, based on ownership as of July 25, 2022, to receive one SPAR. See Plan of Distribution, page 176.

The exercise of the SPARs will occur concurrently with the consummation of our business combination (the “Closing”), as described below. The SPARs will expire upon the earlier of (i) the Closing, (ii) the liquidation of our company in connection with the failure to consummate a business combination by the date that is 10 months from the start of the SPAR Holder Election Period (the “Closing Deadline”) and (iii) the date that is 10 years from the distribution of the SPARs.

In certain circumstances, including in connection with amendments to our certificate of incorporation (as amended from time to time, our “Charter”), the Definitive Agreement or the agreement governing the terms of the SPARs (the “SPAR Agreement”) that the independent members of our board of directors determine in their reasonable, good-faith judgment would have a materially adverse impact on SPAR holders (a “Materially Adverse Amendment”), SPAR holders will be permitted to revoke their Elections and have their exercise payments returned. See Rights of SPAR Holders, page 162.

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Company Lifecycle

As set forth in our Charter and the SPAR Agreement, the SPARs will have certain transfer restrictions and exercise procedures as follows:

1. Search Period. The SPARs are distributed and we commence our search for a business combination partner. The Search Period ends upon us entering into a Definitive Agreement with respect to our business combination, at which time we will also announce the Final Exercise Price. The SPARs are not transferable and are not exercisable during the Search Period.

2. Disclosure Period. The Disclosure Period begins upon us entering into the Definitive Agreement. We will file a registration statement containing comprehensive disclosure of the proposed business combination (the “Business Combination Registration Statement”). The Disclosure Period will end when: (i) all express closing conditions in the Definitive Agreement, other than those that can only be satisfied as of the Closing (the “Disclosure Period Closing Conditions”), are satisfied or waived; and (ii) the Business Combination Registration Statement becomes effective and is distributed to SPAR holders. The SPARs are not transferable and are not exercisable during the Disclosure Period.

3. SPAR Holder Election Period—20 Business Days. The SPAR Holder Election Period will begin promptly following the distribution of the effective Business Combination Registration Statement. SPAR holders will have 20 business days to decide whether to submit an irrevocable notice of their election to exercise their SPARs for Public Shares (an “Election”). Exercise payments must be submitted along with Elections, and such funds will be held in the Custodial Account (as defined below).

Each SPAR will be transferable during this period until the earlier of (i) an Election with respect to such SPAR having been submitted during the SPAR Holder Election Period and (ii) the second trading day before the end of the SPAR Holder Election Period. We intend to have our SPARs quoted on the OTCQX. See Quotation of SPARs, page 5, and Risk Factors, page 57.

4. Closing Period. Following the SPAR Holder Election Period, we will assess whether the remaining closing conditions, including whether we have adequate capital to consummate the business combination, have been satisfied or waived (the “Final Closing Conditions”). No later than 10 business days after the SPAR Holder Election Period ends, we will publicly disclose our determination to either (i) consummate the business combination, (ii) abandon the business combination or (iii) in very limited circumstances described below, extend the Closing Period. If the Final Closing Conditions are satisfied, we will promptly thereafter (within two business days) proceed with the Closing. At this time, Elected SPARs will be exercised, Public Shares of the post-combination company will be issued, and Unelected SPARs will expire worthless. If any of the Final Closing Conditions remain outstanding at this time (except as set forth below), we will abandon the transaction.

If we become unable to consummate the business combination due to (i) an injunction by a governmental authority or (ii) a legal dispute with our business combination partner, only then may our Board decide to extend the Closing Period (a “Closing Period Extension”) in order to resolve these issues and consummate the business combination. During a Closing Period Extension, exercise payments will continue to be held in the Custodial Account. The duration of the Closing Period Extension will be limited by the Closing Deadline, pursuant to which we may not hold investor funds in the Custodial Account beyond the date that is 10 months from the start of the SPAR Holder Election Period. SPARs are not transferable during the Closing Period or a Closing Period Extension.

Abandonment or Failure to Consummate Business Combination

If we abandon the business combination during the Disclosure Period, we will begin a new Search Period to identify an alternate business combination. If we abandon the business combination during the SPAR Holder Election Period, or the 10-business-day Closing Period, all Elections will be rejected, the SPARs will remain unexercised and with their holders, and we will promptly return the funds held in the Custodial Account (with interest and net of taxes) and commence a new Search Period. If we abandon the business combination during a Closing Period Extension, or are unable to consummate a business combination by the end of the Closing Period Extension (or, if earlier, the date that is 10 years from the issuance of the SPARs), we will promptly return any funds held in the Custodial Account, the SPARs will expire worthless, and we will liquidate the company.

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Custodial Account

The funds received in connection with the submission of Elections will be held in an account controlled by an independent custodian (the “Custodial Account”). We expect that funds will likely be held in the Custodial Account for no longer than 30 business days, and in no event will funds be held for longer than 10 months. Funds in the

Custodial Account will be held in cash or, at our election, will be invested in U.S. Treasury obligations with a maturity of one hundred eighty (180) days or less or in money market funds that meet certain conditions under Rule 2a-7 under the Investment Company Act of 1940 and that invest only in U.S. Treasury obligations. Funds will be released from the Custodial Account to us in connection with the Closing, or to electing SPAR holders in connection with the abandonment of our business combination or the liquidation of our company. Any return of funds to electing SPAR holders will be made promptly, on a pro rata basis, with interest, and net of taxes. In no other event will funds be released from the Custodial Account.

Although we may invest funds received in connection with the submission of Elections as described above, we are not, we do not hold ourselves out as, and we do not propose to be engaged primarily in the business of investing, reinvesting, or trading in securities. We are, we hold ourselves out as, and we propose to be engaged primarily in the business of engaging in a business combination with an operating business. To the extent that you submit your SPARs for Election, you should do so only because you wish to invest in the operating business described in our Post-Effective Amendment and not because we may choose to invest funds received in the U.S. Treasury obligations and/or money market funds described above.

The Forward Purchase Agreement

Prior to the Distribution, we will enter into a Forward Purchase Agreement with each of the Pershing Square Funds (which we collectively refer to in such capacity as the “Committed Forward Purchasers”) and [●], an investment fund managed by PSCM (which we refer to as the “Additional Forward Purchaser,” and collectively with the Committed Forward Purchasers, the “Forward Purchasers”). The Forward Purchase Agreement provides for the purchase of an aggregate of up to $3,500,000,000 of Public Shares at the Final Exercise Price (the “Forward Purchase Shares”). The Committed Forward Purchasers will be obligated to purchase at least $250,000,000 of Forward Purchase Shares, and a proportionally higher amount at a higher Final Exercise Price, up to a maximum of $1,000,000,000 at a Final Exercise Price of $40.00 or more (the “Committed Forward Purchase”). The Additional Forward Purchaser will have the right to purchase the remainder of the $3,500,000,000 maximum amount that is not allocated, in each case at the Final Exercise Price, to the Committed Forward Purchase (the “Additional Forward Purchase”) at the Final Exercise Price.

The number of Public Shares issuable pursuant to the Forward Purchase Agreement will depend on the Final Exercise Price, with a maximum of 350,000,000 Public Shares issuable at the Minimum Exercise Price. The amount of the Committed Forward Purchase and the Additional Forward Purchase will be announced upon entry into the Definitive Agreement. The Additional Forward Purchaser may, but is not obligated to, provide a “backstop” by agreeing to purchase, at the Final Exercise Price, a certain number of the Public Shares issuable in respect of Unelected SPARs (subject to the overall maximum Forward Purchase amount). The Additional Forward Purchaser may commit to providing a backstop in advance, or may determine to do so during the Closing Period. All such purchases will occur simultaneously with the Closing.

The Committed Forward Purchasers’ obligation to purchase the Committed Forward Purchase shares may not be transferred to any other parties. The Additional Forward Purchaser’s right to purchase the Additional Forward Purchase shares may be transferred, in whole or in part, to any entity that is managed by PSCM (“Affiliate Transferees”), but not to third parties. The Public Shares purchased pursuant to the Forward Purchase Agreement will be subject to certain transfer restrictions and have registration rights.

Sponsor Shares and Sponsor Preferred Shares

As of the date of this prospectus, our Sponsor has purchased 197,188 shares of Common Stock for an aggregate purchase price of $1,971,880 (the “Sponsor Shares”), or $10.00 per share. Prior to our business combination, the Sponsor Shares will be the only outstanding shares of Common Stock, and we do not intend to issue Common Stock to any third parties. Accordingly, our Sponsor will be able to provide any stockholder approval required in connection with our business combination or any other matter. If we set a Final Exercise Price above the

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Minimum Exercise Price, we will carry out a reverse stock split of the Sponsor Shares at a ratio such that the effective purchase price of each post-split Sponsor Share equals the Final Exercise Price at which SPAR holders will purchase Public Shares. For example, if the Final Exercise Price is set at $20.00 per share, we will carry out a 2-to-1 reverse stock split of the Sponsor Shares, such that half as many Sponsor Shares are outstanding and the effective price paid for each Sponsor Share then outstanding will equal $20.00.

Prior to the Distribution, our Sponsor will purchase 3,000 shares of mandatorily convertible cumulative preferred stock, par value $0.0001 per share, which we refer to as the “Sponsor Preferred Shares,” for an aggregate purchase price of $30,000,000. The Sponsor Preferred Shares generally do not have any voting rights, have a liquidation preference of $10,000 per share, rank higher in priority to our Common Stock and will automatically convert into Public Shares at the Closing. The Sponsor Preferred Shares are entitled to a cumulative annual dividend of 5.0%, which will be paid in cash at the Closing. The number of Public Shares issuable upon conversion will equal the aggregate liquidation preference of the Sponsor Preferred Shares, divided by the Final Exercise Price. The Sponsor Shares and the Sponsor Preferred Shares are generally not transferable (other than to Affiliate Transferees), and the Public Shares issuable in respect thereof will have certain registration rights.

Prior to this Registration Statement becoming effective, we will file an amendment that includes an audited balance sheet reflecting our deposit of at least $5,000,001 of the proceeds from the sale of the Sponsor Preferred Shares into the Custodial Account, which amount will not be released other than in connection with the consummation of our business combination or the liquidation of our company, ensuring that we maintain sufficient net tangible assets such that our company will not be subject to Rule 419 of the Securities Act.

The proceeds from the sale of the Sponsor Shares and the Sponsor Preferred Shares (other than the amount held in escrow) are intended to provide us with working capital. Our Sponsor may, but is not obligated to, purchase additional Sponsor Shares and Sponsor Preferred Shares.

Sponsor Warrants and Director Warrants

Prior to the Distribution, we will issue warrants to our Sponsor (the “Sponsor Warrants”). The Sponsor Warrants will be exercisable, in the aggregate, for 4.95% of the Public Shares that are outstanding as of the time immediately following the consummation of our business combination, on a fully diluted basis (such 4.95% of shares, the “Reference Shares”). The Sponsor Warrants will have an exercise price equal to 120% of the Final Exercise Price (the “Reference Price”), meaning that our Sponsor will participate in the value of our business combination only if the Public Shares appreciate by at least 20% above the price at which SPAR holders purchase their Public Shares. For example, if the Final Exercise Price is $10.00 per share, the Reference Price will be $12.00. Our Sponsor may exercise the Sponsor Warrants on a cashless basis, in which case it would receive upon exercise the number of shares equal to the number of Reference Shares, multiplied by (x) the “fair market value” of a Public Share in excess of the Reference Price, divided by (y) the fair market value of a Reference Share. As used above, “fair market value” refers to the volume-weighted average trading price of a Public Share over the 10 consecutive trading days ending on the third trading day prior to a notice of exercise being sent.

The Sponsor Warrants, and the Public Shares issuable upon the exercise of the Sponsor Warrants, will generally not be saleable or transferable until three years after the consummation of our business combination and are subject to certain adjustments as described herein. The Sponsor Warrants will expire on the date that is 10 years from the consummation of our business combination. The Sponsor Warrants may be exercised in whole or in part and will not be subject to redemption.

Prior to the Distribution, we will issue warrants to certain of our independent director nominees (the “Director Warrants,” and together with the Sponsor Warrants, the “Private Warrants”). The Director Warrants will be identical to the Sponsor Warrants, except that: (i) the Director Warrants will be exercisable, in the aggregate, for approximately 0.216% of the Public Shares that are outstanding as of the time immediately following the consummation of our business combination, on a fully diluted basis; (ii) the Director Warrants will generally not be exercisable until one year after the consummation of our business combination (and after any such exercise, Public Shares issued upon exercise will be saleable or tradeable, subject to applicable securities laws); (iii) the Director Warrants will not be saleable or transferable until three years after the consummation of our business combination (provided that Public

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Shares issuable upon exercise of the Director Warrants will be saleable or tradeable as set forth in clause (ii)). In the event a director nominee resigns for any reason prior to the exercise or sale of his or her Director Warrants, we will be entitled, at our election, to repurchase in full such director’s Director Warrants (and if we do not elect to make such repurchase, our Sponsor may repurchase the warrants). The repurchase price in each case will be $1,000,000 with respect to each director, or $4,000,000 in the aggregate. The Private Warrants will be exercisable, in the aggregate, for approximately 5.166% of the outstanding Public Shares.

The dilutive effect of the Private Warrants will depend on the fair market value of the Public Shares at the time of exercise, and will in no event exceed 5.166%. Generally, if the Private Warrants were exercised when our Public Shares have a fair market value that is 50% higher than the Final Exercise Price, stockholders of the post-combination company would experience dilution of approximately 1.1%. If our Public Shares price has tripled at the time of exercise, such dilution would be 3.2%. For a detailed description and examples of the dilutive effect of the Private Warrants, see Effect of Sponsor Warrants and Director Warrants on Ownership, page 132.

As of the date of this prospectus, our only outstanding securities are the 197,188 Sponsor Shares. At the Minimum Exercise Price, assuming approximately $1.2 billion in Final Exercise Proceeds and $250.0 million from the sale of the Committed Forward Purchase shares, we expect to have a minimum of approximately $1.5 billion in equity capital for use in our business combination, and as much as approximately $4.7 billion, assuming the sale of all Additional Forward Purchase shares. At a Final Exercise Price of $25.00 per share, we would have $3.1 billion in Final Exercise Proceeds from the exercise of all SPARs and $625 million from the sale of the Committed Forward Purchase shares, providing approximately $3.7 billion in equity capital and up to $6.6 billion, assuming the sale of all Additional Forward Purchase shares.

SPARC II Tontine SPARs

Our Sponsor intends to incorporate a new acquisition company prior to the consummation of our business combination, which we refer to as “SPARC II,” which would be substantially identical to our company. Following the consummation of our business combination, SPARC II would register and carry out the distribution of 61,111,111 subscription warrants (the “SPARC II Tontine SPARs”), on a pro rata basis, only to those holders who exercised their SPARs in connection with our business combination. If all SPARs are exercised in connection with our business combination, one SPARC II Tontine SPAR will be distributed in respect of each of our SPARs. If only half of our SPARs are exercised, two SPARC II Tontine SPARs will be distributed in respect of each of our SPARs that are exercised. As a result, SPAR holders will potentially receive additional value in the form of SPARC II Tontine SPARs if they choose to exercise their SPARs. We believe that this potential additional value will increase the likelihood that all or substantially all of our SPARs are exercised. Notwithstanding our Sponsor’s current intentions, our Sponsor is not obligated to incorporate a new acquisition company such as SPARC II, and any such entity, if incorporated, may have materially different terms than those of our company.

This is not an underwritten offering. The warrants are being distributed directly by us without the services of an underwriter or selling agent.

We are an “emerging growth company” under applicable federal securities laws and will be subject to reduced public company reporting requirements. Investing in our securities involves a high degree of risk. See the section of this prospectus entitled “Risk Factors” beginning on page 57 for a discussion of information that should be considered in connection with an investment in our securities. Investors will not be entitled to the protections normally afforded to investors in Rule 419 blank check offerings.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

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We are responsible for the information contained in this prospectus. We have not authorized anyone to provide you with different information, and we take no responsibility for any other information others may give to you. We are not making an offer to sell securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus.

Pershing Square SPARC Holdings, Ltd.

787 Eleventh Avenue, 9th Floor

New York, New York 10019

[●], 2022

Dear Investors:

Today, we filed with the SEC an amendment to our registration statement for Pershing Square SPARC Holdings, Ltd. (“SPARC,” “we” or “us”), which was originally filed with the SEC in November 2021. SPARC will pursue a business combination that meets its investment criteria, which are effectively identical to those of PSTH, but with more flexibility with respect to the size of the target company.

Subject to comments from the SEC and any further required revisions of this document, we expect to file a final version of this registration statement and distribute warrants to acquire shares in the company resulting from our business combination (“SPARs”).

The SPARs will be distributed, at no cost, to those who held the Class A common stock and/or distributable redeemable warrants of Pershing Square Tontine Holdings, Ltd. (“PSTH” or “Tontine”) as of July 25, 2022. We will distribute one SPAR for every four shares of PSTH Class A common stock then outstanding, and one SPAR for every two distributable redeemable warrants then outstanding, for a total of 61,111,111 SPARs. We will not issue fractional SPARs, no cash will be paid in lieu thereof, and any fractional amount will be rounded down to the nearest whole number. Accordingly, former holders of the distributable redeemable warrants and Class A common stock of PSTH must have owned two distributable redeemable warrants or four shares of Class A common stock of PSTH, based on ownership as of July 25, 2022, to receive one SPAR. Each SPAR will be exercisable for two shares of the post-combination company.

Our SPARs will be non-transferable until after we have entered into a definitive agreement with respect to our business combination and filed an effective registration statement, at which time we will seek to have our SPARs quoted on the OTCQX marketplace of the OTC Markets Group Inc. or other quotation service.

SPARC’s Structural Improvements

SPARC builds upon the favorable investor-friendly features and superior investment alignment of PSTH compared with other SPACs with a number of material value-creating improvements:

Eliminating the Opportunity Cost of Capital

By distributing SPARs for free to former PSTH stockholders and warrant holders, SPAR holders will not be required to invest capital until SPARC has: (1) identified a target; (2) completed its due diligence; (3) negotiated a transaction; (4) signed a definitive agreement; (5) received the required board votes and stockholder approval (provided by our Sponsor and sole stockholder); and (6) satisfied substantially all closing conditions that can be satisfied in advance, including regulatory approvals. Our structure eliminates the opportunity cost of capital for SPAR holders while we seek to identify and consummate a transaction.

Flexibility on the Amount of Capital Raised and Expanded Target Company Universe

While PSTH’s $5 billion minimum capital differentiated it from other SPACs, its large size limited the universe of potential targets. In comparison, at the time of the announcement of a transaction, SPARC will have the ability to increase the $10.00 minimum exercise price of the SPARs with effectively no upper limit. The SPARs’ variable exercise price, along with the Forward Purchasers’ Forward Purchase Agreement of up to $3.5 billion, will provide a high degree of flexibility to custom tailor the size of a potential capital raise to the needs of a potential target company, greatly expanding the universe of potential target transactions. With no maximum exercise price, SPARC will have the flexibility to raise very large amounts of capital from its SPAR holders, giving it a competitive advantage in pursuing transactions with private companies that have very large enterprise values. It will also potentially allow SPARC to seek to acquire controlling or 100% stakes in businesses – transactions in which the amount of capital that is required limits competition largely to strategic buyers, who, unlike SPARC, present antitrust risks.

Eliminating Underwriting Fees

We will be distributing the SPARs directly to former Tontine shareholders and warrant holders. This eliminates underwriting fees compared to SPACs and IPOs where these fees can be as much as 7% of the capital raised in an IPO, or 5.5% of capital raised in a SPAC IPO.

SPARs Will Have a 10-year Term, Substantially Reducing Deadline Pressure for the Sponsor

The SPARs will have a 10-year term. The length of the term is not intended to suggest SPARC will take 10 years to complete a transaction. Rather, it is intended to improve SPARC’s ability to find a transaction on attractive terms. This longer term will significantly reduce the perceived deadline pressure to complete a transaction that SPACs face prior to their expiration (typically two years after their IPO), thereby improving SPARC’s negotiating leverage. We believe that this improved leverage will enable us to negotiate a transaction not only on better terms, but also more quickly.

Eliminating the Dilutive Effect of IPO Warrants

Since we are not asking investors to invest capital at the time of the distribution, we do not need to “induce” them to invest by granting dilutive stockholder warrants for free at the time of the IPO (“IPO Warrants”), which is a typical feature of most SPACs, including Tontine. By eliminating IPO Warrants, SPARC will have a simple capital structure, consisting only of (i) common stock from the exercise of SPARs, (ii) common stock purchased by our Sponsor and its affiliates at the same price that exercising SPAR holders will pay for their shares and (iii) 20% out-of-the money Sponsor and Director Warrants. SPARC’s simplified capital structure should substantially increase its appeal to a counterparty, likely improving the economics of a potential transaction to SPAR holders and target company stockholders. We view the lack of IPO Warrants as a significant advantage compared to SPACs, particularly in high-redemption environments such as the SPAC market is currently experiencing. If a SPAC with typical IPO Warrants suffers significant redemptions in connection with its initial business combination, the dilutive effect from having a fixed number of IPO Warrants relative to the amount of capital remaining after redemptions becomes increasingly significant, all other things being equal. If fewer than all SPARC investors elect not to participate in a business combination, SPARC will have raised less capital, but the SPAR holders who exercise their SPARs will not be burdened by the dilutive effect of IPO Warrants.

Reduced Amount of Sponsor Warrants

SPARC’s Sponsor Warrants will be exercisable with respect to 4.95% of the newly merged company’s fully diluted shares, lower than the 5.95% sponsor warrants in the case of Tontine. This will further reduce the potential dilution to SPARC and target company stockholders, which should improve the value creation opportunity presented by a transaction with SPARC.

Benefits Relative to Customary IPO

We believe that SPARC will provide investors with the opportunity to invest in a newly-public company, much like a traditional initial public offering, with several material additional benefits to our investors. In a traditional IPO, the private company which intends to go public and a lead underwriter hired by the company typically agree on a “range” within which the IPO is expected to price. Thereafter, the company engages in a road show to assess investor demand and establish a final offering price, based in part on the results of the road show and then-current stock market conditions. In deciding whether to participate in an IPO, IPO investors attempt to determine whether the proposed IPO price will be lower than where the stock trades after the completion of the offering. Their ability to do so, however, is limited as there is no pre-IPO trading of the soon-to-be-public company. In comparison, in SPARC’s initial business combination, SPAR holders will have the opportunity to view the trading price of the SPARs for 20 business days after the transaction’s registration statement has gone effective and before they need to decide whether to exercise their SPARs or sell them in the market. The trading price of the SPARs prior to the completion of the transaction should give a good indication of the expected trading price of the stock of the newly public company (by adding the trading price of the SPAR to its exercise price) once the transaction closes.

Traditional IPO transactions are underwritten by investment banks that receive fees for completing the transaction. These banks generally do not commit any long-term capital to the company in connection with the IPO, but rather serve as agents facilitating the sale of shares. In comparison, the SPARC Sponsor will complete a long-term search for ultimately one private business that meets its investment criteria. The Sponsor will complete intensive private equity due diligence on the target company and its management before entering into a definitive agreement on arms’-length negotiated terms. Affiliates of the Sponsor will commit a minimum of 20% of the capital invested by SPAR holders unless the transaction size exceeds $5.9 billion in capital at which size the commitment of the Sponsor’s affiliates will be no less than $1 billion. In comparison to a typical IPO, SPAR holders will have the important alignment and other benefits of an experienced investor who has done private equity due diligence on the target and is committing a large amount of capital alongside SPAR holders investment in the newly merged company.

Distribution of SPARC II SPARs

We intend to form and register Pershing Square SPARC Holdings II, Ltd., a SPARC that will pursue a subsequent business combination after the completion of SPARC’s business combination. We expect to distribute 61,111,111 SPARC II Tontine SPARs only to those SPAR holders who exercise their SPARs and receive stock in SPARC’s business combination. The distribution of SPARC II Tontine SPARs will provide additional value to exercising SPAR holders, and to the extent that this increases the trading price of SPARs prior to their exercise, it will increase the likelihood that all or substantially all SPARs are exercised. This increased likelihood of exercise will increase transaction certainty for our business combination partner. We intend to use this same approach for Pershing Square SPARC Holdings III, Ltd. and thereafter.

We are working expeditiously to launch SPARC and begin our search for a value-creating transaction for the benefit of all of our investors.

Sincerely,

/s/ William A. Ackman

SUMMARY

This summary only highlights the more detailed information appearing elsewhere in this prospectus. As this is a summary, it does not contain all of the information that you should consider in making an investment decision. You should read this entire prospectus carefully, including the information under the section of this prospectus entitled “Risk Factors” and our financial statements and the related notes included elsewhere in this prospectus, before investing.

Unless otherwise stated in this prospectus or the context otherwise requires, references to:

•

“Additional Forward Purchase” are to the $2,500,000,000 to $3,250,000,000 of Public Shares that the Additional Forward Purchaser may elect to purchase, at the Final Exercise Price, pursuant to the Forward Purchase Agreement;

•	“Additional Forward Purchaser” are to [●], a Delaware LLC that is managed by PSCM;

•	“Affiliate Transferees” are to any entity that is managed by PSCM;

•	“Board” are to the board of directors of the company;

•

“Business Combination Registration Statement” are to the post-effective amendment to this Registration Statement (or such other registration statement under the securities laws), that we will file with the SEC following entry into a Definitive Agreement, including any subsequent amendments thereto, which will contain a prospectus with information regarding the proposed transaction that will be distributed to SPAR holders once the Business Combination Registration Statement has been declared effective;

•	“Closing” are to the consummation of our business combination;

•

“Closing Deadline” are to the date that is 10 months from the start of the SPAR Holder Election Period, at which time we will be required to return the funds held in the Custodial Account and liquidate our company if we have not abandoned or consummated our business combination prior thereto;

•

“Closing Period” are to the period immediately following the SPAR Holder Election Period in which we seek to consummate our proposed business combination, which will be 10 business days unless, in certain limited circumstances, the Closing Period is extended;

•

“Closing Period Extension” are to the additional period of time that our Board may provide (only in certain limited circumstances) in order for us to consummate our business combination, which will end no later than the date that is 10 months after the start of the SPAR Holder Election Period;

•	“company,” “our company,” “we” or “us” are to Pershing Square SPARC Holdings, Ltd.;

•

“Committed Forward Purchase” are to the $250,000,000 to $1,000,000,000 of Public Shares that the Committed Forward Purchasers have committed to purchase, at the Final Exercise Price, pursuant to the Forward Purchase Agreement;

•	“Committed Forward Purchasers” are to the Pershing Square Funds;

•	“Common Stock” are to our common stock, par value $0.0001 per share prior to the consummation of our business combination;

•	“Custodial Account” are to the interest-bearing account in which the SPAR exercise payments will be held;

•	“Definitive Agreement” are to the definitive agreement to be entered into with respect to our business combination;

•	“DGCL” are to the Delaware General Corporation Law;

•

“Director Warrants” are to the warrants that will be issued to certain of our independent director nominees, which are exercisable, in the aggregate, for approximately 0.216% of the Public Shares outstanding as of the time immediately following our business combination, on a fully diluted basis, at an exercise price equal to 120% of the Final Exercise Price;

•

“Disclosure Period Closing Conditions” are to all express closing conditions contained in the Definitive Agreement other than those that may only be satisfied as of a later date, and which we will seek to satisfy before the distribution of the Business Combination Registration Statement;

•

“Distribution” are to the distribution of our SPARs pursuant to this prospectus, which we expect will occur as soon as practicable after the date on which this Registration Statement becomes effective;

•	“Early Termination” are to the liquidation of our company in connection with the failure to consummate a business combination by the Closing Deadline;

•	“Election” are to the notices to be submitted by SPAR holders during the SPAR Holder Election Period of their offer to exercise their SPARs during the Closing Period, which are generally irrevocable;

•	“Elected SPARs” are to SPARs for which an Election has been submitted;

•

“Final Closing Conditions” are to the conditions to consummating our business combination that cannot be satisfied prior to the SPAR Holder Election Period, including: (i) the availability of necessary financing to consummate the transaction, (ii) that a material adverse change has not occurred and (iii) the “bring-down” of certain representations and warranties;

•

“Final Exercise Price” are to the exercise price of our SPARs, which will be at least $10.00 per Public Share, but may be increased at the time of, and will be disclosed in connection with, the public announcement of the Definitive Agreement and as to be set forth in the Business Combination Registration Statement;

•	“Final Exercise Proceeds” are to the aggregate amount of proceeds from the exercise of all SPARs at the Final Exercise Price;

•

“Forward Purchase Agreement” are to an agreement providing for the sale of Public Shares to the Pershing Square Funds (in their capacity as the Committed Forward Purchasers) or, in the case of the Additional Forward Purchase, to the Additional Forward Purchaser, in private placements occurring simultaneously with the closing of our business combination;

•	“Forward Purchasers” are to the Committed Forward Purchasers and the Additional Forward Purchaser;

•	“Management” or our “Management Team” are to our directors, director nominees and officers;

•

“Materially Adverse Amendment” are to any amendment to our Charter or the Definitive Agreement, or any proposed amendment to the SPAR Agreement, that in the good-faith, reasonable judgment of our independent directors, would have a materially adverse impact on SPAR holders;

•	“Minimum Exercise Price” are to the $10.00 per share minimum exercise price of our SPARs, which we may increase in connection with entry into the Definitive Agreement in our discretion;

•

“Pershing Square Funds” are to Pershing Square, L.P., a Delaware limited partnership, Pershing Square International, Ltd., a Cayman Islands exempted company, and Pershing Square Holdings, Ltd., a Guernsey company, which funds are managed by PSCM and are, collectively, the members of our Sponsor and the Committed Forward Purchasers;

•	“PSTH” are to Pershing Square Tontine Holdings, Ltd., a Delaware corporation, a special purpose acquisition company that was sponsored by an affiliate of our Sponsor and the Pershing Square Funds;

•	“Public Shares” are to the shares of the post-combination company issuable upon the exercise of SPARs;

•	“Reference Price” are to the exercise price per Public Share, equal to 120% of the Final Exercise Price (subject to adjustment), at which the Sponsor Warrants and Director Warrants are exercisable;

•

“Reference Shares” are to the number of shares equal to 4.95% of the outstanding Public Shares, on a fully diluted basis, as of the time immediately following the consummation of our business combination, into which the Sponsor Warrants are convertible, or 0.216% in the case of the Director Warrants;

•	“SEC” are to the Securities and Exchange Commission;

•	“SPARs” are to the subscription warrants being distributed hereby, each exercisable for two Public Shares at a Minimum Exercise Price of $10.00 per share;

•	“Sponsor” are to Pershing Square SPARC Sponsor, LLC, a Delaware limited liability company;

•	“Sponsor Shares” are to the shares of Common Stock purchased by our Sponsor;

•

“Sponsor Preferred Shares” are to the shares of mandatorily convertible cumulative preferred stock to be purchased by our Sponsor in connection with the Distribution, which will automatically convert into Public Shares, at the Final Exercise Price, at the time of our business combination;

•

“Sponsor Warrants” are to the warrants that we will issue to our Sponsor, which are exercisable, in the aggregate, for 4.95% of the Public Shares outstanding as of the time immediately following our business combination, on a fully diluted basis, at an exercise price equal to 120% of the Final Exercise Price; and

•	“Unelected SPARs” are to SPARs for which an Election has not been submitted.

QUESTIONS AND ANSWERS RELATING TO OUR SUBSCRIPTION WARRANTS

The following are examples of what we anticipate will be common questions about our subscription warrants, or SPARs. The answers are based on selected information included elsewhere in this prospectus. The following questions and answers do not contain all of the information that may be important to you and may not address all of the questions that you may have about the SPARs. This prospectus and the documents incorporated by reference contain more detailed descriptions of the terms and conditions of the SPARs and provide additional information about us and about our business, including potential risks related to our SPARs, our Public Shares, and our business.

Our SPARs will generally not be transferable when you receive them, and you will only be able to transfer or trade your SPARs during the SPAR Holder Election Period. Exercising or Trading in the SPARs will involve a high degree of risk. We urge you to carefully read the section entitled “Risk Factors” beginning on page 57 of this prospectus and all other information included in, or incorporated by reference into, this prospectus in their entirety. Prior to the time at which you may choose to exercise your SPARs, we will file the Business Combination Registration Statement containing information regarding our proposed business combination, our Public Shares and certain risks related thereto, which we urge you to read in its entirety once available and before you decide whether to exercise your SPARs or trade in SPARs.

What are the SPARs?

We refer to the subscription warrants being distributed in connection with this prospectus as special purpose acquisition rights, or “SPARs.” Each SPAR will entitle the holder thereof to acquire two Public Shares following payment of the exercise price, which will be a minimum of $10.00 per share, which we refer to as the Minimum Exercise Price. The SPARs will be distributed at no cost, and SPAR holders will not contribute capital to our company until after we enter into a Definitive Agreement and provide holders with comprehensive disclosure regarding our proposed business combination in an effective registration statement. SPAR holders will then have an opportunity to evaluate the proposed business combination and choose whether they wish to exercise their SPARs. Those wishing to exercise will submit an “Election” and the corresponding exercise payment and, upon consummation of our business combination, will be issued shares of the post-combination company, which we refer to as Public Shares.

An individual SPAR may not be exercised in part. Accordingly, at the Minimum Exercise Price of $10.00 per share, a SPAR holder wishing to acquire Public Shares must make a total exercise payment of $20.00 per SPAR, and would receive two Public Shares per exercised SPAR in connection with the consummation of our business combination. Holders who wish to acquire fewer Public Shares than the amount underlying their SPARs may do so by not submitting an Election to exercise such SPARs and/or by selling some of their SPARs. In connection with entering into the Definitive Agreement, we will announce whether we will seek to raise a greater amount of capital from public investors by setting a higher exercise price. We refer to the exercise price that will be announced at this time as the Final Exercise Price.

We will distribute 50,000,000 SPARs to the holders of the Class A common stock of PSTH and 11,111,111 SPARs to the holders of the distributable redeemable warrants of PSTH, based on ownership as of July 25, 2022, the final date on which PSTH securities traded prior to its liquidation. Accordingly, one SPAR will be distributed in respect of every four shares of PSTH Class A common stock outstanding, and one SPAR will be distributed in respect of two distributable redeemable warrants of PSTH. We will not issue fractional SPARs, no cash will be paid in lieu thereof, and any fractional amount will be rounded down to the nearest whole number. Accordingly, former holders of the distributable redeemable warrants and Class A common stock of PSTH must have owned two distributable redeemable warrants or four shares of Class A common stock of PSTH, based on ownership as of July 25, 2022, to receive one SPAR.

We expect to carry out the Distribution as soon as practicable following the date on which this Registration Statement becomes effective. See Plan of Distribution.

Our SPARs will become exercisable in connection with, and in order to provide funding for, our business combination. The SPARs, if not exercised in connection with our business combination, will expire worthless.

Quotation of SPARs

Our SPARs will generally not be transferable when you receive them and will remain generally non-transferable until the SPAR Holder Election Period. In connection with the SPARs becoming transferable, we intend to have our SPARs quoted on the OTCQX marketplace of the OTC Markets Group, Inc. or other quotation service. This will require, among other things, that at least one market maker publishes quotations for SPARs and that a Form 211 is submitted to, and approved by, FINRA. The quotation of SPARs on the OTCQX marketplace, as compared to being listed on a national securities exchange such as the NYSE or the Nasdaq, may present significant risks to the holders of SPARs, including lower availability and efficiency of market price quotations, significantly less liquidity, increased trading costs, the absence of certain corporate governance protections, and the applicability of state securities laws that could result in restrictions on the sale of our SPARs. See Risk Factors, page 57. There is currently no public market for our SPARs, our common stock, or the Public Shares.

Notwithstanding the foregoing, SPARs may be transferred: (i) upon death by will or intestacy; (ii) by instrument to an inter vivos or testamentary trust in which the SPARs are to be passed to beneficiaries upon the death of the trustee; (iii) pursuant to a court order; or (iv) by operation of law, including a consolidation or merger, or in connection with the dissolution of any partnership, limited liability company, corporation or other entity.

What is the purpose of the Distribution?

We are conducting the Distribution in order to finance our business combination. Our SPARs will not become exercisable, and we will not raise any capital from public investors, until after: (i) we have entered a Definitive Agreement; (ii) all closing conditions that can be satisfied in advance of the Closing have been satisfied or waived, including regulatory approvals, which we refer to as the Disclosure Period Closing Conditions; and (iii) a Business Combination Registration Statement has been declared effective and mailed to holders of SPARs.

We are carrying out a direct distribution of our SPARs in lieu of an underwritten offering in order to: (i) establish an initial base of SPAR holders who we believe, as former stockholders and warrant holders of PSTH, understand the investment strategy that we intend to execute; and (ii) reduce offering costs, including underwriting fees and discounts. In addition, by distributing the SPARs for no cost to the recipients, the recipients will not bear any investment risk in initially obtaining our SPARs (though the receipt of SPARs may be taxable to recipients).

We have structured our company as a SPARC, rather than as a SPAC, in order to provide investors with the opportunity to financially participate in our business combination without having to provide us with funds until we have identified, negotiated, and are prepared to consummate, a business combination. By seeking capital from investors only after a business combination target has been identified and the conditions to closing the transaction have largely been satisfied, we are able to eliminate certain dilutive features of SPACs, such as underwriting fees and the IPO Warrants. This greatly simplifies our capital structure and reduces frictional transaction costs. We believe the SPARC structure makes us a substantially more attractive counterparty for potential business combination partners and increases the probability that we execute a transaction on terms that are economically attractive to our investors.

Our Board is not making any recommendation regarding the exercise of the SPARs being distributed.

How will the Final Exercise Price be determined?

Our Board will determine the Final Exercise Price at the time we enter into a Definitive Agreement based primarily on the amount of capital that will be required, inclusive of other potential financing sources, to consummate our business combination. We have established a Minimum Exercise Price of $10.00 per Public Share that is subject to increase, rather than a fixed exercise price. At the Minimum Exercise Price, we will raise up to approximately $1.2 billion (up to approximately $1.5 billion with the Committed Forward Purchase), which we believe is an appropriate baseline amount for a business combination with the type of high-quality, large capitalization company we will seek to partner with. The ability to increase this exercise price will provide our company with the flexibility to pursue business combinations with a broader range of transaction sizes, and will provide public investors with a greater opportunity to participate in our business combination if we seek additional capital (rather than, as is the case with SPACs, raising additional capital through a PIPE or other private financing).

In connection with entering into the Definitive Agreement for our business combination, our Board will take into account factors including, but not limited to, the size and structure of the transaction, the Committed Forward Purchase, the number of shares that the Additional Forward Purchaser has agreed to purchase, and conditions in equity and debt markets. Based on this assessment, our Board will determine whether to increase the total amount of capital to be raised from the public.

You should not consider the Minimum Exercise Price or the Final Exercise Price as an indication of the value of our company, the SPARs or, once issued, the Public Shares. There is no guarantee that an increase in the exercise price will result in an increase in the proceeds we receive from the exercise of SPARs. We expect that our SPARs will be quoted on the OTCQX, which carries certain risks, and we cannot guarantee that an active trading market will develop for our SPARs. You should not assume or expect that, during the SPAR Holder Election Period, our SPARs will trade at a positive value (if at all). You should not assume or expect that, after the business combination, our Public Shares will trade at or above the exercise price of your SPARs. SPARs will again become generally non-transferable upon the earlier of submitting an Election or the date that is two trading days before the end of the SPAR Holder Election Period. After such time, holders will generally not be permitted to revoke their Elections. Unelected SPARs will expire worthless unless we abandon the proposed business combination and identify and consummate an alternate business combination prior to the expiration of our SPARs. Prior to the SPAR Holder Election Period, we will provide the holders of our SPARs with information regarding the proposed transaction. You should make your own assessment of our business combination, our prospects for the future and the terms of the proposed transaction.

How much will the company receive in net proceeds from the exercise of the SPARs and the Forward Purchase Agreement?

At the Minimum Exercise Price, the Final Exercise Proceeds from the exercise of all SPARs will be approximately $1.2 billion. In connection with entering into the Definitive Agreement, we may determine to increase the exercise price of our SPARs. The table immediately below presents the proceeds we would have available at various Final Exercise Prices, assuming, in each case, that all SPARs are exercised.

Pursuant to the Forward Purchase Agreement, we will sell up to $3.5 billion of Public Shares at the Final Exercise Price, a portion of which is committed, and a portion of which is optional. The Pershing Square Funds have committed to purchase $250.0 million of Public Shares if the Final Exercise Price is $10.00 per Public Share, and a proportionately greater amount at higher exercise prices, up to a maximum of $1.0 billion at a Final Exercise Price of $40.00 or higher. The Additional Forward Purchaser has the right, but not the obligation, to purchase the remaining amount of the $3.5 billion Forward Purchase that is not subject to the Committed Forward Purchase (i.e., between $2.5 and $3.25 billion). The Additional Forward Purchaser will commit to the size of its purchase at the time we enter into the Definitive Agreement. Further, the Additional Forward Purchaser may choose to provide a “backstop,” by agreeing to purchase a certain amount of Public Shares issuable in respect of Unelected SPARs (subject to the overall $3.5 billion maximum Forward Purchase). The Additional Forward Purchaser could commit to providing a backstop at the time of the Definitive Agreement, or could decide to purchase such shares thereafter, including during the Closing Period.

Equity Capital Available for Business Combination
Final Exercise Price	Final SPAR Proceeds	With Committed Forward Purchase	With Maximum Additional Forward Purchase
$10.00	$1.2 B	$1.5 B	$4.7 B
$15.00	$1.8 B	$2.2 B	$5.3 B
$20.00	$2.4 B	$2.9 B	$5.9 B
$25.00	$3.1 B	$3.7 B	$6.6 B
$50.00	$6.1 B	$7.1 B	$9.6 B
$75.00	$9.2 B	$10.2 B	$12.7 B

Have any parties committed to exercise their SPARs?

No party has committed to exercise the SPARs to be distributed pursuant to this prospectus.

Am I required to exercise all of the SPARs I receive in the Distribution?

No. You may exercise any number of your SPARs, or you may choose not to exercise any SPARs. You may also choose to sell some or all of your SPARs if you do not wish to exercise them. However, each individual SPAR must be exercised in full, for two shares, and cannot be exercised in part. If you choose to sell some or all of your SPARs, there is no guarantee you will be able to do so at a favorable price, or at all. Unelected SPARs, following the SPAR Holder Election Period, will have potential value only if we abandon the business combination and seek an alternate transaction. Upon the Closing, Unelected SPARs will not be exercised and will expire worthless.

How long will the company have to consummate a business combination?

We will have up to 10 years from the Distribution to consummate our business combination. If we fail to do so by the date that is 10 years after the Distribution, the SPARs will expire worthless. A potentially substantial amount of time could pass before we enter into a Definitive Agreement.

In addition, we will not be permitted to hold funds in the Custodial Account for longer than 10 months. Accordingly, from the first date on which we may receive investor funds (the start of the SPAR Holder Election Period), we will have 10 months to complete our business combination, or to abandon the business combination and pursue an alternate transaction. If we fail to do so by the Closing Deadline, we will promptly return all proceeds held in the Custodial Account (with interest, net of taxes) and liquidate our company, and the SPARs will expire worthless.

When will I receive information regarding the business combination?

Promptly following our entry into a Definitive Agreement, we will issue a press release and publicly file a Current Report on Form 8-K, which will include a summary of the Definitive Agreement and, as exhibits, the complete text of the Definitive Agreement and other material agreements entered into in connection therewith. As promptly as practicable, we will prepare the Business Combination Registration Statement, which will include comprehensive information regarding the proposed business combination, including disclosure of all payments, incentives and benefits that may be received by, and any conflicts of interest involving, our Sponsor and its affiliates. The Business Combination Registration Statement may take the form of a post-effective amendment to this Registration Statement, or that of other eligible registration statements under the Securities Act of 1933, as amended (the “Securities Act”) or the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Depending on the structure of our business combination, the Business Combination Registration Statement may be filed by us or another party to the business combination. The Business Combination Registration Statement will be filed with the SEC and will be publicly available on the SEC’s website. We will likely amend the Business Combination Registration Statement in response to review and comment by the SEC, and for other reasons. Promptly following the satisfaction of the Disclosure Period Closing Conditions and the Business Combination Registration Statement becoming effective, we will mail a prospectus to all SPAR holders.

When will I be able to elect to exercise my SPARs?

Holders will be able to elect to exercise their SPARs only during the SPAR Holder Election Period, which will occur after (i) we have entered into a Definitive Agreement, (ii) all of the Disclosure Period Closing Conditions have been satisfied or waived and (iii) the Business Combination Registration Statement has been declared effective. The SPAR Holder Election Period will begin promptly after the distribution of the effective Business Combination Registration Statement. At such time, you will be able to submit a notice of your offer to acquire Public Shares by exercising your SPARs, or an “Election.” The actual exercise of your SPARs will occur at a later date, as described immediately below.

What is the difference between an Election and the exercise of SPARs?

An Election is a notice that SPAR holders must provide if they wish to exercise their SPARs and participate in our business combination. Holders will indicate on their Election forms the number of SPARs they are agreeing to exercise, and must submit the applicable exercise payment, which will be held in escrow in the Custodial Account. An Election is an irrevocable offer (subject to certain limited exceptions) to have your exercise payment released to our company and to have your SPARs exercised in order to acquire Public Shares. Our decision to proceed with the business combination constitutes an acceptance of an electing SPAR holder’s irrevocable offer to acquire Public Shares through the exercise of their SPARs. A decision to abandon the business combination constitutes a rejection of the offer.

At the time of submitting an Election, the SPARs become generally non-transferable, but they are not exercised and are not transferred or submitted to the warrant agent. Exercise payments will be held in the Custodial Account and will not be released to us other than in connection with the Closing.

Following the SPAR Holder Election Period, the Closing Period begins. During the Closing Period, we will assess whether the Final Closing Conditions (including whether we have adequate capital to consummate the business combination) have been satisfied or are capable of being satisfied at Closing, and if so, we will promptly thereafter (within two business days) carry out the Closing. At this time, exercise payments will be released to us from the Custodial Account, Elected SPARs will be exercised, Public Shares of the post-combination company will be issued to you, and Unelected SPARs will expire worthless.

What happens if the business combination is abandoned?

Following our entry into the Definitive Agreement, it is possible that we decide not to pursue, or become unable to proceed with the business combination. This may occur for a variety of reasons including, but not limited to, an inability to obtain regulatory approvals or a material adverse change to the condition of our business combination partner. Generally, our obligations under the Definitive Agreement will determine the circumstances in which we are able to abandon a proposed business combination.

If we abandon the business combination, we will make prompt public disclosure of this fact. In most cases, we will seek a new business combination, and upon entering into a new Definitive Agreement, the Election and payment procedures described herein will apply in the same manner.

If we have received Elections, the offer constituted by the submission of an Election will be rejected, and all Elections will be disregarded. At such time, no SPARs will have been exercised or submitted or transferred to the warrant agent, nor will any payment have been received by our company. Any funds held in the Custodial Account will be promptly returned to electing SPAR holders, with interest and net of taxes. The SPARs will remain outstanding and remain with their holders, and will be generally non-transferable until a new SPAR Holder Election Period begins.

Notwithstanding the foregoing, if we abandon the business combination during a Closing Period Extension, we will promptly return all funds held in the Custodial Account to electing SPAR holders, with interest and net of taxes, all SPARs will expire, and we will liquidate our company. A Closing Period Extension will happen only under limited circumstances, including circumstances in which (i) our business combination partner has breached its obligations under the Definitive Agreement in a manner that frustrates the consummation of the business combination or (ii) we have been enjoined by a governmental authority from consummating the transaction in a manner that we are permitted to appeal under applicable law. In such event, our Board will determine, in its sole discretion, whether to further pursue the business combination, in which case we will have until the date that is 10 months after the start of the SPAR Holder Election Period to consummate the transaction.

It is also possible that our business combination partner seeks to abandon the transaction in circumstances where we believe we are still entitled to consummate the transaction. If this occurs during the SPAR Holder Election Period, and we decide to pursue the business combination, we would disregard Elections received up until that point and promptly return all proceeds from the Custodial Account, and a new SPAR Holder Election Period will begin if and when such matter is resolved. The Closing Deadline would be determined from the date on which the subsequent SPAR Holder Election Period begins.

In the event that we seek an alternate business combination, we may not be able to obtain a quotation on the OTCQX upon entering a new SPAR Holder Election Period. After the date that is 18 months from the initial trading of our SPARs, the quotation of our SPARs will require certain procedures to be followed by broker-dealers or quotation systems, unless an exemption from such requirements is available. There is no guarantee that a broker-dealer or quotation system will be willing or able to carry out such procedures with respect to our SPARs, or that an exemption will be available. See Risk Factors, page 57.

What rights do I have if the Charter, SPAR Agreement or Definitive Agreement is amended?

SPAR Holders will have certain rights in connection with amendments to the Charter and Definitive Agreement, and proposed amendments to the SPAR Agreement, that, in the reasonable, good-faith judgment of our independent directors, would have a materially adverse impact on SPAR holders. We refer to such amendments as Materially Adverse Amendments. Although we do not expect to amend these documents once the SPAR Holder Election Period has begun, and the Definitive Agreement will likely restrict our ability to amend the Charter or SPAR Agreement, we cannot guarantee that no Materially Adverse Amendments will be made or proposed. SPAR Holders will be provided certain revocation rights in connection with Materially Adverse Amendments and, in the case of the SPAR Agreement only, certain approval rights.

The table below summarizes the rights of SPAR holders in connection with Materially Adverse Amendments to the Charter, Definitive Agreement and SPAR Agreement. Additional detail is provided in the text that follows.

Rights of SPAR Holders in Connection with Materially Adverse Amendments to:

	Charter	SPAR Agreement	Definitive Agreement

Search Period	None	Approval Right	N/A

Disclosure Period	None	Approval Right	None

SPAR Holder Election Period	Revocation Right	Approval Right Revocation Right	Revocation Right

Closing Period	Revocation Right	No Materially Adverse Amendments Permitted	Revocation Right

Amendments to Charter or Definitive Agreement. Following the SPAR Holder Election Period, no Materially Adverse Amendments to the SPAR Agreement will be permitted. SPAR holders will have no right to vote on or approve any amendments to the Charter or the Definitive Agreement, as they will not be stockholders prior to the consummation of our business combination. If, during the SPAR Holder Election Period, we make a Materially Adverse Amendment to the Charter or Definitive Agreement, we will provide holders with a minimum of 10 business days in which they can choose to revoke their Elections. The SPAR Holder Election Period will continue through this revocation window, such that the SPARs will remain transferable, and SPAR holders who have not previously submitted an Election will still be able to do so. Following the SPAR Holder Election Period, no Materially Adverse Amendments to the SPAR Agreement will be permitted.

Amendments to SPAR Agreement. The SPARs will be issued subject to a warrant agreement, which we refer to as the SPAR Agreement. If a Materially Adverse Amendment to the SPAR Agreement is proposed at any time following the Distribution, the amendment will require the approval of holders of a majority of the SPARs present and voting on such matter. If such amendment is proposed during the SPAR Holder Election Period, SPAR holders will be able to indicate, along with their vote, whether they wish to revoke their Elections in the event that the amendment is approved. Electing SPAR holders will still be required to submit the applicable exercise payment. If the amendment is not approved, no revocations will occur.

During the Closing Period, Materially Adverse Amendments to the Charter, Definitive Agreement, and SPAR Agreement would likely only arise in, and only be possible in, the limited circumstances in which we extend the Closing Period. For example, if our business combination partner breaches its obligations to consummate the transaction, we expect that we would extend the Closing Period and seek to enforce our legal rights to specific performance, and consummate the transaction on the terms set forth in the Definitive Agreement. However, it is possible that we would reach a negotiated settlement in which the Definitive Agreement is amended. If any Materially Adverse Amendments are made or proposed during the Closing Period, the SPARs will remain generally non-transferable and we will provide a revocation window of at least 10 business days.

Our Board may, in its sole discretion (including in connection with any revocation period), determine to extend or postpone the SPAR Holder Election Period, subject to the Closing Deadline requirement that investor funds cannot be held in the Custodial Account beyond the date that is 10 months from the start of the SPAR Holder Election Period. You should be aware that you will not have revocation rights in connection with amendments other than Materially Adverse Amendments, or amendments to any other agreements or documents, and that once you have submitted an Election, or once all remaining Unelected SPARs become generally non-transferable on the second trading day prior to the end of the SPAR Holder Election Period, you will not be able to sell your SPARs.

May I transfer my SPARs?

You may transfer or assign your SPARs only during the SPAR Holder Election Period, subject to applicable securities laws, and provided you are not otherwise prohibited from doing so (for example, because you are an insider or affiliate of the company or because you possess material nonpublic information about the company). Prior to this time, the SPARs will generally not be transferable.

During the SPAR Holder Election Period, SPARs will be transferable until the earlier of (i) the submission of an Election or (ii) for the remaining Unelected SPARs, the date that is two trading days prior to the end of the SPAR Holder Election Period. The SPARs will continue to be generally non-transferable until the Closing, at which time they will be exercised or will expire worthless. In connection with the SPARs becoming transferable during the SPAR Holder Election Period, we intend to have our SPARs quoted on the OTCQX marketplace of the OTC Markets Group or other quotation service. The quotation of SPARs on the OTCQX marketplace, rather than trading on a national securities exchange such as the NYSE or Nasdaq, may adversely impact your ability to sell your SPARs. See Quotation of SPARs above, and Risk Factors, page 57, for additional information.

Notwithstanding the foregoing, SPARs may be transferred: (i) upon death by will or intestacy; (ii) by instrument to an inter vivos or testamentary trust in which the SPARs are to be passed to beneficiaries upon the death of the trustee; (iii) pursuant to a court order; or (iv) by operation of law, including a consolidation or merger, or in connection with the dissolution of any partnership, limited liability company, corporation or other entity.

Why are the SPARs Non-Transferable Before the SPAR Holder Election Period?

We believe that the price discovery function of the market is most valuable to SPAR holders during the SPAR Holder Election Period. We expect that, if an orderly trading market develops, the trading price of the SPARs would largely reflect market expectations regarding the value of the post-combination company—specifically, the value of each Public Share in excess of the Final Exercise Price. Although the actual value of our Public Shares may turn out to be higher or lower than indicated by market prices, we believe that trading prices will provide holders with an important signal of value in deciding whether to submit an election. In addition, our ability to successfully raise funds during the SPAR Holder Election Period requires that our SPARs be held by those willing and able to pay the exercise price.

We expect that our SPARs will be quoted on the OTCQX pursuant to an exemption from certain securities law requirements applicable to broker-dealers and quotation systems. If this exemption was not available, it is possible that broker-dealers and quotation systems would be unwilling or unable to quote our SPARs. The exemption is available to blank check companies such as ours for a period of 18 months following their initial quotation. By prohibiting transfers prior to the SPAR Holder Election Period, we can ensure that our SPARs will be eligible for quotation under this exemption during the time in which transferability is most important.

We have considered the downsides to this approach, including the inconvenience to SPAR holders of having a non-transferable and difficult-to-value security for a potentially significant period of time, and the inability of those other than the initial recipients to obtain SPARs before a business combination has been announced, when the price of doing so might potentially be lower. However, we also note that, prior to announcing a business combination, the market price of our SPARs would likely reflect expectations about our ability to consummate a transaction and market conditions more generally. Compared to the valuation of a specific transaction, these factors are inherently more speculative. Prices would also be more susceptible to rumors or inaccurate information about potential transactions, and trading in SPARs could present greater risks to market participants.

Notwithstanding the foregoing, SPARs may be transferred: (i) upon death by will or intestacy; (ii) by instrument to an inter vivos or testamentary trust in which the SPARs are to be passed to beneficiaries upon the death of the trustee; (iii) pursuant to a court order; or (iv) by operation of law, including a consolidation or merger, or in connection with the dissolution of any partnership, limited liability company, corporation or other entity.

How will state securities laws affect SPAR holders?

Because our SPARs will not be listed on a national securities exchange such as the NYSE or Nasdaq, they will not be “covered securities,” and accordingly, we will be subject to the securities regulations of each state (also known as “Blue Sky” laws), and must register our securities in every state and, in some states, any offerings of our securities. Most states require submission of a Form U-1, or a similar standard form, and many states provide an exemption from registration for securities that are quoted on the OTCQX. Certain states may have more burdensome registration requirements, such as a requirement that registrations be renewed on a periodic basis, or subjecting an offering to a “merit review” in which a state regulator will assess the offering according to the terms of the North American Securities Administrators Association’s guidelines.

We will use our best efforts to register our securities in every state, and have included a requirement that we do so in the SPAR Agreement. In consultation with legal counsel specializing in Blue Sky laws, we will apply to register our securities and any offerings of our securities in every state. However, there is no guarantee that our registration will be approved in each state, or that we will be able to maintain compliance in every state. If we are not registered in a certain state, we will not be able to conduct an offering or sale of our securities in that state, which may impact your ability to receive SPARs in the Distribution, to trade your SPARs (when they are transferable), to submit an Election, or to receive the Public Shares for which you have paid. These circumstances could result in your SPARs having no value, and could negatively impact the liquidity of SPARs and the extent to which SPARs are exercised, which may in turn negatively impact our ability to consummate a business combination. If we are unable to issue Public Shares to a SPAR holder, we will promptly refund any exercise payment made. For more detailed information on how you may be impacted by the applicability of state securities laws, see Risk Factors, page 57.

Are we requiring a minimum amount of SPARs to be exercised?

We will not require a minimum number of SPARs to be exercised. However, our ability to consummate our business combination may depend on factors including the funds available to consummate our business combination after taking into account the extent to which holders have elected to exercise their SPARs, the Forward Purchase, and any other financing. During the Closing Period, we will assess the capital we expect to have from the exercise of Elected SPARs, the Forward Purchase, and other financing sources. If we determine that such amount is insufficient, it is possible that we will not be able to proceed with the transaction.

Has our Board made a recommendation regarding the exercise of the SPARs?

No. Our Board is not making a recommendation regarding your exercise of the SPARs. Investors who exercise SPARs risk investment loss on the money invested. We cannot predict the price at which our Public Shares will trade, and therefore, we cannot assure you that the market price for our Public Shares or shares of the post-combination company will be above the Final Exercise Price or, during the period in which our SPARs are transferable, that anyone purchasing our SPARs on the open market will be able to sell them in the future at the same price or a higher price. You are urged to make your decision based on your own assessment of our proposed business combination. Please see Risk Factors in this prospectus and all other information included in, or incorporated by reference into, this prospectus for a discussion of some of the risks involved in investing in our securities. In addition, our Board is not making a recommendation as to whether or not holders of SPARs should retain or sell their SPARs. While the initial recipients of our SPARs will not bear any investment loss as a result of holding our SPARs, the decision to sell their SPARs could result in foregone gains. Those who purchase our SPARs in the open market may lose their entire investment if our SPARs do not trade at a positive value during the period in which they are transferable.

Will I be able to revoke my Election?

Only in limited circumstances. Once an Election has been submitted holders will generally not be able to revoke their Elections and have their exercise payments returned to them. Revocation will only be permitted in the circumstances described above with respect to Materially Adverse Amendments to the Charter, Definitive Agreement or SPAR Agreement. You should not elect to exercise your SPARs unless you are certain that you wish to purchase the number of Public Shares for which you have subscribed.

When will I receive my Public Shares?

We will issue the Public Shares concurrently with the consummation of our business combination. We expect that the business combination will be consummated approximately 10 business days after the end of the SPAR Holder Election Period. However, as described herein, factors including uncertainties or disagreements with our business combination partner, the failure to timely satisfy closing conditions and actions taken by governmental authorities or regulators, could delay or even prevent the consummation of our business combination. If you hold your SPARs through a custodian bank, broker, dealer or other nominee, it may take several days before your Public Shares are credited to your account. Depending on the form that our transaction takes, Public Shares may be issued as shares of our Common Stock or as shares of another entity.

What are the SPARC II Tontine SPARs?

Our Sponsor intends to incorporate a new acquisition company substantially similar to ours, which we refer to as SPARC II. Following the consummation of our business combination, SPARC II will register and carry out the distribution of 61,111,111 subscription warrants, which we refer to as the SPARC II Tontine SPARs. The SPARC II Tontine SPARs will be distributed on a pro rata basis, only to those holders who exercised their SPARs in connection with our business combination. If all of our SPARs are exercised in connection with our business combination, one SPARC II Tontine SPAR will be distributed in respect of each of our SPARs; or, for example, if only half of our SPARs are exercised, two SPARC II Tontine SPARs will be distributed in respect of each of our SPARs that are exercised. As a result, SPAR holders will potentially receive additional value in the form of SPARC II Tontine SPARs if they choose to exercise their SPARs. We believe that by delivering additional value to exercising SPAR holders, the distribution of the SPARC II Tontine Warrants will increase the likelihood that all or substantially all of our SPARs are exercised. Notwithstanding our Sponsor’s current intentions, our Sponsor is not obligated to incorporate a new acquisition company such as SPARC II, and any such entity, if incorporated, may have materially different terms than those of our company.

Will the company’s officers and directors participate in the Distribution?

To our knowledge, none of our officers or directors, other than Michael Gonnella and a trust established by our independent director nominee Joseph S. Steinberg, were holders of PSTH Class A common stock or distributable redeemable warrants as of July 25, 2022, and therefore our officers and directors, other than those previously mentioned, will not receive any SPARs in the distribution.

Are there risks in holding or electing to exercise my SPARs?

Yes. Although we are distributing our SPARs at no cost, the initial holders of our SPARs may forego potential gains by selling the SPARs if the SPARs subsequently trade at a higher price, or may lose the opportunity to receive value for their SPARs by not selling them at a time when the SPARs are trading at a positive value. Any SPAR holder who purchases their SPARs in the open market during the SPAR Holder Election Period will be at risk of losing their entire investment. Such SPAR holders will have paid to obtain the SPARs and would then have to pay the applicable exercise price in order to exercise their SPARs, resulting in a greater aggregate amount paid to obtain a Public Share than initial SPAR holders.

You should not consider the Minimum Exercise Price, Final Exercise Price or market price of our SPARs as an indication of the value of our company, our SPARs, our Public Shares or the post-combination company. You should not assume or expect that, once transferable, our SPARs will trade at a positive value. In connection with the SPARs becoming transferable during the SPAR Holder Election Period, we intend to have our SPARs quoted on the OTCQX marketplace of the OTC Markets Group or other quotation service. The quotation of SPARs on the OTCQX marketplace, as compared to being listed on a national securities exchange such as the NYSE or Nasdaq, may adversely impact your ability to sell your SPARs. See Quotation of SPARs above, and Risk Factors, page 57, for additional information. Trading in, and the exercise of, your SPARs involves significant risks. Electing to exercise your SPARs is a commitment to purchase our Public Shares and should be considered as carefully as you would consider any other equity investment. Among other things, you should carefully consider the risks described under the heading “Risk Factors” in this prospectus and all other information included in or incorporated by reference into this prospectus, and the information that we will provide in the Business Combination Registration Statement prior the date on which Elections may be submitted.

Will I receive interest on any funds I deposit upon submitting an Election?

The funds received in connection with the submission of Elections will be held in a Custodial Account and will be held in cash or, at our election, will be invested in U.S. Treasury obligations with a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 of under the Investment Company Act of 1940, as amended (the “Investment Company Act”). However, you will only receive the interest earned on these funds in the event that funds are returned to you in connection with a postponement of the SPAR Holder

Election Period or us abandoning or failing to consummate our business combination. Absent an extension of the Closing Period, your funds will likely be held in the Custodial Account for no longer than 30 business days, and any interest earned, if any, is likely to be minimal. In no event will funds be held longer than 10 months. If the funds held in the Custodial Account are returned to electing SPAR holders, they will receive their pro rata share of the Custodial Account, calculated with respect to the number of Public Shares for which each holder subscribed at the applicable exercise price, inclusive of interest and net of taxes (less up to $100,000 of interest to pay dissolution expenses, if funds are being returned in connection with our liquidation). If we consummate our business combination, any interest earned will be released to us for use in the business combination and the operation of the post-combination company.

Although we may invest funds received in connection with the submission of Elections as described above, we are not, we do not hold ourselves out as, and we do not propose to be engaged primarily in the business of investing, reinvesting, or trading in securities. We are, we hold ourselves out as, and we propose to be engaged primarily in the business of engaging in a business combination with an operating business. To the extent that you submit your SPARs for Election, you should do so only because you wish to invest in the operating business described in our Post-Effective Amendment and not because we may choose to invest funds received in the U.S. Treasury obligations and/or money market funds described above.

When can I sell the Public Shares I receive upon exercise of the SPARs?

If you exercise your SPARs, you will be able to sell your Public Shares once your account has been credited with those shares, provided you are not otherwise restricted from doing so (for example, because you are an insider or affiliate of the company or because you possess material nonpublic information about the company). Depending on how our business combination is structured, our Public Shares may first become tradeable as shares of our company or as shares of another entity. We cannot assure you that, following the exercise of your SPARs and the issuance of Public Shares, you will be able to sell your Public Shares at a price equal to or greater than the Final Exercise Price.

What are the U.S. federal income tax consequences of receiving SPARs in the Distribution?

Although the matter is not free from doubt, we expect that U.S. Holders (as defined below) will recognize ordinary income upon their receipt of SPARs in an amount equal to the fair market value of the SPARs when received. We do not expect any such income to qualify for the dividends received deduction or to be treated as qualified dividend income.

We also expect that a Non-U.S. Holder (as defined below) will be subject to withholding tax upon receipt of the SPARs in an amount equal to 30% (possibly subject to reduction under an applicable income tax treaty) of the fair market value of the SPARs at such time, unless the receipt of the SPARs is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base that such holder maintains in the United States).

You should seek specific tax advice from your tax advisors in light of your particular circumstances and as to the applicability and effect of any other tax laws. See United States Federal Income Tax Considerations.

What fees or charges apply in connection with the submission of an Election or the purchase of Public Shares during the SPAR Holder Election Period?

We are not charging any fee or sales commission to issue SPARs to you or to issue Public Shares to you if you exercise your SPARs (other than the exercise price). If you exercise your SPARs through a custodian bank, broker, dealer or other nominee, you are responsible for paying any fees your nominee may charge you.

Whom should I contact if I have other questions?

If you have other questions regarding our SPARs or our company, please contact us at [●].

OUR COMPANY

General

We are a newly organized company incorporated in Delaware and formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other business combination transaction with one or more businesses, which we refer to throughout this prospectus as our “business combination.”

Our Sponsor is managed by Pershing Square Capital Management, L.P. (“Pershing Square” or “PSCM”), a registered investment adviser under the Investment Advisers Act of 1940, as amended, and the members of our Sponsor are the Pershing Square Funds.

Pershing Square was established in 2003, and has demonstrated a strong track record of historical performance. The compound annual rate of return and cumulative total return (net of fees) of Pershing Square, L.P, the investment fund managed by Pershing Square with the longest track record, from its inception on January 1, 2004 to August 31, 2022, has materially exceeded that of its benchmark, the S&P 500 Index, over the same period.

In addition to Pershing Square, L.P., Pershing Square has managed three other investment funds, each of which (like Pershing Square, L.P.) has invested in various public securities over its period of operation. The compound annual rate of return and cumulative total return (net of fees) of two of these other funds have also materially exceeded that of the S&P 500 Index, while one fund has not exceeded the S&P 500 Index (in each case from the inception of such fund until its closing or as of August 31, 2022, as applicable). Pershing Square has also managed six co-investment vehicles, each of which invested in a single, publicly traded company. The compound annual rate of return and cumulative total return (net of fees) of five of the co-investment vehicles materially exceeded that of the S&P 500 Index over their respective periods of operation, while one co-investment fund substantially underperformed the S&P 500 Index over its period of operation.

Pershing Square has previously served as co-sponsor of Justice Holdings, Ltd., a special purpose acquisition company, and an affiliate of Pershing Square served as sponsor of Pershing Square Tontine Holdings, Ltd. (“PSTH”), which was also a special purpose acquisition company that did not enter into an initial business combination within the prescribed time period and redeemed all of its Class A common stock and subsequently dissolved. Justice Holdings, Ltd. raised approximately $1.5 billion in its initial public offering (including a $458 million investment by funds managed by Pershing Square), and subsequently merged with Burger King Worldwide Inc., and later, Tim Hortons, to form Restaurant Brands International Inc. Pershing Square, through certain of the funds it manages, remains the second-largest investor in Restaurant Brands International Inc. The stock of Restaurant Brands International, Inc. has generated a compound annual total shareholder return of 16% since its merger with Justice Holdings, Ltd. in 2012 (as of August 31, 2022).

PSTH raised $4.0 billion in its initial public offering, which was consummated on July 24, 2020. PSTH did not consummate a business combination and, in July 2022, returned the funds held in its trust account to its stockholders. The performance of Justice Holdings, Ltd. or PSTH is not indicative of whether we will be able to enter into and consummate a business combination.

Our Management Team is led by William A. Ackman, our Chairman and Chief Executive Officer, who will work closely with the PSCM investment team and the other employees of, and resources available to, PSCM to fulfill our corporate mission. Mr. Ackman has spent 30 years in the investment management industry, the last nearly 19 years as CEO of PSCM. PSCM’s investment strategy involves the purchase of large minority stakes in high-quality, large capitalization, growth companies during periods when they have underperformed their potential. By working with management teams and boards of directors, PSCM has assisted its portfolio companies in creating substantial long-term value.

The Pershing Square Investment Team is comprised of eight investment professionals, seven of whom have tenures at Pershing Square of four to 18 years, who prior to Pershing Square, served in analyst and associate roles at Apollo, Blackstone, KKR, Goldman Sachs, Hellman & Friedman and Warburg Pincus. PSCM has 30 other accounting, legal, finance, and technology professionals who will support our company on an as-needed basis.

We are not a special purpose acquisition company, or “SPAC.” Our company, which we refer to as a “special purpose acquisition rights company,” or “SPARC,” differs from a conventional SPAC in important respects. We believe that this SPARC structure, combined with the Sponsor Warrants and Director Warrants, makes our company substantially more favorable to investors and potential business combination partners, and is more protective of investors. We believe that the SPARC structure provides many of the same benefits and opportunities to public investors as a conventional SPAC, but improves substantially upon SPACs in the following ways:

1.	Opt-In Structure:

•	In our company, investors opt in to the business combination if they view it favorably, whereas, in a SPAC, investors must opt out if they disapprove of the business combination.

•

In a conventional SPAC, investors contribute funds to the SPAC at the initial public offering (“IPO”), before a business combination is identified, based largely on the expected performance of the SPAC’s investment team. In our company, investors will contribute funds only after we have entered into a Definitive Agreement and provided comprehensive public disclosures regarding the transaction.

•

Investors in a SPAC, after a business combination is announced, can vote against the transaction and/or redeem their shares, or they may sell their shares. SPAC stockholders may inadvertently invest in a business combination if they do not exercise their opportunity to redeem.

•

Investors in our company must take affirmative steps in order to participate in our business combination if they view it favorably, (and therefore can’t invest unintentionally) and can otherwise sell or decline to exercise their SPARs.

2.	Reduced Opportunity Cost:

•

We will not hold investors’ funds while we search for and negotiate a business combination. We believe this structure, by not requiring a commitment of capital up front, better achieves a primary purpose of SPACs in capital markets—increasing public investors’ access to private companies at the time they go public.

•

For up to three years following a SPAC’s IPO, while the SPAC searches for a business combination partner, its investors bear the opportunity cost of not being able to make other investments with their funds. SPAC investor funds are held in a trust account for the life of the SPAC or until a business combination is consummated, earning interest at the then-current rate of short-term U.S. Treasury obligations.

•

We will hold investor funds in an interest-bearing custodial account only during the period between the holders submitting exercise payments and Closing (which we expect will be no more than 30 business days, and will not exceed 10 months).

3.	Flexible Capital Raise:

•

Our company will first identify the most attractive business combination that fits our criteria, and then determine the amount of capital we will raise. If we require more capital than we would raise at the Minimum Exercise Price, we will set a higher Final Exercise Price and offer public investors the opportunity to provide that capital, rather than seeking private capital.

•

A SPAC must determine the amount of public capital it will need before it has identified a business combination partner. If the SPAC pursues a transaction that requires additional capital, it must raise those funds from private investors (i.e., debt financing or a PIPE), the terms of which could be unfavorable to public investors and target company stockholders.

•

Our flexible capital raise will enable us to pursue a broader range of transactions, with respect to both the size of the potential target company and the ownership interest we will hold in the post-combination company. We believe this will increase the likelihood of identifying an attractive business combination, and enable us to identify a business combination partner more quickly.

4.	Substantially Reduced Deadline Pressure:

•	Our company will have up to 10 years to consummate our business combination. A SPAC is required to consummate a business combination within, at most, three years of its IPO.

•

As a SPAC’s deadline approaches, potential target companies may gain negotiating leverage, and the sponsor, at risk of losing its entire investment, may be more willing to accept a transaction on terms that are unattractive to public stockholders. SPACs with shorter deadlines must seek stockholder approval for an extension, which it may fail to obtain. SPACs may also face deadline pressure as they run out of working capital to fund their search process.

•

Until we approach the date that is 10 years from the date of the Distribution (at which time the SPARs will expire), we will face no deadline pressure to enter into a business combination. We believe that this improved negotiating position will assist us in completing a transaction on more favorable terms than might be the case if our company had a shorter life, and potentially enable us to do so more promptly if, as a result, a greater number of potential transactions meet our financial criteria. We will also be able to conduct a substantially longer search process for a business combination partner, if necessary.

•

Our Sponsor is making an initial investment of approximately $32.0 million, giving us substantially more working capital than is available to most SPACs. Our Sponsor will be incentivized to provide us with additional capital if necessary in order to consummate a business combination, as it would otherwise potentially lose its entire investment. This further reduces the likelihood of facing deadline pressure, and will also provide us with the resources to conduct thorough due diligence on potential business partners.

5.	Better Sponsor and Public Investor Alignment – No Conventional Sponsor Promote:

•

Affiliates of our Sponsor will invest a minimum of $250.0 million, and up to $3.5 billion, in our business combination at the same Final Exercise Price, and upon the same other terms, as our public investors. Our Sponsor and its affiliates will not have an opportunity to profit unless our public investors also have an opportunity to profit.

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SPAC sponsors may have an incentive to complete a business combination even if its public investors would potentially lose money. SPAC sponsors typically obtain a 20% share of the SPAC’s stock at a nominal price (the “sponsor promote”), and provide a certain amount of at-risk capital by purchasing SPAC warrants. In a business combination where public investors lose money, the sponsor promote could still be worth multiples of the price paid. For example, if 50% of public stockholders redeemed their shares and the post-combination company declined in value by 50%, the sponsor would still hold the same number of shares that it initially purchased, and the sponsor promote would be worth several times more than the price paid by the sponsor for its promote shares and warrants (assuming no renegotiation of the sponsor’s interest).

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Our Sponsor Warrants will only be profitable if the post-business combination company has significant, long-term appreciation in value—in order to exercise the Sponsor Warrants, the share price of the post-combination company must be at least 20% above the Final Exercise Price paid by our SPAR holders.

Our Sponsor will generally not be able to transfer or sell the Sponsor Warrants, or any shares issued upon conversion, until three years after our business combination. Accordingly, our Sponsor is strongly incentivized to identify a target company that will appreciate in value over the long term.

6.	Less Dilutive to Public Investors and Stockholders of a Business Combination Partner:

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Our Sponsor Warrants and Director Warrants will not be dilutive to our investors until the post-combination company’s share price increases by 20% above the Final Exercise Price paid by our SPAR holders. As the share price of the post-combination company increases, the maximum dilution to our stockholders and to stockholders of our business combination partner from our Sponsor Warrants approaches a limit of 4.95%.

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Investors in a conventional SPAC face immediate dilution of 20.0% as a result of the customary sponsor promote, and will face greater dilution to the extent that other public investors redeem their shares. Further, sponsor promote shares typically have anti-dilution protection—if the SPAC raises equity financing, additional shares may be issued to the sponsor at no cost in order to maintain its 20.0% interest in the SPAC.

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A SPAC sponsor promote will also dilute stockholders of the business combination partner if they remain as investors in the post-combination company. This may reduce the willingness of target stockholders to support a proposed transaction, or increase the price at which they are willing to conduct a transaction.

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Most SPACs issue IPO Warrants to the public to encourage participation in their IPO. These IPO Warrants, if exercised, are dilutive to the post-combination company, and may make the SPAC less attractive to IPO investors and market participants, and to potential business combination partners. We are not issuing conventional warrants to public stockholders. We intend to make a pro-rata distribution of SPARC II Tontine Warrants to exercising SPAR holders, which we believe will increase the likelihood that all of our SPARs are exercised, but these will have no dilutive impact on the post-combination company because they would be exercisable for shares of a different company.

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In a business combination with our company in which the target company stockholders held 80% of the post-combination company, their ownership would be reduced to 78.3% as a result of the exercise of our Sponsor Warrants at a fair market value that is double the Final Exercise Price (a dilutive impact of 2.1%). As a result, potential business combination partners may determine that our structure presents a lower risk of dilution to its stockholders as compared to a conventional SPAC.

7.	More Efficient Capital Structure:

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We are not conducting an underwritten offering, and will not bear underwriting expenses. Accordingly, we expect that 100% of the public’s investment in our company will be available to finance our business combination.

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In a typical SPAC, a maximum of 96.5% of the public’s investment is available to finance the business combination as a result of underwriting fees. This is because a deferred underwriting fee, equal to 3.5% of the IPO proceeds, is paid at the time of the business combination using the funds remaining in the trust account after redemptions.

•	SPAC investors also bear the costs of the up-front underwriting fee (2.0% of IPO proceeds) and of operating the SPAC, which are funded through the sale of potentially dilutive warrants to the sponsor.

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Our Sponsor is providing working capital by purchasing the Sponsor Shares and Sponsor Preferred Shares, which are structured so that our Sponsor will have paid the same per-share price for its Public Shares that exercising SPAR holders will pay.

•	Because we will benefit from the resources of Pershing Square, which are being provided to us at no cost, we expect that our operating expenses will be substantially lower than that of many SPACs.

8.	Increased Deal Certainty:

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Guaranteed Stockholder Approval: SPAC business partners face a risk that the SPAC will not obtain stockholder approvals necessary to approve a business combination. Because our Sponsor will be our sole stockholder, we will be able to provide a potential target company with certainty that our company will be authorized to consummate a business combination.

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Early Satisfaction of Closing Conditions: Before our SPARs become exercisable, we will seek to satisfy substantially all closing conditions, such as regulatory approvals, that can be satisfied in advance of closing.

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Substantial Committed Capital: Upon entry into the Definitive Agreement, we will announce the size of the Forward Purchase—a minimum of $250.0 million to $1.0 billion, and up to a total of $3.5 billion. SPACs typically do not have a definitive capital commitment, and their ability to consummate a transaction may depend on the availability of third-party financing on suitable terms. We believe this substantial committed capital not only provides SPAR holders and potential business combination partners with certainty as to our ability to consummate a transaction, but also provides a signal of our Sponsor’s commitment and financial incentive to doing so on attractive terms.

We intend to pursue business combination opportunities with private, large capitalization, high-quality, growth companies, including family owned companies, and will also consider carve-out transactions with large capitalization public or private companies. Our primary intention is to enter into a business combination that results in our stockholders owning a minority interest in the resulting entity. However, we will also consider potential business combination partners with lower market capitalizations and transactions in which our stockholders would own a majority interest, provided that our other acquisition criteria are met, and we believe such a transaction would be in the best interests of our stockholders. We will use PSCM’s substantial experience in identifying, analyzing, and determining business quality and the sustainable competitive advantages of a target company, as well as PSCM’s due diligence and negotiation expertise.

We believe that our unique SPARC structure will help facilitate the completion of a transaction on attractive terms. We believe that we have several competitive advantages not only when compared to a conventional SPAC, but also when compared to other sources of equity capital, such as private equity, growth equity and hedge funds. We have these competitive advantages because of the combination of the amount of committed capital we will be able to provide, our low cost of capital, our ability to give a private company access to the public equity markets and better alignment of our Sponsor’s interests with those of public stockholders and the stockholders of a potential business combination partner.

We believe that the amount of committed capital that the Forward Purchasers (affiliates of our Sponsor) will provide in connection with our business combination will provide potential business combination partners with greater certainty that we will have sufficient capital to complete a transaction. The Committed Forward Purchasers are obligated to purchase $250.0 million of Forward Purchase shares at the Minimum Exercise Price, and a proportionately greater amount at higher exercise prices, up to a limit of $1.0 billion at a Final Exercise Price of $40.00 per share or above. The Additional Forward Purchaser will have the right to purchase a substantial additional amount, with the total Forward Purchase not to exceed $3.5 billion, and will commit to purchasing this amount at the time we enter into a Definitive Agreement. We believe that the Forward Purchase Agreement will make a transaction with our company attractive to a large capitalization, high-quality private company.

In addition, our Sponsor intends to form SPARC II, an acquisition company substantially similar to our company. The 61,111,111 subscription warrants of SPARC II, or SPARC II Tontine Warrants, would be distributed promptly after the closing of our business combination, and would be distributed, pro-rata, only to those holders who exercise their SPARs. The SPARC II Tontine Warrants would be securities of a different company, and therefore would have no dilutive impact on the post-combination company. We believe that the SPARC II Tontine Warrants, by potentially providing additional value to exercising SPAR holders, will increase the probability that all or substantially all of our SPARs are exercised.

Following the exercise of our SPARs, we will likely have one of the largest amounts of capital of any company formed for the purpose of carrying out a business combination. The table below illustrates the amount of committed equity capital we will have available for use in our business combination, assuming the exercise of all SPARs at the indicated Final Exercise Price.

Equity Capital Available for Business Combination
Final Exercise Price	Final SPAR Proceeds	With Committed Forward Purchase	With Maximum Additional Forward Purchase
$10.00	$1.2 B	$1.5 B	$4.7 B
$15.00	$1.8 B	$2.2 B	$5.3 B
$20.00	$2.4 B	$2.9 B	$5.9 B
$25.00	$3.1 B	$3.7 B	$6.6 B
$50.00	$6.1 B	$7.1 B	$9.6 B
$75.00	$9.2 B	$10.2 B	$12.7 B

We believe that a substantial majority of other investors in private companies, such as hedge funds and private equity funds, are not prepared to (or are not able to) deploy this amount of cash in the acquisition of a minority interest in a company. As a result, we believe we will be one of the larger sources of cash equity capital for a private, single-company, minority investment. In addition, while comparably sized or larger investment funds generally seek to acquire controlling or 100% interests in a company, we are willing to execute a transaction in which our stockholders will, upon consummation of the business combination, own a minority stake in a large capitalization company. We believe the price at which we can, through a business combination, acquire a minority interest in a large capitalization, high-quality business, without the need to pay a control premium, will enable us to complete a business combination on attractive terms. While we believe it is more likely that we will pursue a business combination in which our stockholders will own a minority interest in the post-combination company, we may pursue a business combination in which we purchase a controlling interest in a company, resulting in our stockholders owning a majority interest. We are open to considering control transactions in which, as a result of our large amount of equity capital and the limited (if any) antitrust risks of a transaction with our company, we would have a competitive advantage over other financial or strategic buyers.

We believe our company also presents several advantages to conducting an IPO. The nature of the IPO process—whereby the pricing, the ultimate terms of the offering, and even whether or not the offering can be completed remain unknown until the day of pricing of the offering—makes the IPO process inherently uncertain and risky. We believe that this uncertainty and risk, along with the upfront expenses and significant time required to pursue an IPO can discourage many large, private companies from attempting to execute public offerings. The IPO market is also highly cyclical. In unfavorable market conditions like those occurring currently, low valuations and limited investor demand can result in a long period in which an IPO is unattractive or not possible. In a negotiated transaction, a private company seeking to raise capital or obtain liquidity may be able to find a transaction partner that values the company’s business more favorably than would public investors at a time of negative market sentiment.

Becoming “IPO-ready” can be time-consuming and costly for a company, even before it makes its first public filing. For example, a company may have detailed financial statements, but not in the form required for public filings with the SEC. The preparation and auditing of these financial statements may take several months. In a negotiated transaction, however, many of the steps to becoming “public company ready” can be carried out in parallel with the deal process, provided that sufficiently detailed and accurate information is available for due diligence.

In addition, during the IPO process, a private company faces the risk of negative developments and unfavorable market conditions that can significantly reduce the proceeds of the offering below the amount sought, or cause the offering to be delayed or even abandoned. The amount of capital and the valuation a company will receive in its IPO may be uncertain up until the day of pricing. Companies face a risk of underpricing, as reflected in the immediate post-IPO “pop” in stock price many companies experience, and a risk of overpricing that results in the IPO being resized or repriced, or the stock trading downwards. Companies have an incentive to avoid the negative market signal sent by an unsuccessful IPO, which may result in pricing the offering lower, and potentially foregoing a larger capital raise and/or higher valuation.

The IPO process also limits the information a private company can provide to its investors. In addition to the “quiet period,” in which companies are restricted from certain communications with potential investors and may have limited ability to respond to unfavorable coverage (or to convey positive developments), a company may be unable or reluctant to share certain information with public investors. In our due diligence and negotiation process, under a non-disclosure agreement, we may be able to obtain certain confidential or proprietary information or other detailed information of particular relevance to our valuation process, and would be able to engage with the company’s management to develop a deeper understanding of its performance and plans. Through a negotiated transaction with our company, a business combination partner could obtain not only the certainty of a mutually agreed valuation, but also a potentially more favorable valuation that reflects a more comprehensive evaluation of its business than it may be able to obtain through the IPO process.

We also believe that we can enable a private company to become public in a more capital-efficient manner than in an IPO or a SPAC. We are not conducting an underwritten SPAC offering, which typically carries fees of 5.5% of the amount of public capital raised, with 2.0% funded by the sale of SPAC warrants to the sponsor, and 3.5% paid out of funds raised from public investors. A typical SPAC will only be able to contribute a maximum of 96.5% of its public capital (and a lower percentage to the extent there are redemptions) to finance its business combination. Instead, we are directly distributing our SPARs to the stockholders and warrant holders of PSTH, and expect that 100% of the capital we raise from public investors will be available to finance our business combination.

Our company also does not have a conventional “sponsor promote,” which can substantially dilute stockholders of the private company. The Sponsor Shares, the Forward Purchase shares and the Public Shares issuable upon conversion of the Sponsor Preferred Shares will be purchased at the same per-share price that SPAR holders pay for their Public Shares. Our Sponsor Warrants and Director Warrants will not be dilutive until the share price of the post-combination company increases by 20% above the Final Exercise Price, and the maximum dilutive impact upon conversion of the Sponsor Warrants approaches 4.95% (or 5.166%, including the Director Warrants) in transactions that produce enormous value for our stockholders.

We believe that a large capitalization, private company will find the price certainty of a negotiated transaction with our company to be more attractive than an IPO. Through a business combination, we will be, in effect, facilitating the IPO of a large private company, enabling a private business to avoid the costs and risks associated with the traditional IPO process.

Potential business combination partners may also identify drawbacks to a business combination with our company. The amount of capital we will have available to finance our business combination will depend in part on the number of SPARs that are exercised. We believe that the capital uncertainty arising from non-exercising holders of SPARs is comparable to the risk that investors in a conventional SPAC will redeem their shares. We note that, because exercising a SPAR requires taking affirmative steps, there is a risk that SPARs are not exercised by holders who would have otherwise intended to do so. We believe this is a positive, investor-protective attribute of our structure, and will seek to mitigate that risk through public disclosures and communications to SPAR holders. Generally, we believe this capital risk is reduced by (i) the substantial amount of capital from our Forward Purchasers, a minimum of $250.0 million to $1.0 billion, and up to $3.5 billion, (ii) the minimally dilutive nature of our capital structure and (iii) the pro rata distribution of the SPARC II Tontine Warrants to exercising holders of our SPARs, which we believe will increase the probability that all or substantially all of our SPARs are exercised. In addition, we will be able to provide certainty with respect to stockholder approval of a transaction, as any necessary approvals will be provided by our Sponsor in its capacity as our sole stockholder.

A business combination partner may also consider the possibility that our Forward Purchase will cause us to forego an opportunity to raise capital on more attractive terms. The Committed Forward Purchasers will be obligated to purchase, and we will be obligated to sell, at least $250 million and up to $1.0 billion of Public Shares at the Final Exercise Price, and the Additional Forward Purchaser may choose to purchase, and we would be obligated to sell, additional Public Shares up to an aggregate Forward Purchase of $3.5 billion of such shares. If third-party investors were willing to purchase shares at a higher price, it is possible we would not be able to take advantage of this opportunity to the extent our capital needs for the transaction were satisfied by the Forward Purchase. However, the Committed Forward Purchase also protects against the “downside” risk faced by a SPAC—the risk of seeking third-party equity financing and only being able to obtain such funds on unattractive or dilutive terms, if at all. This risk has been particularly significant for SPACs over the past year, as unfavorable market conditions have resulted in high redemptions and greater difficulty in securing PIPE financing. In addition, prospective SEC regulations of SPACs could, among other things, decrease the willingness of investment banks to participate in raising PIPE capital.

Private companies face a similar evaluation of upside versus downside risk in considering an IPO relative to a negotiated transaction—business and market conditions may improve in the time leading up to an IPO. However, as described above, this possibility is paired with a significant risk of negative outcomes. Compared to a SPAC transaction or an IPO, potential business combination partners may find the capital certainty presented by the Forward Purchase and the valuation certainty of a negotiated transaction price to be more valuable than the possibility of any foregone upside.

On balance, we believe that going public through a business combination with our company is likely to be attractive to potential business combination partners.

We believe that our structure and committed capital and Pershing Square’s track record and experience in aiding the growth of companies will make us particularly attractive to certain types of companies:

Mature Unicorns. Over the past decade, numerous high-quality, venture-backed businesses have achieved significant scale, market share, competitive dominance and cash flow—we call these companies “Mature Unicorns.” Many of these companies have chosen to remain private, as there has been, until recently, limited pressure from their investors for liquidity, and large amounts of growth capital available from investors, mutual funds and hedge funds. Over the time period in which we will be searching for a business combination partner—up to 10 years—we expect that conditions in equity markets, including the stock market and private or growth equity markets, will fluctuate. As a result, the relative attractiveness of an IPO, the amount of funding available from private equity sources, and demands for liquidity from investors may change significantly. While we are not completely isolated from such factors, we believe there will be periods in which we are particularly well-positioned, as compared to other sources of equity capital, to offer a potential business combination partner with needed financing, liquidity and an efficient path to becoming a publicly traded company. We believe this is particularly true in the current market environment—with SPACs (including the post-combination public companies resulting from SPAC mergers) performing extremely poorly, with the stock market indices suffering substantial declines and the traditional initial public offering market being effectively shut down, we believe our company may present an attractive alternative for a private company to go public.

Carve-Out Transactions. We believe that we are well-positioned to facilitate a “carve-out” transaction, in which we enter into a business combination with a large, high-quality subsidiary of a private or public company. For a private company, the process of taking a subsidiary public would present the same risks and challenges of an IPO. A public company considering a “spin-off” transaction would also have many of the same concerns as a company considering an IPO, including pricing uncertainty. A transaction with our company would provide valuation certainty, greater capital efficiency, a potentially shorter timeline, immediate liquidity and the advantages of PSCM’s experience and ability in identifying talented executives to aid a newly public company’s growth as a stand-alone entity.

Family Owned Businesses. Large, family owned companies are likely to have multiple distinct lines of business that are well-suited to operating as independent companies. Compared to other private companies, family owned business may have unique reasons to go public, such as the liquidity needs of the family, succession planning, or a desire to step back from the active management of a growing and increasingly complex business. A transaction with our company provides the same advantages discussed immediately above, as well as the benefit of PSCM’s expertise in navigating the often complex corporate restructuring involved in transactions with family owned companies.

Private Equity-Owned Businesses. Private equity funds invest in companies for a finite time period, by the end of which they must exit the investment in order to return funds to investors. Most frequently, this exit takes the form of an IPO or a sale to another private equity firm. A transaction with our company would provide a private equity firm with the liquidity it seeks, potentially more quickly than it could obtain through an IPO, and with certainty as to the valuation of the transaction. In addition, to the extent that we are able to influence the management of the post-combination company through our ownership and/or board representation, both the seller and the target company would stand to benefit from our expertise in identifying talented executives and experience in aiding the growth of companies.

Control Transactions. Because of our ability to scale up the size of our capital raise, we believe we would be able to acquire a majority interest in a large, privately-owned corporation (i.e., valuations above $25.0 billion). Other sources of capital, such as private equity funds, are generally not able to raise capital for a transaction of that size. Potential “strategic acquirers” of such companies face antitrust risks that can substantially delay or even prevent such a transaction from occurring, or require complex restructuring and the divestment of certain assets. A large privately-owned company that seeks to raise additional capital may find a business combination with our company to be a more viable means of doing so.

We intend to source business combination opportunities through Mr. Ackman’s and PSCM’s extensive relationship network of private business owners, public and private company executives and board members, venture capital fund managers, private equity and debt fund managers, investment bankers, ultra-high net worth families and their advisors, commercial bankers, attorneys, management consultants, accountants and other transaction intermediaries. We believe that this approach, augmented by the relationships and experience of our directors, will generate a substantial number of potential transaction alternatives that will create significant value for our stockholders.

Our Management Team

Our Management Team will consist of William Ackman, our Chairman and Chief Executive Officer, Ben Hakim, our President, Michael Gonnella, our Chief Financial Officer, and Steve Milankov, our Corporate Secretary, who will be supported by the PSCM investment team, the broader PSCM organization and our independent directors, as further described below.

Mr. Ackman, Mr. Hakim and each other member of the PSCM investment team (the “Investment Team”) bring significant investment expertise as well as broad industry networks that encompass a wide array of sectors, industry participants, and intermediaries. We believe that each member of the Investment Team has complementary skills and experience relevant to our business strategy, as well as a track record of working together and providing creative solutions for complex transactions, which we believe represent an important competitive advantage.

The Investment Team has experience in:

•	sourcing, structuring, and executing on a wide range of investment opportunities;

•	providing constructive strategic and operational guidance to management teams and boards of directors, to drive long-term stockholder value creation;

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leveraging insights from their substantial investment, financial, operational oversight and governance experience to help optimize the financial condition, operating performance and strategy of a company; and

•	leveraging their extensive network of relationships to augment or complement the senior management team or board of directors of a company.

William Ackman serves as our Chairman and Chief Executive Officer. Mr. Ackman also served as the Chairman and Chief Executive Officer of PSTH. Mr. Ackman founded Pershing Square in 2003, and is principally responsible for its investment policies and implementation. Mr. Ackman has spent 30 years in the investment management industry. Prior to forming Pershing Square, he co-founded Gotham Partners Management Co., LLC, an investment adviser that managed public and private equity portfolios. Mr. Ackman is currently Chairman of the Board of the Howard Hughes Corporation, a member of the Board of Universal Music Group N.V., and a member of the Investment Advisory Committee of the Federal Reserve Bank of NY. Mr. Ackman received his Bachelor of Arts degree from Harvard College, where he graduated magna cum laude, and received his Masters in Business Administration from Harvard Business School.

Ben Hakim serves as our President. Mr. Hakim is a Partner at Pershing Square and joined the Investment Team in 2012, and previously served as President of PSTH. Mr. Hakim was previously a Senior Managing Director at The Blackstone Group, where he worked in the Mergers & Acquisitions group for 13 years. Mr. Hakim received his Bachelor of Science from Cornell University in 1997.

Michael Gonnella serves as our Chief Financial Officer and is Chief Financial Officer and a Partner at Pershing Square. Mr. Gonnella also served as Chief Financial Officer of PSTH. Prior to his appointment as Pershing Square’s Chief Financial Officer in 2017, he served as senior controller of Pershing Square since joining the firm in 2005. Mr. Gonnella is a certified public accountant and received his Bachelor of Science from Seton Hall University in 2002.

Steve Milankov serves as our Corporate Secretary, and is the Assistant General Counsel and a Partner at Pershing Square. Mr. Milankov previously served as Corporate Secretary of PSTH. Prior to his appointment as Pershing Square’s Assistant General Counsel, he served as Senior Trading Counsel of Pershing Square since joining the firm in 2013. Mr. Milankov received his Joint MBA and Law degrees from McGill University in 2000. Mr. Milankov worked at the law firm Clifford Chance LLP and most recently at Société Générale prior to joining Pershing Square.

Our Investment Team

In addition to Mr. Ackman and Mr. Hakim, our Investment Team includes the following individuals:

Ryan Israel is a Partner and Chief Investment Officer at Pershing Square and joined the Investment Team in 2009. Mr. Israel was previously an analyst at Goldman Sachs in the Technology, Media and Telecom group. Mr. Israel served as a director of Element Solutions Inc. from October 2013 through January 2019. Mr. Israel received his Bachelor of Science from the Wharton School at the University of Pennsylvania, where he graduated summa cum laude and beta gamma sigma in 2007.

Anthony Massaro is a Partner at Pershing Square and joined the Investment Team in 2013. Mr. Massaro was previously a private equity associate at Apollo Global Management, where he focused on leveraged buyout and distressed debt investments across a wide range of industries. Prior to Apollo, he was an analyst at Goldman Sachs in the Natural Resources group. Mr. Massaro received his Bachelor of Science from the Wharton School at the University of Pennsylvania, where he graduated summa cum laude and beta gamma sigma in 2009.

Charles Korn is a Partner at Pershing Square and joined the Investment Team in 2014. Mr. Korn was previously a private equity associate at KKR, where he focused on media, communications and industrials. Prior to KKR, he was an analyst at Goldman Sachs in the Technology, Media and Telecom group. Mr. Korn received a degree in Honors Business Administration from The Richard Ivey School of Business at The University of Western Ontario, where he graduated with highest distinction as an Ivey Scholar in 2010.

Bharath Alamanda is a Partner at Pershing Square and joined the Investment Team in 2017. Mr. Alamanda was previously a private equity associate at KKR, where he focused on financial services. Prior to KKR, he was an analyst at Goldman Sachs in the Technology, Media and Telecom Group. Mr. Alamanda received his Bachelor of Science in Engineering from Princeton University, where he graduated summa cum laude and phi beta kappa in 2013.

Feroz Qayyum is a Partner at Pershing Square and joined the Investment Team in 2017. Mr. Qayyum was previously a private equity associate at Hellman & Friedman, where he evaluated and oversaw investments across a wide range of industries. Prior to Hellman & Friedman, he was an analyst in the Mergers & Acquisitions group at Evercore. Mr. Qayyum received a degree in Honors Business Administration from The Richard Ivey School of Business at The University of Western Ontario, where he graduated with highest distinction as an Ivey Scholar in 2013.

Manning Feng joined the Pershing Square Investment Team in 2021. Ms. Feng was previously a private equity associate at Warburg Pincus, where she focused on industrials and business services. Prior to Warburg Pincus, she was an investment banking analyst at Centerview Partners. Ms. Feng received her Bachelor of Science from the Wharton School at the University of Pennsylvania, where she graduated summa cum laude in 2016.

Our Independent Director Nominees

Our Investment Team’s efforts to seek a suitable business combination target will be complemented and augmented by the expertise and network of relationships of our director nominees, who will provide extensive experience in business and financial matters.

Dr. Jennifer Blouin is the Richard B. Worley Professor of Financial Management and Professor of Accounting at The Wharton School of the University of Pennsylvania. Dr. Blouin is an expert on the role of taxation in firm decision making. Her research examines the effect of taxes on asset pricing, capital structure, corporate payout behavior, multinational firm behavior, and mergers and acquisitions. Dr. Blouin has provided expert testimony in tax shelter litigation on behalf of the US Department of Justice, and in pharmaceutical patent litigation regarding transfer pricing and the repatriation of earnings by multinational corporations and their affiliates. Dr. Blouin has presented her work at over 75 universities and at numerous association conferences. Dr. Blouin is frequently cited in the press, including The Wall Street Journal, The New York Times, and the Financial Times. She is an editor of the Review of Accounting Studies and an associate editor of the Journal of Accounting Research. Dr. Blouin teaches taxation to undergraduate, MBA, and PhD students and is a recipient of the University of Pennsylvania’s Lindback Award for Distinguished Teaching and Wharton Teaching Excellence Award. Prior to her academic career, Dr. Blouin was a tax manager with Arthur Andersen. She received her PhD in Accounting from the University of North Carolina- Chapel Hill and her BS from Indiana University – Bloomington.

Lisa Gersh co-founded Oxygen Media (“Oxygen”) in 1999 and remained its President and Chief Operating Officer until the company’s sale to NBC in 2007 for $925 million. Oxygen was the first-ever multi- platform brand and created content for women, by women, and reached 74 million homes at the time of its sale. Following the sale of Oxygen, Ms. Gersh joined NBC and spearheaded NBC’s acquisition of the Weather Channel, serving briefly as its interim Chief Executive Officer. Also at NBC, Ms. Gersh launched Education Nation, a transformative education initiative that established NBC as the media authority on education. In 2011, Ms. Gersh took over the operations of Martha Stewart Living Omnimedia, Inc. (“Martha Stewart”), first as President and later as its Chief Executive Officer. During her tenure, Ms. Gersh rebranded Martha Stewart, materially reduced its operating expenses, and returned the company to profitability. In 2014, Ms. Gersh transformed Gwyneth Paltrow’s blog, Goop, Inc. (“Goop”), into the first contextual commerce brand. In the process of taking Goop from a collection of recommendations to a freestanding brand, Ms. Gersh oversaw, among other things, the launch of Goop’s e-commerce store, skincare and fashion lines, and created Goop’s pop-up retail strategy. In 2017, Ms. Gersh was named Chief Executive Officer of Alexander Wang, a global fashion brand based in New York City. A graduate of Rutgers Law School, Ms. Gersh began her career as a lawyer, first as a litigation associate at Debevoise & Plimpton LLP, and then as a Partner at Friedman, Kaplan, Seiler & Adelman LLP, a boutique law firm specializing in complex litigation and commercial transactions, which Ms. Gersh co-founded, and which today has more than 50 lawyers. Currently, Ms. Gersh sits on the board of directors of Hasbro, Inc., where she chairs the Compensation Committee, and Establishment Labs Holdings Inc., where she chairs the Nomination and Governance Committee and Money Lion, where she chairs the Nominating and Governance Committee. She also serves on the board of directors of the Bail Project, Inc. Ms. Gersh previously served on the board of directors of PSTH and comScore, Inc.

Kathryn Judge is the Harvey J. Goldschmid Professor of Law and Vice Dean for Intellectual Life at Columbia Law School. She is co-editor of the Journal of Financial Regulation and a Research Member of the European Corporate Governance Institute. She has served on the Financial Research Advisory Committee of the Office of Financial Research and the Task Force on Financial Stability co-sponsored by the Hutchins Center on Fiscal & Monetary Policy at the Brookings Institution and the Initiative on Global Markets at the University of Chicago Booth School of Business. She also served as a clerk for Judge Richard Posner and Supreme Court Justice Stephen Breyer. She is a graduate of Stanford Law School and Wesleyan University.

Michael Ovitz co-founded Creative Artists Agency (CAA) in 1974 and served as its Chairman until 1995. Over that 20-year period, he grew the agency from a start-up organization to the world’s leading talent agency, representing more than 1,000 of the most notable actors, directors, musicians, screenwriters and other personalities in the entertainment industry, including Martin Scorsese, Sean Connery, Robert Redford, Paul Newman, Robert DeNiro, Al Pacino, Bill Murray, Dustin Hoffman, Steven Spielberg, David Letterman, Meryl Streep, Barbara Streisand, Michael Crichton and Michael Jackson. In his journey from the mailroom to media mogul, Mr. Ovitz launched the most powerful agency in the world (to -date), sold three major Hollywood studios, executed all marketing and advertising for The Coca-Cola Company (including creating the Polar Bear Campaign) and was at the forefront of the digital revolution, making alliances with Intel Corporation and other early Silicon Valley companies. Mr. Ovitz also served as President of the Walt Disney Company, from October 1995 to January 1997. In 2010, Mr. Ovitz founded the venture capital fund Broad Beach Ventures LLC, a portfolio of over two hundred companies. He has been a senior advisor to Palantir Technologies for over 10 years and has invested in and advised companies from startups to black swans. He was instrumental in the creation of venture capital firm Andreessen Horowitz and frequently consults for many other firms. In 2018, Mr. Ovitz wrote and published his memoir Who Is Michael Ovitz?, which was on the long list for The Financial Times and McKinsey Business Book of the Year Award. Mr. Ovitz is a graduate of University of California, Los Angeles and helped rebuild the UCLA Medical Center in 1997, while serving as its Chairman for over a decade. Additionally, Mr. Ovitz previously served on the board of directors of PSTH. Mr. Ovitz is also a notable art collector and currently serves on The Board of Trustees at The Museum of Modern Art in New York City.

Jacqueline Dawn Reses serves as the chief executive officer of Post House Capital and most recently served as executive chair of Square Financial Services LLC and capital lead at Square, Inc., a publicly traded financial services company which provides services to small businesses and consumers, from October 2015 to October 2020. From February 2016 to July 2018, she also served as people lead at Square, Inc. From September 2012 to October 2015, she served as chief development officer of Yahoo! Inc. Prior to Yahoo, she led the U.S. media group as a partner at Apax Partners Worldwide LLP, a global private equity firm, which she joined in 2001. As of 2020, she serves on the board of advisors of the Wharton School of the University of Pennsylvania. She previously served on the board of directors of PSTH and currently serves on the board of directors of Nubank, Affirm, TaskUs, and Endeavor. She also is the chairperson of the Economic Advisory Council of the Federal Reserve Bank of San Francisco. She previously served on the board of directors of Alibaba Group Holding Limited, Context Logic, Social Capital Hedosophia Holding Corp. and Social Capital Hedosophia Holding Corp III. She holds a Bachelor’s of Science in Economics with honors from the Wharton School of the University of Pennsylvania.

Linda Rottenberg is one of the world’s leading voices in entrepreneurship, technology, and business transformation. She is the cofounder and CEO of Endeavor, the leading global community of, by, and for high- impact entrepreneurs, and the president of Endeavor Catalyst, a rules-based investment fund, which invests in select Endeavor companies. Founded in 1997, Endeavor selects, supports, and co-invests in top founders based in emerging and growth markets across Latin America, Europe, Asia, Middle East, as well as in underserved markets in the U.S. and Canada. With $500 million in assets under management across three funds, Endeavor Catalyst has made 220+ investments in 35+ markets to date and counts 48 companies valued at more than $1 billion in its portfolio. Ms. Rottenberg currently serves as a director of Globant, a $9 billion software and digital transformation pioneer (NYSE: GLOB); Olo, a $6 billion SaaS-based restaurant ordering platform (NYSE: OLO); and Valor Latitud Acquisition Corp (NASDAQ: VLATU), one of Latin America’s first SPACs. She formerly served as a director of Zayo Group, a $15 billion global bandwidth infrastructure company (NYSE: ZAYO). She is a member of YPO, CFR, the World Economic Forum, and the Yale President’s Council on International Activities. A graduate of Harvard College and Yale Law School, her 2014 book, CRAZY IS A COMPLIMENT: The Power of Zigging When Everyone Else Zags, was an instant New York Times bestseller.

Joseph S. Steinberg is Chairman of the Board of Directors of Jefferies Financial Group Inc., and, from January 1979 until March 1, 2013, served as President of Leucadia National Corporation (now Jefferies Financial Group Inc.). He has also been a director of Jefferies Group since 2008, Crimson Wine Group since 2013 and served as a director of HomeFed Corporation from August 1998 and Chairman of the Board from December 1999 until its acquisition by Jefferies Financial Group Inc. in 2019. Mr. Steinberg has previously served as a director of PSTH, HRG Group, Inc., Spectrum Brands Holdings, Inc., Mueller Industries, Inc., Fidelity & Guaranty Life and Fortescue Metals Group Ltd. Mr. Steinberg has managerial and investing experience in a broad range of businesses through his more than 40 years as President and a director of Leucadia National Corporation and now as Chairman and a director of Jefferies Financial Group Inc.

Notwithstanding our founders’ and Management Team’s past experiences, past performance is not a guarantee (i) that we will be able to identify a suitable candidate for our business combination or (ii) that we will provide an attractive return to our investors from any business combination we may consummate. You should not rely on the historical record of our founders’ and management’s performance as indicative of our future performance. See Risk Factors—Past performance of our founders and the other members of our Management Team, including investments and transactions in which they have participated and businesses with which they have been associated, may not be indicative of future performance of an investment in us, and we may be unable to provide positive returns to stockholders. For more information, see the section of this prospectus entitled Management—Conflicts of Interest.

Our Business Strategy

Our business strategy is to identify and complete a business combination that creates substantial long-term value for our stockholders. We will seek target companies that demonstrate the characteristics set out under “Our Acquisition Criteria” below. We believe our Investment Team’s operational, financial and transaction experience across economic cycles and broad networks of relationships, along with our deep understanding of the equity and debt capital markets, will allow us to effectively and efficiently identify and evaluate potential opportunities for our business combination.

We will consider companies in a wide range of industries, but generally will seek to acquire a simple, high-quality, high-return on capital business that generates predictable growing cash flows that can be estimated within a reasonable range over the long term. We will prefer targets that have low sensitivity to macroeconomic factors, with minimal commodity exposure and/or cyclical risk. We are willing to accept a high degree of situational, legal, and/or capital structure complexity in a business combination if we believe that the potential for reward justifies this additional complexity, particularly if these issues can be resolved in connection with and as a result of a combination with us.

To achieve a successful business combination, our Investment Team will leverage its experience to identify a company with a strong competitive position that can benefit from being a public company in the execution of its growth and value-creation strategy. We believe our scale and structure, coupled with our Investment Team’s background and experience, will make us an attractive partner for high-quality management teams and owners.

Following the completion of the Distribution of our SPARs, we intend to begin the process of communicating with the network of relationships of our Investment Team and our independent directors to articulate the parameters for our search for a potential target business combination and begin the process of pursuing and reviewing potential opportunities.

Our Acquisition Criteria

Consistent with our core investment principles and business strategy, we expect to identify high-quality companies that have a number of the characteristics enumerated below. We will use these criteria and guidelines in evaluating acquisition opportunities, but we may decide to complete our business combination with a target business that does not meet all of these criteria. We will seek to acquire companies that have the following characteristics:

•

Simple, predictable, and free-cash-flow-generative. We will generally seek companies with a proven track record of growth and free cash flow generation, and predictable future financial performance that we expect will generate strong, sustainable growth in cash flows over the long term—however, we are open to considering a company that may, at the time of the business combination, be cash-flow negative, if we believe that the business’s cash flow will become positive within a reasonable amount of time;

•

Formidable barriers to entry. We will seek companies that have long-term sustainable competitive advantages, significant barriers to entry, or “wide moats,” around their business, and low risks of disruption due to competition, innovation or new entrants;

•

Limited exposure to extrinsic factors that we cannot control. We will seek companies that are not materially affected by macroeconomic factors, commodity prices, regulatory risks, interest rate volatility and/or cyclical risk;

•

Strong balance sheet. We will seek companies that are conservatively financed relative to their free-cash-flow generation, after taking into consideration the de-leveraging effects of the business combination;

•

Minimal capital markets dependency. We will seek companies that can benefit from being a public company with broader access to the capital markets and greater governance, but will prefer companies that are not highly reliant on the capital markets to operate and grow their businesses;

•	Large capitalization. We will seek companies with large enterprise values and significant long-term growth potential that will be likely candidates for inclusion in the S&P 500 index;

•	Attractive valuation. We will seek companies at an attractive valuation relative to their long-term intrinsic value; and

•

Exceptional management and governance. We will seek companies that have trustworthy, talented, experienced, and highly competent management teams. These companies may be led by entrepreneurs who are looking for a partner with our expertise to execute on the next stage of their growth. For target companies that require new management, we will leverage PSCM’s experience in identifying and recruiting new management.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular business combination may be based, to the extent relevant, on these general guidelines, as well as other considerations, factors and criteria that our management and our Investment Team may deem relevant. If we decide to enter into our business combination with a target business that does not substantially meet the above criteria and guidelines, we will disclose that the target business does not substantially meet the above criteria in our communications to holders of our SPARs related to our business combination, which, as discussed in this prospectus, would be in the form of a Business Combination Registration Statement that we would file with the SEC.

Our Acquisition Process

In evaluating a prospective target business, we expect to conduct a detailed due diligence review of the issues that we deem important in order to determine a company’s business quality and estimate its intrinsic value. That due diligence review will include, among other things, financial statement analysis, detailed document reviews, meetings with incumbent management and employees, consultations with relevant industry experts, competitors, customers and suppliers, as well as a review of additional financial, legal and other information that we will seek to obtain as part of our analysis of a target company.

We have not selected any specific business combination target and we have not, nor has anyone on our behalf, engaged in any substantive discussions, directly or indirectly, with any business combination target with respect to a business combination with us. We are not prohibited from pursuing a business combination with a company that is affiliated with our Sponsor, officers or directors.

Members of our Management Team are not obligated to devote any specific number of hours to our matters, but they intend to devote as much of their time as they deem necessary to our affairs until we have completed our business combination. In addition, we have an Investment Team comprised of eight members, who are employed by PSCM. We believe our Investment Team members will be able to allocate their duties to us and to PSCM (including for this purpose any acquisition companies sponsored by affiliates of PSCM now or in the future) amongst themselves in a manner that allows them to provide us with the resources and support we require while fulfilling their responsibilities to PSCM. The amount of time that any such person will devote in any time period will vary based on whether a target business has been selected for our business combination and the current stage of the business combination process. In addition, each of our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors is included by a target business as a condition to any agreement with respect to our business combination.

Our affiliate, PSCM, manages or advises several funds. PSCM and its affiliates may, in the future, sponsor acquisition companies with whom we could potentially compete. PSCM and its affiliates may form and manage other investment vehicles investing in public or private companies at any time prior to the announcement of our business combination, including, but not limited to, private or public investment vehicles that may invest side-by-side with our company. In any of the foregoing circumstances, a conflict of interest may arise. To the extent any such conflicts arise, we cannot guarantee that they will be resolved in our favor.

However, except for the foregoing, we do not believe that PSCM and its affiliates’ activities present significant conflicts of interest with respect to our pursuit of an acquisition target, because we intend that our acquisition target will be a large capitalization, privately-owned company, and the Pershing Square Funds are not permitted by their constituent documents to make investments in the equities of companies whose securities are not publicly traded (except that they may make investments in public companies that issue private securities).

Each of our directors, director nominees and officers currently has, and any of them in the future may have additional, fiduciary or contractual obligations to other entities pursuant to which such officer, director or director nominee is or will be required to present business combination opportunities to such entity. Our Charter provides that we renounce our interest in any corporate opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of our company and such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue. Neither the affiliates of our Sponsor nor members of our Management Team who are employed by our Sponsor or its affiliates have any obligation to present us with any opportunity for a potential business combination of which they become aware. Accordingly, in the future, if any of our directors or officers becomes aware of a business combination opportunity which is suitable for an entity to which he or she has then-current fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such opportunity to such entity. Any presentation of such opportunities to entities other than us, or affiliates of our Sponsor, may present additional conflicts.

Business Combination

Our Charter will require that our business combination must be with one or more operating businesses or assets with a fair market value, at the time of signing the Definitive Agreement, equal to at least 80% of the total amount of proceeds that would be raised from the exercise of all SPARs at the Final Exercise Price. We refer to this as the “80% of net assets test.” If our Board is not able to independently determine the fair market value of the target business or businesses, we will obtain an opinion from an independent investment banking firm which is a member of FINRA, or an independent valuation or accounting firm with respect to the satisfaction of such criteria. While we consider it unlikely that our Board will not be able to make an independent determination of the fair market value of a target business or businesses, it may be unable to do so if it is less familiar or experienced with the target company’s business, there is a significant amount of uncertainty as to the value of the company’s assets or prospects, including if such company is at an early stage of development, operations or growth, or if the anticipated transaction involves a complex financial analysis or other specialized skills and our Board determines that outside expertise would be helpful or necessary in conducting such analysis. Any such opinion, if obtained, would merely state that the fair market value of the target business meets the 80% of net assets test, unless such opinion includes material information regarding the valuation of a target business or the consideration to be provided, it is not anticipated that copies of such opinion would be distributed to SPAR holders, unless we would be required to do so under applicable law.

We anticipate structuring our business combination so that the post-business combination company in which our public stockholders own shares will own or acquire 100% of the equity interests or assets of the target business or businesses. We may, however, structure our business combination such that the post-business combination company owns or acquires less than 100% of such interests or assets of the target business in order to meet certain objectives of the target management team or stockholders or for other reasons, but we will only complete such business combination if the post-business combination company owns or acquires 50% or more of the outstanding voting securities of the target business or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act.

Even if the post-business combination company owns or acquires 50% or more of the voting securities of the target business, our stockholders may collectively own a minority interest in the post-business combination company, depending on valuations ascribed to the target business and us in the business combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the outstanding capital stock, shares or other equity interests of a target business. In this case, we would acquire a 100% controlling interest in the target business. However, as a result of the issuance of a substantial number of new shares, our stockholders could own less than a majority of our issued and outstanding shares subsequent to our business combination.

The size of the interest we expect our stockholders to hold in the post-combination company could be impacted by a number of factors, including the structure of our business combination and the form of consideration we pay to acquire the target business, the size of the target business, the relative valuations ascribed to the target and us in the business combination and the potential dilutive effect of our Sponsor Warrants and Director Warrants. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-business combination company, the portion of such business or businesses that is owned or acquired is what will be valued for purposes of the 80% of net assets test. If the business combination involves more than one target business, the 80% of net assets test will be based on the aggregate value of all of the target businesses.

SPARC Life Cycle

Search Period

We will distribute our SPARs shortly after the Registration Statement of which this prospectus forms a part becomes effective. The SPARs will be generally non-transferable at this time, and will not be exercisable.

Upon the distribution of our SPARs, we will commence our search for a business combination partner, carry out due diligence on potential business combination partners, and negotiate the Definitive Agreement. We do not expect to make any public disclosures regarding this process until we have entered into a Definitive Agreement, except as may be required by applicable law. As our SPARs have a term of 10 years, it is possible that a substantial amount of time could pass before we enter into a Definitive Agreement.

Disclosure Period

Upon entry into the Definitive Agreement, we will announce the Final Exercise Price of our SPARs, which will be no less than $10.00 per Public Share (a total of $20.00 to exercise each SPAR), and will not be adjusted further following the effectiveness of the Business Combination Registration Statement. Our determination of the Final Exercise Price will take into account factors including, but not limited to, the ownership stake in the post-combination company we seek to obtain, the post-combination company’s capital needs, the minimum amount of capital we will be required to contribute in the business combination, the amount that the Additional Forward Purchaser has agreed to invest, our expectations regarding the extent to which SPARs will be exercised, and the availability and terms of additional debt or equity private financing (and conditions in those financing markets).

We will file with the SEC, as promptly as possible following entry into the Definitive Agreement, the Business Combination Registration Statement. The Business Combination Registration Statement will contain comprehensive disclosures regarding the proposed transaction, equivalent to the disclosures that would be included in a merger proxy statement, and will include disclosure of all payments, incentives and benefits that may be received by, and any conflicts of interest involving, our Sponsor or its affiliates in connection with the business combination. Depending on the structure our transaction takes, the Business Combination Registration Statement may be filed as a post-effective amendment to this Registration Statement or as a registration statement by a different entity. It is likely the Business Combination Registration Statement will be amended after the initial filing in response to the SEC’s review process, as well as for other reasons.

During this period, we will seek the satisfaction of all Disclosure Period Closing Conditions, which refers to all express closing conditions contained in the Definitive Agreement, including any regulatory approvals, other than those that can only be satisfied as of a later date. The Disclosure Period Closing Conditions could include antitrust approval, listing exchange approval, and other regulatory matters, as well as conditions precedent that are particular to the proposed business combination. Because we anticipate the closing of our business combination to occur within approximately 30 business days of the effectiveness of the Business Combination Registration Statement, we believe we will be able to structure the Definitive Agreement in a manner such that many conditions to closing can be satisfied at this time, although there is no guarantee that the Definitive Agreement will provide for this, or that we or our business combination partner will be able to satisfy such conditions.

Once all Disclosure Period Closing Conditions have been satisfied or waived, and the Business Combination Registration Statement has been declared effective, we will mail a prospectus to all SPAR holders, and the SPAR Holder Election Period will begin. At this time, we will also obtain any necessary stockholder approvals from our Sponsor, in its capacity as our sole stockholder.

The SPARs will be generally non-transferable and will not be exercisable during the Disclosure Period.

If we amend the Charter, SPAR Agreement or Definitive Agreement during this period, we will amend the Business Combination Registration Statement as necessary. SPAR holders will have no rights in connection with amendments to the Charter or Definitive Agreement, as they are not stockholders at this time. If we propose to amend the SPAR Agreement during this period, and the independent directors of our Board determine, in their reasonable, good-faith judgment, that such amendment could have a materially adverse impact on SPAR holders, such Materially Adverse Amendment will require approval of the holders of a majority of our SPARs present and voting on such matter. If we decide not to pursue the business combination (e.g., because certain of the Disclosure Period Closing Conditions cannot be satisfied), our SPARs will remain outstanding and with their holders, and we will pursue an alternate business combination. If our business combination partner seeks to abandon the transaction, we will determine our course of action and resume the disclosure, election and payment process if and when an agreement is reached to proceed with the transaction.

SPAR Holder Election Period

The SPAR Holder Election Period will begin only after (i) a Definitive Agreement has been entered into, (ii) the Disclosure Period Closing Conditions have been satisfied or waived and (iii) the Business Combination Registration Statement has been declared effective.

We expect that the SPARs will be quoted on the OTCQX marketplace of the OTC Markets Group in connection with the SPAR Holder Election Period. This will require, among other things, that at least one market maker publishes quotations for SPARs, and that a Form 211 is submitted to, and approved by, FINRA. The quotation of SPARs on the OTCQX marketplace, as compared to being listed on a national securities exchange such as the NYSE or Nasdaq, may present significant risks to the holders of SPARs, including lower availability and efficiency of market price quotations, significantly less liquidity, increased transaction costs, the absence of certain requirements regarding our corporate governance, and the application of state securities laws that could result in restrictions on the sale of our SPARs. See Risk Factors, page 57.

SPAR holders will have a period of 20 business days to submit an Election regarding the exercise of their SPARs. Elections will not be revocable, except as provided below, and electing SPAR holders must submit with their Election the aggregate exercise price for the number of SPARs that they have agreed to exercise. During this period, we expect that the market price of our SPARs will provide an indication of market perception of the proposed business combination, although we caution SPAR holders that this price is not necessarily indicative of the value they will realize upon the consummation of our business combination, and they should take into account all available information in determining whether to submit an Election. Once an Election has been submitted with respect to a SPAR, such SPAR will be restricted from trading. The remaining Unelected SPARs will become generally non-transferable on the date that is two trading days before the end of the SPAR Holder Election Period.

The SPARs are not actually exercised at this time—SPARs will remain with their holders, and exercise payments will be held in a Custodial Account, not to be released to us except in connection with the Closing. An Election constitutes an irrevocable offer to have your exercise payment released to our company and to have your SPARs be exercised in order to acquire Public Shares. Our decision to proceed with the business combination constitutes an acceptance of an electing SPAR holder’s irrevocable offer to acquire Public Shares through the exercise of their SPARs. Our decision to abandon the business combination constitutes a rejection of the offer.

During the SPAR Holder Election Period, if we make a Materially Adverse Amendment to the Charter or Definitive Agreement, we will provide holders with a minimum of 10 business days in which they can choose to revoke their Elections. The SPAR Holder Election Period will continue through this revocation window, such that the SPARs will remain transferable, and SPAR holders who have not previously submitted an Election will still be able to do so. Following the SPAR Holder Election Period, no Materially Adverse Amendments to the SPAR Agreement will be permitted. If we propose a Materially Adverse Amendment to the SPAR Agreement, such amendment must be approved by the holders of a majority of the SPARs present and voting for or against the matter. SPAR holders may choose to vote for or against the amendment or to abstain, and can indicate whether they wish to revoke their Elections in the event that the amendment is approved. If the amendment is not approved, revocations will have no effect. In connection with the foregoing, we may extend or postpone the SPAR Holder Election Period as our Board, in its sole discretion, deems necessary, subject to the Closing Deadline.

If we decide to abandon the transaction, all Elections will be disregarded, SPARs will remain with their holders and again be generally non-transferable, and we will search for a new business combination. We may decide to abandon the transaction, among other reasons, if we determine that we or our business combination partner will be unable to meet certain closing conditions. Our ability to abandon the transaction will be limited by our obligations under the Definitive Agreement and/or our ability to reach an agreement with our business combination partner to terminate the Definitive Agreement. If our business combination partner seeks to abandon the transaction and/or breaches its material obligations under the Definitive Agreement, we will determine our course of action, taking into account factors such as the expense and time required to do so and our likelihood of prevailing. If we do pursue the transaction, we will postpone the SPAR Holder Election Period, promptly return any exercise payments received, and disregard all Elections. The SPAR Holder Election Period will resume if and when such matter is resolved. If we extend the SPAR Holder Election Period, the length of time for which we will be able to do so will be limited by the Closing Deadline, which requires that we may not hold investor funds beyond the date that is 10 months after the start of the SPAR Holder Election Period. Unelected SPARs will not have any value following the SPAR Holder Election Period, will generally not be transferable and are likely to expire worthless, unless we abandon the proposed business combination during the Closing Period and seek a new business combination. Accordingly, any SPAR holder who wishes to sell their SPARs must do so prior to submitting an Election and no later than two trading days prior to the end of the SPAR Holder Election Period.

Closing Period

Following the SPAR Holder Election Period, we will have up to 10 business days to determine whether or not to proceed with the business combination. This decision will be driven primarily by whether the Final Closing Conditions have been or will be satisfied as of Closing. The Final Closing Conditions include (i) the availability of necessary financing to consummate the transaction, (ii) the absence of any material adverse change and (iii) the “bring-down” of certain representations and warranties. In particular, we will assess the expected proceeds from the Elections that have been submitted, the amount of the Forward Purchase and the availability and terms of any private debt or equity capital that may be necessary to meet any minimum available cash condition to the closing of the business combination. If any Final Closing Conditions in our favor are not satisfied, our Board will assess whether it is in the best interests of our company to waive such conditions. In general, our ability to choose not to proceed will be limited by our obligations under the Definitive Agreement.

No later than 10 business days after the SPAR Holder Election Period ends, we will publicly disclose our decision to either (i) consummate the business combination, (ii) abandon the business combination or (iii) in very limited circumstances described below, extend the Closing Period. If all remaining closing conditions are satisfied or waived, we will promptly thereafter (within two business days), carry out the Closing. Elected SPARs will be exercised, Public Shares of the post-combination company will be issued, and Unelected SPARs will expire worthless.

If any closing condition remains outstanding at this time (except as set forth below), we will abandon the transaction. In such event, all Elections will be disregarded, SPARs will remain with their holders and again be generally non-transferable, and we will search for a new business combination.

If we become unable to consummate the business combination due to (i) an injunction by a governmental authority or (ii) a legal dispute with our business combination partner, only then may our Board decide to extend the Closing Period. During the Closing Period Extension, which will end on the date that is 10 months from the start of the SPAR Holder Election Period, we will seek to resolve these issues and consummate the business combination. During a Closing Period Extension, exercise payments will continue to be held in the Custodial Account. If we abandon the business combination during a Closing Period Extension, or are unable to consummate a business combination by the Closing Deadline (or, if earlier, the date that is 10 years from the issuance of the SPARs), we will promptly return the funds held in the Custodial Account, the SPARs will expire worthless, and we will liquidate the company.

During the Closing Period, Materially Adverse Amendments to the Charter, Definitive Agreement, and SPAR Agreement would likely only arise in, and only be possible in, the limited circumstances in which we extend the Closing Period. For example, if our business combination partner breaches its obligations to consummate the transaction, we expect that we would extend the Closing Period and seek to enforce our legal rights to specific performance, and consummate the transaction on the terms set forth in the Definitive Agreement. However, it is possible that we would reach a negotiated settlement in which the Definitive Agreement is amended. If any Materially Adverse Amendments are made or proposed during the Closing Period, the SPARs will remain generally non-transferable and we will provide a revocation window of at least 10 business days.

SPARs are not transferable during the Closing Period or a Closing Period Extension.

Post-Closing

Our Sponsor intends that, at or shortly after the time at which we consummate our business combination, 61,111,111 SPARC II Tontine Warrants will be distributed on a pro rata basis to holders who exercised their SPARs in connection with our business combination. SPARC II, and the SPARC II Tontine Warrants, would have terms substantially similar to that of our company. However, we cannot provide you with any assurance as to the formation of SPARC II, the distribution of the SPARC II Tontine Warrants, and the terms of such distribution or of the warrants.

Our Forward Purchase Agreement

We believe our ability to complete our business combination will be enhanced by having entered into the Forward Purchase Agreement. Prior to the Distribution, we will enter into a Forward Purchase Agreement with the Forward Purchasers (who are affiliates of Pershing Square) in the amount of $3.5 billion, a portion of which the Committed Forward Purchasers are obligated to purchase, and the remainder of which the Additional Forward Purchaser may elect to purchase. All shares purchased pursuant to the Forward Purchase Agreement will be purchased at the Final Exercise Price.

At the time we enter into a Definitive Agreement, we will announce the Final Exercise Price, which determines the Committed Forward Purchase amount. Also at that time, the Additional Forward Purchaser will announce the amount of the Additional Forward Purchase it will make, if any. We believe that the availability of the Forward Purchase will make us more attractive to potential business combination partners by increasing the likelihood that we will have sufficient capital to consummate a business combination. Further, because the total amount of the Forward Purchase will be announced before the SPAR Holder Election Period begins, it will provide SPAR holders with additional certainty of our ability to consummate the announced business combination.

The Committed Forward Purchasers will be obligated to invest $250.0 million if the Final Exercise Price is $10.00 per share, and a proportionately greater amount at a higher Final Exercise Price, up to a maximum commitment of $1.0 billion at a Final Exercise Price of $40.00 per share or greater. The Additional Forward Purchaser will have the right to purchase an additional $2.5 billion to $3.25 billion (such that the aggregate Forward Purchase does not exceed $3.5 billion) of Public Shares. The Additional Forward Purchaser may, but is not obligated to, provide a “backstop,” by agreeing to purchase a certain amount of Public Shares issuable in respect of Unelected SPARs (subject to the overall $3.5 billion maximum Forward Purchase). The Additional Forward Purchaser could commit to providing a backstop in advance, at the time of the Definitive Agreement, or could decide to purchase such shares during the Closing Period.

The Forward Purchase shares will have a per-share purchase price equal to the Final Exercise Price at which electing SPAR holders will purchase Public Shares. The table below illustrates how the size of the Committed Forward Purchase and the Additional Forward Purchase vary based upon the Final Exercise Price, as a dollar amount and as a percentage of the number of Public Shares issuable upon the exercise of all SPARs.

	Dollar Amount of Forward Purchase		Share Amount (as % of Public Shares)
Final Exercise Price	Committed Forward Purchase	Max. Additional Forward Purchase	Committed Forward Purchase	Max. Additional Forward Purchase
$10.00	$250.0 M	$3.25 B	20.5%	265.9%
$15.00	$375.0 M	$3.13 B	20.5%	170.5%
$20.00	$500.0 M	$3.0 B	20.5%	122.7%
$30.00	$750.0 M	$2.75 B	20.5%	75.0%
$40.00	$1.0 B	$2.5 B	20.5%	51.1%
$50.00	$1.0 B	$2.5 B	16.4%	40.9%

The purchase of the Forward Purchase shares will take place simultaneously with the closing of our business combination. The Committed Forward Purchasers’ obligation to purchase Forward Purchase shares will be allocated among the Committed Forward Purchasers from time to time as described herein, but may not be transferred to any other parties. The Additional Forward Purchaser’s right to purchase Additional Forward Purchase shares may be transferred, in whole or in part, to any entity that is managed by PSCM, but not to third parties. The Public Shares purchased pursuant to the Forward Purchase Agreement will be subject to certain transfer restrictions and will have registration rights.

The Sponsor Shares and Sponsor Preferred Shares

Our Sponsor has purchased, as of the date of this prospectus, 197,188 shares of Common Stock for an aggregate purchase price of $1,971,880, or $10.00 per share. The Sponsor Shares, following consummation of our business combination, will become Public Shares. If we determine to set the Final Exercise Price above the Minimum Exercise Price, we will carry out a reverse stock split of the Sponsor Shares at a ratio such that the effective purchase price per Sponsor Share equals the Final Exercise Price at which SPAR holders will purchase Public Shares. For example, if the Final Exercise Price is $20.00, we will carry out a 2-to-1 reverse stock split of the Sponsor Shares, such that half as many Sponsor Shares are outstanding and the effective purchase price paid for each Sponsor Share then outstanding will equal $20.00.

In order to fund our initial capital needs, our Sponsor will purchase, prior to the Distribution, 3,000 Sponsor Preferred Shares for an aggregate purchase price of $30,000,000. The Sponsor Preferred Shares generally do not have any voting rights, have a liquidation preference of $10,000 per share, rank higher in priority to our Common Stock and will automatically convert into Public Shares upon the consummation of our business combination. The Sponsor Preferred Shares are entitled to a cumulative annual dividend of 5.0%, payable in cash. We will pay the accrued dividends at the time of the conversion of the Sponsor Preferred Shares. The number of Public Shares issuable upon conversion will equal the aggregate liquidation preference of the Sponsor Preferred Shares, divided by the Final Exercise Price. Our Sponsor will have paid the same per-share price to acquire Public Shares upon conversion as exercising SPAR holders and, because the dividends are payable only in cash, the Sponsor Preferred Shares will not have a dilutive effect on stockholders. Our Sponsor may, but is not obligated to, purchase additional Sponsor Preferred Shares prior to our business combination in order to provide us with additional working capital. The Sponsor Preferred Shares are generally not transferable, and the Public Shares issuable upon the conversion thereof will have certain registration rights.

Prior to the time at which this Registration Statement becomes effective, we will file an amendment that includes an audited balance sheet reflecting at least $5,000,001 of the proceeds from the sale of the Sponsor Preferred Shares having been deposited in the Custodial Account. We will not release such funds from the Custodial Account except in connection with the consummation of our business combination, an Early Termination, or the expiration of the SPARs.

We will use the proceeds from the sale of the Sponsor Shares and Sponsor Preferred Shares, other than the amount held in escrow, to pay expenses in connection with the Distribution and for our operating expenses, including search costs for identifying a potential business combination partner and other expenses related to executing a business combination.

Sponsor Warrants and Director Warrants

Issuance and Terms of Private Warrants. Prior to the Distribution, we will issue the Sponsor Warrants to our Sponsor, and the Director Warrants to certain of our independent director nominees. The Sponsor Warrants will be exercisable, in the aggregate, for 4.95% of the Public Shares that are outstanding as of the time immediately following the consummation of our business combination, on a fully diluted basis (such 4.95% of shares, the “Reference Shares”). The Sponsor Warrants will have an exercise price equal to 120% of the Final Exercise Price (the “Reference Price”), meaning that our Sponsor will participate in the value of our business combination only if the Public Shares appreciate by at least 20% above the price at which SPAR holders purchase Public Shares. For example, if the Final Exercise Price is $10.00 per share, the Reference Price will be $12.00. Our Sponsor may exercise the Sponsor Warrants on a cashless basis, in which case it would receive upon exercise the number of shares equal to the number of Reference Shares, multiplied by (x) the “fair market value” of a Public Share in excess of the Reference Price, divided by (y) the fair market value of a Reference Share. As used above, “fair market value” refers to the volume-weighted average trading price of a Public Share over the 10 consecutive trading days ending on the third trading day prior to a notice of exercise being sent.

The Director Warrants will be identical to the Sponsor Warrants, except that (i) the Director Warrants will be exercisable, in the aggregate, for approximately 0.216% of the Public Shares that are outstanding as of the time immediately following the consummation of our business combination, on a fully diluted basis; (ii) the Director Warrants will generally not be exercisable until one year after the consummation of our business combination (and after any such exercise, Public Shares issued upon exercise will be saleable or tradeable, subject to applicable securities laws); (iii) the Director Warrants will not be saleable or transferable until three years after the consummation of our business combination (provided that Public Shares issuable upon exercise of the Director Warrants will be saleable or tradeable as set forth in clause (ii)). In the event a director nominee resigns for any reason prior to the exercise or sale of his or her Director Warrants, we will be entitled, at our election, to repurchase in full such director’s Director Warrants (and if we do not elect to make such repurchase, our Sponsor may repurchase the warrants). The repurchase price in each case will be $1,000,000 with respect to each director, or $4,000,000 in the aggregate.

The Sponsor Warrants and the Director Warrants will be exercisable, in the aggregate, for approximately 5.166% of the outstanding Public Shares of the post-combination company.

The Private Warrants will generally not be saleable or transferable until three years after the consummation of our business combination and are subject to certain adjustments as described herein. The Public Shares issuable upon exercise of the Private Warrants will generally not be saleable or transferable until three years after the consummation of our business combination and will have certain registration rights. The Private Warrants will expire on the date that is 10 years from the consummation of our business combination. The Private Warrants may be exercised in whole or in part and, other than as provided above, will not be subject to redemption or any repurchase right.

Effect of Sponsor Warrants and Director Warrants on Ownership

The unique structure of our Sponsor Warrants and Director Warrants, which are exercisable for a fixed percentage of the pro forma post-combination company, will have different effects on the ownership interest of public stockholders in the post-combination company, and that of the owners of the business combination partner (assuming such stockholders remain investors in the post-combination company) as compared to the typical structure of special purpose acquisition companies, in which the sponsor maintains an ownership interest equal to 25% of that of its public stockholders in the post-combination company (or greater, in the case of redemptions).

Though the number of shares issuable to the holders of the Sponsor Warrants and Director Warrants (for purposes of this discussion, the “Private Holders”) is determined with respect to 4.95% and 0.216%, respectively, of the fully diluted Public Shares outstanding immediately following the business combination, the actual ownership stake of the Private Holders in the post-combination business upon exercise will differ significantly depending on the fair market value. At or below the Reference Price (120% of the Final Exercise Price), the Private Holders will not have any ownership stake. Accordingly, there will be no dilutive effect on our security holders who become holders of Public Shares (for the purposes of this discussion, the “Public Stockholders,” which includes both exercising SPAR holders and the Forward Purchasers). Above the Reference Price, the holders would receive upon exercise a number of shares calculated as provided above. At higher market prices, the ownership stake (and overall dilutive effect on Public Stockholders) increases towards its limit of approximately 5.166%.

Compared to a conventional SPAC, in which the dilutive effect of the sponsor promote increases significantly as the SPAC owns a larger percentage of the post-combination company, the dilutive effect from our Sponsor Warrants and Director Warrants does not vary based on the relative size of our business combination partner. In a conventional SPAC, all stockholders other than the sponsor experience immediate dilution as a result of the sponsor promote, regardless of whether the stock price of the post-combination company increases or decreases.

As an example, assume a transaction in which the Final Exercise Price is $10.00, the valuation of the post-combination company is $8.0 billion (with 800 million shares outstanding, based on the initial per-share value of $10.00), and our company contributes $2.0 billion in proceeds from the exercise of our SPARs, the sale of the Sponsor Preferred Shares and the Forward Purchase. In such a transaction, our stockholders (including the Forward Purchasers) would initially own 25% of the post-combination company. The number of Reference Shares, calculated as 5.166% of the fully diluted shares outstanding, would be approximately 44 million. However, upon a cashless exercise of the Private Warrants, the Private Holders would likely receive substantially fewer than 44 million shares, as they are receiving only that number of shares equivalent to the value of the Reference Shares in excess of the exercise price. As a result, the Private Holders would own less than 5.166% of the company and have a dilutive impact on Public Stockholders of less than 5.166%.

At a fair market value lower than $12.00 per share, the Private Warrants would be out-of-the-money and therefore would not be exercised. At a fair market value of $15.00 per share, a 50% increase in our stock price, the holders of the Private Warrants would be issued approximately 8.7 million Public Shares (the value of 44 million Reference Shares in excess of the $12.00 Reference Price, divided by the $15.00 fair market value), constituting ownership of 1.1% of the post-combination company. Our Public Stockholders would own 24.7% of the post-combination company (a 0.3% decrease in ownership, representing dilution of 1.1%).

At a fair market value of $30.00 at the time of exercise, a three-fold increase in our stock price, the holders of the Private Warrants would be issued approximately 26.1 million Public Shares upon exercise. The holders of the Private Warrants would thereby own 3.2% of the post-combination company, and the Public Stockholders would own 24.2% of the post-combination company (a 0.8% decrease, or 3.2% dilution).

As shown below, the size of the ownership stake of all Public Stockholders decreases proportionately with a larger deal size. However, the dilutive effect for Public Stockholders does not vary significantly with deal size, nor does the ownership of the Private Holders—for each one percent of ownership acquired by the Private

Holders, the Public Stockholders are diluted by one percent. The maximum amount of dilution is 5.166%. The illustration below assumes total proceeds of $2.0 billion are contributed by our company in the transaction.

Fair Market Value of Public Share	Post-Combination Company Equity Value
	$4.0B	$8.0B	$12.0B	$20.0B	$40.0B	Public Dilution	Private Ownership
	Public Ownership
$10.00	50.0%	25.0%	16.7%	10.0%	5.0%	0.0%	0.0%
$12.00	50.0%	25.0%	16.7%	10.0%	5.0%	0.0%	0.0%
$15.00	49.5%	24.7%	16.5%	9.9%	4.9%	1.1%	1.1%
$20.00	48.9%	24.5%	16.3%	9.8%	4.9%	2.1%	2.1%
$25.00	48.6%	24.3%	16.2%	9.7%	4.9%	2.8%	2.8%
$30.00	48.4%	24.2%	16.1%	9.7%	4.8%	3.2%	3.2%
$100.00	47.7%	23.9%	15.9%	9.5%	4.8%	4.6%	4.6%

Corporate Information

Our offices are located at 787 Eleventh Avenue, 9th Floor, New York, NY 10019, and our telephone number is (212) 813-3700. Upon the closing of the Distribution, our website address will be http://www.[●].com. Our website and the information contained on, or that can be accessed through, the website is not deemed to be incorporated by reference in, and is not considered to be part of, this prospectus or the Registration Statement of which this prospectus is a part. You should not rely on any such information in making your decision whether to invest in our securities.

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, or the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.

We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our Common Stock held by non-affiliates exceeds $700.0 million as of the prior June 30th and (2) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” shall have the meaning associated with it in the JOBS Act.

The SPARs Distribution

You should carefully consider the risks set forth in the section of this prospectus entitled “Risk Factors.”

Securities Offered	We are distributing, at no cost to the recipients, 61,111,111 subscription warrants, each exercisable for two Public Shares at a Minimum Exercise Price of $10.00 per share.

In connection with entering into the Definitive Agreement, we will determine the Final Exercise Price of the SPARs, which will be no less than $10.00 per share and is not subject to any maximum.

No fractional SPARs will be issued, no cash will be paid in lieu of any fractional SPAR amounts, and any such fractional amount will be rounded down to the nearest whole number. SPARs may be exercised only in full (i.e., for two Public Shares), and not in part. No fractional Public Shares will be issued upon the exercise of the SPARs.

The SPARs will be generally non-transferable at all times other than in connection with the SPAR Holder Election Period. In connection with the SPARs becoming exercisable, we will seek to have our SPARs quoted on the OTCQX marketplace of the OTC Markets Group or other quotation service. This will require, among other things, that at least one market maker publishes quotations for SPARs, and that a Form 211 is submitted to, and approved by, FINRA. The quotation of SPARs on the OTCQX marketplace, as compared to being listed on a national securities exchange such as the NYSE or the Nasdaq, may present significant risks to the holders of SPARs, including lower availability and efficiency of market price quotations, significantly less liquidity, increased trading costs, the absence of certain corporate governance protections, and the applicability of state securities laws that could result in restrictions on the sale of our SPARs. See Quotation of SPARs, page 5, and Risk Factors, page 57.

Notwithstanding the foregoing, SPARs may be transferred: (i) upon death by will or intestacy; (ii) by instrument to an inter vivos or testamentary trust in which the SPARs are to be passed to beneficiaries upon the death of the trustee; (iii) pursuant to a court order; or (iv) by operation of law, including a consolidation or merger, or in connection with the dissolution of any partnership, limited liability company, corporation or other entity.

Distribution	The SPARs will be distributed to the former owners of the Class A common stock and distributable redeemable warrants of PSTH as of July 25, 2022 (the last day of trading for PSTH securities). 50,000,000 SPARs will be distributed in respect of the 200,000,000 shares of PSTH Class A common stock, and 11,111,111 SPARs will be distributed in respect of each of the 22,222,222 distributable redeemable warrants of PSTH.

We expect that the SPARs will be distributed as soon as practicable after the date on which this Registration Statement becomes effective.

Search Period	Following the Distribution, we will begin our search for a business combination partner, conduct due diligence on potential business combination partners, and negotiate the Definitive Agreement. Upon entering into the Definitive Agreement, we will announce the Final Exercise Price. The SPARs will generally not be transferable or exercisable during the Search Period.

Disclosure Period	As soon as practicable following the time at which we have entered into a Definitive Agreement with respect to our business combination, we will file the Business Combination Registration Statement, which will include comprehensive information regarding the proposed business combination, including with respect to all payments, incentives, benefits and any potential conflicts of interest involving our Sponsor or its affiliates. We will also seek to satisfy all Disclosure Period Closing Conditions, which includes all express closing conditions other than those that can only be satisfied at a later date. Once the Disclosure Period Closing Conditions have been satisfied and the Business Combination Registration Statement has become effective, we will distribute the Business Combination Registration Statement to SPAR holders. The SPARs will generally not be transferable or exercisable during the Disclosure Period.

SPAR Holder Election Period	The SPAR Holder Election Period will begin upon the mailing of the Business Combination Registration Statement. SPAR holders will have 20 business days to submit an Election, at which time they will submit the applicable exercise payment to be held in the Custodial Account. An Election is an offer to exercise the number of SPARs indicated on their notice of Election and purchase the number of underlying Public Shares. Elections will not be revocable except in certain limited circumstances. The SPARs will first become transferable in connection with the SPAR Holder Election Period, and we anticipate that they will be quoted on the OTCQX. The SPARs will again become generally non-transferable upon the earlier of (i) submission of an Election and (ii) two trading days prior to the end of the SPAR Holder Election Period.

If the business combination is abandoned, all Elections will be rejected, the SPARs will remain with their respective holders, and will be generally non-transferable. Any payments held in the Custodial Account will be promptly returned to electing SPAR holders, with interest and net of taxes. The company will seek a new business combination.

In certain circumstances, the Board may extend or postpone the SPAR Holder Election Period, subject to the Closing Deadline, which requires that we hold investor funds in the Custodial Account for no longer than 10 months, and that we liquidate our company if we have not prior consummated the business combination or returned funds in connection with abandoning the business combination.

Closing Period	Following the SPAR Holder Election Period, the company will assess whether the Final Closing Conditions have or will be satisfied, including with respect to the available proceeds from the expected exercise of SPARs, the Forward Purchase, and any other financing. No later than 10 business days after the SPAR Holder Election Period ends, the company will publicly disclose its decision to either (i) consummate the business combination, (ii) abandon the business combination or (iii) in very limited circumstances described below, extend the Closing Period. If all remaining closing conditions are satisfied or waived, the Closing will occur within two business days thereafter. Elected SPARs will be exercised, Public Shares of the post-combination company will be issued, and Unelected SPARs will expire worthless.

Except in connection with a Closing Period Extension, if any closing condition remains outstanding at this time, the transaction will be abandoned. In such case, all Elections will be rejected, and the SPARs will remain unexercised and with their holders, and will generally be non-transferable until we enter into a new SPAR Holder Election Period in connection with an alternate transaction. Funds held in the Custodial Account will be promptly returned to electing SPAR holders, with interest and net of taxes.

If the company is unable to consummate the business combination due to (i) an injunction by a governmental authority or (ii) a legal dispute with its business combination partner, only then may the Board decide to extend the Closing Period. During the Closing Period Extension, which will end on the date that is 10 months from the start of the SPAR Holder Election Period, exercise payments will continue to be held in the Custodial Account. SPARs are not transferable during the Closing Period or a Closing Period Extension. If the transaction is abandoned during, or the Closing does not occur by the Closing Deadline, funds held in the Custodial Account will be promptly returned to electing SPAR holders, the SPARs will expire, and the company will liquidate.

Expiration	The SPARs will expire upon the earlier to occur of (i) the consummation of our business combination, (ii) the abandonment of or failure to consummate a business combination by the Closing Deadline and (iii) the date that is 10 years from the issuance of our SPARs.

Issuance of Public Shares	We will issue our Public Shares in connection with the closing of our business combination. Depending on the form our transaction takes, the Public Shares may be issued in the form of our common stock or as shares of a different entity.

Distribution of SPARC II Tontine Warrants	Our Sponsor intends to form an acquisition company, SPARC II, substantially similar to ours. In connection with the consummation of our business combination, SPARC II would distribute 61,111,111 of its subscription warrants, or SPARC II Tontine Warrants, on a pro rata basis, to SPAR holders who exercised their SPARs in connection with our business combination.

We cannot guarantee that our Sponsor will form such an entity or carry out such a distribution, nor can we guarantee that the terms of any such company or securities would not differ materially from those of our company.

Use of Proceeds	We will use the proceeds from the sale of the Sponsor Shares ($1,971,880) and the Sponsor Preferred Shares (expected to be $30.0 million, less the amount held in escrow) to fund the costs of the Distribution and our operating costs. Of such proceeds, $5,000,001 will be held in the Custodial Account until the earlier of the consummation of our business combination or the liquidation of our company, which will be reflected in an audited balance sheet included in an amendment to this Registration Statement prior to the time at which the Registration Statement becomes effective. We will not obtain any proceeds from public investors in connection with the Distribution. Public investors will not provide capital until the SPAR Holder Election Period, and we will not receive any public investor funds unless and until such funds are released from the Custodial Account in connection with the Closing.

The aggregate proceeds from the exercise of the SPARs at the Minimum Exercise Price of $10.00 per share will be approximately $1.2 billion, assuming all SPARs are exercised. There is no maximum Final Exercise Price, and accordingly, no maximum amount of proceeds we could raise.

We will also have up to $3.5 billion of proceeds from the Forward Purchase Agreement, of which $250.0 million to $1.0 billion (depending on the Final Exercise Price) the Committed Forward Purchasers will be obligated to purchase.

All proceeds from the exercise of the SPARs will be held in an interest-bearing Custodial Account, and will not be released until our business combination (other than in connection with the payment of certain taxes on interest income earned on the funds in the Custodial Account) or until funds are to be returned to SPAR holders in connection with the abandonment of a transaction. We will use the proceeds from the exercise of SPARs and the sale of the Forward Purchase shares to fund our business combination.

Transferability of SPARs	The SPARs will only be transferable in connection with the SPAR Holder Election Period. During the SPAR Holder Election Period, SPARs will be transferable until the earlier of (i) the submission of an Election with respect to a SPAR and (ii) for Unelected SPARs, the time that is two trading days prior to the last day on which Elections may be submitted. At all other times, the SPARs will generally not be transferable.

No Board Recommendation	Our Board is not, at this time, making any recommendation regarding the exercise of our SPARs. Holders of SPARs are urged to make their decision based on their own assessment of our company and the proposed business combination.

Rights of SPAR Holders	SPAR holders will have the right to revoke their Elections only in the event that a proposed amendment to the Charter, SPAR Agreement or Definitive Agreement, in the reasonable, good-faith judgment of our independent directors, would have a materially adverse impact on SPAR holders (which we refer to as Materially Adverse Amendments), and only during certain periods.

Amendments to the Charter or Definitive Agreement. SPAR holders will have no right to vote on or approve any amendments to the Charter or the Definitive Agreement, as they will not be stockholders prior to the consummation of our business combination. If, during the SPAR Holder Election Period, we make a Materially Adverse Amendment to the Charter or Definitive Agreement, we will provide holders with a minimum of 10 business days in which they can choose to revoke their Elections. The SPAR Holder Election Period will continue through this revocation window, such that the SPARs will remain transferable, and SPAR holders who have not previously submitted an Election will still be able to do so.

Amendments to the SPAR Agreement: Following the SPAR Holder Election Period, no Materially Adverse Amendments to the SPAR Agreement will be permitted. If a Materially Adverse Amendment to the SPAR Agreement is proposed at any time following the Distribution, the amendment will require the approval of holders of a majority of the SPARs present and voting on such matter. If such amendment is proposed during the SPAR Holder Election Period, SPAR holders will be able to indicate, along with their vote, whether they wish to revoke their Elections in the event that the amendment is approved. If the amendment is not approved, no revocations will occur.

During the Closing Period, Materially Adverse Amendments to the Charter, and Definitive Agreement would likely only arise in, and only be possible in, the limited circumstances in which we extend the Closing Period. If any Materially Adverse Amendments are made or proposed during the Closing Period, the SPARs will remain generally non-transferable and we will provide a revocation window of at least 10 business days. No Materially Adverse Amendments to the SPAR Agreement will be permitted during the Closing Period or any extension thereof.

The Board, in its sole discretion, may provide a revocation right in other circumstances, or decide to extend or postpone the SPAR Holder Election Period, but it is under no obligation to do so other than as provided above. Holders of SPARs should not submit an Election unless they are certain that they wish to exercise their SPARs and acquire Public Shares.

Material U.S. Federal Income Tax Considerations of the Distribution	Although the matter is not free from doubt, we expect that U.S. Holders (as defined below) will recognize ordinary income upon their receipt of SPARs in an amount equal to the fair market value of the SPARs when received. We do not expect any such income to qualify for the dividends received deduction or to be treated as qualified dividend income.

We also expect that a Non-U.S. Holder (as defined below) will be subject to withholding tax upon receipt of the SPARs in an amount equal to 30% (possibly subject to reduction under an applicable income tax treaty) of the fair market value of the SPARs at such time, unless the receipt of the SPARs is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base that such holder maintains in the United States).

You should seek specific tax advice from your tax advisors in light of your particular circumstances and as to the applicability and effect of any other tax laws. See United States Federal Income Tax Considerations.

Procedures for Exercising SPARs	Beginning promptly after the Business Combination Registration Statement is distributed to SPAR holders, the SPAR Holder Election Period will begin. Holders will have 20 business days to submit their Elections and their exercise payments, which will be held in the Custodial Account. An Election is an irrevocable offer (subject to certain limited exceptions) to have such exercise payments released to our company and to have such SPARs be exercised in order to acquire Public Shares. Our decision to proceed with the business combination constitutes an acceptance of an electing SPAR holder’s irrevocable offer to acquire Public Shares through the exercise of their SPARs. A decision to abandon the business combination constitutes a rejection of the offer.

The Business Combination Registration Statement will provide detailed information regarding the procedures for submitting Elections, payment, and the exercise of SPARs.

Warrant Agent	We anticipate retaining Continental Stock Transfer & Trust as warrant agent.

Fees and Expenses	We are not charging any fee or sales commission to issue and distribute SPARs, or to issue Public Shares upon the exercise thereof (other than the Exercise Price). If you exercise your SPARs through a custodian bank, broker, dealer or other nominee, you are responsible for paying any fees your nominee may charge you.

Proposed OTCQX symbol	“[●]”

The SPARs will generally not be transferable until and only in connection with the SPAR Holder Election Period. In connection with the SPARs becoming transferable, we intend to have our SPARs quoted on the OTCQX marketplace of the OTC Markets Group or other quotation service. See Quotation of SPARs, page 5, and Risk Factors, page 57.

OTCQX Quotation Standards	We expect that our SPARs, when transferable, will be quoted on the OTCQX. The OTCQX requires blank check companies to comply with the OTCQX U.S. initial quotations standards which are less stringent than the listing standards applicable to special purpose acquisition companies on the NYSE or NASDAQ. For a comparison of OTCQX U.S. initial quotation standards to NYSE and NASDAQ initial listing standards, see Our Company - Comparison of This Offering to Other Blank Check Companies - Comparison of Requirements for Listing or Quotation.
Commencement of Quotation of Securities	We expect that the SPARs will become transferable and quoted on the OTCQX shortly after we distribute the Business Combination Registration Statement relating to our business combination, and no later than the first date on which holders may submit Elections. The SPARs will again become generally non-transferable upon the earlier of (i) an Election with respect to such SPAR having been submitted during the SPAR Holder Election Period and (ii) the date that is two trading days prior to the end of the SPAR Holder Election Period. Following the SPAR Holder Election Period, Unelected SPARs will remain outstanding until their expiration, but will generally not be transferable, and will not have any value unless we abandon the business combination and pursue a new business combination. We expect that our Public Shares will begin trading on or shortly after their issuance. Depending on the form our business combination takes, the Public Shares of the post-combination company may be issued as our Common Stock or as shares of a different entity.

No fractional SPARs or Public Shares will be issued, and only whole SPARs and Public Shares will trade.

Outstanding Common Stock:

Number Outstanding Before the Distribution:	197,188 Sponsor Shares[1]

Number Outstanding After the Distribution:	197,188 Sponsor Shares[2]

[1]

197,188 shares of Common Stock, or Sponsor Shares, purchased by our Sponsor at a price of $10.00 per share in private placements prior to the date of this prospectus, and subject to a reverse stock split in proportion to any increase in the SPAR exercise price. Does not include shares issuable upon the conversion of the Sponsor Preferred Shares.

[2]	Does not include 122,222,222 Public Shares issuable upon exercise of 61,111,111 SPARs.

Number Outstanding Upon Closing:	150,419,410 Public Shares[3]

Sponsor Shares	Our Sponsor has purchased, as of the date of this prospectus, 197,188 Sponsor Shares for an aggregate purchase price of $1,971,880 Sponsor Shares, or $10.00 per share. These purchases took place on the following dates and in the following amounts: November 10, 2021 (1,000 Sponsor Shares); November 22, 2021 (22,660 Sponsor Shares); February 22, 2022 (4,383 Sponsor Shares); and May 26, 2022 (169,145 Sponsor Shares). If the Final Exercise Price is higher than $10.00, the Sponsor Shares will be subject to a reverse stock split such that the aggregate purchase price paid for the Sponsor Shares, divided by the number of Sponsor Shares outstanding immediately following the reverse stock split, equals the Final Exercise Price. Prior to the consummation of our business combination, the Sponsor Shares may be transferred only to affiliates of PSCM. The Sponsor Shares will have certain registration rights.

Forward Purchase Agreement	Prior to the Distribution, we will enter into a Forward Purchase Agreement with the Forward Purchasers (affiliates of Pershing Square) for an aggregate of $3.5 billion, a portion of which the Committed Forward Purchasers will be required to purchase, and the remainder of which the Additional Forward Purchaser may elect to purchase. The Committed Forward Purchasers will be obligated to purchase a minimum of $250.0 million of Public Shares if the Final Exercise Price is $10.00 per share, and a proportionately greater amount up to $1.0 billion at a Final Exercise Price of $40.00 per share or greater. The Additional Forward Purchaser may elect to purchase up to the amount not subject to the obligations of the Committed Forward Purchasers and, at the time we enter into a Definitive Agreement, will commit to the amount of Public Shares it will purchase. The Additional Forward Purchaser may, but is not obligated to, provide a “backstop” by agreeing (at the time of entering into the Definitive Agreement or at any time prior to the Closing) to purchase Public Shares in the amount of any Unelected SPARs, subject to the overall $3.5 billion maximum Forward Purchase.

The Public Shares purchased pursuant to the Forward Purchase Agreement will have a purchase price equal to the Final Exercise Price at which SPAR holders will purchase Public Shares, and the purchases will take place simultaneously with the closing of our business combination.

[3]

Assumes a Final Exercise Price of $10.00. Includes (i) 197,188 Sponsor Shares, (ii) 3,000,000 Public Shares issuable upon conversion of the Sponsor Preferred Shares, (iii) 25,000,000 Committed Forward Purchase shares and (iv) 122,222,222 Public Shares issued in connection with the exercise of all SPARs being distributed. Does not include any Additional Forward Purchase shares, shares issuable upon the purchase of additional Sponsor Preferred Shares by our Sponsor, or any additional shares that may be issued. Prior to the consummation of our business combination, we will amend our Charter to increase the number of shares of Common Stock authorized for issuance.

The Committed Forward Purchasers’ obligation to purchase the Committed Forward Purchase shares may be allocated among the Committed Forward Purchasers from time to time, but may not be transferred to any third parties. The Additional Forward Purchaser’s right to purchase the Additional Forward Purchase shares may be transferred, in whole or in part, to any Affiliate Transferee, but not to third parties.

The Public Shares purchased pursuant to the Forward Purchase Agreement will be subject to certain transfer restrictions and, as long as such shares are held by the Forward Purchasers or their permitted transferees, will have certain registration rights.

Sponsor Preferred Shares	In order to fund our initial capital needs, our Sponsor will purchase, prior to the Distribution, an aggregate of $30,000,000 of mandatorily convertible cumulative preferred shares, par value $0.0001 per share, which we refer to as the “Sponsor Preferred Shares.” The Sponsor Preferred Shares generally do not have any voting rights, have a liquidation preference of $10,000 per share, rank higher in priority to our Common Stock and will automatically convert into Public Shares upon the consummation of our business combination. The Sponsor Preferred Shares are entitled to a cumulative annual dividend of 5.0%, payable in cash. We will pay all accrued dividends at the time of the conversion of the Sponsor Preferred Shares. The number of Public Shares issuable upon conversion will equal the aggregate liquidation preference of the Sponsor Preferred Shares, divided by the Final Exercise Price (i.e., at the Minimum Exercise Price of $10.00 per share, $30,000,000 of Sponsor Preferred Shares would convert into 3,000,000 Public Shares). The Sponsor Preferred Shares may be transferred only to affiliates of PSCM, and the Public Shares issuable upon the conversion thereof will have certain registration rights.

At least $5,000,001 of the proceeds from the Sponsor Preferred Shares will be held in the Custodial Account, from which funds can be released only in connection with the consummation of our business combination or the liquidation of our company.

Sponsor Warrants

Prior to the Distribution, we will issue the Sponsor Warrants to our Sponsor. The Sponsor Warrants will be exercisable, in the aggregate, for 4.95% of the Public Shares that are outstanding as of the time immediately following the consummation of our business combination, on a fully diluted basis (such 4.95% of shares, the “Reference Shares”). The Sponsor Warrants will have an exercise price equal to 120% of the Final Exercise Price (the “Reference Price”), meaning that our Sponsor will participate in the value of our business combination only if the Public Shares appreciate by at least 20% above the price at which SPAR holders purchase their Public Shares. If the Final Exercise Price is $10.00, the Reference Price will be $12.00. Our Sponsor may exercise the Sponsor Warrants on a cashless basis, in which case it would receive upon exercise the number of shares equal to the number of Reference Shares, multiplied by (x) the “fair market value” of a Public Share in excess of the Reference Price, divided by (y) the fair market value of a Reference Share. As used above, “fair market value” refers to the volume-weighted average trading price of a Public Share over the 10 consecutive trading days ending on the third trading day prior to a notice of exercise being sent.

The Sponsor Warrants will generally not be saleable or transferable until three years after the consummation of our business combination and are subject to certain adjustments as described herein. The Public Shares issuable upon exercise of the Sponsor Warrants will generally not be saleable or transferable until three years after the consummation of our business combination and will have certain registration rights (except to certain permitted transferees and as described under the section of this prospectus entitled “Principal Stockholders—Restrictions on Transfers of Sponsor Warrants”). The Sponsor Warrants will expire on the date that is 10 years from the consummation of our business combination. The Sponsor Warrants may be exercised in whole or in part and will not be subject to redemption.

Director Warrants	Prior to the Distribution, we will issue the Director Warrants to certain of our independent director nominees. The Director Warrants are identical to the Sponsor Warrants, except that they are exercisable, in the aggregate, for 0.216% of the Public Shares outstanding as of the time immediately following the consummation of our business combination, on a fully diluted basis. The Sponsor Warrants and the Director Warrants will be exercisable, in the aggregate, for approximately 5.166% of the outstanding Public Shares.

The Director Warrants will generally not be exercisable until one year after the consummation of our business combination (and after any such exercise, Public Shares issued upon exercise will be saleable or tradeable subject to applicable securities laws). In the event a director nominee resigns for any reason prior to the exercise or sale of his or her Director Warrants, we will be entitled, at our election, to repurchase in full such director’s Director Warrants (and if we do not elect to make such repurchase, our Sponsor may repurchase the warrants). The repurchase price in each case will be $1,000,000 with respect to each director, or $4,000,000 in the aggregate. Any such repurchase will be paid with funds from our operational account, not the Custodial Account.

Registration Rights Agreement

Concurrently with the Distribution, we will enter into a Registration Rights Agreement with our Sponsor, the Forward Purchasers and our independent director nominees, pursuant to which we will be required to use commercially reasonable efforts to file a registration statement within 120 days of our business combination, and use our best efforts to cause such registration statement to be declared effective as soon as practicable (but in no event later than 60 days) thereafter, providing for the resale, under Rule 415 of the Securities Act, of (i) the Sponsor Shares, (ii) the Public Shares issuable upon the conversion of the Sponsor Preferred Shares, (iii) the Public Shares issuable upon exercise of the Sponsor Warrants, (iv) the Public Shares issuable upon exercise of the Director Warrants, (v) the Public Shares issued pursuant to the Forward Purchase Agreement, and (vi) any other shares of the company that the parties to the Registration Rights Agreement have purchased on the open market, subject to certain conditions as provided in the Registration Rights Agreement. The parties to the Registration Rights Agreement, and their permitted transferees, will be entitled to make up to 10 demands that we register these, and will have certain “piggyback rights” with respect to other registration statements filed by the company. The post-combination company will bear the cost of registering these securities.

Voting	All matters submitted to a vote of stockholders will require the approval of the holders of a majority of our outstanding Common Stock. Any stockholder approvals required in connection with our business combination will be obtained prior to the issuance of our Public Shares, through a consent of our Sponsor, the sole owner of our Common Stock prior to the consummation of our business combination. Accordingly, our investors will not have the opportunity to vote in favor of or against our proposed business combination. If the holders of our SPARs disapprove of the proposed transaction, their recourse will be limited to choosing not to exercise their SPARs and/or selling their SPARs during the SPAR Holder Election Period.

Except as provided otherwise in the SPAR Agreement, amendments (not including, among other things, determination of the Final Exercise Price) to the SPAR Agreement will not require the approval of the holders of a majority warrants present and voting on such amendment.

Anticipated expenses and funding sources

Our Sponsor has purchased, as of the date of this prospectus, 197,188 Sponsor Shares for an aggregate price of $1,971,880, and intends to purchase 3,000 Sponsor Preferred Shares prior to the Distribution, for an aggregate purchase price of $30,000,000. Of our Sponsor’s initial investment in our company, $5,000,001 will be held in the Custodial Account until the earlier of the consummation of our business combination or the liquidation of our company, and will not be available to fund our operating expenses. The funds received in connection with submission of Elections will be held in an interest-bearing Custodial Account. Such funds will be held in cash, or at our election, invested in U.S. Treasury obligations with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in U.S. Treasury obligations. We will disclose in each quarterly and annual report filed with the SEC prior to our business combination whether the proceeds deposited in the Custodial Account are in cash or are invested in U.S. Treasury obligations or money market funds or a combination thereof. Except for any amounts paid in respect of taxes on any interest earned on the funds in the Custodial Account, unless and until the consummation of our business combination or the liquidation of our company, no proceeds held in the Custodial Account will be available for our use. In no event will funds be held in the Custodial Account for longer than 10 months.

Although we may invest funds received in connection with the submission of Elections as described above, we are not, we do not hold ourselves out as, and we do not propose to be engaged primarily in the business of investing, reinvesting, or trading in securities. We are, we hold ourselves out as, and we propose to be engaged primarily in the business of engaging in a business combination with an operating business. To the extent that you submit your SPARs for Election, you should do so only because you wish to invest in the operating business described in our Post-Effective Amendment and not because we may choose to invest funds received in the U.S. Treasury obligations and/or money market funds described above.

Until the consummation of our business combination, the only funds available to pay our operating costs will be:

•	proceeds from sales of Sponsor Shares and Sponsor Preferred Shares; and

•	any additional investments from our Sponsor, members of our Management Team or their affiliates or third parties, although they are under no obligation to advance funds or invest in us.

There is no limitation on our ability to raise funds privately, including through the sale of additional Sponsor Preferred Shares. Any transactions with our Sponsor or its affiliates entered into after the Distribution will be subject to our code of ethics, and will require the approval of our audit committee.

Release of funds in Custodial Account

If, during the SPAR Holder Election Period, we are unable to consummate our business combination, all amounts held in the Custodial Account will be returned, inclusive of interest, net of taxes and without penalty, on a pro rata basis to all electing holders of our SPARs. Concurrently with the consummation of our business combination all amounts held in the Custodial Account will be released to us. We will use these funds to pay all or a portion of the consideration payable to the target or owners of the target of our business combination and to pay other expenses associated with our business combination. If our business combination is paid for using equity or debt instruments, or not all of the funds released from the Custodial Account are used for payment of the consideration in connection with our business combination, we may apply the balance of the cash released to us from the Custodial Account for general corporate purposes, including for maintenance or expansion of operations of post-combination businesses, the payment of principal or interest due on indebtedness incurred in completing our business combination, to fund the purchase of other companies or make other investments, or for working capital.

Structure of business combination	Our business combination may be structured in a variety of ways, including, but not limited to, a merger, capital stock exchange, asset acquisition, stock purchase, or reorganization, provided that it shall meet the definition of “initial business combination” applicable to SPACs under the NYSE listing rules.

Limited payments to insiders	Certain of our independent directors will receive cash compensation for their service as directors. Certain of our independent director nominees will receive Director Warrants, which will generally not be exercisable until one year after the consummation of our business combination (and after any such exercise, Public Shares issued upon exercise will be saleable or tradeable, subject to applicable securities laws) and thereafter be subject to repurchase by us (and if we do not elect to make such repurchase, our Sponsor may repurchase the warrants) at an aggregate cost for all Director Warrants of $4.0 million. Our independent directors may be reimbursed for reasonable out-of-pocket expenses in connection with their services in such capacity. Otherwise, there will be no finder’s fees, reimbursements, consulting fees, or cash or non-cash payments made to our Sponsor, directors, director nominees or officers, or their affiliates, for services rendered to us prior to or in connection with the completion of our business combination.

The following payments will be made to our Sponsor, directors, director nominees or officers, or their affiliates, prior to the completion of our business combination:

•

Compensation of $275,000 per year, payable on a quarterly basis, to certain of our independent directors and an additional $25,000 per year, payable on a quarterly basis, to the chairs of each of our board committees; and

•	Reimbursement for any out-of-pocket expenses related to identifying, investigating and completing our business combination.

Our audit committee will review on a quarterly basis all payments that were made to our Sponsor, directors or officers, or their affiliates.

Corporate Governance and Board Committees

Although our SPARs will not be listed on the NYSE, our Charter and the SPAR Agreement will require us to comply with the corporate governance provisions of the NYSE listing rules. Accordingly, a majority of our Board will be independent, and we will, among other things, maintain and adopt charters for our audit committee, compensation committee, and nominating and corporate governance committee. Our audit committee will be composed entirely of independent directors and will, among other things, monitor compliance with the terms described above and the other terms relating to the Distribution. If any noncompliance is identified, the audit committee has the responsibility to immediately take all action necessary to rectify such noncompliance or otherwise to cause our company to comply with the terms of the Distribution.

We will maintain a compensation committee composed entirely of independent directors, which will be responsible for matters including the compensation of our directors and our officers (although we do not currently intend to pay any compensation to our officers).

We will maintain a nominating and corporate governance committee composed entirely of independent directors, which will be responsible for matters including filling vacancies on the board of directors and reviewing our corporate governance policies on a regular basis.

For more information, see the section of this prospectus entitled Management—Committees of the Board of Directors.

Permitted purchases of SPARs by our affiliates	Our Sponsor, directors, officers or their affiliates may purchase SPARs during the SPAR Holder Election Period in privately negotiated transactions or in the open market. However, they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. If they engage in such transactions, they will not make any such purchases when they are in possession of any material nonpublic information not disclosed to the seller or if such purchases are prohibited by Regulation M under the Exchange Act. We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will comply with such rules.

Conflicts of Interest

Each of our directors, director nominees and officers currently has, and any of them in the future may have additional, fiduciary or contractual obligations to other entities pursuant to which such officer or director is or will be required to present business combination opportunities to such entity. Our Charter will provide that we renounce our interest in any corporate opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of our company and such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue. Neither the affiliates of our Sponsor nor members of our Management Team who are employed by our Sponsor or its affiliates have any obligation to present us with any opportunity for a potential business combination of which they become aware. Accordingly, in the future, if any of our directors or officers becomes aware of a business combination opportunity which is suitable for an entity to which he or she has then-current fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such opportunity to such entity. Any presentation of such opportunities to entities other than us, or affiliates of our Sponsor, may present additional conflicts.

Our affiliate, PSCM, manages or advises several funds. PSCM and its affiliates may, in the future, sponsor acquisition companies with whom we could potentially compete. PSCM and its affiliates may form and manage other investment vehicles investing in public or private companies at any time prior to the announcement of our business combination, including, but not limited to, private or public investment vehicles that may invest side-by-side with our company. In any of the foregoing circumstances, a conflict of interest may arise. To the extent any such conflicts arise, we cannot guarantee that they will be resolved in our favor.

Although we do not intend to enter into a business combination with a target business that is affiliated with our sponsor, our directors or our executive officers, we are not prohibited from doing so. In the event we enter into such a transaction, our Charter will require that we, or a committee of independent directors, obtain an opinion from an independent investment banking firm which is a member of FINRA or a qualified independent accounting firm that such a business combination is fair to our company from a financial point of view.

Prior to the Distribution, we will adopt a code of ethics, a form of which will be filed with an amendment to this Registration Statement. Our code of ethics will included a related party transactions policy which, among other things, will require transactions with our Sponsor and affiliates to be approved by the audit committee.

Summary Financial Data

The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. We have not had any significant operations to date, so only balance sheet data is presented.

Balance Sheet Data:	December 31, 2021	June 30, 2022
	(Audited)	(Unaudited)
Working capital (deficiency)	$(1,750,683)	$(659,651)
Total assets	$10,000	$10,014
Total liabilities	$1,760,683	$669,665
Stockholders’ equity (deficit)	$(1,750,683)	$(659,651)

In the event that we abandon a business combination or liquidate our company, the proceeds then on deposit in the Custodial Account, including any interest earned on such funds and not previously released to us to pay our taxes (less up to $100,000 of interest to pay dissolution expenses, if applicable), will be returned to the electing holders of SPARs in proportion to the aggregate exercise price paid by each holder. The holders of our Sponsor Shares and Sponsor Preferred Shares will not be entitled to any liquidating distributions from the Custodial Account in respect of such shares. Upon the liquidation of our company prior to the consummation of our business combination, we will return the amounts in the Custodial Account (if any) as described above. Any remaining assets of the company will be distributed first in respect of the Sponsor Preferred Shares in the amount of their liquidation preference of $10,000 per share, followed by any outstanding shares of Common Stock.

Risks

We are a company newly formed for the purpose of entering into a business combination, and we have conducted no operations. Our SPARs involve, and when issued our Public Shares will involve, a high degree of risk. You should consider carefully all of the risks described in the section entitled Risk Factors, together with the other information contained in this prospectus, before making a decision to retain, sell, and/or exercise our SPARs.

•	Our SPARs will be generally non-transferable at all times other than in connection with the SPAR Holder Election Period.

•	Our company structure is the first of its kind and is subject to market uncertainties that may cause the market price of our SPARs to be volatile.

•

The quotation of SPARs on the OTCQX marketplace, rather than being listed on a national securities exchange such as the New York Stock Exchange or the NASDAQ Global Market, may present significant risks to the holders of SPARs, including lower availability and efficiency of market price quotations, significantly less liquidity, increased trading costs, the absence of certain corporate governance protections, and the applicability of state securities laws that could result in restrictions on the sale of our SPARs.

•	We may fail to maintain the quotation of our SPARs on the OTCQX and an active and orderly trading market in our SPARs may not develop.

•	We may never enter into a definitive transaction agreement with respect to our business combination, in which case our SPARs will expire worthless.

•	We expect the receipt of our SPARs to be taxable to U.S. Holders. If a U.S. Holder’s SPARs expire unexercised, the holder’s resulting capital losses may be subject to limitation.

•	SPAR holders will not be entitled to vote on our proposed business combination, which means we may complete our business combination even if a majority of SPAR holders do not support the transaction.

•	Past performance by Pershing Square, PSTH, Justice Holdings, Ltd. or our Management Team may not be indicative of our future performance.

•

Because no minimum subscription is required and because we will not have commitments from our SPAR holders for any amount we seek to raise in connection with the exercise of SPARs, we cannot assure you of the amount of proceeds that we will receive, and accordingly, cannot assure you or our potential business combination counterparty of the funds we will have available for our business combination.

•

The ability of our SPAR holders to elect not to exercise their SPARs may make our financial condition unattractive to potential business combination targets, which may make it difficult for us to enter into a business combination with a target.

RISK FACTORS

Our SPARs involve, and when issued our Public Shares will involve, a high degree of risk. You should consider carefully all of the risks described below, together with the other information contained in this prospectus, before making a decision to retain, sell, and/or exercise our SPARs.

RISKS RELATED TO OUR SUBSCRIPTION WARRANTS

Our company structure is the first of its kind and is subject to substantial market uncertainties, including whether an active and orderly trading market will develop, that may cause the trading price of our SPARs to be volatile.

We intend to distribute our SPARs, identify a business combination target and raise funds to consummate our business combination through the exercise of our SPARs by our SPAR holders. To our knowledge there are no comparable companies that have utilized this structure and no established trading market exists for such subscription warrants. Our SPARs are accordingly subject to market uncertainties, including, among others, whether the initial recipients of our SPARs are likely to retain or sell their SPARs during the SPAR Holder Election Period, whether an active and orderly trading market for our SPARs will develop during the SPAR Holder Election Period and whether potential business combination counterparties will find our structure to be attractive. Unlike the shares of a SPAC, which may trade at or below their per-share redemption value due to, among other reasons, a market expectation that its business combination will result in a decline in share price below the redemption value, the equivalent scenario for our SPARs would imply a negative market price. However, our SPARs will only be able to trade at positive prices; accordingly, if the market expectation is that the Public Shares that will be issued in our business combination will trade at a price below the announced Final Exercise Price, it is likely that our SPARs would trade at a very low price, or not at all. The likelihood of an active trading market being maintained during the SPAR Holder Election Period could be negatively impacted by, among other things, negative developments or rumors regarding our proposed business combination, unfavorable regulatory developments, or other factors that cause our SPARs to not maintain a positive trading price. These uncertainties could cause the trading price of our SPARs to be volatile and you may be unable to sell our SPARs at an attractive, or any, price.

Our SPARs will be generally non-transferable at all times other than in connection with the SPAR Holder Election Period.

Our SPARs will generally not be transferable prior to the time at which we have distributed an effective Business Combination Registration Statement, and they will again be generally non-transferable upon the earlier of the submission of an Election or the time that is two trading days prior to the end of the SPAR Holder Election Period. As a result, holders of our SPARs will not be able to trade or sell their SPARs during most periods in the life of our company, even in private transactions. SPAR holders will likely have difficulty determining the market value of their SPARs during these periods. Following the SPAR Holder Election Period, SPAR Holders who wish to change their Election decision will not be able to do so, subject to limited exceptions, and will not be able to sell or transfer their SPARs.

SPARs may be transferred: (i) upon death by will or intestacy; (ii) by instrument to an inter vivos or testamentary trust in which the SPARs are to be passed to beneficiaries upon the death of the trustee; (iii) pursuant to a court order; or (iv) by operation of law, including a consolidation or merger, or in connection with the dissolution of any partnership, limited liability company, corporation or other entity.

Quotation on the OTCQX marketplace, rather than being listed on a national securities exchange such as the New York Stock Exchange or the NASDAQ Global Market, may present significant risks to the holders of SPARs.

Our SPARs will become transferable in connection with the SPAR Holder Election Period. We intend to have our SPARs quoted on the OTCQX marketplace of the OTC Markets Group or other quotation service. This will require, among other things, that at least one market maker publishes quotations for SPARs, and that a Form 211 is submitted to, and approved by, FINRA. The quotation of SPARs on the OTCQX marketplace, as compared to being listed on a national securities exchange such as the NYSE or the Nasdaq, may present significant risks to the holders of SPARs, including:

•	a limited availability of market quotations for our securities and reduced efficiency or accuracy of such quotations;

•	reduced liquidity for our securities;

•

a determination that our SPARs are a “penny stock,” (if we fail to meet other criteria for not being deemed a “penny stock,” such as the requirement that we have net tangible assets in excess of $5.0 million) which will require brokers trading in our SPARs to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

•	a limited amount of news and analyst coverage;

•	a decreased ability to issue additional securities or obtain additional financing in the future;

•	an inability to offer or sell our securities in certain states due to the applicability of state securities laws; and

•	the absence of certain corporate governance protections applicable to companies with exchange-listed securities.

If we are unable to maintain the quotation of our SPARs on the OTCQX or another over-the-counter marketplace, your ability to sell your SPARs during the SPAR Holder Election Period will be limited to private transactions, or you may not be able sell your SPARs at all. Transactions effected on the OTCQX will likely have higher transaction costs than those for a listed security, and private transactions may have higher transaction costs than those conducted on the OTCQX.

In addition, as described in further detail in the risk factor immediately below, because our securities will not be traded on a national securities exchange such as the NYSE or Nasdaq, they will not be “covered securities,” and will therefore be subject to state securities laws.

Our SPARs will be eligible for quotation for a period of 18 months from their initial quotation, pursuant to an exemption from the securities rules governing the publication and submission of quotations by broker-dealers and qualified interdealer quotation systems. If this exemption or any other exemption is not available, the quotation of SPARs will require a broker-dealer or quotation system to comply with certain requirements, which may include, among other things, that we have current financial information publicly available, that such broker-dealer or quotation system has a reasonable basis to believe our information is accurate in all material respects, and that an application be filed with FINRA prior to publishing a quotation. It is possible that any such procedures, if available, would have to be carried out on an ongoing basis. Broker-dealers and quotation systems may be unable or unwilling to meet the requirements for quoting our SPARs following this 18-month period, in which case you will only be able to transfer your SPARs (at a time when they are transferable) in private transactions, if at all. While we believe that the period in which the SPARs are transferable, including any postponement or re-opening of the SPAR Holder Election Period or any revocation period, will be shorter than 18 months, there is no guarantee that this will be the case. In particular, if we abandon a proposed business combination and seek an alternate business combination, it is likely that this exemption would no longer be available at the time of a new SPAR Holder Election Period. In that event, we would seek to have a broker-dealer or quotation system publish quotes for our SPARs in compliance with applicable rules or subject to any other available exemption. However, there is no guarantee we will be able to do obtain quotations. In such event, your SPARs, when transferable, could only be sold in private transactions, and you may not be able to trade them at all.

In addition, although we intend that the Public Shares of the post-combination company will be listed on a national securities exchange, and we expect that such listing will be a closing condition to our business combination, there is no guarantee we will be able to obtain or maintain such listing of our Public Shares. We expect that the initial listing of the post-combination company would have to meet the listing exchange’s initial listing criteria for companies conducting an IPO, which in some cases are more stringent than those applicable to companies carrying out a de-SPAC transaction. If we fail to satisfy a closing condition that requires the Public Shares to be listed on a national securities exchange, we may be unable to consummate our business combination and your SPARs could expire worthless, or the Public Shares you receive may be quoted on the OTCQX marketplace, which may negatively impact your investment for the reasons set forth above.

Our SPARs will be subject to state securities regulations, which may result in us being unable to offer or sell our securities in certain states.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the distribution or sale of certain securities, which are referred to as “covered securities.” Because our SPARs will not be listed on a national securities exchange such as the NYSE or Nasdaq, they will not be “covered securities,” and accordingly, we will be subject to regulation in each state, including during the SPAR Holder Election Period.

In order to register our securities, we will have to comply with the procedures and requirements of each state. Many states require submission of a Form U-1, or a similar standard form, and many states provide an exemption from registration for securities that are quoted on the OTCQX. However, the requirements of other states may be more burdensome, such as a requirement that registrations be renewed on a periodic basis, or subjecting an offering to a “merit review” in which a state regulator will assess the offering according to the terms of the North American Securities Administrators Association’s guidelines. We note that some state securities regulators may view blank check companies such as us unfavorably and might use their regulatory powers, or threaten to use these powers, to hinder the distribution of securities of blank check companies in their states. This risk may be greater in the case of the distribution of a novel security, such as our SPARs. Compliance with state securities laws could result in significant administrative costs to our company, and the failure to do so could result in monetary fines or other penalties, reducing the funds we have available to pursue a business combination.

Although the SPAR Agreement requires us to use “best efforts” to register our securities in every state, there is no guarantee that we will be able to do so successfully, or that we will be able to maintain compliance with the securities laws of each state. If our securities are not registered in a certain state, former PSTH security holders may be unable to receive SPARs in the Distribution, SPAR holders may be unable to sell or transfer their SPARs during the SPAR Holder Election Period, SPAR holders may be unable to submit Elections, and/or we may be unable to issue Public Shares to SPAR holders who have submitted Elections and paid the exercise price, among other things. These risks could depress the trading price of our SPARs, result in loss of the opportunity to participate in our business combination or, in the case of a holder who can neither submit an Election nor sell theirs SPARs, a complete loss of value. These circumstances could in turn have negative impacts on all SPAR holders, even in states where our securities are duly registered, as a loss of market liquidity could result in inefficient pricing and difficulty selling SPARs, or could result in a lower number of SPARs being exercised, which could result in us not having sufficient funds to consummate our business combination.

SPARs are a novel security, and vendors and other market participants, such as DTC, DTC participants, our securities quotation marketplace, our transfer agent, our custodian, and blue sky and other regulators, and potential business combination counterparties, have no experience in administering or otherwise engaging with SPARs or companies such as ours, which may present execution and other risks to the holders of SPARs.

Our company structure is the first of its kind and involves different phases of operation, including the initial distribution of SPARs, the Search Period, the Disclosure Period, the SPAR Holder Election Period and the Closing Period. In each of these phases, we will engage with vendors and other market participants in distributing and administering our SPARs and in executing our business of engaging in a business combination. Because our company structure has not previously been utilized, vendors and other market participants may not have established procedures for tasks they are contractually obligated, or otherwise wish, to perform. Our transfer agent, DTC, and DTC participants, in particular, will be involved in the initial Distribution of SPARs pursuant to

Escrow CUSIPs previously established by DTC as described in “Plan of Distribution”, but to our knowledge a similar distribution has not occurred to previous holders of a SPAC and DTC participants may not have previously held similar, non-transferable securities in customer accounts. Similarly, there are no similar instruments quoted on our securities quotation marketplace; blue sky and other regulators will not have familiarity with the SPAR instrument in connection with previous reviews of similar instruments; and our ability to restrict SPARs from trading once an Election is made by such SPAR holder will likely be subject to novel procedures at DTC. Potential business combination counterparties will also be unfamiliar with our structure, which could reduce interest in transacting with us. In each of these instances, the novel nature of SPARs and our company may cause errors in execution, delay, or other unforeseen problems that will not have previously been experienced and solved in connection with the offerings of other similar companies.

Our SPARs, when transferable, may be difficult to value, and may be susceptible to rumors and market manipulation, presenting significant risks to investors.

As a blank check company with no operations other than the identification and consummation of a business combination, the value of our securities is largely dependent on market expectations of (i) the value of our proposed business combination (following entry into a Definitive Agreement) and (ii) the likelihood of our consummating the proposed business combination. As such, the market price of our SPARs, which will only be transferable in connection with the SPAR Holder Election Period, could be significantly impacted by rumors regarding the status of a pending transaction. Further, because we expect that the value of our SPARs will reflect the expected per-share value of our business combination in excess of the applicable exercise price, the market price of our securities is likely to be low. Securities that trade at low prices may be more susceptible to market manipulation, which can cause significant changes in market prices to the detriment of other investors. Because we are using a novel structure, and issuing a novel security, it is possible that market prices may be less efficient than is the case with conventional blank check company securities and that, even in the absence of manipulation or fraudulent trading practices, the price of our SPARs will not reflect the value of our proposed business combination.

We may never enter into a Definitive Agreement with respect to our business combination, in which case our SPARs will expire worthless.

We intend to identify an attractive target business, negotiate a Definitive Agreement, enable holders to exercise their SPARs, and consummate our business combination. If we are unable to identify a suitable business combination target, are unable to negotiate an acceptable Definitive Agreement or consummate a business combination within 10 years of the issuance of our SPARs, our SPARs will expire worthless. Our ability to accomplish our goal is dependent on numerous factors, many of which are beyond our control, including: general economic and market conditions, such as downturns in the economy and recessions; the level of activity in the mergers and acquisitions and financing markets; market perceptions of other companies formed for the purpose of a business combination (such as SPACs); and market perceptions of our structure, our Sponsor and our management. If our SPARs expire worthless due to our failure to consummate a business combination, the initial recipients of our SPARs who held our SPARs may have lost the opportunity to have sold them at market prices during the SPAR Holder Election Period.

After entering into a Definitive Agreement, we may fail to complete our business combination.

After entering into a Definitive Agreement, it is possible that the Definitive Agreement will be terminated, that our business combination partner breaches its obligations under the Definitive Agreement, that we or our business combination target are unable to satisfy the closing conditions for our business combination, or that we are legally enjoined from or otherwise unable to consummate the transaction. If this occurs other than in connection with a Closing Period Extension, all Elections will be rejected, our SPARs will remain outstanding, will continue to be held by their respective holders and will again become generally non-transferable. In such case, we will search for an alternative business combination, but will have consumed resources and our available time to consummate such a transaction, and may be unable to enter into a new definitive agreement and consummate such alternative business combination before the end of the 10-year period in which our SPARs may be exercised. If the business combination is abandoned during a Closing Period Extension, or due to a failure to consummate the transaction by the Closing Deadline or the date that is 10 years from the issuance of the SPARs, all proceeds held in the Custodial Account, with interest and net of taxes (and less up to $100,000 of interest to fund dissolution costs), will be returned from the Custodial Account to the holders who have submitted payment on a pro rata basis. In such case, the SPARs will have expired worthless, and our company will liquidate. The initial recipients of our SPARs, if still holders at such time, may have lost the opportunity to have sold them during the SPAR Holder Election Period, and purchasers of our SPARs in the secondary trading market will have lost their entire investment.

We may have limited recourse if our business combination partner breaches its obligations under the Definitive Agreement and declines to consummate the business combination.

If our business combination partner attempts to abandon the business combination, we will determine whether or not to pursue any available legal remedies to complete the business combination. Our ability to pursue the business combination will depend, among other factors, the likelihood of being able to resolve the dispute, the expected time required to do so and our prospects for identifying an alternate transaction and consummating it prior to the expiration of our SPARs. If such event occurs during the Closing Period, we may determine to abandon a transaction even if we believe we are legally entitled to consummate the transaction, or be forced to abandon the transaction at the Closing Deadline, in which event we would have to liquidate our company. In certain circumstances, this may provide a potential business combination partner with negotiating leverage to obtain an amendment or waiver of terms in the Definitive Agreement in a manner less favorable to us. SPAR Holders will not have the right to vote on any amendment to the Definitive Agreement, and they will be permitted to revoke their Elections only in the limited circumstance of a Materially Adverse Amendment. Our ability to mitigate this risk will depend, in part, on the remedies for breach that we are able to obtain in the Definitive Agreement, which we cannot predict. As a result, SPAR holders could lose some or all of their investment, have lost the opportunity to sell their SPARs at a higher price, and may receive a lower or negative return on their Public Shares once issued.

We expect the receipt of our SPARs to be taxable to U.S. Holders. If a U.S. Holder’s SPARs expire unexercised, the holder’s resulting tax losses may be limited.

We expect that U.S. Holders will recognize ordinary income upon their receipt of our SPARs in an amount equal to the fair market value of our SPARs when received. Because we are not making a cash distribution, some U.S. Holders may be required to fund the tax liability from other sources. Additionally, backup withholding may apply to recipients of SPARs who do not provide the necessary documents and certifications. See the section of this prospectus captions “United States Federal Income Tax Considerations—Information Reporting and Backup Withholding.”

Notwithstanding that we expect a U.S. Holder to recognize ordinary income upon receipt of our SPARs, if a U.S. Holder does not exercise the SPARs or they expire, then the U.S. Holder should recognize a capital loss at that time. A U.S. Holder’s ability to use capital losses may be subject to limitations.

The Final Exercise Price, which we may increase at the time we enter into a Definitive Agreement, is not an indication of the likely fair value of shares of the post-combination company.

Our Board will determine the Final Exercise Price in order to provide our company with capital to finance our business combination. There is no maximum to the exercise price we may set, and each SPAR must be exercised in full, for two Public Shares. At the Final Exercise Price, some SPAR holders may be unwilling or unable to pay the Final Exercise Price with respect to all of their SPARs.

SPAR holders who do not wish to exercise all of their SPARs may choose to sell their SPARs, although there is no guarantee that they will be able to do so at a favorable price, if at all. If they are unable to sell their SPARs, their Unelected SPARs will expire worthless unless we abandon the business combination and successfully pursue an alternate business combination. If a significant number of SPAR holders attempt to sell their SPARs as a result of a high Final Exercise Price, this may depress the market price of the SPARs, and result in fewer SPARs being exercised, reducing the proceeds available to fund our business combination, potentially below the amount required to consummate our business combination.

The Final Exercise Price will be determined taking into account a variety of factors, and is not necessarily an indication of the fair value of shares of the post-combination company, particularly as the valuation of the post-combination business reflected in the Definitive Agreement may not be accurate at the time we enter into the Definitive Agreement, and may not be accurate at the time you submit an Election or receive your Public Shares.

You should not consider the Final Exercise Price of our SPARs as an indication of the value of our company, the SPARs or, once issued, our Public Shares. You should not assume or expect that our Public Shares, once issued, will trade at or above the exercise price paid. We cannot guarantee that an active and orderly trading market will develop in our Public Shares. The market price of our Public Shares may decline after the business combination, and you may not be able to sell such securities at a price equal to or greater than the Final Exercise Price. Prior to the SPAR Holder Election Period, we will provide the holders of our SPARs with information regarding the proposed transaction. You should make your own assessment of our business combination, our prospects for the future, the terms of the proposed transaction and the value of the Public Shares.

You will generally not be able to revoke your Election to exercise your SPARs or have your exercise payment returned to you, and you will be restricted from transferring your SPARs following the earlier of your Election and the second business day prior to the end of the SPAR Holder Election Period.

A SPAR will become generally non-transferable upon the submission of an Election and, for SPARs with respect to which no Election has yet been submitted, the date that is two trading days prior to the end of the SPAR Holder Election Period. Once you submit an Election and exercise payment with respect to a SPAR, you will not be able to sell or transfer such SPAR, and you will not be able to revoke or change your Election except in connection with a Materially Adverse Amendment (i.e., an amendment that, in the reasonable good-faith determination of our independent directors, would have a materially adverse impact on SPAR holders) to our Charter, the SPAR Agreement, or the Definitive Agreement. If a Materially Adverse Amendment is made to the Charter or Definitive Agreement during the SPAR Holder Election Period or the Closing Period, holders will be provided at least 10 business days in which they may revoke their Elections. If a Materially Adverse Amendment to the SPAR Agreement is proposed during the SPAR Holder Election Period (the latest time at which such amendments may occur), SPAR holders must approve the amendment, and in connection with their vote, will be able to indicate whether they wish to revoke their Elections in the event that the amendment is approved. If the amendment is not approved, no revocations will be effective. During a Closing Period Extension, we will provide a revocation right in connection with such amendments, but the SPARs will generally not be transferable. In all other circumstances, including amendments other than Materially Adverse Amendments, Elections will be final and irrevocable, unless our Board, in its sole discretion, determines otherwise.

Electing SPAR holders will have agreed to have their exercise payments released to us from the Custodial Account in connection with the Closing, and will not be able to cancel or prevent the exercise of their SPARs, which exercise will occur automatically and concurrently with the consummation of our business combination. Accordingly, if you submit an Election to exercise your SPARs and you later learn information about us or the proposed business combination that you consider unfavorable to the exercise of your SPARs, you may not revoke or change your exercise or sell your SPARs and will not be able to have your exercise payment returned to you (subject to the limited exceptions described above). In addition, we cannot predict how these restrictions on transferability and revocation, or other features of SPARs, will impact the trading price of our SPARs during the SPAR Holder Election Period.

Our Board may, in certain circumstances, withdraw and terminate the SPAR Holder Election Period early or extend the SPAR Holder Election Period or Closing Period.

Our Board, in certain circumstances, will be required to extend the SPAR Holder Election Period or provide a minimum of 10 business days in which electing SPAR holders may revoke their Elections. Our Board will have sole discretion in deciding to terminate early, extend or postpone the SPAR Holder Election Period, and as to the duration of any extension or postponement (subject to an overall limit that investor funds be held in the Custodial Account no longer than 10 months from the start of the SPAR Holder Election Period). Possible circumstances in which the Board may postpone or extend the SPAR Holder Election Period include, but are not limited to: Materially Adverse Amendments to the Definitive Agreement, Charter or SPAR Agreement; disputes with our business combination partner; and requirements under applicable law. During the Closing Period, our Board may extend the Closing Period if (i) our business combination partner breaches its obligations under the Definitive Agreement in a manner that frustrates the consummation of the business combination and our Board determines to enforce its legal rights under the Definitive Agreement to specific performance or (ii) we are enjoined by a governmental authority from consummating the transaction and are permitted under applicable law to appeal such injunction. If our Board determines to do so, rather than abandoning the business combination, the Final Exercise Proceeds will be held in the Custodial Account pending resolution of the matter. In no event will we hold investor funds beyond the date that is 10 months from the start of the SPAR Holder Election Period.

If our Board determines to pursue an alternate business combination, our SPARs are likely to lose any market value gained in connection with the proposed transaction, and holders may lose a substantial part of their investment and will again not be able to transfer their SPARs until and only if another SPAR Holder Election Period begins. Any postponement or extension of these periods may cause uncertainty as to the likelihood of our business combination being consummated and, if our SPARs are transferable at such time, may negatively impact the market price of our SPARs and may impair the ability of SPAR holders to sell their SPARs.

In addition, we may not be able to maintain the quotation of our SPARs during any subsequent SPAR Holder Election Period.

The Final Exercise Price of our SPARs will not be determined until the time at which we enter into a Definitive Agreement.

At the time that we enter into a Definitive Agreement with respect to our business combination, we will announce the Final Exercise Price, which will be a minimum of $10.00 per share (or $20.00 to exercise each SPAR) and is not subject to an upper limit. Following this announcement, the Final Exercise Price will not be further adjusted. Accordingly, during the Search Period, you will not know the exercise price you will have to pay to exercise your SPARs and acquire Public Shares. This, particularly in the absence of a trading market (as our SPARs will be generally non-transferable at such time) will result in uncertainty as to the value of our SPARs. At substantially higher Final Exercise Prices, holders who would otherwise wish to exercise all of their SPARs may not have sufficient funds to do so, and would be required to either sell or not exercise a portion of their SPARs, which could depress the trading price of our SPARs or reduce the Final Exercise Proceeds we receive, which may negatively impact our ability to consummate our business combination.

If you do not act on a timely basis and follow the exercise instructions, your Election to exercise your SPARs could be rejected, and if your payment is not received on a timely basis, you may not be issued any Public Shares

SPAR holders who desire to acquire Public Shares must submit a valid Election and make payment of the applicable exercise price prior to the end of the SPAR Holder Election Period, and must act on a timely basis and ensure that all required forms and funds are actually received by the warrant agent. If your Election and payment is not received on a timely basis, your SPARs will expire worthless (unless we pursue an alternate business combination). If you are a beneficial owner of SPARs in “street name”, you must act promptly to ensure that your broker, dealer, custodian bank or other nominee acts for you and that all required forms and payments are actually received by the warrant agent prior to the end of the SPAR Holder Election Period. We are not responsible if your broker, dealer, custodian bank or nominee fails to ensure that all required forms and payments are actually received by the warrant agent, and all payments clear, prior to the end of the SPAR Holder Election Period.

If you fail to complete and sign the required forms, send an incorrect payment amount or otherwise fail to follow the procedures that apply to the Election and exercise of SPARs or your payment does not clear prior to the end of the SPAR Holder Election Period, the warrant agent may, depending on the circumstances, reject your exercise notice or accept it only to the extent of any payment that was timely received and cleared. Neither we, nor the warrant agent, undertakes to contact you concerning an incomplete or incorrect subscription form or payment, nor are we or the warrant agent under any obligation to correct such forms or payments. We have the sole discretion to determine whether the exercise of your SPARs properly and timely follows the exercise procedures.

In addition, in connection with a Materially Adverse Amendment to the SPAR Agreement during the SPAR Election Period, you must submit your vote on a timely basis in order for it to be counted, or for your choice to revoke an Election to have any effect.

Prior to the SPAR Holder Election Period, we will file the Business Combination Registration Statement, which will include detailed instructions on how to exercise your SPARs.

There may be delays in the issuance of our Public Shares or the return of exercise payments.

We intend to issue our Public Shares concurrently with the consummation of our business combination, and we expect that the Closing will occur approximately 10 business days after the SPAR Holder Election Period ends. However, in certain circumstances, such as a breach by our business combination partner that frustrates the consummation of our business combination, or an injunction against consummating the transaction by a governmental authority that we are permitted under applicable law to appeal, we may seek to pursue our available legal remedies and, in connection therewith, our Board may decide to extend the Closing Period up to the date that is 10 months from the start of the SPAR Holder Election Period. Such an extension could result in a significant delay in the issuance of Public Shares, during which time we will continue to hold exercise payments in the Custodial Account, and which will not give rise to a revocation right other than in certain limited circumstances. In the event that we abandon our business combination, we intend to return payments to electing SPAR holders as promptly as practicable, and in any event within five business days. We caution, however, that there may be operational difficulties experienced by our service providers in administering the Election, payment, exercise and/or refund processes, as there is no precedent for our transaction structure. In such case, electing SPAR holders may experience a delay in receiving their Public Shares following the consummation of the business combination or having their funds returned to them.

Our Sponsor will have the right to elect all of our directors prior to our business combination, and holders of our SPARs will have no ability to elect our directors.

Our Sponsor does not presently intend to issue Common Stock to third parties prior to the consummation of our business combination, and will be restricted from transfers of its Common Stock other than to Affiliate Transferees. Any such transferee will be subject to the same provisions of the Letter Agreement as our Sponsor, and will be required to vote any such shares as recommended by our Board. Accordingly, our Sponsor, as holder of the Sponsor Shares will be our only stockholder and will have the exclusive right to elect all of our directors prior to our business combination, and will be the sole party entitled to vote on the removal of directors prior to our business combination.

Our public investors will not have the opportunity to vote on our proposed business combination or any other matter submitted for stockholder approval prior to the consummation of our business combination, which means we may complete our business combination or amend certain agreements even if a majority of holders of our SPARs do not support the transaction or such amendment.

Holders who have elected to exercise their SPARs will not be issued any Public Shares until the consummation of our business combination, and accordingly, have no rights as stockholders of our company until the business combination has been consummated. Prior to the consummation of our business combination, our Sponsor will be our sole stockholder. As a result, any stockholder approval required by applicable law or exchange rules will be satisfied by the vote of our Sponsor. Accordingly, we may enter into or amend agreements, including the Definitive Agreement, for which stockholder approval is required and complete our business combination even if a majority of holders of our SPARs do not support the transaction. If holders of a significant number of our SPARs were to sell their SPARs during the SPAR Holder Election Period because they did not support the transaction, the trading price of our SPARs may be reduced and it is possible that fewer SPARs would be exercised, reducing the capital available to fund our business combination and possibly causing us to be unable to complete our business combination.

If you do not support the business combination, your recourse will be limited to (i) revocation of your Election, only in connection with Materially Adverse Amendments, as described herein, (ii) declining to submit an Election, if you have not already done so, or (iii) selling your SPARs, if they are Unelected and it is prior to the second trading day before the end of the SPAR Holder Election Period. In all other circumstances, if we decide to proceed with the business combination, your exercise payment will be released to us and your SPARs will be exercised.

We may amend our Charter, bylaws, the Definitive Agreement and all other agreements to which we are a party, other than, in certain circumstances, the SPAR Agreement, without the approval of SPAR holders.

Each of the agreements to which we are a party may be amended without the approval of the holders of our SPARs, including the Registration Rights Agreement, the Forward Purchase Agreement, the SPAR Agreement (in certain circumstances), the Sponsor Warrant agreement and the Director Warrant agreement. These agreements contain, or will contain, various provisions that our SPAR holders might deem to be material. For example, certain of these agreements may contain certain lock-up and transfer restriction provisions with respect to our securities, or could have a negative impact on the ownership interest that electing SPAR holders would have in the post-combination company. Amendments to such agreements would require the consent of the applicable parties thereto and would need to be approved by our Board, which may do so for a variety of reasons, including to facilitate our business combination, consistent with our directors’ obligations under applicable law. While we do not expect our Board to approve any amendment to any of these agreements prior to our business combination, it is possible that our Board, in exercising its business judgment and subject to its fiduciary duties, chooses to approve one or more amendments to any such agreement. Any amendment entered into in connection with the execution of the Definitive Agreement will be disclosed in our Business Combination Registration Statement related to our business combination, and any other material amendment to any of our material agreements will be disclosed in a filing with the SEC. If you do not support an amendment to any agreement to which the company is a party (other than the Definitive Agreement and SPAR Agreement) or to our bylaws, your recourse would be limited to declining to submit an Election, if you have not already done so, or selling your SPARs, if still transferable at that time. The SPARs will generally not be transferable after the earlier of (i) the submission of an Election with respect to such SPAR and (ii) the date that is two trading days prior to the end of the SPAR Holder Election Period.

If we seek to amend the Definitive Agreement or Charter, stockholder approval would be provided by our Sponsor in its capacity as our sole stockholder, and SPAR holders would not have the right to vote on such matter. In the event of a Materially Adverse Amendment to the Charter or the Definitive Agreement during the SPAR Holder Election Period, SPAR holders will have a period of at least 10 business days to decide whether to revoke their Elections, and the SPAR Holder Election Period will continue through such revocation window. If we seek to amend the SPAR Agreement, the approval of SPAR holders will be required only in connection with Materially Adverse Amendments. In such case, approval of the holders of at least a majority of the SPARs present and voting on such matter would be required (with abstentions not counted as votes), which may be less than a majority of all outstanding SPARs. During the SPAR Holder Election Period, in connection with a proposed Materially Adverse Amendment to the SPAR Agreement, holders will be able to revoke their Elections, conditional upon the amendment being approved. During a Closing Period Extension, we will provide a revocation right in connection with such amendments, but the SPARs will generally not be transferable. In all other circumstances, including amendments to the Definitive Agreement, Charter or SPAR Agreement that are not Materially Adverse Amendments, you will have no approval right or revocation right, and your recourse would be limited to declining to submit an Election, if you have not already done so, or selling your SPARs, if still transferable at that time.

Any such amendments that would not require approval from our SPAR holders may result in the completion of our business combination when it would not have otherwise been possible, and may have an adverse effect on the value of an investment in our securities.

To the extent any such amendments would be deemed to fundamentally change the nature of any securities offered through this Registration Statement, we would register, or seek an exemption from registration for, the affected securities. We cannot assure you that we will not seek to amend our governing documents, or any other agreements to which we are a party, in order to effectuate our business combination.

You will not be entitled to the same protections applicable to investors in blank check companies subject to Rule 419 of the Securities Act, and the application of other proposed rules to our company is not clear and may adversely affect our ability to negotiate and complete our business combination.

Because our company has been formed to carry out a business combination with a target business that has not been identified, we may be deemed to be a “blank check company” under the United States securities laws. However, because we will have net tangible assets of in excess of $5.0 million as a result of placing $5,000,001 of the proceeds from the sale of the Sponsor Preferred Shares in the Custodial Account, and will file an amendment to this Registration Statement before it becomes effective that includes an audited balance sheet that reflects having such assets, we are exempt from rules promulgated by the SEC to protect investors in blank check companies, such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules. Among other things, this means we will have a longer period of time to complete our business combination than do companies subject to Rule 419. For a more detailed comparison of our offering to offerings that comply with Rule 419 and to SPACs, please see the section of this prospectus entitled Proposed Business—Comparison of Our Company to Other Blank Check Companies.

In addition, on March 30, 2022, the SEC issued proposed rules relating to, among other items, enhancing disclosures in business combination transactions involving SPACs and private operating companies; amending the financial statement requirements applicable to transactions involving shell companies; effectively limiting the use of projections in SEC filings in connection with proposed business combination transactions; increasing the potential liability of certain participants in proposed business combination transactions; and the extent to which SPACs could become subject to regulation under the Investment Company Act of 1940. Although we will seek to comply with any such rules to the extent applicable, it may be unclear how such rules would apply to a company that issues subscription warrants, rather than stock, for the purposes of an acquisition. These rules, if adopted, whether in the form proposed or in revised form, may materially adversely affect our ability to negotiate and complete our business combination and may increase the costs and time related thereto.

You will not be a stockholder of our company until you have been issued Public Shares in connection with our business combination.

If you exercise your SPARs, you will not be issued Public Shares until the consummation of our business combination, and you will have no rights as a stockholder with respect to the Public Shares until they are issued to you. Accordingly, among other things, you will not have the right to vote on any matter presented to our stockholders for their approval, you will not have the right to elect directors, and you will have no right to liquidating distributions from the funds held outside the Custodial Account.

There is no guarantee that you will receive a distribution of subscription warrants from “SPARC II.”

Our Sponsor intends to form an acquisition company substantially similar to ours, which we refer to as “SPARC II.” Upon the consummation of our business combination, and following the effectiveness of a registration statement, our Sponsor intends that SPARC II would distribute 61,111,111 subscription warrants, or SPARC II Tontine Warrants, on a pro rata basis to exercising holders of our SPARs. There is no guarantee, however, that we will consummate a business combination, that our Sponsor will form SPARC II, that SPARC II will have a structure and terms similar to that of our company, or that our Sponsor will distribute the SPARC II Tontine Warrants in this manner, or at all. Further, there is no guarantee that the planned distribution of SPARC II Tontine Warrants would increase the value of our securities or have any positive impact on the level of SPAR exercises and our ability to consummate our business combination. You should carefully consider the uncertainties regarding the distribution of SPARC II Tontine Warrants in making any investment decisions, including with respect to exercise, regarding your SPARs.

RISKS RELATED TO OUR PUBLIC SHARES AND OUR BUSINESS COMBINATION.

Past performance by Pershing Square, PSTH, Justice Holdings, Ltd. or our Management Team may not be indicative of our future performance.

Any past experience and performance of Pershing Square (and the investment funds and co-investment vehicles that it manages or has managed), PSTH, Justice Holdings, Ltd. or our Management Team is not a guarantee either: (1) that we will be able to successfully identify a suitable candidate for our business combination; or (2) of any results with respect to any business combination we may consummate. You should not rely on the historical record of Pershing Square, PSTH, Justice Holdings, Ltd., or our Management Team’s performance as indicative of the future performance of an investment in us or the returns we will generate or are likely to generate going forward. An investment in us is not an investment in Pershing Square.

Because no minimum number of SPARs will be required to be exercised, and because we will not have commitments from our SPAR holders for any amount we seek to raise in connection with the exercise of SPARs, and because we may increase the exercise price of our SPARs, we cannot assure you of the amount of proceeds that we will receive, and accordingly, cannot assure you or our potential business combination counterparty of the funds we will have available for our business combination.

We are not conditioning the exercise of our SPARs on any minimum number of SPARs being exercised. We do not currently have any commitments from any entities to which we will distribute SPARs that they will exercise our SPARs. Although we may increase the exercise price above the Minimum Exercise Price, which would increase the maximum possible amount of capital we will raise, it is possible that no SPARs will be exercised in connection with the offering. As a result, we cannot assure you or our business combination partner of the amount of proceeds that we will receive from the exercise of SPARs, and therefore, the amount we will have available to consummate our business combination.

In evaluating a prospective target business for our business combination, our management will rely in part on the availability of the funds from the sale of the Forward Purchase shares to be used as part of the consideration to the sellers in our business combination. If the sale of the Forward Purchase shares fails to close, for any reason, we may lack sufficient funds to consummate our business combination.

At the time of the Distribution, we will have entered into a Forward Purchase Agreement with the Forward Purchasers (affiliates of our Sponsor), pursuant to which the Committed Forward Purchasers are obligated to purchase an aggregate of at least $250.0 million of Public Shares, at a per-share price equal to the Final Exercise Price. The amount of the Committed Forward Purchase will be proportionately higher to the extent that the Final Exercise Price exceeds $10.00 per share, up to a maximum of $1.0 billion at a Final Exercise Price of $40.00 per share or higher.

The funds from the sale of the Committed Forward Purchase shares are expected to be used as part of the consideration to the sellers in our business combination, to pay expenses in connection with our business combination and may be used for working capital by the post-combination company. If the sale of the Committed Forward Purchase shares does not close by reason of the failure of the Forward Purchasers to fund the purchase price, for example, or for any other reason, we may lack sufficient funds to consummate our business combination. In addition, the Committed Forward Purchasers’ obligations to purchase the Committed Forward Purchase shares are subject to fulfillment of customary closing conditions, including that our business combination must be consummated substantially concurrently with the purchase of the Committed Forward Purchase shares. In the event of any such failure to fund, any obligation being so terminated or any such condition not being satisfied and waived by such party, we may not be able to obtain additional funds to account for such shortfall on terms favorable to us, or at all. In addition, because the Committed Forward Purchasers are affiliates of our Sponsor, we may face a conflict of interest in determining whether to pursue any legal action relating to the Committed Forward Purchase. Any such shortfall would also reduce the amount of funds that we have available for the completion of our business combination or working capital of the post-combination company.

Our business combination will require approval of a majority of our independent directors, which approval we might not obtain.

Our Charter requires that our business combination be approved by a majority of our independent directors. Unless we receive the requisite board member approvals, we will not be able to enter into a definitive merger or similar agreement relating to our business combination.

The ability of our SPAR holders to elect not to exercise their SPARs may make our financial condition unattractive to potential business combination targets, which may make it difficult for us to enter into a business combination with a target.

We may seek to enter into our business combination agreement with a prospective business combination partner that requires as a closing condition that we have a stipulated minimum amount of cash. If holders of a significant number of our SPARs were to decide not to exercise their SPARs, and we do not obtain sufficient funds from the sale of our Forward Purchase shares or from third-party financing, we would not be able to meet such closing condition and, as a result, would not be able to proceed with our business combination. Prospective targets will be aware of these risks and, thus, may be reluctant to enter into a business combination with us.

If holders of a significant number of our SPARs were to decide not to exercise their SPARs, we may not be able to optimize our capital structure.

At the time we enter into a Definitive Agreement, we will not know how many of our SPARs will be exercised, and therefore will need to structure the transaction based on our expectations as to the number of SPARs that will be exercised. If the Definitive Agreement requires us to have a minimum amount of available cash at closing, we may need a larger portion of the Additional Forward Purchase to be exercised or arrange for third-party financing, neither of which may occur, or we may need to restructure the transaction. Raising additional third-party financing may involve dilutive equity issuances or the incurrence of indebtedness at higher than desirable levels, which would limit our ability to optimize our capital structure.

The Additional Forward Purchaser has the right to purchase Additional Forward Purchase shares up to an aggregate Forward Purchase of $3.5 billion, but has no obligation to make such purchase. At the time that the Additional Forward Purchaser commits to the size of its investment (if any), it will be acquiring shares of our company at the Final Exercise Price, rather than the price that would be result from an arm’s-length negotiation with a third party or would be reflected in the market if the SPARs were transferable at such time.

The Forward Purchasers have committed to purchase no less than $250.0 million of Forward Purchase shares at the time of our business combination, and the size of this committed amount will increase proportionately to the extent the Final Exercise Price exceeds $10.00 per share, up to a maximum of $1.0 billion at a Final Exercise Price of $40.00 per share or higher. The Additional Forward Purchaser is entitled, but not obligated, to purchase that amount of the $3.5 billion Forward Purchase not allocated, in each case at the Final Exercise Price, to the Committed Forward Purchaser at the Final Exercise Price. The Additional Forward Purchaser will commit to the amount it will purchase at the time we enter into our Definitive Agreement, and is entitled, but not obligated, to commit at any time to providing a “backstop” in the amount of any Unelected SPARs subject to the $3.5 billion overall limit. The Public Shares purchased pursuant to the Forward Purchase Agreement will be purchased at a per-share price equal to the Final Exercise Price at which SPAR holders will purchase Public Shares. However, at the time that the Additional Forward Purchase amount is announced, and at the time the Forward Purchase is exercised, the value of our Public Shares could be higher or lower than would be obtained in an arm’s length negotiation with an independent third party carried out at such time, or as would be implied by market prices if SPARs were transferable at such time. In such case, the Committed Forward Purchasers will be required to purchase, and the Additional Forward Purchaser might seek to buy, Forward Purchase shares that the company would be obligated to sell, even though the company may be able to obtain equity financing from other sources at a higher price per share. Accordingly, we may be required to sell Forward Purchase shares at less than their market value. In addition, we will determine the Final Exercise Price based, in part, on the size of the Additional Forward Purchase. Because the Additional Forward Purchaser is an affiliate of our Sponsor, we may face a conflict of interest in determining whether to allocate this investment opportunity to SPAR holders or the Additional Forward Purchaser. The foregoing factors could potentially decrease the willingness of SPAR holders to elect to exercise their SPARs during the SPAR Holder Election Period and reduce the capital we have available to consummate our business combination.

Our ability to raise additional capital or consummate our business combination may be adversely impacted if the Additional Forward Purchaser declines to exercise its right to purchase Forward Purchase shares.

The Additional Forward Purchaser has the right, but not the obligation, to purchase that amount of the Forward Purchase (a total of $3.5 billion) that is not allocated to the Committed Forward Purchaser. If our Board determines that our business combination requires additional capital, and the Additional Forward Purchaser (or Affiliate Transferees) does not exercise this right in part or in full at the time we enter into a Definitive Agreement, our ability to consummate our business combination may depend in part on our ability to raise debt financing or additional capital from third-party investors. This could negatively impact the market price of our SPARs and reduce the extent to which SPAR holders elect to exercise their SPARs, which could further increase our need to obtain additional capital in order to consummate the transaction.

If the proceeds of the sale of the Sponsor Shares and the Sponsor Preferred Shares are insufficient, it could limit the amount available to fund our search for a target business or businesses and complete our business combination and we will depend on additional investments by our Sponsor or Management Team to fund our search for our business combination, to pay our taxes and to complete our business combination. If we are unable to obtain such funding, we may be unable to complete our business combination.

We expect that approximately $23.1 million of proceeds from the sale of the Sponsor Shares and the Sponsor Preferred Shares, after giving effect to the $30.0 million of Sponsor Preferred Shares that our Sponsor intends to purchase prior to the Distribution, and after expenses related to our formation and the Distribution and the escrow of $5,000,001 of the proceeds, will initially be available to us to fund our working capital requirements. Our Sponsor may purchase additional Sponsor Shares or Sponsor Preferred Shares in order to fund our operating costs, but has no obligation to do so. If the proceeds from the sale of the Sponsor Shares and Sponsor Preferred Shares are insufficient to fund our operations for up to 10 years, we may require additional funding in the form of additional purchases of our securities by our affiliates, or we may be forced to liquidate. In the event of our liquidation, our SPARs will expire worthless. None of our Sponsor, members of our Management Team nor any of their affiliates is under any obligation to invest funds in us in such circumstances.

It is possible that the proceeds held in the Custodial Account are reduced, and the amount received by exercising SPAR holders in the event of an Early Termination may be less than the exercise price paid by such holders.

Although our company is structured so that investor funds will be held in the Custodial Account for only a brief period of time, and because we will seek to enter into agreements with third-parties only if they provide a waiver with respect to any claim to funds held in the Custodial Account, there are circumstances that could reduce the funds available to return to electing SPAR holders in the event that we abandon or are unable to consummate a business combination. For example, the funds held in the Custodial Account will be invested in U.S. Treasury obligations or certain money market funds, which could bear a negative interest rate or having a negative rate of return. We may not succeed in obtaining waivers from third parties from claims to the funds held in the Custodial Account, or such parties may assert claims despite such a waiver. In the event that a third party does successfully bring such a claim, our Sponsor is not providing us with any indemnification for a reduction of the assets held in the Custodial Account below the aggregate exercise prices paid.

If, before distributing the proceeds in the Custodial Account in connection with the abandonment of a business combination or the liquidation of our company, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the proceeds held in the Custodial Account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of electing SPAR holders. To the extent any bankruptcy claims deplete the Custodial Account, the amount that would otherwise be received by our electing SPAR holders in connection with our liquidation may be reduced.

The risk of any such reduction occurring will increase if and to the extent that we extend the Closing Period, which extension may result in us holding investor funds for as long 10 months.

We may not have sufficient funds to satisfy indemnification claims of our directors and officers.

We have agreed to indemnify our directors and officers to the fullest extent permitted by law and we may purchase directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our directors and officers. However, any such insurance may not be available, upon commercially reasonable terms or at all, or sufficient. Any indemnification provided by us will be able to be satisfied only if (i) we have sufficient funds, or (ii) we consummate our business combination. Our obligations to indemnify our directors and officers may discourage stockholders from bringing a lawsuit against our directors and officers for breach of their fiduciary duties. These provisions may also have the effect of reducing the likelihood of derivative litigation against our directors and officers even though, such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent that we may incur the costs of settlement and damage awards against our directors and officers pursuant to these indemnification provisions.

If we are deemed to be an investment company under the Investment Company Act, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete our business combination.

If we are deemed to be an investment company under the Investment Company Act, our activities may be restricted, including:

•	restrictions on the nature of our investments; and

•	restrictions on the issuance of securities, each of which may make it difficult for us to complete our business combination.

In addition, we may have imposed upon us burdensome requirements, including:

•	registration as an investment company;

•	adoption of a specific form of corporate structure; and

•	reporting, record keeping, voting, proxy and disclosure requirements and other rules and regulations.

In order not to be regulated as an investment company under the Investment Company Act, unless we can qualify for an exclusion, we must ensure that we are engaged primarily in a business other than investing, reinvesting or trading in securities and that our activities do not include investing, reinvesting, owning, holding or trading “investment securities” constituting more than 40% of our total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. Our business will be to identify and complete our business combination and, thereafter, to the extent we are able to influence the management of the post-combination company, to operate the post-combination business or assets for the long term. We do not plan to buy businesses or assets with a view to resale or profit from their resale. We do not plan to buy unrelated businesses or assets or to be a passive investor.

We do not believe that our anticipated principal activities will subject us to the Investment Company Act. If we were deemed to be subject to the Investment Company Act, compliance with these additional regulatory burdens would require additional expenses for which we have not allotted funds and may hinder our ability to complete our business combination or result in our liquidation. If we are unable to complete a business combination, our SPARs will expire worthless and, if we were to liquidate after our business combination, our public stockholders may receive less than the exercise price paid.

We may not be able to complete a business combination with a U.S. target company if such business combination is subject to U.S. foreign investment regulations and review by a U.S. government entity such as the Committee on Foreign Investment in the United States (CFIUS), or ultimately prohibited.

The Committee on Foreign Investment in the U.S. (“CFIUS”) is an interagency committee authorized to review certain transactions involving acquisitions and investments in the U.S. by foreign persons in order to determine the effect of such transactions on the national security of the U.S. CFIUS has jurisdiction to review transactions that could result in control of a U.S. business directly or indirectly by a foreign person, certain non-controlling investments that afford the foreign investor non-passive rights in a “TID U.S. business” (defined as a U.S. business that (1) produces, designs, tests, manufactures, fabricates, or develops one or more critical technologies; (2) owns or operates certain critical infrastructure; or (3) collects or maintains directly or indirectly sensitive personal data of U.S. citizens), and certain acquisitions, leases, and concessions involving real estate even with no underlying U.S. business. Certain categories of acquisitions of and investments in a U.S. business also may be subject to a mandatory notification requirement.

Our Sponsor is wholly owned by the Pershing Square Funds, one of which owns an approximately 87% membership in our Sponsor and, as a Guernsey company, is a non-U.S. person. Accordingly, although our Sponsor is not controlled by a non-U.S. person (it is managed by PSCM and not by its members), our Sponsor does have substantial ties with a non-U.S. person. Although we intend to enter into a business combination in which our investors, both our Sponsor and its affiliates as well as our public investors, would own a minority of the post-combination company, we cannot guarantee that this will be the case. In addition, we cannot predict whether there will be significant ownership by non-U.S. persons among the exercising SPAR holders, among other factors that could affect the likelihood of a CFIUS or similar review.

If our business combination with a U.S. business is subject to CFIUS review, we may determine that we are required to make a mandatory filing or that we will submit a voluntary notice to CFIUS, or to proceed with the business combination without notifying CFIUS and risk CFIUS intervention, before or after Closing. CFIUS may decide to block or delay our business combination, impose conditions to mitigate national security concerns with respect to such business combination or order us to divest all or a portion of a U.S. business of the combined company without first obtaining CFIUS clearance. As a result, we may exclude companies in certain industries from consideration as potential business combination partners, and companies in those industries may not view us as an attractive business combination partner, reducing the pool of potential targets companies, and reducing the likelihood that we complete a business combination. We may be adversely affected in terms of competing with other blank check companies or investment partners that do not have similar foreign ownership issues.

Moreover, the process of government review, whether by the CFIUS or otherwise, could be lengthy, and we may have limited time to complete our business combination due to the terms of the Definitive Agreement, the 10-year term of our company, or the maximum period of 10 months that we may hold investor funds in the Custodial Account. If the review process extends beyond such timeframe or our business combination is ultimately prohibited by CFIUS or another U.S. government entity, we may determine to abandon the business combination and seek an alternate transaction, or be required to liquidate our company. There is no guarantee that we will be able to find and consummate an alternate business combination. In such circumstances, our SPARs will have expired worthless.

Changes in laws or regulations, or a failure to comply with any laws and regulations, may adversely affect our business, including our ability to negotiate and complete our business combination, and our results of operations or the results of operations of the post-combination company.

We are subject to laws and regulations enacted by national, regional and local governments. In particular, we will be required to comply with certain SEC and other legal requirements. Compliance with, and monitoring of, applicable laws and regulations may be difficult, time consuming and costly. In recent years, changes in accounting interpretations for SPACs have resulted in financial restatements and delayed periodic filings, and have resulted in increased operating and compliance costs on an ongoing basis. As discussed above, the SEC has proposed rules that would set forth disclosure and other requirements with respect to SPACs, including rules that may affect the willingness of investment banks to participate in obtaining third-party financing, which may also apply to or affect the financing of SPARC. Those laws and regulations and their interpretation and application may also change from time to time and those changes could have a material adverse effect on our business, investments and results of operations. In addition, a failure to comply with applicable laws or regulations, as interpreted and applied, could have a material adverse effect on our business, including our ability to negotiate and complete our business combination, and our results of operations or the results of operations of the post-combination company.

The grant of registration rights may make it more difficult to complete our business combination, and the future exercise of such rights may adversely affect the market price of the Public Shares.

Concurrently with the Distribution, we will enter into a Registration Rights Agreement with our Sponsor, the Forward Purchasers and our independent director nominees, pursuant to which we will be required to use commercially reasonable efforts to file a registration statement within 120 days of our business combination, and use our best efforts to cause such registration statement to be declared effective as soon as practicable (but in no event later than 60 days) thereafter, providing for the resale, under Rule 415 of the Securities Act, of (i) the Sponsor Shares, (ii) the Public Shares issuable upon the conversion of the Sponsor Preferred Shares, (iii) the

Public Shares issuable upon exercise of the Sponsor Warrants, (iv) the Public Shares issuable upon exercise of the Director Warrants, (v) the Public Shares issued pursuant to the Forward Purchase Agreement and (vi) any other shares of the company that the parties to the Registration Rights Agreement have purchased on the open market, subject to certain conditions as provided in the Registration Rights Agreement. The parties to the Registration Rights Agreement, and their permitted transferees, will be entitled to make up to 10 demands that we register these securities, and will have certain “piggyback rights” with respect to other registration statements filed by the company. The post-combination business will bear the cost of registering these securities. The registration and availability of such a significant number of securities for trading in the public market (to the extent any such securities are not subject to transfer restrictions) may have an adverse effect on the market price of the Public Shares. In addition, the existence of the registration rights may make our business combination more costly or difficult to conclude. This is because the stockholders of the target business may increase the equity stake they seek in the combined entity or ask for more cash consideration to offset the negative impact on the market price of the Public Shares that is expected when such securities are registered.

We may be affected by numerous risks inherent in the business operations with which we combine and we cannot assure you that we will properly ascertain or assess all of the significant risk factors or that we will have adequate time to complete due diligence.

If we consummate a business combination, we may be affected by numerous risks inherent in the business operations with which we combine. Although our directors and officers will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all of the significant risk factors or that we will have adequate time to complete due diligence. Furthermore, some of these risks may be outside of our control and leave us with no ability to control or reduce the chances that those risks will adversely impact a target business. We also cannot assure you that an investment in our Public Shares will ultimately prove to be more favorable to investors than a direct investment, if such opportunity were available, in a business combination target. Our investors will not be stockholders of our company prior to the consummation of the business combination, and accordingly, will not have any rights as stockholders, and our Board will not owe any fiduciary duties to them. Accordingly, any security holders who become security holders upon our business combination and suffer a reduction in the value of their securities below the exercise price will not have a remedy for such reduction in value unless they are able to successfully bring a private claim under securities laws that the Business Combination Registration Statement or other solicitation materials relating to our business combination constituted an actionable material misstatement or omission.

Although we have identified general criteria and guidelines that we believe are important in evaluating prospective target businesses, we may enter into our business combination with a target that does not meet such criteria and guidelines, and as a result, the target business with which we enter into our business combination may not have attributes entirely consistent with our general criteria and guidelines.

Although we have identified general criteria and guidelines for evaluating prospective target businesses, it is possible that a target business with which we enter into our business combination will not have all of these positive attributes. If we complete our business combination with a target that does not meet some or all of these criteria and guidelines, such combination may not be as successful as a combination with a business that does meet all of our general criteria and guidelines. In addition, if we announce a prospective business combination with a target that does not meet our general criteria and guidelines, fewer SPAR holders may exercise their warrants, which may make it difficult for us to meet any closing condition with a target business that requires us to have a minimum amount of cash.

We may not be required to obtain an opinion from an independent investment banking firm or from an independent accounting firm, and consequently, you may have no assurance from an independent source that the price we are paying for the business is fair to our company from a financial point of view.

Our Charter will require us to seek a fairness opinion only in the event that we pursue a business combination with an affiliated entity. Except for the foregoing, we are not required to obtain an opinion from an independent investment banking firm that is a member of FINRA or from an independent accounting firm that the price we are paying is fair to our company from a financial point of view. If we do obtain such an opinion in connection with a transaction with an affiliated entity, potential conflicts of interest may still exist and, as a result, the terms of the business combination may not be as advantageous to electing SPAR holders as they would be absent any conflicts of interest.

We may issue additional Common Stock or preferred shares to complete our business combination or under an employee incentive plan after completion of our business combination, and may do so without the approval of SPAR holders. Any such issuances would dilute the interest of our public stockholders and likely present other risks.

Our Charter currently authorizes the issuance of up to 500,000 shares of Common Stock, par value $0.0001 per share and 10,000 shares of preferred stock, par value $0.0001 per share. Prior to issuing the Sponsor Preferred Shares, we will amend the Charter to designate 5,000 preferred shares as Sponsor Preferred Shares prior to the time at which we issue the Sponsor Preferred Shares. Prior to the consummation of our business combination, we will amend our Charter to authorize the issuance of a substantially greater number of shares of Common Stock and preferred stock, in the amount our Board determines is sufficient for the issuance of the maximum number of Public Shares and Forward Purchase shares, shares to be issued as consideration in our business combination, and the expected ongoing stock issuance needs of the post-combination company. Following the Distribution, 302,812 authorized but unissued shares of Common Stock and 7,000 authorized but unissued shares of preferred stock (including 2,000 authorized but unissued Sponsor Preferred Shares) will be available for issuance, reflecting the issuance of 197,188 shares of Common Stock to our Sponsor and the issuance of 3,000 Sponsor Preferred Shares to our Sponsor. Because our sole stockholder prior to the consummation of our business combination will be our Sponsor, we will be able to amend our Charter without the approval of SPAR holders or any other parties.

We may issue a substantial number of additional shares of Common Stock or preferred shares to complete our business combination or under an employee incentive plan after completion of our business combination.

The issuance of additional common stock or preferred stock:

•

may significantly dilute the equity interest obtainable by electing SPAR holders upon issuance of Public Shares, or the value thereof to the extent that such shares are issued at a price lower than the Final Exercise Price;

•	may subordinate the rights of holders of Common Stock if preferred stock issued with rights senior to those afforded our Common Stock;

•

could cause a change of control if a substantial number of shares of Common Stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our directors and officers; and

•	may adversely affect prevailing market prices for our Common Stock following the business combination.

Resources could be consumed in researching business combinations that are not completed, which could materially adversely affect subsequent attempts to locate and acquire or merge with another business.

We anticipate that the investigation of each specific target business and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention, and substantial costs for accountants, attorneys, consultants and others. If we decide not to complete a specific business combination, the costs incurred up to that point for the proposed transaction likely would not be recoverable. Furthermore, if we reach an agreement relating to a specific target business, we may fail to complete our business combination for any number of reasons including those beyond our control. Any such event will result in a loss to us of the related costs incurred which could materially adversely affect subsequent attempts to locate and acquire or merge with another business.

Our ability to successfully effect our business combination and to be successful thereafter will be totally dependent upon the efforts of key personnel. The loss of key personnel could negatively impact the operations and profitability of our post-combination business.

Our ability to successfully effect our business combination is dependent upon the efforts of key personnel. The role of key personnel in the target business, however, cannot presently be ascertained. Although some of our key personnel may remain with the target business in senior management or advisory positions following our business combination, it is likely that some or all of the management of the target business will remain in place, particularly if we purchase a minority interest in a business as we expect. To the extent we have any ability to participate in the decision-making of the post-combination company, we intend to closely scrutinize any individuals employed following the business combination, but we cannot assure you that we will be able to so participate, or that our assessment of these individuals will prove to be correct.

In addition, the directors and officers of a business combination candidate may resign upon completion of our business combination. The departure of our business combination target’s key personnel could negatively impact the operations and profitability of our post-combination business. The role of our business combination candidate’s key personnel upon the completion of our business combination cannot be ascertained at this time. Although we contemplate that certain members of our business combination partner’s management team will remain associated with the company following our business combination, it is possible that some will not wish to continue their employment. The loss of key personnel could negatively impact the operations and profitability of our post-combination business.

We are dependent upon our directors and officers and their departure could adversely affect our ability to operate.

Our operations are dependent upon a relatively small group of individuals and, in particular, directors and officers. We believe that our success depends on the continued service of our directors and officers, at least until we have completed our business combination. We do not have an employment agreement with, or key-man insurance on the life of, any of our directors or officers. The unexpected loss of the services of one or more of our directors or officers could have a detrimental effect on us.

Our key personnel may negotiate employment or consulting agreements with a target business in connection with a particular business combination. These agreements may provide for them to receive compensation following our business combination and as a result, may cause them to have conflicts of interest in determining whether a particular business combination is the most advantageous.

Our key personnel may be able to remain with us after the completion of our business combination only if they are able to negotiate employment or consulting agreements in connection with our business combination. Such negotiations would take place simultaneously with the negotiation of our business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to us after the completion of our business combination. The personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business. However, we believe the ability of such individuals to remain with us after the completion of our business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination. There is no certainty, however, that any of our key personnel will remain with us after the completion of our business combination. We cannot assure you that any of our key personnel will remain in senior management or advisory positions with us. The determination as to whether any of our key personnel will remain with us will be made at the time of our business combination.

We may have a limited ability to assess the management of a prospective target business and, as a result, may affect our business combination with a target business whose management may not have the skills, qualifications or abilities to manage a public company, which could, in turn, negatively impact the value of our stockholders’ investment in us.

When evaluating the desirability of effecting our business combination with a prospective target business, our ability to assess the target business’s management may be limited due to a lack of time, resources or information. Our assessment of the capabilities of the target’s management, therefore, may prove to be incorrect and such management may lack the skills, qualifications or abilities we suspected. Should the target’s management not possess the skills, qualifications or abilities necessary to manage a public company, the operations and profitability of the post-combination business may be negatively impacted. Accordingly, any security holders who choose to remain security holders following the business combination could suffer a reduction in the value of their securities. Such stockholders are unlikely to have a remedy for such reduction in value.

Our management may have limited influence over or control of a target business after our business combination.

Our business combination may be structured in a variety of ways, including, but not limited to, a merger, capital stock exchange, asset acquisition, stock purchase, or reorganization. We are not able to predict the form that our business combination will take. It is likely that our stockholders (including the Forward Purchasers and our Sponsor) will own a minority share of the post-combination company or the target business. In addition, other minority stockholders may subsequently combine their holdings resulting in a single person or group obtaining a larger share of the target company’s stock than we initially acquired. Accordingly our management may have limited ability, if any, to influence or control the target business. We cannot provide assurance that we will maintain representation on the board of directors of the post-combination company, or that we will have sufficient influence to ensure that management of the target business will possess the skills, qualifications or abilities necessary to profitably operate such business.

Members of our Management Team and Investment Team will allocate their time to other businesses thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This conflict of interest could have a negative impact on our ability to complete our business combination.

The members of our Management Team and Investment Team are not required to, and will not, commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and our search for our business combination and their other businesses. We do not intend to have any full-time employees prior to the completion of our business combination. The members of our Management Team and Investment Team may be engaged in other business endeavors for which he or she may be entitled to substantial compensation, and our officers are not obligated to contribute any specific number of hours per week to our affairs. The eight members of our Investment Team will allocate their time between fulfilling their duties to us and to PSCM (including for this purpose any acquisition companies sponsored by affiliates of PSCM). Our directors may also serve as officers or board members for other entities. If such persons’ other business affairs require them to devote substantial amounts of time to such affairs in excess of their current commitment levels, it could limit their ability to devote time to our affairs which may have a negative impact on our ability to complete our business combination. For a complete discussion of our officers’ and directors’ other business affairs, please see the section of this prospectus entitled “Management—Directors and Officers.”

Certain of our directors, director nominees and officers are now, and all of them may in the future become, affiliated with entities engaged in business activities similar to those intended to be conducted by us and, accordingly, may have conflicts of interest in allocating their time and determining to which entity a particular business opportunity should be presented.

Following the completion of the Distribution of our SPARs and until we consummate our business combination, we intend to engage in the business of identifying and combining with one or more businesses. Our Sponsor, directors, director nominees and officers are, and may in the future become, affiliated with entities that are engaged in a similar business.

Our affiliate, PSCM, manages or advises several funds. PSCM and its affiliates may form and manage other investment vehicles investing in public or private companies at any time prior to the announcement of our business combination, including, but not limited to, private or public investment vehicles that may invest side-by-side with our company. In any of the foregoing circumstances, a conflict of interest may arise. To the extent any such conflicts arise, we cannot guarantee that they will be resolved in our favor.

Our directors, director nominees and officers currently have, and any of them in the future may have, additional, fiduciary or contractual obligations to another entity pursuant to which such officer or director is or will be required to present a business combination opportunity to such entity, including, without limitation, funds managed or advised by our Sponsor or its affiliates, subject to their fiduciary duties. If any of our directors or officers becomes aware of a business combination opportunity that falls within the line of business of any entity to which he or she has pre-existing fiduciary or contractual obligations, he or she may be required to present such business combination opportunity to such entity prior to presenting such business combination opportunity to us.

Our directors and officers also may become aware of business opportunities which may be necessary or appropriate for presentation to other entities to which they owe certain fiduciary or contractual duties. Any presentation of such opportunities to such other entities may present additional conflicts.

Accordingly, our directors and officers may have conflicts of interest in determining to which entity a particular business opportunity should be presented. These conflicts may not be resolved in our favor and a potential target business may be presented to another entity prior to its presentation to us. Our Charter provides that we renounce our interest in any corporate opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of our company and such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue, and to the extent the director or officer is permitted to refer that opportunity to us without violating another legal obligation.

None of the members of our Management Team or Investment Team are required to commit his or her full time to our affairs. The members of our Investment Team are employed by PSCM. While the members of our Management Team intend to devote as much of their time as they deem necessary to our affairs, and while we believe the eight members of our Investment Team will be able to allocate their duties to us and to PSCM (including for this purpose the acquisition companies sponsored by affiliates of PSCM) in a manner that allows them to provide us with the resources and support we require while also fulfilling their responsibilities to PSCM, such persons may have conflicts of interest in allocating his or her time among various business activities.

In addition, although we will adopt a code of ethics prior to the Distribution pursuant to which, among other things, our audit committee must approve any related-party transaction, we are not required to do so. Agreements and transactions with our Sponsor entered into prior to the Distribution, such as the purchase of the Sponsor Preferred Shares, the Forward Purchase Agreement, the Committed Forward Purchase Agreement, and the issuance of the Sponsor Warrants and Director Warrants, will not be subject to such review.

For a complete discussion of our officers’, directors’ and director nominees’ business affiliations and the potential conflicts of interest that you should be aware of, please see the sections of this prospectus entitled “Management—Directors and Officers,” “Management—Conflicts of Interest” and “Certain Relationships and Related Party Transactions.”

Our officers, directors, security holders and their respective affiliates may have competitive pecuniary interests that conflict with our interests.

We have not adopted a policy that expressly prohibits our directors, officers, security holders or affiliates from having a direct or indirect pecuniary or financial interest in any investment to be acquired or disposed of by us or in any transaction to which we are a party or have an interest. It is possible that we enter into our business combination with a target business that is affiliated with our Sponsor and/or its affiliates, our directors or officers. We do not have a policy that expressly prohibits any such persons from engaging for their own account in business activities of the types conducted by us. Accordingly, such persons or entities may have a conflict between their interests and ours.

We may engage in a business combination with one or more target businesses that have relationships with entities that may be affiliated with our Sponsor, officers, directors or existing holders which may raise potential conflicts of interest.

In light of the involvement of our Sponsor, directors, and officers with other entities, we may decide to acquire one or more businesses affiliated with our Sponsor, directors or officers. Our directors and officers may also serve as officers and board members for other entities, including, without limitation, those described under the section of this prospectus entitled Management—Conflicts of Interest. Such entities may compete with us for business combination opportunities. Our Sponsor, directors and officers are not currently aware of any specific opportunities for us to complete our business combination with any entities with which they are affiliated, and there have been no preliminary discussions concerning a business combination with any such entity or entities. Although we will not be specifically focusing on, or targeting, any transaction with any affiliated entities, we would pursue such a transaction if we determined that such affiliated entity met our criteria for our business combination as set forth in the section of this prospectus entitled Proposed Business—Selection of a Target Business and Structuring of our Business Combination and such transaction was approved by a majority of our disinterested directors. Although we are required by our Charter to obtain an opinion from an independent investment banking firm that is a member of FINRA, or from an independent accounting firm, regarding the fairness to our company from a financial point of view of a business with one or more businesses affiliated with our directors, officers, or current stockholders, potential conflicts of interest still may exist and, as a result, the terms of our business combination may not be as advantageous to our SPAR holders as they would be absent any conflicts of interest.

We may issue notes or other debt instruments, or otherwise incur substantial debt, to complete our business combination, which may adversely affect our leverage and financial condition and thus negatively impact the value of our stockholders’ investment in us.

Although we have no commitments as of the date of this prospectus to issue any notes or other debt instruments, or to otherwise incur outstanding debt following the Distribution, we may choose to incur substantial debt to complete our business combination, which could have a variety of negative effects, including:

•	default and foreclosure on our assets if our operating revenues after our business combination are insufficient to repay our debt obligations;

•

acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand;

•	our inability to obtain necessary additional financing if the debt security contains covenants restricting our ability to obtain such financing while the debt security is outstanding;

•	our inability to pay dividends on our Common Stock;

•

using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our common shares if declared, our ability to pay expenses, make capital expenditures and acquisitions, and fund other general corporate purposes;

•	limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

•	increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation;

•	limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, and execution of our strategy; and

•	other disadvantages compared to our competitors who have less debt.

Subsequent to the completion of our business combination, we may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and our share price, which could cause you to lose some or all of your investment.

Even if we conduct extensive due diligence on a target business with which we combine, we cannot assure you that this due diligence will surface all material issues that may be present inside a particular target business, that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of the target business and outside of our control will not later arise. As a result of these factors, we may be forced to later write down or write off assets, restructure our operations, or incur impairment or other charges that could result in our reporting losses. Even if our due diligence successfully identifies certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with our preliminary risk analysis. Even though these charges may be non-cash items and not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about us or our securities. In addition, charges of this nature may cause us to violate net worth or other covenants to which we may be subject as a result of assuming pre-existing debt held by a target business or by virtue of our obtaining debt financing to partially finance our business combination. SPAR holders will have no rights as stockholders prior to our business combination, and will not be owed any fiduciary duties by our Board. Accordingly, any security holders who exercise their SPARs and suffer a reduction in the value of their shares below the exercise price paid are unlikely to have a remedy for such reduction in value unless they are able to successfully bring a private claim under securities laws that the Business Combination Registration Statement or other solicitation materials furnished to them, as applicable, relating to our business combination, constituted an actionable material misstatement or omission.

We intend to complete only one business combination, which will cause us to be solely dependent on a single business which may have a limited number of products or services and limited operating activities. This lack of diversification may negatively impact our operating results and profitability.

We intend to effectuate our business combination with a single target business. However, we may seek to effectuate business combinations with multiple target businesses simultaneously or within a short period of time, which we may not be able to do as a result of various factors, including the existence of complex accounting issues and the requirement that we prepare and file pro forma financial statements with the SEC that present operating results and the financial condition of several target businesses as if they had been operated on a combined basis. By completing our business combination with only a single entity, our lack of diversification may subject us to numerous economic, competitive and regulatory developments. Further, we would not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry.

We may attempt to simultaneously complete business combinations with multiple prospective targets, which may hinder our ability to complete our business combination and give rise to increased costs and risks that could negatively impact our operations and profitability.

If we determine to simultaneously acquire several businesses that are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other business combinations, which may make it more difficult for us, and delay our ability, to complete our business combination. We do not, however, intend to purchase multiple businesses in unrelated industries in conjunction with our business combination. With multiple business combinations, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business. If we are unable to adequately address these risks, it could negatively impact our profitability and results of operations.

We are likely to attempt to complete our business combination with a private company about which little information is publicly available, which may result in a business combination with a company that is not as profitable as we suspected, if at all.

In pursuing our business combination strategy, we are likely to seek to effectuate our business combination with a privately held company. Very little public information generally exists about private companies, and we could be required to make our decision on whether to pursue a potential business combination on the basis of limited information, which may result in our business combination with a company that is not as profitable as we suspected, if at all.

We may be unable to obtain additional financing to complete our business combination or to fund the operations and growth of a target business, which could compel us to restructure or abandon a particular business combination.

Because we have not yet identified any prospective target business, we cannot ascertain the capital requirements for any particular transaction. If the net proceeds of the sale of our Sponsor Shares, Sponsor Preferred Shares, Committed Forward Purchase shares, any Additional Forward Purchase shares and our issuance of the Public Shares upon exercise of our SPARs proves to be insufficient to complete our business combination, either because of the size of our business combination, the depletion of the available net proceeds in search of a target business, the failure of a significant number of SPAR holders to exercise their SPARs, or the decision of the Additional Forward Purchaser not to purchase any or a sufficient number of Public Shares, we may be required to seek additional financing or to abandon the proposed business combination. We cannot assure you that such financing will be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to complete our business combination, we would be compelled to either restructure the transaction or abandon that particular business combination and seek an alternative target business candidate. In addition, even if we do not need additional financing to complete our business combination, we may require such financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business.

We are an “emerging growth company” within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies, this could make our securities less attractive to investors and may make it more difficult to compare our performance with other public companies.

We are an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. As a result, holders of SPARs or our Public Shares may not have access to certain information they may deem important. We could be an emerging growth company for up to five years, although circumstances could cause us to lose that status earlier, including if the market value of our Common Stock held by non-affiliates exceeds $700.0 million as of any June 30 before that time, in which case we would no longer be an emerging growth company as of the following December 31. We cannot predict whether investors will find our securities less attractive because we will rely on these exemptions. If some investors find our securities less attractive as a result of our reliance on these exemptions, the trading prices of our securities may be lower than they otherwise would be, there may be a less active trading market for our securities and the trading prices of our securities may be more volatile.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Because we have up to 10 years to consummate our business combination, it is possible that we will lose our status as an emerging growth company prior to consummating our business combination. The increased compliance and disclosure requirements that would apply to us could increase our operating costs, and reduce the working capital available to pursue a business combination, and will also require the time and resources of our Management Team that would otherwise be allocated towards consummating a business combination.

Compliance obligations under the Sarbanes-Oxley Act may make it more difficult for us to effectuate our business combination, require substantial financial and management resources, and increase the time and costs of completing our business combination.

Section 404 of the Sarbanes-Oxley Act requires that we evaluate and report on our system of internal controls beginning with our Annual Report on Form 10-K for the year ending December 31, 2023. Only in the event we are deemed to be a large accelerated filer or an accelerated filer will we be required to comply with the independent registered public accounting firm attestation requirement on our internal control over financial reporting. Further, for as long as we remain an emerging growth company, we will not be required to comply with the independent registered public accounting firm attestation requirement on our internal control over financial reporting. Compliance with the requirements of the Sarbanes-Oxley Act could be particularly burdensome on us as compared to other public companies because a target company with which we seek to complete our business combination may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of its internal controls. The development of the internal control of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such business combination.

Provisions in our Charter and the DGCL may inhibit a takeover of us, which could limit the price investors might be willing to pay in the future for our Common Stock or Public Shares and could entrench management.

Our Charter contains provisions that may discourage unsolicited takeover proposals that stockholders may consider to be in their best interests. These provisions include the ability of the board of directors to designate the terms of and issue new series of preferred shares, which may make the removal of management more difficult and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.

Section 203 of the DGCL affects the ability of an “interested stockholder” to engage in certain business combinations, for a period of three years following the time that the stockholder becomes an “interested stockholder.” We will take all necessary corporate action to ensure that our Sponsor, its affiliates, and their transferees will not be deemed to be “interested stockholders,” regardless of the percentage of our voting stock owned by them, and will therefore not be subject to such restrictions. See Description of Securities—Certain Provisions of Delaware Law and our Charter and Bylaws.

Our Charter requires, to the fullest extent permitted by law, that derivative actions brought in our name, actions against directors, officers and employees for breach of fiduciary duty and other similar actions may be brought only in the Court of Chancery in the State of Delaware or, if that court lacks subject matter jurisdiction, another federal or state court situated in the State of Delaware. Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock shall be deemed to have notice of and consented to the forum provisions in our Charter. This exclusive provision forum will not apply to suits arising under the Exchange Act or any other claim for which federal courts have exclusive jurisdiction. In addition, our Charter provides that the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action under the Securities Act.

This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or any of our directors, officers, other employees or stockholders, which may discourage lawsuits with respect to such claims. Alternatively, if a court were to find the choice of forum provision contained in our Charter to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm our business, operating results and financial condition.

Cyber incidents or attacks directed at us could result in information theft, data corruption, operational disruption and/or financial loss.

We depend on digital technologies, including information systems, infrastructure and cloud applications and services, including those of third parties with which we may deal. Sophisticated and deliberate attacks on, or security breaches in, our systems or infrastructure, or the systems or infrastructure of third parties or the cloud, could lead to corruption or misappropriation of our assets, proprietary information and sensitive or confidential data. While we expect to have access to certain resources of PSCM, including information technology, as an early stage company without significant investments in data security protection, we may not be sufficiently protected against such occurrences. We may not have sufficient resources to adequately protect against, or to investigate and remediate any vulnerability to, cyber incidents. It is possible that any of these occurrences, or a combination of them, could have adverse consequences on our business and lead to financial loss.

We may reincorporate in another jurisdiction in connection with our business combination and such reincorporation may result in taxes imposed on stockholders.

We may, in connection with our business combination and subject to requisite stockholder approval under the DGCL, reincorporate in the jurisdiction in which the target company or business is located or in another jurisdiction. The transaction may require a stockholder to recognize taxable income in the jurisdiction in which the stockholder is a tax resident or in which its members are resident if it is a tax transparent entity. We do not intend to make any cash distributions to stockholders to pay such taxes. Stockholders may be subject to withholding taxes or other taxes with respect to their ownership of us after the reincorporation.

If we effect our business combination with a company with operations or opportunities outside of the United States, we would be subject to a variety of additional risks that may negatively impact our operations.

If we effect our business combination with a company with operations or opportunities outside of the United States, we would be subject to any special considerations or risks associated with companies operating in an international setting, including any of the following:

•	higher costs and difficulties inherent in managing cross-border business operations and complying with different commercial and legal requirements of overseas markets;

•	rules and regulations regarding currency redemption;

•	complex corporate withholding taxes;

•	laws governing the manner in which future business combinations may be effected;

•	tariffs and trade barriers;

•	regulations related to customs and import/export matters;

•	longer payment cycles and challenges in collecting accounts receivable;

•	tax issues, such as tax law changes and variations in tax laws as compared to the United States;

•	currency fluctuations and exchange controls;

•	rates of inflation;

•	cultural and language differences;

•	employment regulations;

•	crime, strikes, riots, civil disturbances, terrorist attacks, natural disasters and wars;

•	deterioration of political relations with the United States; and

•	government appropriations of assets.

We may not be able to adequately address these additional risks. If we were unable to do so, our operations might suffer, which may adversely impact our results of operations and financial condition.

After our business combination, it is possible that a majority of our directors and officers will live outside the United States and all of our assets will be located outside the United States; therefore, investors may not be able to enforce federal securities laws or their other legal rights.

It is possible that after our business combination, a majority of our directors and officers will reside outside of the United States and all of our assets will be located outside of the United States. As a result, it may be difficult, or in some cases not possible, for investors in the United States to enforce their legal rights, to effect service of process upon all of our directors or officers or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties on our directors and officers under United States laws.

If our management following our business combination is unfamiliar with United States securities laws, they may have to expend time and resources becoming familiar with such laws, which could lead to various regulatory issues.

Following our business combination, our management may resign from their positions as officers or directors of the company and the management of the target business at the time of the business combination will remain in place. Management of the target business may not be familiar with United States securities laws. If new management is unfamiliar with United States securities laws, they may have to expend time and resources becoming familiar with such laws. This could be expensive and time-consuming and could lead to various regulatory issues which may adversely affect our operations.

After our business combination, substantially all of our assets may be located in a foreign country and substantially all of our revenue may be derived from our operations in any such country. Accordingly, our results of operations and prospects will be subject, to a significant extent, to the economic, political and social conditions and government policies, developments and conditions in the country in which we operate.

The economic, political and social conditions, as well as government policies, of the country in which our operations are located could affect our business. Economic growth could be uneven, both geographically and among various sectors of the economy and such growth may not be sustained in the future. If in the future such country’s economy experiences a downturn or grows at a slower rate than expected, there may be less demand for spending in certain industries. A decrease in demand for spending in certain industries could materially and adversely affect our ability to find an attractive target business with which to consummate our business combination and, if we effect our business combination, the ability of that target business to remain or become profitable.

Exchange rate fluctuations and currency policies may cause a target business’ ability to succeed in the international markets to be diminished.

In the event we acquire a non-U.S. target, the majority of our revenues and income would likely be received in a foreign currency, and the dollar equivalent of our net assets and distributions, if any, could be adversely affected by reductions in the value of the local currency. The value of the currencies in our target regions fluctuate and are affected by, among other things, changes in political and economic conditions. Any change in the relative value of such currency against our reporting currency may affect the attractiveness of any target business or, following consummation of our business combination, our financial condition and results of operations. Additionally, if a currency appreciates in value against the dollar prior to the consummation of our business combination, the cost of a target business as measured in dollars will increase, which may make it less likely that we are able to consummate such transaction.

We may reincorporate in another jurisdiction in connection with our business combination, and the laws of such jurisdiction may govern some or all of our future material agreements and we may not be able to enforce our legal rights.

In connection with our business combination, we may relocate the home jurisdiction of our business from Delaware to another jurisdiction. If we determine to do this, the laws of such jurisdiction may govern some or all of our future material agreements. The system of laws and the enforcement of existing laws in such jurisdiction may not be as certain in implementation and interpretation as in the Delaware. The inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business, business opportunities or capital.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements contained in this prospectus may constitute “forward-looking statements” for purposes of the federal securities laws. Our forward-looking statements include, but are not limited to, statements regarding our or our Management Team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about:

•	our ability to select an appropriate target business or businesses;

•	our ability to complete our business combination;

•	our expectations around the performance of the prospective target business or businesses;

•	our success in retaining or recruiting, or changes required in, our officers, key employees or directors following our business combination;

•

our Management Team and Investment Team members allocating their time to other businesses, and our directors and officers potentially having conflicts of interest with our business or in approving our business combination, as a result of which they would then receive expense reimbursements;

•	our potential ability to obtain additional financing to complete our business combination;

•	our pool of prospective target businesses;

•	the ability of our directors and officers to generate a number of potential acquisition opportunities;

•	our public securities’ potential liquidity and trading, including the eligibility for quotation and the trading price of the SPARs;

•	the lack of a market for our securities;

•	our financial performance following the Distribution.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in the section of this prospectus entitled Risk Factors. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

USE OF PROCEEDS

Prior to the date of this prospectus, our Sponsor purchased 197,188 Sponsor Shares for an aggregate purchase price of $1,971,880. Our Sponsor has also agreed to purchase 3,000 Sponsor Preferred Shares for an aggregate purchase price of $30,000,000. We estimate the funds we will receive from the sale of the Sponsor Shares and Sponsor Preferred Shares, after taking into account costs of the Distribution, will be as set forth in the following table.

Gross proceeds
Gross proceeds from Sponsor Shares sold in private placements prior to Distribution	$1,971,880
Gross proceeds from Sponsor Preferred Shares sold in a private placement	30,000,000

Total gross proceeds	$31,971,880

Offering expenses(1)
SEC Expenses	226,600
Legal & Accounting Fees/Expenses	2,000,000
Auditor fees and expenses	170,000
Printing and engraving expenses	125,000
OTC quotation and filing fees	25,000
Miscellaneous	1,300,000

Total offering expenses	3,846,600

Proceeds after offering expenses	$28,125,280

Escrow	5,000,001

Proceeds after offering expenses and Escrow	$23,125,279

The following table shows the estimated use of the $23,125,279 in proceeds remaining after offering expenses and the escrow of $5,000,001 that will be available for working capital until our business combination.

	Amount	% of Total
Directors’ compensation	$8,500,000	36.76%
Legal, accounting, due diligence, travel, consulting and other expenses in connection with any business combination	5,000,000	21.62
Legal and accounting fees related to regulatory reporting obligations	1,850,000	8.00
OTC continuing fees	250,000	1.08
Working capital to cover miscellaneous expenses (including franchise taxes)	500,000	2.16
Excess proceeds of Sponsor Shares and Sponsor Preferred Shares	7,025,279	30.38

Total	$23,125,279	100.00%

(1)

These expenses are estimates only. Our actual expenditures for some or all of these items may differ from the estimates set forth herein. For example, we may incur greater legal and accounting expenses than our current estimates in connection with negotiating and structuring our business combination based upon the level of complexity of such business combination. In the event we identify a business combination target in a specific industry subject to specific regulations, we may incur additional expenses associated with legal due diligence and the engagement of special legal counsel. In addition, our staffing needs may vary and as a result, we may engage a number of consultants to assist with legal and financial due diligence. We do not anticipate any change in our intended use of proceeds, other than fluctuations among the current categories of allocated expenses, which fluctuations, to the extent they exceed current estimates for any specific category of expenses, would not be available for our expenses.

We believe that net proceeds from sales of the Sponsor Shares and Sponsor Preferred Shares will be sufficient to pay the costs and expenses to which such proceeds are allocated, but cannot guarantee that this will be the case. This belief is based on the fact that, while we may begin preliminary due diligence of a target business in connection with an indication of interest, we intend to undertake in-depth due diligence, depending on the circumstances of the relevant prospective acquisition, only after we have negotiated and signed a letter of intent or other preliminary agreement that addresses the terms of a business combination. However, if our estimate of the costs of undertaking in-depth due diligence and negotiating a business combination is less than the actual amount necessary to do so, we may be required to raise additional capital, the amount, availability and cost of which is currently unascertainable. If we are required to seek additional capital, we could seek such additional capital through additional investments from our Sponsor, members of our Management Team or their affiliates, but such persons are not under any obligation to invest in us. Our Sponsor may, but is not obligated to, purchase additional Sponsor Shares and Sponsor Preferred Shares to fund our ongoing operating expenses.

Prior to the Distribution, we will enter into a Forward Purchase Agreement with the Forward Purchasers, pursuant to which the Forward Purchasers will agree to purchase an aggregate of up to $3.5 billion of Public Shares, a portion of which the Committed Forward Purchasers will be obligated to purchase, and the remainder of which the Additional Forward Purchaser may elect to purchase, which election would be made at the time we enter into our Definitive Agreement.

Our Sponsor, directors, officers or their affiliates may purchase SPARs in privately negotiated transactions or on the open market during the SPAR Holder Election Period, and may purchase Public Shares following the completion of our business combination. However, they have no current commitments, plans or intentions to engage in such transactions, and have not formulated any terms or conditions for any such transactions. If they engage in such transactions, they will not make any such purchases when they are in possession of any material non-public information not disclosed to the seller or if such purchases are prohibited by Regulation M under the Exchange Act. We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will comply with such rules.

If we fail to complete a business combination and liquidate our company, any remaining assets of the company will be distributed to the holders of our Sponsor Preferred Shares first, in the amount of the liquidation preference of such shares plus accrued dividends (or such lesser amount as is available), then to the holders of our Common Stock (which would consist solely of our Sponsor in its capacity as sole stockholder), in each case, subject to applicable law.

DIVIDEND POLICY

We have not paid any cash dividends on our Common Stock to date and do not intend to pay cash dividends prior to the completion of our business combination. The payment of cash dividends in the future will be dependent upon the structure of our business combination, our revenues and earnings (if any), capital requirements and general financial condition subsequent to completion of our business combination. The payment of any cash dividends subsequent to our business combination will be within the discretion of our board of directors at such time. Further, if we incur any indebtedness in connection with our business combination, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

Our Sponsor Preferred Shares will earn a cumulative annual dividend of 5.0%, payable in cash. We will pay all accrued dividends at the time of the consummation of our business combination, at which time the Sponsor Preferred Shares will automatically convert into Public Shares at a conversion price equal to the Final Exercise Price.

THE DISTRIBUTION

The following describes the Distribution of our SPARs and assumes, unless specifically provided otherwise, that you were an owner of PSTH Common Stock or distributable redeemable warrants on July 25, 2022, the last trading day of PSTH securities prior to PSTH’s liquidation.

QUESTIONS AND ANSWERS RELATING TO OUR SUBSCRIPTION WARRANTS

The following are examples of what we anticipate will be common questions about our subscription warrants, or SPARs. The answers are based on selected information included elsewhere in this prospectus. The following questions and answers do not contain all of the information that may be important to you and may not address all of the questions that you may have about the SPARs. This prospectus and the documents incorporated by reference contain more detailed descriptions of the terms and conditions of the SPARs and provide additional information about us and about our business, including potential risks related to our SPARs, our Public Shares, and our business.

Our SPARs will generally not be transferable when you receive them, and you will only be able to transfer or trade your SPARs during the SPAR Holder Election Period. Exercising or trading in the SPARs will involve a high degree of risk. We urge you to carefully read the section entitled “Risk Factors” beginning on page 57 of this prospectus and all other information included in, or incorporated by reference into, this prospectus in their entirety. Prior to the time at which you may choose to exercise your SPARs, we will file the Business Combination Registration Statement containing information regarding our proposed business combination, our Public Shares and certain risks related thereto, which we urge you to read in its entirety once available and before you decide whether to exercise your SPARs or trade in SPARs.

What are the SPARs?

We refer to the subscription warrants being distributed in connection with this prospectus as special purpose acquisition rights, or “SPARs.” Each SPAR will entitle the holder thereof to acquire two Public Shares following payment of the exercise price, which will be a minimum of $10.00 per share, which we refer to as the Minimum Exercise Price. The SPARs will be distributed at no cost, and SPAR holders will not contribute capital to our company until after we enter into a Definitive Agreement and provide holders with comprehensive disclosure regarding our proposed business combination in an effective registration statement. SPAR holders will then have an opportunity to evaluate the proposed business combination and choose whether they wish to exercise their SPARs. Those wishing to exercise will submit an “Election” and the corresponding exercise payment and, upon consummation of our business combination, will be issued shares of the post-combination company, which we refer to as Public Shares.

An individual SPAR may not be exercised in part. Accordingly, at the Minimum Exercise Price of $10.00 per share, a SPAR holder wishing to acquire Public Shares must make a total exercise payment of $20.00 per SPAR, and would receive two Public Shares per exercised SPAR in connection with the consummation of our business combination. Holders who wish to acquire fewer Public Shares than the amount underlying their SPARs may do so by not submitting an Election to exercise such SPARs and/or by selling some of their SPARs. In connection with entering into the Definitive Agreement, we will announce whether we will seek to raise a greater amount of capital from public investors by setting a higher exercise price. We refer to the exercise price that will be announced at this time as the Final Exercise Price.

We will distribute 50,000,000 SPARs to the holders of the Class A common stock of PSTH and 11,111,111 SPARs to the holders of the distributable redeemable warrants of PSTH, based on ownership as of July 25, 2022, the final date on which PSTH securities traded prior to its liquidation. Accordingly, one SPAR will be distributed in respect of every four shares of PSTH Class A common stock outstanding, and one SPAR will be distributed in respect of two distributable redeemable warrants of PSTH. We will not issue fractional SPARs, no cash will be paid in lieu thereof, and any fractional amount will be rounded down to the nearest whole number. Accordingly, former holders of the distributable redeemable warrants and Class A common stock of PSTH must have owned two distributable redeemable warrants or four shares of Class A common stock of PSTH, based on ownership as of July 25, 2022, to receive one SPAR.

We expect to carry out the Distribution as soon as practicable following the date on which this Registration Statement becomes effective. See Plan of Distribution.

Our SPARs will become exercisable in connection with, and in order to provide funding for, our business combination. The SPARs, if not exercised in connection with our business combination, will expire worthless.

Quotation of SPARs

Our SPARs will generally not be transferable when you receive them and will remain generally non-transferable until the SPAR Holder Election Period. In connection with the SPARs becoming transferable, we intend to have our SPARs quoted on the OTCQX marketplace of the OTC Markets Group, Inc. or other quotation service. This will require, among other things, that at least one market maker publishes quotations for SPARs, and that a Form 211 is submitted to, and approved by, FINRA. The quotation of SPARs on the OTCQX marketplace, as compared to being listed on a national securities exchange such as the NYSE or the Nasdaq, may present significant risks to the holders of SPARs, including lower availability and efficiency of market price quotations, significantly less liquidity, increased trading costs, the absence of certain corporate governance protections, and the applicability of state securities laws that could result in restrictions on the sale of our SPARs. See Risk Factors, page 57. There is currently no public market for our SPARs, our common stock, or the Public Shares.

Notwithstanding the foregoing, SPARs may be transferred: (i) upon death by will or intestacy; (ii) by instrument to an inter vivos or testamentary trust in which the SPARs are to be passed to beneficiaries upon the death of the trustee; (iii) pursuant to a court order; or (iv) by operation of law, including a consolidation or merger, or in connection with the dissolution of any partnership, limited liability company, corporation or other entity.

What is the purpose of the Distribution?

We are conducting the Distribution in order to finance our business combination. Our SPARs will not become exercisable, and we will not raise any capital from public investors, until after: (i) we have entered a Definitive Agreement; (ii) all closing conditions that can be satisfied in advance of the Closing have been satisfied or waived, including regulatory approvals, which we refer to as the Disclosure Period Closing Conditions; and (iii) a Business Combination Registration Statement has been declared effective and mailed to holders of SPARs.

We are carrying out a direct distribution of our SPARs in lieu of an underwritten offering in order to: (i) establish an initial base of SPAR holders who we believe, as former stockholders and warrant holders of PSTH, understand the investment strategy that we intend to execute; and (ii) reduce offering costs, including underwriting fees and discounts. In addition, by distributing the SPARs for no cost to the recipients, the recipients will not bear any investment risk in initially obtaining our SPARs (though the receipt of SPARs may be taxable to recipients).

We have structured our company as a SPARC, rather than as a SPAC, in order to provide investors with the opportunity to financially participate in our business combination without having to provide us with funds until we have identified, negotiated, and are prepared to consummate, a business combination. By seeking capital from investors only after a business combination target has been identified and the conditions to closing the transaction have largely been satisfied, we are able to eliminate certain dilutive features of SPACs, such as underwriting fees and the IPO Warrants. This greatly simplifies our capital structure and reduces frictional transaction costs. We believe the SPARC structure makes us a substantially more attractive counterparty for potential business combination partners and increases the probability that we execute a transaction on terms that are economically attractive to our investors.

Our Board is not making any recommendation regarding the exercise of the SPARs being distributed.

How will the Final Exercise Price be determined?

Our Board will determine the Final Exercise Price at the time we enter into a Definitive Agreement based primarily on the amount of capital that will be required, inclusive of other potential financing sources, to consummate our business combination. We have established a Minimum Exercise Price of $10.00 per Public Share that is subject to increase, rather than a fixed exercise price. At the Minimum Exercise Price, we will raise up to approximately $1.2 billion (up to approximately $1.5 billion with the Committed Forward Purchase), which we believe is an appropriate baseline amount for a business combination with the type of high-quality, large capitalization company we will seek to partner with. The ability to increase this exercise price will provide our company with the flexibility to pursue business combinations with a broader range of transaction sizes, and will provide public investors with a greater opportunity to participate in our business combination if we seek additional capital (rather than, as is the case with SPACs, raising additional capital through a PIPE or other private financing).

In connection with entering into the Definitive Agreement for our business combination, the Board will take into account factors including, but not limited to, the size and structure of the transaction, the Forward Purchase commitment, the number of shares that the Additional Forward Purchaser has agreed to purchase, and conditions in equity and debt markets. Based on this assessment, the Board will determine whether to increase the total amount of capital to be raised from the public.

You should not consider the Minimum Exercise Price or the Final Exercise Price as an indication of the value of our company, the SPARs or, once issued, the Public Shares. There is no guarantee that an increase in the exercise price will result in an increase in the proceeds we receive from the exercise of SPARs. We expect that our SPARs will be quoted on the OTCQX, which carries certain risks, and we cannot guarantee that an active trading market will develop in our SPARs. You should not assume or expect that, during the SPAR Holder Election Period, our SPARs will trade at a positive value (if at all). You should not assume or expect that, after the business combination, our Public Shares will trade at or above the exercise price of your SPARs. SPARs will again become generally non-transferable upon the earlier of submitting an Election or the date that is two trading days before the end of the SPAR Holder Election Period. After such time, holders will generally not be permitted to revoke their Elections. Unelected SPARs will expire worthless unless we abandon the proposed business combination and identify and consummate an alternate business combination prior to the expiration of our SPARs. Prior to the SPAR Holder Election Period, we will provide the holders of our SPARs with information regarding the proposed transaction. You should make your own assessment of our business combination, our prospects for the future and the terms of the proposed transaction.

How much will the company receive in net proceeds from the exercise of the SPARs and the Forward Purchase Agreement?

At the Minimum Exercise Price, the Final Exercise Proceeds from the exercise of all SPARs will be approximately $1.2 billion. In connection with entering into the Definitive Agreement, we may determine to increase the exercise price of our SPARs. The table immediately below presents the proceeds we would have available at various Final Exercise Prices, assuming, in each case, that all SPARs are exercised.

Pursuant to the Forward Purchase Agreement, we will sell up to $3.5 billion of Public Shares at the Final Exercise Price, a portion of which is committed, and a portion of which is optional. The Pershing Square Funds have committed to purchase $250.0 million of Public Shares if the Final Exercise Price is $10.00 per Public Share, and a proportionately greater amount at higher exercise prices, up to a maximum of $1.0 billion at a Final Exercise Price of $40.00 or higher. The Additional Forward Purchaser has the right, but not the obligation, to purchase the remaining amount of the $3.5 billion Forward Purchase that is not subject to the Committed Forward Purchase (i.e., between $2.5 and $3.25 billion). The Additional Forward Purchaser will commit to the size of its purchase at the time we enter into the Definitive Agreement. Further, the Additional Forward Purchaser may choose to provide a “backstop,” by agreeing to purchase a certain amount of Public Shares issuable in respect of Unelected SPARs

(subject to the overall $3.5 billion maximum Forward Purchase). The Additional Forward Purchaser could commit to providing a backstop at the time of the Definitive Agreement, or could decide to purchase such shares thereafter, including during the Closing Period.

Equity Capital Available for Business Combination
Final Exercise Price	Final SPAR Proceeds	With Committed Forward Purchase	With Maximum Additional Forward Purchase
$10.00	$1.2 B	$1.5 B	$4.7 B
$15.00	$1.8 B	$2.2 B	$5.3 B
$20.00	$2.4 B	$2.9 B	$5.9 B
$25.00	$3.1 B	$3.7 B	$6.6 B
$50.00	$6.1 B	$7.1 B	$9.6 B
$75.00	$9.2 B	$10.2 B	$12.7 B

Have any parties committed to exercise their SPARs?

No party has committed to exercise the SPARs to be distributed pursuant to this prospectus.

Am I required to exercise all of the SPARs I receive in the Distribution?

No. You may exercise any number of your SPARs, or you may choose not to exercise any SPARs. You may also choose to sell some or all of your SPARs if you do not wish to exercise them. However, each individual SPAR must be exercised in full, for two shares, and cannot be exercised in part. If you choose to sell some or all of your SPARs, there is no guarantee you will be able to do so at a favorable price, or at all. Unelected SPARs, following the SPAR Holder Election Period, will have potential value only if we abandon the business combination and seek an alternate transaction. Upon the Closing, Unelected SPARs will not be exercised and will expire worthless.

How long will the company have to consummate a business combination?

We will have up to 10 years from the Distribution to consummate our business combination. If we fail to do so by the date that is 10 years after the Distribution, the SPARs will expire worthless. A potentially substantial amount of time could pass before we enter into a Definitive Agreement.

In addition, we will not be permitted to hold funds in the Custodial Account for longer than 10 months. Accordingly, from the first date on which we may receive investor funds (the start of the SPAR Holder Election Period), we will have 10 months to complete our business combination, or to abandon the business combination and pursue an alternate transaction. If we fail to do so by the Closing Deadline, we will promptly return all proceeds held in the Custodial Account (with interest, net of taxes) and liquidate our company, and the SPARs will expire worthless.

When will I receive information regarding the business combination?

Promptly following our entry into a Definitive Agreement, we will issue a press release and publicly file a Current Report on Form 8-K, which will include a summary of the Definitive Agreement and, as exhibits, the complete text of the Definitive Agreement and other material agreements entered into in connection therewith. As promptly as practicable, we will prepare the Business Combination Registration Statement, which will include comprehensive information regarding the proposed business combination, including disclosure of all payments, incentives and benefits that may be received by, and any conflicts of interest involving, our Sponsor and its affiliates. The Business Combination Registration Statement may take the form of a post-effective amendment to this Registration Statement, or that of other eligible registration statements under the Securities Act of 1933, as amended (the “Securities Act”) or the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Depending on the structure of our business combination, the Business Combination Registration Statement may be filed by us or another party to the business combination.

The Business Combination Registration Statement will be filed with the SEC and will be publicly available on the SEC’s website. We will likely amend the Business Combination Registration Statement in response to review and comment by the SEC, and for other reasons. Promptly following the satisfaction of the Disclosure Period Closing Conditions and the Business Combination Registration Statement becoming effective, we will mail a prospectus to all SPAR holders.

When will I be able to elect to exercise my SPARs?

Holders will be able to elect to exercise their SPARs only during the SPAR Holder Election Period, which will occur after (i) we have entered into a Definitive Agreement, (ii) all of the Disclosure Period Closing Conditions have been satisfied or waived and (iii) the Business Combination Registration Statement has been declared effective. The SPAR Holder Election Period will begin promptly after the distribution of the effective Business Combination Registration Statement. At such time, you will be able to submit a notice of your offer to acquire Public Shares by exercising your SPARs, or an “Election.” The actual exercise of your SPARs will occur at a later date, as described immediately below.

What is the difference between an Election and the exercise of SPARs?

An Election is a notice that SPAR holders must provide if they wish to exercise their SPARs and participate in our business combination. Holders will indicate on their Election forms the number of SPARs they are agreeing to exercise, and must submit the applicable exercise payment, which will be held in escrow in the Custodial Account. An Election is an irrevocable offer (subject to certain limited exceptions) to have your exercise payment released to our company and to have your SPARs exercised in order to acquire Public Shares. Our decision to proceed with the business combination constitutes an acceptance of an electing SPAR holder’s irrevocable offer to acquire Public Shares through the exercise of their SPARs. A decision to abandon the business combination constitutes a rejection of the offer.

At the time of submitting an Election, the SPARs become generally non-transferable, but they are not exercised and are not transferred or submitted to the warrant agent. Exercise payments will be held in the Custodial Account and will not be released to us other than in connection with the Closing.

Following the SPAR Holder Election Period, the Closing Period begins. During the Closing Period, we will assess whether the Final Closing Conditions (including whether we have adequate capital to consummate the business combination) have been satisfied or are capable of being satisfied at Closing, and if so, we will promptly thereafter (within two business days) carry out the Closing. At this time, exercise payments will be released to us from the Custodial Account, Elected SPARs will be exercised, Public Shares of the post-combination company will be issued to you, and Unelected SPARs will expire worthless.

What happens if the business combination is abandoned?

Following our entry into the Definitive Agreement, it is possible that we decide not to pursue, or become unable to proceed with the business combination. This may occur for a variety of reasons including, but not limited to, an inability to obtain regulatory approvals or a material adverse change to the condition of our business combination partner. Generally, our obligations under the Definitive Agreement will determine the circumstances in which we are able to abandon a proposed business combination.

If we abandon the business combination, we will make prompt public disclosure of this fact. In most cases, we will seek a new business combination, and upon entering into a new Definitive Agreement, the Election and payment procedures described herein will apply in the same manner.

If we have received Elections, the offer constituted by the submission of an Election will be rejected, and all Elections will be disregarded. At such time, no SPARs will have been exercised or submitted or transferred to the warrant agent, nor will any payment have been received by our company. Any funds held in the Custodial

Account will be promptly returned to electing SPAR holders, with interest and net of taxes. The SPARs will remain outstanding and remain with their holders, and will be generally non-transferable until a new SPAR Holder Election Period begins.

Notwithstanding the foregoing, if we abandon the business combination during a Closing Period Extension, we will promptly return all funds held in the Custodial Account to electing SPAR holders, with interest and net of taxes, all SPARs will expire, and we will liquidate our company. A Closing Period Extension will happen only under limited circumstances, including circumstances in which (i) our business combination partner has breached its obligations under the Definitive Agreement in a manner that frustrates the consummation of the business combination or (ii) we have been enjoined by a governmental authority from consummating the transaction in a manner that we are permitted to appeal under applicable law. In such event, our Board will determine, in its sole discretion, whether to further pursue the business combination, in which case we will have until the date that is 10 months after the start of the SPAR Holder Election Period to consummate the transaction.

It is also possible that our business combination partner seeks to abandon the transaction in circumstances where we believe we are still entitled to consummate the transaction. If this occurs during the SPAR Holder Election Period, and we decide to pursue the business combination, we would disregard Elections received up until that point and promptly return all proceeds from the Custodial Account, and a new SPAR Holder Election Period will begin if and when such matter is resolved. The Closing Deadline would be determined from the date on which the subsequent SPAR Holder Election Period begins.

In the event that we seek an alternate business combination, we may not be able to obtain a quotation on the OTCQX upon entering a new SPAR Holder Election Period. After the date that is 18 months from the initial trading of our SPARs, the quotation of our SPARs will require certain procedures to be followed by broker-dealers or quotation systems, unless an exemption from such requirements is available. There is no guarantee that a broker-dealer or quotation system will be willing or able to carry out such procedures with respect to our SPARs, or that an exemption will be available. See Risk Factors, page 57.

What rights do I have if the Charter, SPAR Agreement or Definitive Agreement is amended?

SPAR Holders will have certain rights in connection with amendments to the Charter and Definitive Agreement, and proposed amendments to the SPAR Agreement, that, in the reasonable, good-faith judgment of our independent directors, would have a materially adverse impact on SPAR holders. We refer to such amendments as Materially Adverse Amendments. Although we do not expect to amend these documents once the SPAR Holder Election Period has begun, and the Definitive Agreement will likely restrict our ability to amend the Charter or SPAR Agreement, we cannot guarantee that no Materially Adverse Amendments will be made or proposed. SPAR Holders will be provided certain revocation rights in connection with Materially Adverse Amendments and, in the case of the SPAR Agreement only, certain approval rights.

The table below summarizes the rights of SPAR holders in connection with Materially Adverse Amendments to the Charter, Definitive Agreement and SPAR Agreement. Additional detail is provided in the text that follows.

Rights of SPAR Holders in Connection with Materially Adverse Amendments to:

	Charter	SPAR Agreement	Definitive Agreement

Search Period	None	Approval Right	N/A

Disclosure Period	None	Approval Right	None

SPAR Holder Election Period	Revocation Right	Approval Right Revocation Right	Revocation Right

Closing Period	Revocation Right	No Materially Adverse Amendments Permitted	Revocation Right

Amendments to Charter or Definitive Agreement. SPAR holders will have no right to vote on or approve any amendments to the Charter or the Definitive Agreement, as they will not be stockholders prior to the consummation of our business combination. If, during the SPAR Holder Election Period, we make a Materially Adverse Amendment to the Charter or Definitive Agreement, we will provide holders with a minimum of 10 business days in which they can choose to revoke their Elections. The SPAR Holder Election Period will continue through this revocation window, such that the SPARs will remain transferable, and SPAR holders who have not previously submitted an Election will still be able to do so.

Amendments to SPAR Agreement. Following the SPAR Holder Election Period, no Materially Adverse.

Amendments to the SPAR Agreement will be permitted. The SPARs will be issued subject to a warrant agreement, which we refer to as the SPAR Agreement. If a Materially Adverse Amendment to the SPAR Agreement is proposed at any time following the Distribution, the amendment will require the approval of holders of a majority of the SPARs present and voting on such matter. If such amendment is proposed during the SPAR Holder Election Period, SPAR holders will be able to indicate, along with their vote, whether they wish to revoke their Elections in the event that the amendment is approved. Electing SPAR holders will still be required to submit the applicable exercise payment. If the amendment is not approved, no revocations will occur.

During the Closing Period, Materially Adverse Amendments to the Charter, Definitive Agreement, and SPAR Agreement would likely only arise in, and only be possible in, the limited circumstances in which we extend the Closing Period. For example, if our business combination partner breaches its obligations to consummate the transaction, we expect that we would extend the Closing Period and seek to enforce our legal rights to specific performance, and consummate the transaction on the terms set forth in the Definitive Agreement. However, it is possible that we would reach a negotiated settlement in which the Definitive Agreement is amended. If any Materially Adverse Amendments are made or proposed during the Closing Period, the SPARs will remain generally non-transferable and we will provide a revocation window of at least 10 business days.

Our Board may, in its sole discretion (including in connection with any revocation period), determine to extend or postpone the SPAR Holder Election Period, subject to the Closing Deadline requirement that investor funds cannot be held in the Custodial Account beyond the date that is 10 months from the start of the SPAR Holder Election Period. You should be aware that you will not have revocation rights in connection with amendments other than Materially Adverse Amendments, or amendments to any other agreements or documents, and that once you have submitted an Election, or once all remaining Unelected SPARs become generally non-transferable on the second trading day prior to the end of the SPAR Holder Election Period, you will not be able to sell your SPARs.

May I transfer my SPARs?

You may transfer or assign your SPARs only during the SPAR Holder Election Period, subject to applicable securities laws, and provided you are not otherwise prohibited from doing so (for example, because you are an insider or affiliate of the company or because you possess material nonpublic information about the company). Prior to this time, the SPARs will generally not be transferable.

During the SPAR Holder Election Period, SPARs will be transferable until the earlier of (i) the submission of an Election or (ii) for the remaining Unelected SPARs, the date that is two trading days prior to the end of the SPAR Holder Election Period. The SPARs will continue to be generally non-transferable until the Closing, at which time they will be exercised or will expire worthless. In connection with the SPARs becoming transferable during the SPAR Holder Election Period, we intend to have our SPARs quoted on the OTCQX marketplace of the OTC Markets Group or other quotation service. The quotation of SPARs on the OTCQX marketplace, rather than trading on a national securities exchange such as the NYSE or Nasdaq, may adversely impact your ability to sell your SPARs. See Quotation of SPARs above, and Risk Factors, page 57, for additional information.

Notwithstanding the foregoing, SPARs may be transferred: (i) upon death by will or intestacy; (ii) by instrument to an inter vivos or testamentary trust in which the SPARs are to be passed to beneficiaries upon the death of the trustee; (iii) pursuant to a court order; or (iv) by operation of law, including a consolidation or merger, or in connection with the dissolution of any partnership, limited liability company, corporation or other entity.

Why are the SPARs Non-Transferable Before the SPAR Holder Election Period?

We believe that the price discovery function of the market is most valuable to SPAR holders during the SPAR Holder Election Period. We expect that, if an orderly trading market develops, the trading price of the SPARs would largely reflect market expectations regarding the value of the post-combination company—specifically, the value of each Public Share in excess of the Final Exercise Price. Although the actual value of our Public Shares may turn out to be higher or lower than indicated by market prices, we believe that trading prices will provide holders with an important signal of value in deciding whether to submit an election. In addition, our ability to successfully raise funds during the SPAR Holder Election Period requires that our SPARs be held by those willing and able to pay the exercise price.

We expect that our SPARs will be quoted on the OTCQX pursuant to an exemption from certain securities law requirements applicable to broker-dealers and quotation systems. If this exemption was not available, it is possible that broker-dealers and quotation systems would be unwilling or unable to quote our SPARs. The exemption is available to blank check companies such as ours for a period of 18 months following their initial quotation. By prohibiting transfers prior to the SPAR Holder Election Period, we can ensure that our SPARs will be eligible for quotation under this exemption during the time in which transferability is most important.

We have considered the downsides to this approach, including the inconvenience to SPAR holders of having a non-transferable and difficult-to-value security for a potentially significant period of time, and the inability of those other than the initial recipients to obtain SPARs before a business combination has been announced, when the price of doing so might potentially be lower. However, we also note that, prior to announcing a business combination, the market price of our SPARs would likely reflect expectations about our ability to consummate a transaction and market conditions more generally. Compared to the valuation of a specific transaction, these factors are inherently more speculative. Prices would also be more susceptible to rumors or inaccurate information about potential transactions, and trading in SPARs could present greater risks to market participants.

Notwithstanding the foregoing, SPARs may be transferred: (i) upon death by will or intestacy; (ii) by instrument to an inter vivos or testamentary trust in which the SPARs are to be passed to beneficiaries upon the death of the trustee; (iii) pursuant to a court order; or (iv) by operation of law, including a consolidation or merger, or in connection with the dissolution of any partnership, limited liability company, corporation or other entity.

How will state securities laws affect SPAR holders?

Because our SPARs will not be listed on a national securities exchange such as the NYSE or Nasdaq, they will not be “covered securities,” and accordingly, we will be subject to the securities regulations of each state (also known as “Blue Sky” laws), and must register our securities in every state and, in some states, any offerings of our securities. Most states require submission of a Form U-1, or a similar standard form, and many states provide an exemption from registration for securities that are quoted on the OTCQX. Certain states may have more burdensome registration requirements, such as a requirement that registrations be renewed on a periodic basis, or subjecting an offering to a “merit review” in which a state regulator will assess the offering according to the terms of the North American Securities Administrators Association’s guidelines.

We will use our best efforts to register our securities in every state, and have included a requirement that we do so in the SPAR Agreement. In consultation with legal counsel specializing in Blue Sky laws, we will apply to register our securities and any offerings of our securities in every state. However, there is no guarantee that our registration will be approved in each state, or that we will be able to maintain compliance in every state. If we are not registered in a certain state, we will not be able to conduct an offering or sale of our securities in that state, which may impact your ability to receive SPARs in the Distribution, to trade your SPARs (when they are transferable), to submit an Election, or to receive the Public Shares for which you have paid. These circumstances could result in your SPARs having no value, and could negatively impact the liquidity of SPARs and the extent to which SPARs are exercised, which may in turn negatively impact our ability to consummate a business combination. If we are unable to issue Public Shares to a SPAR holder, we will promptly refund any exercise payment made. For more detailed information on how you may be impacted by the applicability of state securities laws, see Risk Factors, page 57.

Are we requiring a minimum amount of SPARs to be exercised?

We will not require a minimum number of SPARs to be exercised. However, our ability to consummate our business combination may depend on factors including the funds available to consummate our business combination after taking into account the extent to which holders have elected to exercise their SPARs, the Forward Purchase, and any other financing. During the Closing Period, we will assess the capital we expect to have from the exercise of Elected SPARs, the Forward Purchase, and other financing sources. If we determine that such amount is insufficient, it is possible that we will not be able to proceed with the transaction.

Has our Board made a recommendation regarding the exercise of the SPARs?

No. Our Board is not making a recommendation regarding your exercise of the SPARs. Investors who exercise SPARs risk investment loss on the money invested. We cannot predict the price at which our Public Shares will trade, and therefore, we cannot assure you that the market price for our Public Shares or shares of the post-combination company will be above the Final Exercise Price or, during the period in which our SPARs are transferable, that anyone purchasing our SPARs on the open market will be able to sell them in the future at the same price or a higher price. You are urged to make your decision based on your own assessment of our proposed business combination. Please see Risk Factors in this prospectus and all other information included in, or incorporated by reference into, this prospectus for a discussion of some of the risks involved in investing in our securities. In addition, our Board is not making a recommendation as to whether or not holders of SPARs should retain or sell their SPARs. While the initial recipients of our SPARs will not bear any investment loss as a result of holding our SPARs, the decision to sell their SPARs could result in foregone gains. Those who purchase our SPARs in the open market may lose their entire investment if our SPARs do not trade at a positive value during the period in which they are transferable.

Will I be able to revoke my Election?

Only in limited circumstances. Once an Election has been submitted holders will generally not be able to revoke their Elections and have their exercise payments returned to them. Revocation will only be permitted in the circumstances described above with respect to Materially Adverse Amendments to the Charter, Definitive Agreement or SPAR Agreement. You should not elect to exercise your SPARs unless you are certain that you wish to purchase the number of Public Shares for which you have subscribed.

When will I receive my Public Shares?

We will issue the Public Shares concurrently with the consummation of our business combination. We expect that the business combination will be consummated approximately 10 business days after the end of the SPAR Holder Election Period. However, as described herein, factors including uncertainties or disagreements with our business combination partner, the failure to timely satisfy closing conditions and actions taken by governmental authorities or regulators, could delay or even prevent the consummation of our business combination. If you hold your SPARs through a custodian bank, broker, dealer or other nominee, it may take several days before your Public Shares are credited to your account. Depending on the form that our transaction takes, Public Shares may be issued as shares of our Common Stock or as shares of another entity.

What are the SPARC II Tontine SPARs?

Our Sponsor intends to incorporate a new acquisition company substantially similar to ours, which we refer to as SPARC II. Following the consummation of our business combination, SPARC II will register and carry out the distribution of 61,111,111 subscription warrants, which we refer to as the SPARC II Tontine SPARs. The SPARC II Tontine SPARs will be distributed on a pro rata basis, only to those holders who exercised their SPARs in connection with our business combination. If all of our SPARs are exercised in connection with our business combination, one SPARC II Tontine SPAR will be distributed in respect of each of our SPARs; or, for example, if only half of our SPARs are exercised, two SPARC II Tontine SPARs will be distributed in respect of each of our SPARs that are exercised. As a result, SPAR holders will potentially receive additional value in the form of SPARC II Tontine SPARs if they choose to exercise their SPARs. We believe that by delivering additional value to exercising SPAR holders, the distribution of the SPARC II Tontine Warrants will increase the likelihood that all or substantially all of our SPARs are exercised. Notwithstanding our Sponsor’s current intentions, our Sponsor is not obligated to incorporate a new acquisition company such as SPARC II, and any such entity, if incorporated, may have materially different terms than those of our company.

Will the company’s officers and directors participate in the Distribution?

To our knowledge, none of our officers or directors, other than Michael Gonnella and a trust established by our independent director nominee Joseph S. Steinberg, were holders of PSTH Class A common stock or distributable redeemable warrants as of July 25, 2022, and therefore our officers and directors, other than those previously mentioned, will not receive any SPARs in the distribution.

Are there risks in holding or electing to exercise my SPARs?

Yes. Although we are distributing our SPARs at no cost, the initial holders of our SPARs may forego potential gains by selling the SPARs if the SPARs subsequently trade at a higher price, or may lose the opportunity to receive value for their SPARs by not selling them at a time when the SPARs are trading at a positive value. Any SPAR holder who purchases their SPARs in the open market during the SPAR Holder Election Period will be at risk of losing their entire investment. Such SPAR holders will have paid to obtain the SPARs and would then have to pay the applicable exercise price in order to exercise their SPARs, resulting in a greater aggregate amount paid to obtain a Public Share than initial SPAR holders.

You should not consider the Minimum Exercise Price, Final Exercise Price or market price of our SPARs as an indication of the value of our company, our SPARs, our Public Shares or the post-combination company. You should not assume or expect that, once transferable, our SPARs will trade at a positive value. In connection with the SPARs becoming transferable during the SPAR Holder Election Period, we intend to have our SPARs quoted on the OTCQX marketplace of the OTC Markets Group or other quotation service. The quotation of SPARs on the OTCQX marketplace, as compared to being listed on a national securities exchange such as the NYSE or Nasdaq, may adversely impact your ability to sell your SPARs. See Quotation of SPARs above, and Risk Factors, page 57, for additional information. Trading in, and the exercise of, your SPARs involves significant risks. Electing to exercise your SPARs is a commitment to purchase our Public Shares and should be considered as carefully as you would consider any other equity investment. Among other things, you should carefully consider the risks described under the heading “Risk Factors” in this prospectus and all other information included in or incorporated by reference into this prospectus, and the information that we will provide in the Business Combination Registration Statement prior the date on which Elections may be submitted.

Will I receive interest on any funds I deposit upon submitting an Election?

The funds received in connection with the submission of Elections will be held in a Custodial Account and will be held in cash or, at our election, will be invested in U.S. Treasury obligations with a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 of under the Investment Company Act of 1940, as amended (the “Investment Company Act”). However, you will only receive the interest earned on these funds in the event that funds are returned to you in connection with a postponement of the SPAR Holder Election Period or us abandoning or failing to consummate our business combination. Absent an extension of the Closing Period, your funds will likely be held in the Custodial Account for no longer than 30 business days, and any interest earned, if any, is likely to be minimal. In no event will funds be held longer than 10 months. If the funds held in the Custodial Account are returned to electing SPAR holders, they will receive their pro rata share of the Custodial Account, calculated with respect to the number of Public Shares for which each holder subscribed at the applicable exercise price, inclusive of interest and net of taxes (less up to $100,000 of interest to pay dissolution expenses, if funds are being returned in connection with our liquidation). If we consummate our business combination, any interest earned will be released to us for use in the business combination and the operation of the post-combination company.

Although we may invest funds received in connection with the submission of Elections as described above, we are not, we do not hold ourselves out as, and we do not propose to be engaged primarily in the business of investing, reinvesting, or trading in securities. We are, we hold ourselves out as, and we propose to be engaged primarily in the business of engaging in a business combination with an operating business. To the extent that you submit your SPARs for Election, you should do so only because you wish to invest in the operating business described in our Post-Effective Amendment and not because we may choose to invest funds received in the U.S. Treasury obligations and/or money market funds described above.

When can I sell the Public Shares I receive upon exercise of the SPARs?

If you exercise your SPARs, you will be able to sell your Public Shares once your account has been credited with those shares, provided you are not otherwise restricted from doing so (for example, because you are an insider or affiliate of the company or because you possess material nonpublic information about the company). Depending on how our business combination is structured, our Public Shares may first become tradeable as shares of our company or as shares of another entity. We cannot assure you that, following the exercise of your SPARs and the issuance of Public Shares, you will be able to sell your Public Shares at a price equal to or greater than the Final Exercise Price.

What are the U.S. federal income tax consequences of receiving SPARs in the Distribution?

Although the matter is not free from doubt, we expect that U.S. Holders (as defined below) will recognize ordinary income upon their receipt of SPARs in an amount equal to the fair market value of the SPARs when received. We do not expect any such income to qualify for the dividends received deduction or to be treated as qualified dividend income.

We also expect that a Non-U.S. Holder (as defined below) will be subject to withholding tax upon receipt of the SPARs in an amount equal to 30% (possibly subject to reduction under an applicable income tax treaty) of the fair market value of the SPARs at such time, unless the receipt of the SPARs is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base that such holder maintains in the United States).

You should seek specific tax advice from your tax advisors in light of your particular circumstances and as to the applicability and effect of any other tax laws. See United States Federal Income Tax Considerations.

What fees or charges apply in connection with the submission of an Election or the purchase of Public Shares during the SPAR Holder Election Period?

We are not charging any fee or sales commission to issue SPARs to you or to issue Public Shares to you if you exercise your SPARs (other than the exercise price). If you exercise your SPARs through a custodian bank, broker, dealer or other nominee, you are responsible for paying any fees your nominee may charge you.

Whom should I contact if I have other questions?

If you have other questions regarding our SPARs or our company, please contact us at [●].

DILUTION

We do not currently have any public stockholders. Our Public Shares will not be issued until our business combination, at which time they will be subject to dilution in connection with the exercise of our Sponsor Warrants and Director Warrants.

The dilution to our public stockholders as a result of our Sponsor Warrants and Director Warrants will depend on the fair market value of shares of the post-combination company (and will not be dilutive until the value of such shares exceeds 120% of the Final Exercise Price), and the total amount of dilution will not exceed 5.166%. See Proposed Business—Effect of Sponsor Warrants and Director Warrants on Ownership.

CAPITALIZATION

The following table sets forth our capitalization at June 30, 2022, and as adjusted to the reflect the application of the estimated net proceeds derived from the sale of the Sponsor Shares, the Public Shares issuable upon conversion of the Sponsor Preferred Shares that our Sponsor intends to purchase, the Committed Forward Purchase shares, and the exercise of all SPARs. At this time, the company cannot reasonably estimate the number of SPARs that will be exercised, the Final Exercise Price, or the amount of additional Sponsor Shares, Sponsor Preferred Shares and Additional Forward Purchase shares that will be purchased, if any. Accordingly, the following table assumes a Final Exercise Price of $10.00, that the Committed Forward Purchase of $250.0 million is consummated, that no additional Sponsor Preferred Shares or Additional Forward Purchase shares are purchased, and presents the alternative scenarios in which no SPARs are exercised and in which all SPARs are exercised. There is no guarantee that the Committed Forward Purchase will be consummated, or that any amount of the SPARs will be exercised.

	June 30, 2022
	Actual	As Adjusted(1)(2)(4) (All SPARs Exercised)	As Adjusted(1)(3)(4) (No SPARs Exercised)
Actual: Common Stock, $0.0001 par value; 500,000 shares authorized; 197,188 shares issued. As Adjusted: Common Stock, $0.0001 par value; 3,000,000,000 shares authorized; 150,419,410 shares issued and 28,197,188 shares issued, respectively.	$20	$15,042	$2,820
Actual: Preferred Shares, $0.0001 par value; 10,000 shares authorized, 0 shares issued. As Adjusted: Preferred Shares, $0.0001 par value; 1,000,000 shares authorized; 0 shares issued.	$—	$—	$—
Additional paid-in capital	$1,971,860	$1,504,179,058	$281,969,060
Accumulated deficit	$(2,631,531)	$(2,631,531)	$(2,631,531)

Total shareholders’ equity (deficit)	$(659,651)	$1,501,562,569	$279,340,349

Total capitalization	$(659,651)	$1,501,562,569	$279,340,349

(1)

On November 19, 2021, we amended our Charter to increase the number of authorized shares of Common Stock to 50,000. On November 10, our Sponsor purchased 1,000 Sponsor Shares, on November 22, 2021, our Sponsor purchased 22,660 Sponsor Shares and on February 22, 2022, our Sponsor purchased 4,383 Sponsor Shares, in each case at a purchase price of $10.00 per share. On May 25, 2022, we amended our charter to increase the number of authorized shares of Common Stock to 500,000, and on May 26, 2022, our Sponsor purchased 169,145 Sponsor Shares at a purchase price of $10.00 per share.

(2)

Includes (i) 122,222,222 Public Shares issuable upon the exercise of all SPARs, (ii) 25,000,000 Committed Forward Purchase Shares, (iii) 3,000,000 Public Shares issuable upon the conversion of the 3,000 Sponsor Preferred Shares to be issued prior to the Distribution and (iv) 197,188 Sponsor Shares as of June 30, 2022. Assumes, on an as-adjusted basis, total shares of Common Stock authorized for issuance of 3,000,000,000 and total shares of preferred stock authorized for issuance of 1,000,000. The actual number of authorized shares at the time of the exercise of the SPARs will be determined prior to the consummation of the business combination and will be set forth in an amendment to our Charter. The total number of authorized shares will depend on, among other factors, the number of shares to be issued in connection with the exercise of SPARs and the Forward Purchase, as consideration in our business combination (if any) and the expected stock issuance needs of the post-combination company.

(3)

Includes (i) 25,000,000 Committed Forward Purchase Shares, (ii) 3,000,000 Public Shares issuable upon the conversion of the 3,000 Sponsor Preferred Shares to be issued prior to the Distribution and (iii) 197,188 Sponsor Shares as of June 30, 2022. Assumes, on an as-adjusted basis, total shares of Common Stock authorized for issuance of 3,000,000,000 and total shares of preferred stock authorized for issuance of 1,000,000. The actual number of authorized shares at the time of the exercise of the SPARs will be determined prior to the consummation of the business combination and will be set forth in an amendment to our Charter. The total number of authorized shares will depend on, among other factors, the number of shares to be issued in connection with the exercise of SPARs and the Forward Purchase, as consideration in our business combination (if any) and the expected stock issuance needs of the post-combination company. Does not include the 122,222,222 Public Shares issuable upon the exercise of all SPARs
(4)

We expect the Sponsor Preferred Shares, upon issuance, to meet the equity classification criteria under ASC Topic 480 and ASC 815-40. As such, we have reflected those shares in the capitalization table above.

MANAGEMENT’S DISCUSSION AND ANALYSIS

OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

We are a newly organized company incorporated as a Delaware corporation and formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. We have not selected any specific business combination target and we have not, nor has anyone on our behalf, engaged in any substantive discussions, directly or indirectly, with any business combination target. We intend to effectuate our business combination using cash from the proceeds of the exercise of our SPARs and the private placements of the Sponsor Shares, Sponsor Preferred Shares, Forward Purchase shares, our capital stock, debt or a combination of cash, stock and debt.

The issuance of additional shares in a business combination, including the Forward Purchase shares:

•	may significantly dilute the equity interest that exercising SPAR holders would have otherwise obtained;

•	may subordinate the rights of holders of our Common Stock if preferred shares are issued with rights senior to those afforded our Common Stock;

•

could cause a change in control if a substantial number of ordinary or preferred shares are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present directors and officers;

•	may have the effect of delaying or preventing a change of control of us by diluting the share ownership or voting rights of a person seeking to obtain control of us; and

•	may adversely affect prevailing market prices for our SPARs and, following our business combination, our Common Stock.

Similarly, if we issue debt instruments or otherwise incur significant debt to banks or other lenders or owners of a target, it could result in:

•	default and foreclosure on our assets if our operating revenues after our business combination are insufficient to repay our debt obligations;

•

acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand;

•	our inability to obtain necessary additional financing if the debt security contains covenants restricting our ability to obtain such financing while the debt security is outstanding;

•	our inability to pay dividends on our Common Stock;

•

using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our Common Stock if declared, our ability to pay expenses, make capital expenditures and acquisitions, and fund other general corporate purposes;

•	limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

•	increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation;

•	limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, and execution of our strategy; and

•	other purposes and other disadvantages compared to our competitors who have less debt.

As indicated in the accompanying financial statements, at June 30, 2022 and December 31, 2021, we had accrued expenses related to operations of $669,665 (unaudited) and $1,760,683, respectively. Further, we expect to continue to incur significant costs in the pursuit of our acquisition plans. We cannot assure you that our plans to raise capital, including through the exercise of our SPARs and the sale of Forward Purchase shares, or to complete our business combination will be successful.

Results of Operations and Known Trends or Future Events

We have neither engaged in any operations nor generated any revenues to date. Our only activities since inception have been organizational activities and those necessary to prepare for the Distribution of our SPARs. Following the Distribution, we will not generate any operating revenues until after completion of our business combination. We may generate non-operating income in the form of interest income on cash and cash equivalents held. There has been no significant change in our financial or trading position and no material adverse change has occurred since the date of our audited financial statements. After the Distribution, we expect to incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses. We expect our expenses to increase substantially after the Distribution.

Liquidity and Capital Resources

Our liquidity needs have been satisfied prior to the date of this prospectus by the purchase of an aggregate of $1,971,880 of Sponsor Shares. Prior to the Distribution, our Sponsor will purchase $30.0 million of Sponsor Preferred Shares. Including the $30.0 million of Sponsor Preferred Shares that our Sponsor will purchase, and after deducting initial expenses of approximately $3.8 million and the escrowed amount of approximately $5.0 million, there will be approximately $23.1 million available to us to fund our working capital expenses.

We will use these funds primarily to pay director compensation and to identify and evaluate target businesses, perform business due diligence on prospective target businesses, travel to and from the offices, plants or similar locations of prospective target businesses or their representatives or owners, review corporate documents and material agreements of prospective target businesses, and structure, negotiate and complete a business combination.

We intend to use substantially all of the funds provided by the exercise of our SPARs to complete our business combination. To the extent that our capital stock or debt financing is used, in whole or in part, as consideration to complete our business combination, the remaining proceeds from the exercise of SPARs, and any remaining proceeds from the sale of Forward Purchase shares, will be used as working capital to finance the operations of the target business or businesses, make other acquisitions and pursue our growth strategies.

In order to fund working capital deficiencies or finance transaction costs in connection with an intended business combination, our Sponsor may, but is not obligated to, purchase additional Sponsor Shares and Sponsor Preferred Shares.

We expect our primary liquidity requirements during that period to include approximately $8.5 million for directors’ compensation; $5.0 million for legal, accounting, due diligence, travel and other expenses associated with structuring, negotiating and documenting any business combinations; $1.9 million for legal and accounting fees related to regulatory reporting requirements; $250,000 for OTC continued quotation fees; and approximately $500,000 for working capital that will be used for miscellaneous expenses and reserves (including franchise taxes).

These amounts are estimates and may differ materially from our actual expenses. In addition, we could use a portion of our working capital to pay commitment fees for financing, fees to consultants to assist us with our search for a target business or as a down payment or to fund a “no-shop” provision (a provision designed to keep target businesses from “shopping” around for transactions with other companies or investors on terms more favorable to such target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into an agreement where we paid for the right to receive exclusivity from a target business, the amount that would be used as a down payment or to fund a “no-shop” provision would be determined based on the terms of the specific business combination and the amount of our available funds at the time. Our forfeiture of such funds (whether as a result of our breach or otherwise) could result in our not having sufficient funds to continue searching for, or conducting due diligence with respect to, prospective target businesses.

We do not believe we will need to raise additional funds following the Distribution in order to meet the expenditures required for operating our business. However, if our estimates of the costs of identifying a target business, undertaking in-depth due diligence and negotiating our business combination are less than the actual amount necessary to do so, we may have insufficient funds available to operate our business prior to our business combination. Moreover, we may need to obtain additional financing to complete our business combination if the cash consideration to be paid exceeds our capital available, including because a lower-than-expected number of SPAR holders choose to exercise their SPARs or because an insufficient amount of Additional Forward Purchase shares are purchased. In such case, we may issue additional securities or incur debt in connection with such business combination. Subject to compliance with applicable securities laws, we would only complete such financing simultaneously with the completion of our business combination. If we are unable to complete our business combination because we do not have sufficient funds available to us, we may be forced to cease operations. In addition, following our business combination, if cash on hand is insufficient, we may need to obtain additional financing in order to meet our obligations.

Controls and Procedures

We are not currently required to maintain an effective system of internal controls as defined by Section 404 of the Sarbanes-Oxley Act. Section 404 of the Sarbanes-Oxley Act requires that we evaluate and report on our system of internal controls beginning with our Annual Report on Form 10-K for the year ending December 31, 2023. Only in the event that we are deemed to be a large accelerated filer or an accelerated filer would we be required to comply with the independent registered public accounting firm attestation requirement. Further, for as long as we remain an emerging growth company as defined in the JOBS Act, we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirement.

Prior to the Distribution, we have not completed an assessment, nor have our auditors tested our systems, of internal controls. We expect to assess the internal controls of our target business or businesses prior to the completion of our business combination and, if necessary, to implement and test additional controls as we may determine are necessary in order to state that we maintain an effective system of internal controls. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding the adequacy of internal controls. Many small and mid-sized target businesses that we may consider for our business combination may have internal controls that need improvement in areas such as:

•	staffing for financial, accounting and external reporting areas, including segregation of duties;

•	reconciliation of accounts;

•	proper recording of expenses and liabilities in the period to which they relate;

•	evidence of internal review and approval of accounting transactions;

•	documentation of processes, assumptions and conclusions underlying significant estimates; and

•	documentation of accounting policies and procedures.

Because it will take time, management involvement and perhaps outside resources to determine what internal control improvements are necessary for us to meet regulatory requirements and market expectations for our operation of a target business, we may incur significant expense in meeting our public reporting responsibilities, particularly in the areas of designing, enhancing, or remediating internal and disclosure controls. Doing so effectively may also take longer than we expect, thus increasing our exposure to financial fraud or erroneous financing reporting.

Once our management’s report on internal controls is complete, we will retain our independent auditors to audit and render an opinion on such report when required by Section 404 of the Sarbanes-Oxley Act. The independent auditors may identify additional issues concerning a target business’s internal controls while performing their audit of internal control over financial reporting.

Quantitative and Qualitative Disclosures about Market Risk

The funds received in connection with the submission of Elections will be held in a Custodial Account until the consummation of our business combination, or will be returned to electing SPAR holders in connection with certain events. The funds that are held in the Custodial Account will be held in cash or, at our election, will be invested in U.S. Treasury bills with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act, which invest only in direct U.S. Treasury obligations. Due to the short-term nature of these investments, we believe there will be no associated material exposure to interest rate risk. However, if the interest rates of U.S. Treasury obligations become negative, we may have less interest income available to us for payment of taxes, and a decline in the value of the assets held in the Custodial Account could reduce the principal below the amount initially deposited in the Custodial Account.

Although we may invest funds received in connection with the submission of Elections as described above, we are not, we do not hold ourselves out as, and we do not propose to be engaged primarily in the business of investing, reinvesting, or trading in securities. We are, we hold ourselves out as, and we propose to be engaged primarily in the business of engaging in a business combination with an operating business. To the extent that you submit your SPARs for Election, you should do so only because you wish to invest in the operating business described in our Post-Effective Amendment and not because we may choose to invest funds received in the U.S. Treasury obligations and/or money market funds described above.

Related Party Transactions

On November 10, 2021, our Sponsor purchased 1,000 Sponsor Shares at an aggregate price of $10,000 in a private placement. On November 22, 2021, our Sponsor purchased 22,660 Sponsor Shares at an aggregate price of $226,600 in a private placement. On February 22, 2022, our Sponsor purchased 4,383 Sponsor Shares at an aggregate price of $43,830 in a private placement. On May 26, 2022, our Sponsor purchased 169,145 Sponsor Shares at an aggregate price of $1,691,450 in a private placement. The Sponsor Shares are subject to certain transfer restrictions prior to our business combination and will have certain registration rights.

Prior to the Distribution, our Sponsor will purchase 3,000 Sponsor Preferred Shares for an aggregate purchase price of $30,000,000. Prior to the Distribution, we will issue the Sponsor Warrants to our Sponsor and the Director Warrants to certain of our independent director nominees. Prior to the initial purchase of Sponsor Shares, we had no tangible or intangible assets.

Once appointed, certain of the independent directors will receive annual compensation of $275,000, with an additional $25,000 payable in connection with committee chairmanship, for their service as directors. Our Sponsor, directors and officers, or any of their respective affiliates will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our compensation committee will review, on an annual basis, the compensation payable to our independent directors. Our audit committee will review on a quarterly basis all payments that were made to our Sponsor, officers, directors or their affiliates and will determine which expenses and the amount of expenses that will be reimbursed. There is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred by such persons in connection with activities on our behalf.

Our Sponsor may, but is not obligated to, purchase additional Sponsor Shares or Sponsor Preferred Shares to fund our ongoing working capital needs.

Prior to the Distribution, we will enter into a Forward Purchase Agreement with the Forward Purchasers (who are affiliates of our Sponsor), pursuant to which the Committed Forward Purchasers will be obligated to purchase an aggregate of $250.0 million of Forward Purchase shares if the Final Exercise Price is $10.00 per share, and a proportionately greater amount up to $1.0 billion at a Final Exercise Price of $40.00 per share or greater. The Additional Forward Purchaser may elect to purchase that amount of the $3.5 billion Forward Purchase that is not allocated to the Committed Forward Purchaser, and will commit to the amount it will purchase at the time we enter into a Definitive Agreement (and may also agree to “backstop” the non-exercise of SPARs subject to the overall $3.5 billion Forward Purchase limit). The Forward Purchase shares will have a purchase price equal to the Final Exercise Price, and the purchase of such shares will take place simultaneously with the closing of our business combination. The Forward Purchasers’ obligation to purchase the Committed Forward Purchase shares may not be transferred to any other parties. The right to purchase the Additional Forward Purchase shares may be transferred, in whole or in part, to any affiliate transferee, but not to third parties. The Public Shares purchased pursuant to the Forward Purchase Agreement will be subject to certain transfer restrictions and, as long as such shares are held by the Forward Purchasers or permitted transferees, will be entitled to registration rights.

In the event that we increase the exercise price of our SPARs above the Minimum Exercise Price, we will effect a reverse stock split in our Sponsor Shares such that the effective price paid per share equals the Final Exercise Price paid by SPAR holders to acquire Public Shares.

The Sponsor Preferred Shares generally do not have any voting rights, are entitled to a cumulative annual dividend of 5.0%, payable in cash. We will pay all accrued dividends upon the conversion of the Sponsor Preferred Shares, which will occur automatically upon the consummation of our business combination. The Sponsor Preferred Shares will have a liquidation preference of $10,000 and rank higher in priority to our Common Stock. The Sponsor Preferred Shares will convert into that number of Public Shares equal to the aggregate liquidation preference divided by the Final Exercise Price. The Sponsor Preferred Shares will be subject to certain transfer restrictions, and the Public Shares issued upon the conversion thereof will have certain registration rights.

Prior to the Distribution, we will issue the Sponsor Warrants to our Sponsor. The Sponsor Warrants will be exercisable, in the aggregate, for 4.95% of the Public Shares that are outstanding as of the time immediately following the consummation of our business combination, on a fully diluted basis. The Sponsor Warrants will have an exercise price equal to 120% of the Final Exercise Price, meaning that our Sponsor will participate in the value of our business combination only if the Public Shares appreciate by at least 20% above the price at which SPAR holders purchase their Public Shares. If the Final Exercise Price is $10.00 per share, the Reference Price will be $12.00. Our Sponsor may exercise the Sponsor Warrants on a cashless basis, in which case it would receive upon exercise that number of shares equal to the number of Reference Shares, multiplied by (x) the “fair market value” of a Public Share in excess of the Reference Price, divided by (y) the fair market value of a Reference Share. As used above, “fair market value” refers to the volume-weighted average trading price of a Public Share over the 10 consecutive trading days ending on the third trading day prior to a notice of exercise being sent.

The Sponsor Warrants will generally not be saleable or transferable until three years after the consummation of our business combination and are subject to certain adjustments as described herein. The Public Shares issuable upon exercise of the Sponsor Warrants will generally not be saleable or transferable until three years after the consummation of our business combination and will have certain registration rights. The Sponsor Warrants will expire on the date that is 10 years from the consummation of our business combination. The Sponsor Warrants may be exercised in whole or in part and will not be subject to redemption.

Prior to the Distribution, we will issue the Director Warrants to certain of our independent director nominees. The Director Warrants will be identical to the Sponsor Warrants, except that: (i) the Director Warrants will be exercisable, in the aggregate, for approximately 0.216% of the Public Shares that are outstanding as of the time immediately following the consummation of our business combination, on a fully diluted basis; (ii) the Director Warrants will generally not be exercisable until one year after the consummation of our business combination (and after any such exercise, Public Shares issued upon exercise will be saleable or tradeable, subject to applicable securities laws); (iii) the Director Warrants will not be saleable or transferable until three years after the consummation of our business combination (provided that Public Shares issuable upon exercise of the Director Warrants will be saleable or tradeable as set forth in clause (ii)). In the event a director nominee resigns for any reason prior to the exercise or sale of his or her Director Warrants, we will be entitled, at our election, to repurchase in full such director’s Director Warrants (and if we do not elect to make such repurchase, our Sponsor may repurchase the warrants). The repurchase price in each case will be $1,000,000 with respect to each director, or $4,000,000 in the aggregate. The Private Warrants will be exercisable, in the aggregate, for approximately 5.166% of the outstanding Public Shares.

The term “fully diluted basis” means the number of shares deemed to be outstanding at such time and will include the gross number of shares issuable upon the conversion of the Sponsor Warrants and Director Warrants, as well as the gross number of shares underlying any other instrument, whether debt, equity or otherwise, that is convertible or exercisable into or exchangeable for, or that tracks the performance of, common shares (including any equity or equity-based award), in each case without regard to whether such warrant, option or instrument is then exercisable or convertible or “in-the-money” and without regard as to whether fewer shares of common stock may actually be issued as a result of any “cashless” or “net exercise” procedure.

Prior to the consummation of our business combination, our Sponsor will be permitted to transfer the Sponsor Shares and Sponsor Preferred Shares only to certain permitted transferees, including the Affiliate Transferees, but the transferees receiving such securities will be subject to the same agreements with respect to such securities as the transferor. Following our business combination, there will be no transfer restrictions applicable to the Sponsor Shares or the Public Shares issuable upon the conversion of the Sponsor Preferred Shares.

The Private Warrants, and the shares issuable upon the exercise thereof, may be transferred only to certain permitted transferees, including the Affiliate Transferees, but the transferees receiving such securities will be subject to the same agreements with respect to such securities as the transferor, which transfer restrictions will continue to apply until the date that is three years after the consummation of our business combination.

Concurrently with the Distribution, we will enter into a Registration Rights Agreement with our Sponsor, the Forward Purchasers and our independent director nominees, pursuant to which we will be required to use commercially reasonable efforts to file a registration statement within 120 days of our business combination, and use our best efforts to cause such registration statement to be declared effective as soon as practicable (but in no event later than 60 days) thereafter, providing for the resale, under Rule 415 of the Securities Act, of (i) the Sponsor Shares, (ii) the Public Shares issuable upon the conversion of the Sponsor Preferred Shares, (iii) the Public Shares issuable upon exercise of the Sponsor Warrants, (iv) the Public Shares issuable upon exercise of the Director Warrants, (v) the Public Shares issued pursuant to the Forward Purchase Agreement and (vi) any other shares of the company that the parties to the Registration Rights Agreement have purchased on the open market, subject to certain conditions as provided in the Registration Rights Agreement. The parties to the Registration Rights Agreement, and their permitted transferees, will be entitled to make up to 10 demands that we register these securities, and will have certain “piggyback rights” with respect to other registration statements filed by the company. The post-combination company will bear the cost of registering these securities. See the section of this prospectus entitled “Certain Relationships and Related Party Transactions.”

Off-Balance Sheet Arrangements; Commitments and Contractual Obligations; Quarterly Results

As of June 30, 2022 and December 31, 2021, respectively, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K and did not have any commitments or contractual obligations. No unaudited quarterly operating data is included in this prospectus, as we have conducted no operations to date.

JOBS Act

On April 5, 2012, the JOBS Act was signed into law. The JOBS Act contains provisions that, among other things, relax certain reporting requirements for qualifying public companies. We will qualify as an “emerging growth company” and under the JOBS Act will be allowed to comply with new or revised accounting pronouncements based on the effective date for private (not publicly traded) companies. We are electing to delay the adoption of new or revised accounting standards, and as a result, we may not comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. As a result, our financial statements may not be comparable to companies that comply with new or revised accounting pronouncements as of public company effective dates.

Additionally, we are in the process of evaluating the benefits of relying on the other reduced reporting requirements provided by the JOBS Act. Subject to certain conditions set forth in the JOBS Act, if, as an “emerging growth company,” we choose to rely on such exemptions, we may not be required to, among other things, (i) provide an auditor’s attestation report on our system of internal controls over financial reporting pursuant to Section 404, (ii) provide all of the compensation disclosure that may be required of non-emerging growth public companies under the Dodd-Frank Wall Street Reform and Consumer Protection Act, (iii) comply with any requirement that may be adopted by the PCAOB regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (auditor discussion and analysis), and (iv) disclose certain executive compensation-related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation. These exemptions will apply for a period of five years following the completion of the Distribution or until we are no longer an “emerging growth company,” whichever is earlier.

Our Company

General

We are a newly organized company incorporated in Delaware and formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other business combination transaction with one or more businesses, which we refer to throughout this prospectus as our “business combination.”

Our Sponsor is managed by Pershing Square Capital Management, L.P. (“Pershing Square” or “PSCM”), a registered investment adviser under the Investment Advisers Act of 1940, as amended, and the members of our Sponsor are the Pershing Square Funds.

Pershing Square was established in 2003, and has demonstrated a strong track record of historical performance. The compound annual rate of return and cumulative total return (net of fees) of Pershing Square, L.P, the investment fund managed by Pershing Square with the longest track record, from its inception on January 1, 2004 to August 31, 2022, has materially exceeded that of its benchmark, the S&P 500 Index, over the same period.

In addition to Pershing Square, L.P., Pershing Square has managed three other investment funds, each of which (like Pershing Square, L.P.) has invested in various public securities over its period of operation. The compound annual rate of return and cumulative total return (net of fees) of two of these other funds have also materially exceeded that of the S&P 500 Index, while one fund has not exceeded the S&P 500 Index (in each case from the inception of such fund until its closing or as of August 31, 2022, as applicable). Pershing Square has also managed six co-investment vehicles, each of which invested in a single, publicly traded company. The compound annual rate of return and cumulative total return (net of fees) of five of the co-investment vehicles materially exceeded that of the S&P 500 Index over their respective periods of operation, while one co-investment fund substantially underperformed the S&P 500 Index over its period of operation.

Pershing Square has previously served as co-sponsor of Justice Holdings, Ltd., a special purpose acquisition company, and an affiliate of Pershing Square served as sponsor of Pershing Square Tontine Holdings, Ltd. (“PSTH”), which was also a special purpose acquisition company that did not enter into an initial business combination within the prescribed time period and redeemed all of its Class A common stock and subsequently dissolved. Justice Holdings, Ltd. raised approximately $1.5 billion in its initial public offering (including a $458 million investment by funds managed by Pershing Square), and subsequently merged with Burger King Worldwide Inc., and later, Tim Hortons, to form Restaurant Brands International Inc. Pershing Square, through certain of the funds it manages, remains the second-largest investor in Restaurant Brands International Inc. The stock of Restaurant Brands International, Inc. has generated a compound annual total shareholder return of 16% since its merger with Justice Holdings, Ltd. in 2012 (as of August 31, 2022).

PSTH raised $4.0 billion in its initial public offering, which was consummated on July 24, 2020. PSTH did not consummate a business combination and, in July 2022, returned the funds held in its trust account to its stockholders. The performance of Justice Holdings, Ltd. or PSTH is not indicative of whether we will be able to enter into and consummate a business combination.

Our Management Team is led by William A. Ackman, our Chairman and Chief Executive Officer, who will work closely with the PSCM investment team and the other employees of, and resources available to, PSCM to fulfill our corporate mission. Mr. Ackman has spent 30 years in the investment management industry, the last nearly 19 as CEO of PSCM. PSCM’s investment strategy involves the purchase of large minority stakes in high-quality, large capitalization, growth companies during periods when they have underperformed their potential. By working with management teams and boards of directors, PSCM has assisted its portfolio companies in creating substantial long-term value.

The Pershing Square Investment Team is comprised of eight investment professionals, seven of whom have tenures at Pershing Square of four to 18 years, who prior to Pershing Square, served in analyst and associate roles at Apollo, Blackstone, KKR, Goldman Sachs, Hellman & Friedman and Warburg Pincus. PSCM has 30 other accounting, legal, finance, and technology professionals who will support our company on an as-needed basis.

We are not a special purpose acquisition company, or “SPAC.” Our company, which we refer to as a “special purpose acquisition rights company,” or “SPARC,” differs from a conventional SPAC in important respects. We believe that this SPARC structure, combined with the Sponsor Warrants and Director Warrants, makes our company substantially more favorable to investors and potential business combination partners, and is more protective of investors. We believe that the SPARC structure provides many of the same benefits and opportunities to public investors as a conventional SPAC, but improves substantially upon SPACs in the following ways:

1.	Opt-In Structure:

•	In our company, investors opt in to the business combination if they view it favorably, whereas, in a SPAC, investors must opt out if they disapprove of the business combination.

•

In a conventional SPAC, investors contribute funds to the SPAC at the initial public offering (“IPO”), before a business combination is identified, based largely on the expected performance of the SPAC’s investment team. In our company, investors will contribute funds only after we have entered into a Definitive Agreement and provided comprehensive public disclosures regarding the transaction.

•

Investors in a SPAC, after a business combination is announced, can vote against the transaction and/or redeem their shares, or they may sell their shares. SPAC stockholders may inadvertently invest in a business combination if they do not exercise their opportunity to redeem.

•

Investors in our company must take affirmative steps in order to participate in our business combination if they view it favorably, (and therefore can’t invest unintentionally) and can otherwise sell or decline to exercise their SPARs.

2.	Reduced Opportunity Cost:

•

We will not hold investors’ funds while we search for and negotiate a business combination. We believe this structure, by not requiring a commitment of capital up front, better achieves a primary purpose of SPACs in capital markets—increasing public investors’ access to private companies at the time they go public.

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For up to three years following a SPAC’s IPO, while the SPAC searches for a business combination partner, its investors bear the opportunity cost of not being able to make other investments with their funds. SPAC investor funds are held in a trust account for the life of the SPAC or until a business combination is consummated, earning interest at the then-current rate of short-term U.S. Treasury obligations.

•

We will hold investor funds in an interest-bearing custodial account only during the period between the holders submitting exercise payments and Closing (which we expect will be no more than 30 business days, and will not exceed 10 months).

3.	Flexible Capital Raise:

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Our company will first identify the most attractive business combination that fits our criteria, and then determine the amount of capital we will raise. If we require more capital than we would raise at the Minimum Exercise Price, we will set a higher Final Exercise Price and offer public investors the opportunity to provide that capital, rather than seeking private capital.

•	A SPAC must determine the amount of public capital it will need before it has identified a business combination partner. If the SPAC pursues a transaction that requires additional capital, it must raise those funds from private investors (i.e., debt financing or a PIPE), the terms of which could be unfavorable to public investors and target company stockholders.

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Our flexible capital raise will enable us to pursue a broader range of transactions, with respect to both the size of the potential target company and the ownership interest we will hold in the post-combination company. We believe this will increase the likelihood of identifying an attractive business combination, and enable us to identify a business combination partner more quickly.

4.	Substantially Reduced Deadline Pressure:

•	Our company will have up to 10 years to consummate our business combination. A SPAC is required to consummate a business combination within, at most, three years of its IPO.

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As a SPAC’s deadline approaches, potential target companies may gain negotiating leverage, and the sponsor, at risk of losing its entire investment, may be more willing to accept a transaction on terms that are unattractive to public stockholders. SPACs with shorter deadlines must seek stockholder approval for an extension, which it may fail to obtain. SPACs may also face deadline pressure as they run out of working capital to fund their search process.

•

Until we approach the date that is 10 years from the date of the Distribution (at which time the SPARs will expire), we will face no deadline pressure to enter into a business combination. We believe that this improved negotiating position will assist us in completing a transaction on more favorable terms than might be the case if our company had a shorter life, and potentially enable us to do so more promptly if, as a result, a greater number of potential transactions meet our financial criteria. We will also be able to conduct a substantially longer search process for a business combination partner, if necessary.

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Our Sponsor is making an initial investment of approximately $32.0 million, giving us substantially more working capital than is available to most SPACs. Our Sponsor will be incentivized to provide us with additional capital if necessary in order to consummate a business combination, as it would otherwise potentially lose its entire investment. This further reduces the likelihood of facing deadline pressure, and will also provide us with the resources to conduct thorough due diligence on potential business partners.

5.	Better Sponsor and Public Investor Alignment – No Conventional Sponsor Promote:

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Affiliates of our Sponsor will invest a minimum of $250.0 million, and up to $3.5 billion, in our business combination at the same Final Exercise Price, and upon the same other terms, as our public investors. Our Sponsor and its affiliates will not have an opportunity to profit unless our public investors also have an opportunity to profit.

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SPAC sponsors may have an incentive to complete a business combination even if its public investors would potentially lose money. SPAC sponsors typically obtain a 20% share of the SPAC’s stock at a nominal price (the “sponsor promote”), and provide a certain amount of at-risk capital by purchasing SPAC warrants. In a business combination where public investors lose money, the sponsor promote could still be worth multiples of the price paid. For example, if 50% of public stockholders redeemed their shares and the post-combination company declined in value by 50%, the sponsor would still hold the same number of shares that it initially purchased, and the sponsor promote would be worth several times more than the price paid by the sponsor for its promote shares and warrants (assuming no renegotiation of the sponsor’s interest).

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Our Sponsor Warrants will only be profitable if the post-business combination company has significant, long-term appreciation in value—in order to exercise the Sponsor Warrants, the share price of the post-combination company must be at least 20% above the Final Exercise Price paid by our SPAR holders. Our Sponsor will generally not be able to transfer or sell the Sponsor Warrants, or any shares issued upon conversion, until three years after our business combination. Accordingly, our Sponsor is strongly incentivized to identify a target company that will appreciate in value over the long term.

6.	Less Dilutive to Public Investors and Stockholders of a Business Combination Partner:

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Our Sponsor Warrants and Director Warrants will not be dilutive to our investors until the post-combination company’s share price increases by 20% above the Final Exercise Price paid by our SPAR holders. As the share price of the post-combination company increases, the maximum dilution to our stockholders and to stockholders of our business combination partner from our Sponsor Warrants approaches a limit of 4.95%.

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Investors in a conventional SPAC face immediate dilution of 20.0% as a result of the customary sponsor promote, and will face greater dilution to the extent that other public investors redeem their shares. Further, sponsor promote shares typically have anti-dilution protection—if the SPAC raises equity financing, additional shares may be issued to the sponsor at no cost in order to maintain its 20.0% interest in the SPAC.

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A SPAC sponsor promote will also dilute stockholders of the business combination partner if they remain as investors in the post-combination company. This may reduce the willingness of target stockholders to support a proposed transaction, or increase the price at which they are willing to conduct a transaction.

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Most SPACs issue IPO Warrants to the public to encourage participation in their IPO. These IPO Warrants, if exercised, are dilutive to the post-combination company, and may make the SPAC less attractive to IPO investors and market participants, and to potential business combination partners. We are not issuing conventional warrants to public stockholders. We intend to make a pro-rata distribution of SPARC II Tontine Warrants to exercising SPAR holders, which we believe will increase the likelihood that all of our SPARs are exercised, but these will have no dilutive impact on the post-combination company because they would be exercisable for shares of a different company.

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In a business combination with our company in which the target company stockholders held 80% of the post-combination company, their ownership would be reduced to 78.3% as a result of the exercise of our Sponsor Warrants at a fair market value that is double the Final Exercise Price (a dilutive impact of 2.1%). As a result, potential business combination partners may determine that our structure presents a lower risk of dilution to its stockholders as compared to a conventional SPAC.

7.	More Efficient Capital Structure:

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We are not conducting an underwritten offering, and will not bear underwriting expenses. Accordingly, we expect that 100% of the public’s investment in our company will be available to finance our business combination.

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In a typical SPAC, a maximum of 96.5% of the public’s investment is available to finance the business combination as a result of underwriting fees. This is because a deferred underwriting fee, equal to 3.5% of the IPO proceeds, is paid at the time of the business combination using the funds remaining in the trust account after redemptions.

•	SPAC investors also bear the costs of the up-front underwriting fee (2.0% of IPO proceeds) and of operating the SPAC, which are funded through the sale of potentially dilutive warrants to the sponsor.

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Our Sponsor is providing working capital by purchasing the Sponsor Shares and Sponsor Preferred Shares, which are structured so that our Sponsor will have paid the same per-share price for its Public Shares that exercising SPAR holders will pay.

•	Because we will benefit from the resources of Pershing Square, which are being provided to us at no cost, we expect that our operating expenses will be substantially lower than that of many SPACs.

8.	Increased Deal Certainty:

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Guaranteed Stockholder Approval: SPAC business partners face a risk that the SPAC will not obtain stockholder approvals necessary to approve a business combination. Because our Sponsor will be our sole stockholder, we will be able to provide a potential target company with certainty that our company will be authorized to consummate a business combination.

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Early Satisfaction of Closing Conditions: Before our SPARs become exercisable, we will seek to satisfy substantially all closing conditions, such as regulatory approvals, that can be satisfied in advance of closing.

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Substantial Committed Capital: Upon entry into the Definitive Agreement, we will announce the size of the Forward Purchase—a minimum of $250.0 million to $1.0 billion, and up to a total of $3.5 billion. SPACs typically do not have a definitive capital commitment, and their ability to consummate a transaction may depend on the availability of third-party financing on suitable terms. We believe this substantial committed capital not only provides SPAR holders and potential business combination partners with certainty as to our ability to consummate a transaction, but also provides a signal of our Sponsor’s commitment and financial incentive to doing so on attractive terms.

We intend to pursue business combination opportunities with private, large capitalization, high-quality, growth companies, including family owned companies, and will also consider carve-out transactions with large capitalization public or private companies. Our primary intention is to enter into a business combination that results in our stockholders owning a minority interest in the resulting entity. However, we will also consider potential business combination partners with lower market capitalizations and transactions in which our stockholders would own a majority interest, provided that our other acquisition criteria are met, and we believe such a transaction would be in the best interests of our stockholders. We will use PSCM’s substantial experience in identifying, analyzing, and determining business quality and the sustainable competitive advantages of a target company, as well as PSCM’s due diligence and negotiation expertise.

We believe that our unique SPARC structure will help facilitate the completion of a transaction on attractive terms. We believe that we have several competitive advantages not only when compared to a conventional SPAC, but also when compared to other sources of equity capital, such as private equity, growth equity and hedge funds. We have these competitive advantages because of the combination of the amount of committed capital we will be able to provide, our low cost of capital, our ability to give a private company access to the public equity markets and better alignment of our Sponsor’s interests with those of public stockholders and the stockholders of a potential business combination partner.

We believe that the amount of committed capital that the Forward Purchasers (affiliates of our Sponsor) will provide in connection with our business combination will provide potential business combination partners with greater certainty that we will have sufficient capital to complete a transaction. The Committed Forward Purchasers are obligated to purchase $250.0 million of Forward Purchase shares at the Minimum Exercise Price, and a proportionately greater amount at higher exercise prices, up to a limit of $1.0 billion at a Final Exercise Price of $40.00 per share or above. The Additional Forward Purchaser will have the right to purchase a substantial additional amount, with the total Forward Purchase not to exceed $3.5 billion, and will commit to purchasing this amount at the time we enter into a Definitive Agreement. We believe that the Forward Purchase Agreement will make a transaction with our company attractive to a large capitalization, high-quality private company.

In addition, our Sponsor intends to form SPARC II, an acquisition company substantially similar to our company. The 61,111,111 subscription warrants of SPARC II, or SPARC II Tontine Warrants, would be distributed promptly after the closing of our business combination, and would be distributed, pro-rata, only to those holders who exercise their SPARs. The SPARC II Tontine Warrants would be securities of a different company, and therefore would have no dilutive impact on the post-combination company. We believe that the SPARC II Tontine Warrants, by potentially providing additional value to exercising SPAR holders, will increase the probability that all or substantially all of our SPARs are exercised.

Following the exercise of our SPARs, we will likely have one of the largest amounts of capital of any company formed for the purpose of carrying out a business combination. The table below illustrates the amount of committed equity capital we will have available for use in our business combination, assuming the exercise of all SPARs at the indicated Final Exercise Price.

Equity Capital Available for Business Combination
Final Exercise Price	Final SPAR Proceeds	With Committed Forward Purchase	With Maximum Additional Forward Purchase
$10.00	$1.2 B	$1.5 B	$4.7 B
$15.00	$1.8 B	$2.2 B	$5.3 B
$20.00	$2.4 B	$2.9 B	$5.9 B
$25.00	$3.1 B	$3.7 B	$6.6 B
$50.00	$6.1 B	$7.1 B	$9.6 B
$75.00	$9.2 B	$10.2 B	$12.7 B

We believe that a substantial majority of other investors in private companies, such as hedge funds and private equity funds, are not prepared to (or are not able to) deploy this amount of cash in the acquisition of a minority interest in a company. As a result, we believe we will be one of the larger sources of cash equity capital for a private, single-company, minority investment. In addition, while comparably sized or larger investment funds generally seek to acquire controlling or 100% interests in a company, we are willing to execute a transaction in which our stockholders will, upon consummation of the business combination, own a minority stake in a large capitalization company. We believe the price at which we can, through a business combination, acquire a minority interest in a large capitalization, high-quality business, without the need to pay of a control premium, will enable us to complete a business combination on attractive terms. While we believe it is more likely that we will pursue a business combination in which our stockholders will own a minority interest in the post-combination company, we may pursue a business combination in which we purchase a controlling interest in a company, resulting in our stockholders owning a majority interest. We are open to considering control transactions in which, as a result of our large amount of equity capital and the limited (if any) antitrust risks of a transaction with our company, we would have a competitive advantage over other financial or strategic buyers.

We believe our company also presents several advantages to conducting an IPO. The nature of the IPO process—whereby the pricing, the ultimate terms of the offering, and even whether or not the offering can be completed remain unknown until the day of pricing of the offering—makes the IPO process inherently uncertain and risky. We believe that this uncertainty and risk, along with the upfront expenses and significant time required to pursue an IPO can discourage many large, private companies from attempting to execute public offerings. The IPO market is also highly cyclical. In unfavorable market conditions like those occurring currently, low valuations and limited investor demand can result in a long period in which an IPO is unattractive or not possible. In a negotiated transaction, a private company seeking to raise capital or obtain liquidity may be able to find a transaction partner that values the company’s business more favorably than would public investors at a time of negative market sentiment.

Becoming “IPO-ready” can be time-consuming and costly for a company, even before it makes its first public filing. For example, a company may have detailed financial statements, but not in the form required for public filings with the SEC. The preparation and auditing of these financial statements may take several months. In a negotiated transaction, however, many of the steps to becoming “public company ready” can be carried out in parallel with the deal process, provided that sufficiently detailed and accurate information is available for due diligence.

In addition, during the IPO process, a private company faces the risk of negative developments and unfavorable market conditions that can significantly reduce the proceeds of the offering below the amount sought, or cause the offering to be delayed or even abandoned. The amount of capital and the valuation a company will receive in its IPO may be uncertain up until the day of pricing. Companies face a risk of underpricing, as reflected in the immediate post-IPO “pop” in stock price many companies experience, and a risk of overpricing that results in the IPO being resized or repriced, or the stock trading downwards. Companies have an incentive to avoid the negative market signal sent by an unsuccessful IPO, which may result in pricing the offering lower, and potentially foregoing a larger capital raise and/or higher valuation.

The IPO process also limits the information a private company can provide to its investors. In addition to the “quiet period,” in which companies are restricted from certain communications with potential investors and may have limited ability to respond to unfavorable coverage (or to convey positive developments), a company may be unable or reluctant to share certain information with public investors. In our due diligence and negotiation process, under a non-disclosure agreement, we may be able to obtain certain confidential or proprietary information or other detailed information of particular relevance to our valuation process, and would be able to engage with the company’s management to develop a deeper understanding of its performance and plans. Through a negotiated transaction with our company, a business combination partner could obtain not only the certainty of a mutually agreed valuation, but also a potentially more favorable valuation that reflects a more comprehensive evaluation of its business than it may be able to obtain through the IPO process.

We also believe that we can enable a private company to become public in a more capital-efficient manner than in an IPO or a SPAC. We are not conducting an underwritten SPAC offering, which typically carries fees of 5.5% of the amount of public capital raised, with 2.0% funded by the sale of SPAC warrants to the sponsor, and 3.5% paid out of funds raised from public investors. A typical SPAC will only be able to contribute a maximum of 96.5% of its public capital (and a lower percentage to the extent there are redemptions) to finance its business combination. Instead, we are directly distributing our SPARs to the stockholders and warrant holders of PSTH, and expect that 100% of the capital we raise from public investors will be available to finance our business combination.

Our company also does not have a conventional “sponsor promote,” which can substantially dilute stockholders of the private company. The Sponsor Shares, the Forward Purchase shares and the Public Shares issuable upon conversion of the Sponsor Preferred Shares will be purchased at the same per-share price that SPAR holders pay for their Public Shares. Our Sponsor Warrants and Director Warrants will not be dilutive until the share price of the post-combination company increases by 20% above the Final Exercise Price, and the maximum dilutive impact upon conversion of the Sponsor Warrants approaches 4.95% (or 5.166%, including the Director Warrants) in transactions that produce enormous value for our stockholders.

We believe that a large capitalization, private company will find the price certainty of a negotiated transaction with our company to be more attractive than an IPO. Through a business combination, we will be, in effect, facilitating the IPO of a large private company, enabling a private business to avoid the costs and risks associated with the traditional IPO process.

Potential business combination partners may also identify drawbacks to a business combination with our company. The amount of capital we will have available to finance our business combination will depend in part on the number of SPARs that are exercised. We believe that the capital uncertainty arising from non-exercising holders of SPARs is comparable to the risk that investors in a conventional SPAC will redeem their shares. We note that, because exercising a SPAR requires taking affirmative steps, there is a risk that SPARs are not exercised by holders who would have otherwise intended to do so. We believe this is a positive, investor-protective attribute of our structure, and will seek to mitigate that risk through public disclosures and communications to SPAR holders. Generally, we believe this capital risk is reduced by (i) the substantial amount of capital from our Forward Purchasers, a minimum of $250.0 million to $1.0 billion, and up to $3.5 billion, (ii) the minimally dilutive nature of our capital structure and (iii) the pro rata distribution of the SPARC II Tontine

Warrants to exercising holders of our SPARs, which we believe will increase the probability that all or substantially all of our SPARs are exercised. In addition, we will be able to provide certainty with respect to stockholder approval of a transaction, as any necessary approvals will be provided by our Sponsor in its capacity as our sole stockholder.

A business combination partner may also consider the possibility that our Forward Purchase will cause us to forego an opportunity to raise capital on more attractive terms. The Committed Forward Purchasers will be obligated to purchase, and we will be obligated to sell, at least $250.0 million and up to $1.0 billion of Public Shares at the Final Exercise Price, and the Additional Forward Purchaser may choose to purchase, and we would be obligated to sell, additional Public Shares up to an aggregate Forward Purchase of $3.5 billion of such shares. If third-party investors were willing to purchase shares at a higher price, it is possible we would not be able to take advantage of this opportunity to the extent our capital needs for the transaction were satisfied by the Forward Purchase. However, the Committed Forward Purchase also protects against the “downside” risk faced by a SPAC—the risk of seeking third-party equity financing and only being able to obtain such funds on unattractive or dilutive terms, if at all. This risk has been particularly significant for SPACs over the past year, as unfavorable market conditions have resulted in high redemptions and greater difficulty in securing PIPE financing. In addition, prospective SEC regulations of SPACs could, among other things, decrease the willingness of investment banks to participate in raising PIPE capital.

Private companies face a similar evaluation of upside versus downside risk in considering an IPO relative to a negotiated transaction—business and market conditions may improve in the time leading up to an IPO. However, as described above, this possibility is paired with a significant risk of negative outcomes. Compared to a SPAC transaction or an IPO, potential business combination partners may find the capital certainty presented by the Forward Purchase and the valuation certainty of a negotiated transaction price to be more valuable than the possibility of any foregone upside.

On balance, we believe that going public through a business combination with our company is likely to be attractive to potential business combination partners.

We believe that our structure and committed capital and Pershing Square’s track record and experience in aiding the growth of companies will make us particularly attractive to certain types of companies:

Mature Unicorns. Over the past decade, numerous high-quality, venture-backed businesses have achieved significant scale, market share, competitive dominance and cash flow—we call these companies “Mature Unicorns.” Many of these companies have chosen to remain private, as there has been, until recently, limited pressure from their investors for liquidity, and large amounts of growth capital available from investors, mutual funds and hedge funds. Over the time period in which we will be searching for a business combination partner—up to 10 years—we expect that conditions in equity markets, including the stock market and private or growth equity markets, will fluctuate. As a result, the relative attractiveness of an IPO, the amount of funding available from private equity sources, and demands for liquidity from investors may change significantly. While we are not completely isolated from such factors, we believe there will be periods in which we are particularly well-positioned, as compared to other sources of equity capital, to offer a potential business combination partner with needed financing, liquidity and an efficient path to becoming a publicly traded company. We believe this is particularly true in the current market environment—with SPACs (including the post-combination public companies resulting from SPAC mergers) performing extremely poorly, with the stock market indices suffering substantial declines and the traditional initial public offering market being effectively shut down, we believe our company may present an attractive alternative for a private company to go public.

Carve-Out Transactions. We believe that we are well-positioned to facilitate a “carve-out” transaction, in which we enter into a business combination with a large, high-quality subsidiary of a private or public company. For a private company, the process of taking a subsidiary public would present the same risks and challenges of an IPO. A public company considering a “spin-off” transaction would also have many of the same concerns as a company considering an IPO, including pricing uncertainty. A transaction with our company would provide valuation certainty, greater capital efficiency, a potentially shorter timeline, immediate liquidity and the advantages of PSCM’s experience and ability in identifying talented executives to aid a newly public company’s growth as a stand-alone entity.

Family owned Owned Businesses. Large, family owned companies are likely to have multiple distinct lines of business that are well-suited to operating as independent companies. Compared to other private companies, family owned business may have unique reasons to go public, such as the liquidity needs of the family, succession planning, or a desire to step back from the active management of a growing and increasingly complex business. A transaction with our company provides the same advantages discussed immediately above, as well as the benefit of PSCM’s expertise in navigating the often complex corporate restructuring involved in transactions with family owned companies.

Private Equity-Owned Businesses. Private equity funds invest in companies for a finite time period, by the end of which they must exit the investment in order to return funds to investors. Most frequently, this exit takes the form of an IPO or a sale to another private equity firm. A transaction with our company would provide a private equity firm with the liquidity it seeks, potentially more quickly than it could obtain through an IPO, and with certainty as to the valuation of the transaction. In addition, to the extent that we are able to influence the management of the post-combination company through our ownership and/or board representation, both the seller and the target company would stand to benefit from our expertise in identifying talented executives and experience in aiding the growth of companies.

Control Transactions. Because of our ability to scale up the size of our capital raise, we believe we would be able to acquire a majority interest in a large, privately-owned corporation (i.e., valuations above $25.0 billion). Other sources of capital, such as private equity funds, are generally not able to raise capital for a transaction of that size. Potential “strategic acquirers” of such companies face antitrust risks that can substantially delay or even prevent such a transaction from occurring, or require complex restructuring and the divestment of certain assets. A large privately-owned company that seeks to raise additional capital may find a business combination with our company to be a more viable means of doing so.

We intend to source business combination opportunities through Mr. Ackman’s and PSCM’s extensive relationship network of private business owners, public and private company executives and board members, venture capital fund managers, private equity and debt fund managers, investment bankers, ultra-high net worth families and their advisors, commercial bankers, attorneys, management consultants, accountants and other transaction intermediaries. We believe that this approach, augmented by the relationships and experience of our directors, will generate a substantial number of potential transaction alternatives that will create significant value for our stockholders.

Our Management Team

Our Management Team will consist of William Ackman, our Chairman and Chief Executive Officer, Ben Hakim, our President, Michael Gonnella, our Chief Financial Officer, and Steve Milankov, our Corporate Secretary, who will be supported by the PSCM investment team, the broader PSCM organization and our independent directors, as further described below.

Mr. Ackman, Mr. Hakim and each other member of the PSCM investment team (the “Investment Team”) bring significant investment expertise as well as broad industry networks that encompass a wide array of sectors, industry participants, and intermediaries. We believe that each member of the Investment Team has complementary skills and experience relevant to our business strategy, as well as a track record of working together and providing creative solutions for complex transactions, which we believe represent an important competitive advantage.

The Investment Team has experience in:

•	sourcing, structuring, and executing on a wide range of investment opportunities;

•	providing constructive strategic and operational guidance to management teams and boards of directors, to drive long-term stockholder value creation;

•

leveraging insights from their substantial investment, financial, operational oversight and governance experience to help optimize the financial condition, operating performance and strategy of a company; and

•	leveraging their extensive network of relationships to augment or complement the senior management team or board of directors of a company.

William Ackman serves as our Chairman and Chief Executive Officer. Mr. Ackman also served as the Chairman and Chief Executive Officer of PSTH. Mr. Ackman founded Pershing Square in 2003, and is principally responsible for its investment policies and implementation. Mr. Ackman has spent 30 years in the investment management industry. Prior to forming Pershing Square, he co-founded Gotham Partners Management Co., LLC, an investment adviser that managed public and private equity portfolios. Mr. Ackman is currently Chairman of the Board of the Howard Hughes Corporation, a member of the Board of Universal Music Group N.V., and a member of the Investment Advisory Committee of the Federal Reserve Bank of NY. Mr. Ackman received his Bachelor of Arts degree from Harvard College, where he graduated magna cum laude, and received his Masters in Business Administration from Harvard Business School.

Ben Hakim serves as our President. Mr. Hakim is a Partner at Pershing Square and joined the Investment Team in 2012, and previously served as President of PSTH. Mr. Hakim was previously a Senior Managing Director at The Blackstone Group, where he worked in the Mergers & Acquisitions group for 13 years. Mr. Hakim received his Bachelor of Science from Cornell University in 1997.

Michael Gonnella serves as our Chief Financial Officer and is Chief Financial Officer and a Partner at Pershing Square. Mr. Gonnella also served as Chief Financial Officer of PSTH. Prior to his appointment as Pershing Square’s Chief Financial Officer in 2017, he served as senior controller of Pershing Square since joining the firm in 2005. Mr. Gonnella is a certified public accountant and received his Bachelor of Science from Seton Hall University in 2002.

Steve Milankov serves as our Corporate Secretary, and is the Assistant General Counsel and a Partner at Pershing Square. Mr. Milankov previously served as Corporate Secretary of PSTH. Prior to his appointment as Pershing Square’s Assistant General Counsel, he served as Senior Trading Counsel of Pershing Square since joining the firm in 2013. Mr. Milankov received his Joint MBA and Law degrees from McGill University in 2000. Mr. Milankov worked at the law firm Clifford Chance LLP and most recently at Société Générale prior to joining Pershing Square.

Our Investment Team

In addition to Mr. Ackman and Mr. Hakim, our Investment Team includes the following individuals:

Ryan Israel is a Partner and Chief Investment Officer at Pershing Square and joined the Investment Team in 2009. Mr. Israel was previously an analyst at Goldman Sachs in the Technology, Media and Telecom group. Mr. Israel served as a director of Element Solutions Inc. from October 2013 through January 2019. Mr. Israel received his Bachelor of Science from the Wharton School at the University of Pennsylvania, where he graduated summa cum laude and beta gamma sigma in 2007.

Anthony Massaro is a Partner at Pershing Square and joined the Investment Team in 2013. Mr. Massaro was previously a private equity associate at Apollo Global Management, where he focused on leveraged buyout and distressed debt investments across a wide range of industries. Prior to Apollo, he was an analyst at Goldman Sachs in the Natural Resources group. Mr. Massaro received his Bachelor of Science from the Wharton School at the University of Pennsylvania, where he graduated summa cum laude and beta gamma sigma in 2009.

Charles Korn is a Partner at Pershing Square and joined the Investment Team in 2014. Mr. Korn was previously a private equity associate at KKR, where he focused on media, communications and industrials. Prior to KKR, he was an analyst at Goldman Sachs in the Technology, Media and Telecom group. Mr. Korn received a degree in Honors Business Administration from The Richard Ivey School of Business at The University of Western Ontario, where he graduated with highest distinction as an Ivey Scholar in 2010.

Bharath Alamanda is a Partner at Pershing Square and joined the Investment Team in 2017. Mr. Alamanda was previously a private equity associate at KKR, where he focused on financial services. Prior to KKR, he was an analyst at Goldman Sachs in the Technology, Media and Telecom Group. Mr. Alamanda received his Bachelor of Science in Engineering from Princeton University, where he graduated summa cum laude and phi beta kappa in 2013.

Feroz Qayyum is a Partner at Pershing Square and joined the Investment Team in 2017. Mr. Qayyum was previously a private equity associate at Hellman & Friedman, where he evaluated and oversaw investments across a wide range of industries. Prior to Hellman & Friedman, he was an analyst in the Mergers & Acquisitions group at Evercore. Mr. Qayyum received a degree in Honors Business Administration from The Richard Ivey School of Business at The University of Western Ontario, where he graduated with highest distinction as an Ivey Scholar in 2013.

Manning Feng joined the Pershing Square Investment Team in 2021. Ms. Feng was previously a private equity associate at Warburg Pincus, where she focused on industrials and business services. Prior to Warburg Pincus, she was an investment banking analyst at Centerview Partners. Ms. Feng received her Bachelor of Science from the Wharton School at the University of Pennsylvania, where she graduated summa cum laude in 2016.

Our Independent Director Nominees

Our Investment Team’s efforts to seek a suitable business combination target will be complemented and augmented by the expertise and network of relationships of our director nominees, who will provide extensive experience in business and financial matters.

Dr. Jennifer Blouin is the Richard B. Worley Professor of Financial Management and Professor of Accounting at The Wharton School of the University of Pennsylvania. Dr. Blouin is an expert on the role of taxation in firm decision making. Her research examines the effect of taxes on asset pricing, capital structure, corporate payout behavior, multinational firm behavior, and mergers and acquisitions. Dr. Blouin has provided expert testimony in tax shelter litigation on behalf of the US Department of Justice, and in pharmaceutical patent litigation regarding transfer pricing and the repatriation of earnings by multinational corporations and their affiliates. Dr. Blouin has presented her work at over 75 universities and at numerous association conferences. Dr. Blouin is frequently cited in the press, including The Wall Street Journal, The New York Times, and the Financial Times. She is an editor of the Review of Accounting Studies and an associate editor of the Journal of Accounting Research. Dr. Blouin teaches taxation to undergraduate, MBA, and PhD students and is a recipient of the University of Pennsylvania’s Lindback Award for Distinguished Teaching and Wharton Teaching Excellence Award. Prior to her academic career, Dr. Blouin was a tax manager with Arthur Andersen. She received her PhD in Accounting from the University of North Carolina- Chapel Hill and her BS from Indiana University – Bloomington.

Lisa Gersh co-founded Oxygen Media (“Oxygen”) in 1999 and remained its President and Chief Operating Officer until the company’s sale to NBC in 2007 for $925 million. Oxygen was the first-ever multi- platform brand and created content for women, by women, and reached 74 million homes at the time of its sale. Following the sale of Oxygen, Ms. Gersh joined NBC and spearheaded NBC’s acquisition of the Weather Channel, serving briefly as its interim Chief Executive Officer. Also at NBC, Ms. Gersh launched Education Nation, a transformative education initiative that established NBC as the media authority on education. In 2011, Ms. Gersh took over the operations of Martha Stewart Living Omnimedia, Inc. (“Martha Stewart”), first as President and later as its Chief Executive Officer. During her tenure, Ms. Gersh rebranded Martha Stewart, materially reduced its operating expenses, and returned the company to profitability. In 2014, Ms. Gersh transformed Gwyneth Paltrow’s blog, Goop, Inc. (“Goop”), into the first contextual commerce brand. In the process of taking Goop from a collection of recommendations to a freestanding brand, Ms. Gersh oversaw, among other things, the launch of Goop’s e-commerce store, skincare and fashion lines, and created Goop’s pop-up retail strategy. In 2017, Ms. Gersh was named Chief Executive Officer of Alexander Wang, a global fashion brand based in New York City. A graduate of Rutgers Law School, Ms. Gersh began her career as a lawyer, first as a litigation associate at Debevoise & Plimpton LLP, and then as a Partner at Friedman, Kaplan, Seiler & Adelman LLP, a boutique law firm specializing in complex litigation and commercial transactions, which Ms. Gersh co-founded, and which today has more than 50 lawyers. Currently, Ms. Gersh sits on the board of directors of Hasbro, Inc., where she chairs the Compensation Committee, and Establishment Labs Holdings Inc., where she chairs the Nomination and Governance Committee and Money Lion, where she chairs the Nominating and Governance Committee. She also serves on the board of directors of the Bail Project, Inc. Ms. Gersh previously served on the board of directors of PSTH and comScore, Inc.

Kathryn Judge is the Harvey J. Goldschmid Professor of Law and Vice Dean for Intellectual Life at Columbia Law School. She is co-editor of the Journal of Financial Regulation and a Research Member of the European Corporate Governance Institute. She has served on the Financial Research Advisory Committee of the Office of Financial Research and the Task Force on Financial Stability co-sponsored by the Hutchins Center on Fiscal & Monetary Policy at the Brookings Institution and the Initiative on Global Markets at the University of Chicago Booth School of Business. She also served as a clerk for Judge Richard Posner and Supreme Court Justice Stephen Breyer. She is a graduate of Stanford Law School and Wesleyan University.

Michael Ovitz co-founded Creative Artists Agency (CAA) in 1974 and served as its Chairman until 1995. Over that 20-year period, he grew the agency from a start-up organization to the world’s leading talent agency, representing more than 1,000 of the most notable actors, directors, musicians, screenwriters and other personalities in the entertainment industry, including Martin Scorsese, Sean Connery, Robert Redford, Paul Newman, Robert DeNiro, Al Pacino, Bill Murray, Dustin Hoffman, Steven Spielberg, David Letterman, Meryl Streep, Barbara Streisand, Michael Crichton and Michael Jackson. In his journey from the mailroom to media mogul, Mr. Ovitz launched the most powerful agency in the world (to-date), sold three major Hollywood studios, executed all marketing and advertising for The Coca-Cola Company (including creating the Polar Bear Campaign) and was at the forefront of the digital revolution, making alliances with Intel Corporation and other early Silicon Valley companies. Mr. Ovitz also served as President of the Walt Disney Company, from October 1995 to January 1997. In 2010, Mr. Ovitz founded the venture capital fund Broad Beach Ventures LLC, a portfolio of over two hundred companies. He has been a senior advisor to Palantir Technologies for over 10 years and has invested in and advised companies from startups to black swans. He was instrumental in the creation of venture capital firm Andreessen Horowitz and frequently consults for many other firms. In 2018, Mr. Ovitz wrote and published his memoir Who Is Michael Ovitz?, which was on the long list for The Financial Times and McKinsey Business Book of the Year Award. Mr. Ovitz is a graduate of University of California, Los Angeles and helped rebuild the UCLA Medical Center in 1997, while serving as its Chairman for over a decade. Additionally, Mr. Ovitz previously served on the board of directors of PSTH. Mr. Ovitz is also a notable art collector and currently serves on The Board of Trustees at The Museum of Modern Art in New York City.

Jacqueline Dawn Reses serves as the chief executive officer of Post House Capital and most recently served as executive chair of Square Financial Services LLC and capital lead at Square, Inc., a publicly traded financial services company which provides services to small businesses and consumers, from October 2015 to October 2020. From February 2016 to July 2018, she also served as people lead at Square, Inc. From September 2012 to October 2015, she served as chief development officer of Yahoo! Inc. Prior to Yahoo, she led the U.S. media group as a partner at Apax Partners Worldwide LLP, a global private equity firm, which she joined in 2001. As of 2020, she serves on the board of advisors of the Wharton School of the University of Pennsylvania. She previously served on the board of directors of PSTH and currently serves on the board of directors of Nubank,

Affirm, TaskUs, and Endeavor. She also is the chairperson of the Economic Advisory Council of the Federal Reserve Bank of San Francisco. She previously served on the board of directors of Alibaba Group Holding Limited, Context Logic, Social Capital Hedosophia Holding Corp. and Social Capital Hedosophia Holding Corp III. She holds a Bachelor’s of Science in Economics with honors from the Wharton School of the University of Pennsylvania.

Linda Rottenberg is one of the world’s leading voices in entrepreneurship, technology, and business transformation. She is the cofounder and CEO of Endeavor, the leading global community of, by, and for high- impact entrepreneurs, and the president of Endeavor Catalyst, a rules-based investment fund, which invests in select Endeavor companies. Founded in 1997, Endeavor selects, supports, and co-invests in top founders based in emerging and growth markets across Latin America, Europe, Asia, Middle East, as well as in underserved markets in the U.S. and Canada. With $500 million in assets under management across three funds, Endeavor Catalyst has made 220+ investments in 35+ markets to date and counts 48 companies valued at more than $1 billion in its portfolio. Ms. Rottenberg currently serves as a director of Globant, a $9 billion software and digital transformation pioneer (NYSE: GLOB); Olo, a $6 billion SaaS-based restaurant ordering platform (NYSE: OLO); and Valor Latitud Acquisition Corp (NASDAQ: VLATU), one of Latin America’s first SPACs. She formerly served as a director of Zayo Group, a $15 billion global bandwidth infrastructure company (NYSE: ZAYO). She is a member of YPO, CFR, the World Economic Forum, and the Yale President’s Council on International Activities. A graduate of Harvard College and Yale Law School, her 2014 book, CRAZY IS A COMPLIMENT: The Power of Zigging When Everyone Else Zags, was an instant New York Times bestseller.

Joseph S. Steinberg is Chairman of the Board of Directors of Jefferies Financial Group Inc., and, from January 1979 until March 1, 2013, served as President of Leucadia National Corporation (now Jefferies Financial Group Inc.). He has also been a director of Jefferies Group since 2008, Crimson Wine Group since 2013 and served as a director of HomeFed Corporation from August 1998 and Chairman of the Board from December 1999 until its acquisition by Jefferies Financial Group Inc. in 2019. Mr. Steinberg has previously served as a director of PSTH, HRG Group, Inc., Spectrum Brands Holdings, Inc., Mueller Industries, Inc., Fidelity & Guaranty Life and Fortescue Metals Group Ltd. Mr. Steinberg has managerial and investing experience in a broad range of businesses through his more than 40 years as President and a director of Leucadia National Corporation and now as Chairman and a director of Jefferies Financial Group Inc.

Notwithstanding our founders’ and Management Team’s past experiences, past performance is not a guarantee (i) that we will be able to identify a suitable candidate for our business combination or (ii) that we will provide an attractive return to our investors from any business combination we may consummate. You should not rely on the historical record of our founders’ and management’s performance as indicative of our future performance. See Risk Factors—Past performance of our founders and the other members of our Management Team, including investments and transactions in which they have participated and businesses with which they have been associated, may not be indicative of future performance of an investment in us, and we may be unable to provide positive returns to stockholders. For more information, see the section of this prospectus entitled Management—Conflicts of Interest.

Our Business Strategy

Our business strategy is to identify and complete a business combination that creates substantial long-term value for our stockholders. We will seek target companies that demonstrate the characteristics set out under “Our Acquisition Criteria” below. We believe our Investment Team’s operational, financial and transaction experience across economic cycles and broad networks of relationships, along with our deep understanding of the equity and debt capital markets, will allow us to effectively and efficiently identify and evaluate potential opportunities for our business combination.

We will consider companies in a wide range of industries, but generally will seek to acquire a simple, high-quality, high-return on capital business that generates predictable growing cash flows that can be estimated within a reasonable range over the long term. We will prefer targets that have low sensitivity to macroeconomic factors, with minimal commodity exposure and/or cyclical risk. We are willing to accept a high degree of situational, legal, and/or capital structure complexity in a business combination if we believe that the potential for reward justifies this additional complexity, particularly if these issues can be resolved in connection with and as a result of a combination with us.

To achieve a successful business combination, our Investment Team will leverage its experience to identify a company with a strong competitive position that can benefit from being a public company in the execution of its growth and value-creation strategy. We believe our scale and structure, coupled with our Investment Team’s background and experience, will make us an attractive partner for high-quality management teams and owners.

Following the completion of the Distribution of our SPARs, we intend to begin the process of communicating with the network of relationships of our Investment Team and our independent directors to articulate the parameters for our search for a potential target business combination and begin the process of pursuing and reviewing potential opportunities.

Our Acquisition Criteria

Consistent with our core investment principles and business strategy, we expect to identify high-quality companies that have a number of the characteristics enumerated below. We will use these criteria and guidelines in evaluating acquisition opportunities, but we may decide to complete our business combination with a target business that does not meet all of these criteria. We will seek to acquire companies that have the following characteristics:

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Simple, predictable, and free-cash-flow-generative. We will generally seek companies with a proven track record of growth and free cash flow generation, and predictable future financial performance that we expect will generate strong, sustainable growth in cash flows over the long term—however, we are open to considering a company that may, at the time of the business combination, be cash-flow negative, if we believe that the business’s cash flow will become positive within a reasonable amount of time;

•

Formidable barriers to entry. We will seek companies that have long-term sustainable competitive advantages, significant barriers to entry, or “wide moats,” around their business, and low risks of disruption due to competition, innovation or new entrants;

•

Limited exposure to extrinsic factors that we cannot control. We will seek companies that are not materially affected by macroeconomic factors, commodity prices, regulatory risks, interest rate volatility and/or cyclical risk;

•

Strong balance sheet. We will seek companies that are conservatively financed relative to their free-cash-flow generation, after taking into consideration the de-leveraging effects of the business combination;

•

Minimal capital markets dependency. We will seek companies that can benefit from being a public company with broader access to the capital markets and greater governance, but will prefer companies that are not highly reliant on the capital markets to operate and grow their businesses;

•	Large capitalization. We will seek companies with large enterprise values and significant long-term growth potential that will be likely candidates for inclusion in the S&P 500 index;

•	Attractive valuation. We will seek companies at an attractive valuation relative to their long-term intrinsic value; and

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Exceptional management and governance. We will seek companies that have trustworthy, talented, experienced, and highly competent management teams. These companies may be led by entrepreneurs who are looking for a partner with our expertise to execute on the next stage of their growth. For target companies that require new management, we will leverage PSCM’s experience in identifying and recruiting new management.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular business combination may be based, to the extent relevant, on these general guidelines, as well as other considerations, factors and criteria that our management and our Investment Team may deem relevant. If we decide to enter into our business combination with a target business that does not substantially meet the above criteria and guidelines, we will disclose that the target business does not substantially meet the above criteria in our communications to holders of our SPARs related to our business combination, which, as discussed in this prospectus, would be in the form of a Business Combination Registration Statement that we would file with the SEC.

Our Acquisition Process

In evaluating a prospective target business, we expect to conduct a detailed due diligence review of the issues that we deem important in order to determine a company’s business quality and estimate its intrinsic value. That due diligence review will include, among other things, financial statement analysis, detailed document reviews, meetings with incumbent management and employees, consultations with relevant industry experts, competitors, customers and suppliers, as well as a review of additional financial, legal and other information that we will seek to obtain as part of our analysis of a target company.

We have not selected any specific business combination target and we have not, nor has anyone on our behalf, engaged in any substantive discussions, directly or indirectly, with any business combination target with respect to a business combination with us. We are not prohibited from pursuing a business combination with a company that is affiliated with our Sponsor, officers or directors.

Members of our Management Team are not obligated to devote any specific number of hours to our matters, but they intend to devote as much of their time as they deem necessary to our affairs until we have completed our business combination. In addition, we have an Investment Team comprised of eight members, who are employed by PSCM. We believe our Investment Team members will be able to allocate their duties to us and to PSCM (including for this purpose any acquisition companies sponsored by affiliates of PSCM now or in the future) amongst themselves in a manner that allows them to provide us with the resources and support we require while fulfilling their responsibilities to PSCM. The amount of time that any such person will devote in any time period will vary based on whether a target business has been selected for our business combination and the current stage of the business combination process. In addition, each of our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors is included by a target business as a condition to any agreement with respect to our business combination.

Our affiliate, PSCM, manages or advises several funds. PSCM and its affiliates may, in the future, sponsor acquisition companies with whom we could potentially compete. PSCM and its affiliates may form and manage other investment vehicles investing in public or private companies at any time prior to the announcement of our business combination, including, but not limited to, private or public investment vehicles that may invest side-by-side with our company. In any of the foregoing circumstances, a conflict of interest may arise. To the extent any such conflicts arise, we cannot guarantee that they will be resolved in our favor.

However, except for the foregoing, we do not believe that PSCM and its affiliates’ activities present significant conflicts of interest with respect to our pursuit of an acquisition target, because we intend that our acquisition target will be a large capitalization, privately-owned company, and the Pershing Square Funds are not permitted by their constituent documents to make investments in the equities of companies whose securities are not publicly traded (except that they may make investments in public companies that issue private securities).

Each of our directors, director nominees and officers currently has, and any of them in the future may have additional, fiduciary or contractual obligations to other entities pursuant to which such officer, director or director nominee is or will be required to present business combination opportunities to such entity. Our Charter provides that we renounce our interest in any corporate opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of our company and such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue. Neither the affiliates of our Sponsor nor members of our Management Team who are employed by our Sponsor or its affiliates have any obligation to present us with any opportunity for a potential business combination of which they become aware. Accordingly, in the future, if any of our directors or officers becomes aware of a business combination opportunity which is suitable for an entity to which he or she has then-current fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such opportunity to such entity. Any presentation of such opportunities to entities other than us, or affiliates of our Sponsor, may present additional conflicts.

Business Combination

Our Charter will require that our business combination must be with one or more operating businesses or assets with a fair market value, at the time of signing the Definitive Agreement, equal to at least 80% of the total amount of proceeds that would be raised from the exercise of all SPARs at the Final Exercise Price. We refer to this as the “80% of net assets test.” If our Board is not able to independently determine the fair market value of the target business or businesses, we will obtain an opinion from an independent investment banking firm which is a member of FINRA, or an independent valuation or accounting firm with respect to the satisfaction of such criteria. While we consider it unlikely that our Board will not be able to make an independent determination of the fair market value of a target business or businesses, it may be unable to do so if it is less familiar or experienced with the target company’s business, there is a significant amount of uncertainty as to the value of the company’s assets or prospects, including if such company is at an early stage of development, operations or growth, or if the anticipated transaction involves a complex financial analysis or other specialized skills and our Board determines that outside expertise would be helpful or necessary in conducting such analysis. Any such opinion, if obtained, would merely state that the fair market value of the target business meets the 80% of net assets test, unless such opinion includes material information regarding the valuation of a target business or the consideration to be provided, it is not anticipated that copies of such opinion would be distributed to SPAR holders, unless we would be required to do so under applicable law.

We anticipate structuring our business combination so that the post-business combination company in which our public stockholders own shares will own or acquire 100% of the equity interests or assets of the target business or businesses. We may, however, structure our business combination such that the post-business combination company owns or acquires less than 100% of such interests or assets of the target business in order to meet certain objectives of the target management team or stockholders or for other reasons, but we will only complete such business combination if the post-business combination company owns or acquires 50% or more of the outstanding voting securities of the target business or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act.

Even if the post-business combination company owns or acquires 50% or more of the voting securities of the target business, our stockholders may collectively own a minority interest in the post-business combination company, depending on valuations ascribed to the target business and us in the business combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the outstanding capital stock, shares or other equity interests of a target business. In this case, we would acquire a 100% controlling interest in the target business. However, as a result of the issuance of a substantial number of new shares, our stockholders could own less than a majority of our issued and outstanding shares subsequent to our business combination.

The size of the interest we expect our stockholders to hold in the post-combination company could be impacted by a number of factors, including the structure of our business combination and the form of consideration we pay to acquire the target business, the size of the target business, the relative valuations ascribed to the target and us in the business combination and the potential dilutive effect of our Sponsor Warrants and Director Warrants. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-business combination company, the portion of such business or businesses that is owned or acquired is what will be valued for purposes of the 80% of net assets test. If the business combination involves more than one target business, the 80% of net assets test will be based on the aggregate value of all of the target businesses.

SPARC Life Cycle

Search Period

We will distribute our SPARs shortly after the Registration Statement of which this prospectus forms a part becomes effective. The SPARs will be generally non-transferable at this time, and will not be exercisable.

Upon the distribution of our SPARs, we will commence our search for a business combination partner, carry out due diligence on potential business combination partners, and negotiate the Definitive Agreement. We do not expect to make any public disclosures regarding this process until we have entered into a Definitive Agreement, except as may be required by applicable law. As our SPARs have a term of 10 years, it is possible that a substantial amount of time could pass before we enter into a Definitive Agreement.

Disclosure Period

Upon entry into the Definitive Agreement, we will announce the Final Exercise Price of our SPARs, which will be no less than $10.00 per Public Share (a total of $20.00 to exercise each SPAR), and will not be adjusted further following the effectiveness of the Business Combination Registration Statement. Our determination of the Final Exercise Price will take into account factors including, but not limited to, the ownership stake in the post-combination company we seek to obtain, the post-combination company’s capital needs, the minimum amount of capital we will be required to contribute in the business combination, the amount that the Additional Forward Purchaser has agreed to invest, our expectations regarding the extent to which SPARs will be exercised, and the availability and terms of additional debt or equity private financing (and conditions in those financing markets).

We will file with the SEC, as promptly as possible following entry into the Definitive Agreement, the Business Combination Registration Statement. The Business Combination Registration Statement will contain comprehensive disclosures regarding the proposed transaction, equivalent to the disclosures that would be included in a merger proxy statement, and will include disclosure of all payments, incentives and benefits that may be received by, and any conflicts of interest involving, our Sponsor or its affiliates in connection with the business combination. Depending on the structure our transaction takes, the Business Combination Registration Statement may be filed as a post-effective amendment to this Registration Statement or as a registration statement by a different entity. It is likely the Business Combination Registration Statement will be amended after the initial filing in response to the SEC’s review process, as well as for other reasons.

During this period, we will seek the satisfaction of all Disclosure Period Closing Conditions, which refers to all express closing conditions contained in the Definitive Agreement, including any regulatory approvals, other than those that can only be satisfied as of a later date. The Disclosure Period Closing Conditions could include antitrust approval, listing exchange approval, and other regulatory matters, as well as conditions precedent that are particular to the proposed business combination. Because we anticipate the closing of our business combination to occur within approximately 30 business days of the effectiveness of the Business Combination Registration Statement, we believe we will be able to structure the Definitive Agreement in a manner such that many conditions to closing can be satisfied at this time, although there is no guarantee that the Definitive Agreement will provide for this, or that we or our business combination partner will be able to satisfy such conditions.

Once all Disclosure Period Closing Conditions have been satisfied or waived, and the Business Combination Registration Statement has been declared effective, we will mail a prospectus to all SPAR holders, and the SPAR Holder Election Period will begin. At this time, we will also obtain any necessary stockholder approvals from our Sponsor, in its capacity as our sole stockholder.

The SPARs will be generally non-transferable and will not be exercisable during the Disclosure Period.

If we amend the Charter, SPAR Agreement or Definitive Agreement during this period, we will amend the Business Combination Registration Statement as necessary. SPAR holders will have no rights in connection with amendments to the Charter or Definitive Agreement, as they are not stockholders at this time. If we propose to amend the SPAR Agreement during this period, and the independent directors of our Board determine, in their reasonable, good-faith judgment, that such amendment could have a materially adverse impact on SPAR holders, such Materially Adverse Amendment will require approval of the holders of a majority of our SPARs present and voting on such matter. If we decide not to pursue the business combination (e.g., because certain of the Disclosure Period Closing Conditions cannot be satisfied), our SPARs will remain outstanding and with their holders, and we will pursue an alternate business combination. If our business combination partner seeks to abandon the transaction, we will determine our course of action and resume the disclosure, election and payment process if and when an agreement is reached to proceed with the transaction.

SPAR Holder Election Period

The SPAR Holder Election Period will begin only after (i) a Definitive Agreement has been entered into, (ii) the Disclosure Period Closing Conditions have been satisfied or waived and (iii) the Business Combination Registration Statement has been declared effective.

We expect that the SPARs will be quoted on the OTCQX marketplace of the OTC Markets Group in connection with the SPAR Holder Election Period. This will require, among other things, that at least one market maker publishes quotations for SPARs, and that a Form 211 is submitted to, and approved by, FINRA. The quotation of SPARs on the OTCQX marketplace, as compared to being listed on a national securities exchange such as the NYSE or Nasdaq, may present significant risks to the holders of SPARs, including lower availability and efficiency of market price quotations, significantly less liquidity, increased transaction costs, the absence of certain requirements regarding our corporate governance, and the application of state securities laws that could result in restrictions on the sale of our SPARs. See Risk Factors, page 57.

SPAR holders will have a period of 20 business days to submit an Election regarding the exercise of their SPARs. Elections will not be revocable, except as provided below, and electing SPAR holders must submit with their Election the aggregate exercise price for the number of SPARs that they have agreed to exercise. During this period, we expect that the market price of our SPARs will provide an indication of market perception of the proposed business combination, although we caution SPAR holders that this price is not necessarily indicative of the value they will realize upon the consummation of our business combination, and they should take into account all available information in determining whether to submit an Election. Once an Election has been submitted with respect to a SPAR, such SPAR will be restricted from trading. The remaining Unelected SPARs will become generally non-transferable on the date that is two trading days before the end of the SPAR Holder Election Period.

The SPARs are not actually exercised at this time—SPARs will remain with their holders, and exercise payments will be held in a Custodial Account, not to be released to us except in connection with the Closing. An Election constitutes an irrevocable offer to have your exercise payment released to our company and to have your SPARs be exercised in order to acquire Public Shares. Our decision to proceed with the business combination constitutes an acceptance of an electing SPAR holder’s irrevocable offer to acquire Public Shares through the exercise of their SPARs. Our decision to abandon the business combination constitutes a rejection of the offer.

During the SPAR Holder Election Period, if we make a Materially Adverse Amendment to the Charter or Definitive Agreement, we will provide holders with a minimum of 10 business days in which they can choose to revoke their Elections. The SPAR Holder Election Period will continue through this revocation window, such that the SPARs will remain transferable, and SPAR holders who have not previously submitted an Election will still be able to do so. Following the SPAR Holder Election Period, no Materially Adverse Amendments to the SPAR Agreement will be permitted. If we propose a Materially Adverse Amendment to the SPAR Agreement, such amendment must be approved by the holders of a majority of the SPARs present and voting for or against the matter. SPAR holders may choose to vote for or against the amendment or to abstain, and can indicate whether they wish to revoke their Elections in the event that the amendment is approved. If the amendment is not approved, revocations will have no effect. In connection with the foregoing, we may extend or postpone the SPAR Holder Election Period as our Board, in its sole discretion, deems necessary, subject to the Closing Deadline.

If we decide to abandon the transaction, all Elections will be disregarded, SPARs will remain with their holders and again be generally non-transferable, and we will search for a new business combination. We may decide to abandon the transaction, among other reasons, if we determine that we or our business combination partner will be unable to meet certain closing conditions. Our ability to abandon the transaction will be limited by our obligations under the Definitive Agreement and/or our ability to reach an agreement with our business combination partner to terminate the Definitive Agreement. If our business combination partner seeks to abandon the transaction and/or breaches its material obligations under the Definitive Agreement, we will determine our course of action, taking into account factors such as the expense and time required to do so and our likelihood of prevailing. If we do pursue the transaction, we will postpone the SPAR Holder Election Period, promptly return any exercise payments received, and disregard all Elections. The SPAR Holder Election Period will resume if and when such matter is resolved. If we extend the SPAR Holder Election Period, the length of time for which we will be able to do so will be limited by the Closing Deadline, which requires that we may not hold investor funds beyond the date that is 10 months after the start of the SPAR Holder Election Period. Unelected SPARs will not have any value following the SPAR Holder Election Period, will generally not be transferable and are likely to expire worthless, unless we abandon the proposed business combination during the Closing Period and seek a new business combination. Accordingly, any SPAR holder who wishes to sell their SPARs must do so prior to submitting an Election and no later than two trading days prior to the end of the SPAR Holder Election Period.

Closing Period

Following the SPAR Holder Election Period, we will have up to 10 business days to determine whether or not to proceed with the business combination. This decision will be driven primarily by whether the Final Closing Conditions have been or will be satisfied as of Closing. The Final Closing Conditions include (i) the availability of necessary financing to consummate the transaction, (ii) the absence of any material adverse change and (iii) the “bring-down” of certain representations and warranties. In particular, we will assess the expected proceeds from the Elections that have been submitted, the amount of the Forward Purchase and the availability and terms of any private debt or equity capital that may be necessary to meet any minimum available cash condition to the closing of the business combination. If any Final Closing Conditions in our favor are not satisfied, our Board will assess whether it is in the best interests of our company to waive such conditions. In general, our ability to choose not to proceed will be limited by our obligations under the Definitive Agreement.

No later than 10 business days after the SPAR Holder Election Period ends, we will publicly disclose our decision to either (i) consummate the business combination, (ii) abandon the business combination or (iii) in very limited circumstances described below, extend the Closing Period. If all remaining closing conditions are satisfied or waived, we will promptly thereafter (within two business days), carry out the Closing. Elected SPARs will be exercised, Public Shares of the post-combination company will be issued, and Unelected SPARs will expire worthless.

If any closing condition remains outstanding at this time (except as set forth below), we will abandon the transaction. In such event, all Elections will be disregarded, SPARs will remain with their holders and again be generally non-transferable, and we will search for a new business combination.

If we become unable to consummate the business combination due to (i) an injunction by a governmental authority or (ii) a legal dispute with our business combination partner, only then may our Board decide to extend the Closing Period. During the Closing Period Extension, which will end on the date that is 10 months from the start of the SPAR Holder Election Period, we will seek to resolve these issues and consummate the business combination. During a Closing Period Extension, exercise payments will continue to be held in the Custodial Account. If we abandon the business combination during a Closing Period Extension, or are unable to consummate a business combination by the Closing Deadline (or, if earlier, the date that is 10 years from the issuance of the SPARs), we will promptly return the funds held in the Custodial Account, the SPARs will expire worthless, and we will liquidate the company.

During the Closing Period, Materially Adverse Amendments to the Charter, Definitive Agreement, and SPAR Agreement would likely only arise in, and only be possible in, the limited circumstances in which we extend the Closing Period. For example, if our business combination partner breaches its obligations to consummate the transaction, we expect that we would extend the Closing Period and seek to enforce our legal rights to specific performance, and consummate the transaction on the terms set forth in the Definitive Agreement. However, it is possible that we would reach a negotiated settlement in which the Definitive Agreement is amended. If any Materially Adverse Amendments are made or proposed during the Closing Period, the SPARs will remain generally non-transferable and we will provide a revocation window of at least 10 business days.

SPARs are not transferable during the Closing Period or a Closing Period Extension.

Post-Closing

Our Sponsor intends that, at or shortly after the time at which we consummate our business combination, 61,111,111 SPARC II Tontine Warrants will be distributed on a pro rata basis to holders who exercised their SPARs in connection with our business combination. SPARC II, and the SPARC II Tontine Warrants, would have terms substantially similar to that of our company. However, we cannot provide you with any assurance as to the formation of SPARC II, the distribution of the SPARC II Tontine Warrants, and the terms of such distribution or of the warrants.

Our Forward Purchase Agreement

We believe our ability to complete our business combination will be enhanced by having entered into the Forward Purchase Agreement. Prior to the Distribution, we will enter into a Forward Purchase Agreement with the Forward Purchasers (who are affiliates of Pershing Square) in the amount of $3.5 billion, a portion of which the Committed Forward Purchasers are obligated to purchase, and the remainder of which the Additional Forward Purchaser may elect to purchase. All shares purchased pursuant to the Forward Purchase Agreement will be purchased at the Final Exercise Price.

At the time we enter into a Definitive Agreement, we will announce the Final Exercise Price, which determines the Committed Forward Purchase amount. Also at that time, the Additional Forward Purchaser will announce the amount of the Additional Forward Purchase it will make, if any. We believe that the availability of the Forward Purchase will make us more attractive to potential business combination partners by increasing the likelihood that we will have sufficient capital to consummate a business combination. Further, because the total amount of the Forward Purchase will be announced before the SPAR Holder Election Period begins, it will provide SPAR holders with additional certainty of our ability to consummate the announced business combination.

The Committed Forward Purchasers will be obligated to invest $250.0 million if the Final Exercise Price is $10.00 per share, and a proportionately greater amount at a higher Final Exercise Price, up to a maximum commitment of $1.0 billion at a Final Exercise Price of $40.00 per share or greater. The Additional Forward Purchaser will have the right to purchase an additional $2.5 billion to $3.25 billion (such that the aggregate Forward Purchase does not exceed $3.5 billion) of Public Shares. The Additional Forward Purchaser may, but is not obligated to, provide a “backstop,” by agreeing to purchase a certain amount of Public Shares issuable in respect of Unelected SPARs (subject to the overall $3.5 billion maximum Forward Purchase). The Additional Forward Purchaser could commit to providing a backstop in advance, at the time of the Definitive Agreement, or could decide to purchase such shares during the Closing Period.

The Forward Purchase shares will have a per-share purchase price equal to the Final Exercise Price at which electing SPAR holders will purchase Public Shares. The table below illustrates how the size of the Committed Forward Purchase and the Additional Forward Purchase vary based upon the Final Exercise Price, as a dollar amount and as a percentage of the number of Public Shares issuable upon the exercise of all SPARs.

	Dollar Amount of Forward Purchase		Share Amount (as % of Public Shares)
Final Exercise Price	Committed Forward Purchase	Max. Additional Forward Purchase	Committed Forward Purchase	Max. Additional Forward Purchase
$10.00	$250.0 M	$3.25 B	20.5%	265.9%
$15.00	$375.0 M	$3.13 B	20.5%	170.5%
$20.00	$500.0 M	$3.0 B	20.5%	122.7%
$30.00	$750.0 M	$2.75 B	20.5%	75.0%
$40.00	$1.0 B	$2.5 B	20.5%	51.1%
$50.00	$1.0 B	$2.5 B	16.4%	40.9%

The purchase of the Forward Purchase shares will take place simultaneously with the closing of our business combination. The Committed Forward Purchasers’ obligation to purchase Forward Purchase shares will be allocated among the Committed Forward Purchasers from time to time as described herein, but may not be transferred to any other parties. The Additional Forward Purchaser’s right to purchase Additional Forward Purchase shares may be transferred, in whole or in part, to any entity that is managed by PSCM, but not to third parties. The Public Shares purchased pursuant to the Forward Purchase Agreement will be subject to certain transfer restrictions and will have registration rights.

The Sponsor Shares and Sponsor Preferred Shares

Our Sponsor has purchased, as of the date of this prospectus, 197,188 shares of Common Stock at for an aggregate purchase price of $1,971,880, or $10.00 per share. Prior to our business combination, the Sponsor

Shares will be the only outstanding shares of Common Stock, and we do not intend to issue Common Stock to any third parties. Accordingly, our Sponsor will be able to provide any stockholder approval required in connection with our business combination or any other matter. If we set a Final Exercise Price above the Minimum Exercise Price, we will carry out a reverse stock split of the Sponsor Shares at a ratio such that the effective purchase price of each post-split Sponsor Share equals the Final Exercise Price at which SPAR holders will purchase Public Shares. For example, if the Final Exercise Price is set at $20.00 per share, we will carry out a 2-to-1 reverse stock split of the Sponsor Shares, such that half as many Sponsor Shares are outstanding and the effective price paid for each Sponsor Share then outstanding will equal $20.00.

In order to fund our initial capital needs, our Sponsor will purchase, prior to the Distribution, 3,000 Sponsor Preferred Shares for an aggregate purchase price of $30,000,000. The Sponsor Preferred Shares generally do not have any voting rights, have a liquidation preference of $10,000 per share, rank higher in priority to our Common Stock and will automatically convert into Public Shares upon the consummation of our business combination. The Sponsor Preferred Shares are entitled to a cumulative annual dividend of 5.0%, payable in cash. We will pay the accrued dividends at the time of the conversion of the Sponsor Preferred Shares. The number of Public Shares issuable upon conversion will equal the aggregate liquidation preference of the Sponsor Preferred Shares, divided by the Final Exercise Price. Our Sponsor will have paid the same per-share price to acquire Public Shares upon conversion as exercising SPAR holders and, because the dividends are payable only in cash, the Sponsor Preferred Shares will not have a dilutive effect on stockholders. Our Sponsor may, but is not obligated to, purchase additional Sponsor Preferred Shares prior to our business combination in order to provide us with additional working capital. The Sponsor Preferred Shares are generally not transferable, and the Public Shares issuable upon the conversion thereof will have certain registration rights.

Prior to the time at which this Registration Statement becomes effective, we will file an amendment that includes an audited balance sheet reflecting at least $5,000,001 of the proceeds from the sale of the Sponsor Preferred Shares having been deposited in the Custodial Account. We will not release such funds from the Custodial Account except in connection with the consummation of our business combination, an Early Termination, or the expiration of the SPARs.

We will use the proceeds from the sale of the Sponsor Shares and Sponsor Preferred Shares, other than the amount held in escrow, to pay expenses in connection with the Distribution and for our operating expenses, including search costs for identifying a potential business combination partner and other expenses related to executing a business combination.

Sponsor Warrants and Director Warrants

Issuance and Terms of Private Warrants. Prior to the Distribution, we will issue the Sponsor Warrants to our Sponsor, and the Director Warrants to certain of our independent director nominees. The Sponsor Warrants will be exercisable, in the aggregate, for 4.95% of the Public Shares that are outstanding as of the time immediately following the consummation of our business combination, on a fully diluted basis (such 4.95% of shares, the “Reference Shares”). The Sponsor Warrants will have an exercise price equal to 120% of the Final Exercise Price (the “Reference Price”), meaning that our Sponsor will participate in the value of our business combination only if the Public Shares appreciate by at least 20% above the price at which SPAR holders purchase Public Shares. For example, if the Final Exercise Price is $10.00 per share, the Reference Price will be $12.00. Our Sponsor may exercise the Sponsor Warrants on a cashless basis, in which case it would receive upon exercise that number of shares equal to the number of Reference Shares, multiplied by (x) the “fair market value” of a Public Share in excess of the Reference Price, divided by (y) the fair market value of a Reference Share. As used above, “fair market value” refers to the volume-weighted average trading price of a Public Share over the 10 consecutive trading days ending on the third trading day prior to a notice of exercise being sent.

The Director Warrants will be identical to the Sponsor Warrants, except that: (i) the Director Warrants will be exercisable, in the aggregate, for approximately 0.216% of the Public Shares that are outstanding as of the time immediately following the consummation of our business combination, on a fully diluted basis; (ii) the

Director Warrants will generally not be exercisable until one year after the consummation of our business combination (and after any such exercise, Public Shares issued upon exercise will be saleable or tradeable, subject to applicable securities laws); (iii) the Director Warrants will not be saleable or transferable until three years after the consummation of our business combination (provided that Public Shares issuable upon exercise of the Director Warrants will be saleable or tradeable as set forth in clause (ii)). In the event a director nominee resigns for any reason prior to the exercise or sale of his or her Director Warrants, we will be entitled, at our election, to repurchase in full such director’s Director Warrants (and if we do not elect to make such repurchase, our Sponsor may repurchase the warrants). The repurchase price in each case will be $1,000,000 with respect to each director, or $4,000,000 in the aggregate. Any such repurchase will be funded from the company’s operational account, and not from the Custodial Account. The Sponsor Warrants and the Director Warrants will be exercisable, in the aggregate, for approximately 5.166% of the outstanding Public Shares of the post-combination company.

The Private Warrants will generally not be saleable or transferable until three years after the consummation of our business combination and are subject to certain adjustments as described herein. The Public Shares issuable upon exercise of the Private Warrants will generally not be saleable or transferable until three years after the consummation of our business combination and will have certain registration rights. The Private Warrants will expire on the date that is 10 years from the consummation of our business combination. The Private Warrants may be exercised in whole or in part and, other than as provided above, will not be subject to redemption or any repurchase right.

Effect of Sponsor Warrants and Director Warrants on Ownership

The unique structure of our Sponsor Warrants and Director Warrants, which are exercisable for a fixed percentage of the pro forma post-combination company, will have different effects on the ownership interest of public stockholders in the post-combination company, and that of the owners of the business combination partner (assuming such stockholders remain investors in the post-combination company) as compared to the typical structure of special purpose acquisition companies, in which the sponsor maintains an ownership interest equal to 25% of that of its public stockholders in the post-combination company (or greater, in the case of redemptions).

Though the number of shares issuable to the holders of the Sponsor Warrants and Director Warrants (for purposes of this discussion, the “Private Holders”) is determined with respect to 4.95% and 0.216%, respectively, of the fully diluted Public Shares outstanding immediately following the business combination, the actual ownership stake of the Private Holders in the post-combination business upon exercise will differ significantly depending on the fair market value. At or below the Reference Price (120% of the Final Exercise Price), the Private Holders will not have any ownership stake. Accordingly, there will be no dilutive effect on our security holders who become holders of Public Shares (for the purposes of this discussion, the “Public Stockholders,” which includes both exercising SPAR holders and the Forward Purchasers). Above the Reference Price, the holders would receive upon exercise a number of shares calculated as provided above. At higher market prices, the ownership stake (and overall dilutive effect on Public Stockholders) increases towards its limit of approximately 5.166%.

Compared to a conventional SPAC, in which the dilutive effect of the sponsor promote increases significantly as the SPAC owns a larger percentage of the post-combination company, the dilutive effect from our Sponsor Warrants and Director Warrants does not vary based on the relative size of our business combination partner. In a conventional SPAC, all stockholders other than the sponsor experience immediate dilution as a result of the sponsor promote, regardless of whether the stock price of the post-combination company increases or decreases.

As an example, assume a transaction in which the Final Exercise Price is $10.00, the valuation of the post-combination company is $8.0 billion (with 800 million shares outstanding, based on the initial per-share value of $10.00), and our company contributes $2.0 billion in proceeds from the exercise of our SPARs, the sale of the

Sponsor Preferred Shares and the Forward Purchase. In such a transaction, our stockholders (including the Forward Purchasers) would initially own 25% of the post-combination company. The number of Reference Shares, calculated as 5.166% of the fully diluted shares outstanding, would be approximately 44 million. However, upon a cashless exercise of the Private Warrants, the Private Holders would likely receive substantially fewer than 44 million shares, as they are receiving only that number of shares equivalent to the value of the Reference Shares in excess of the exercise price. As a result, the Private Holders would own less than 5.166% of the company and have a dilutive impact on Public Stockholders of less than 5.166%.

At a fair market value lower than $12.00 per share, the Private Warrants would be out-of-the-money and therefore would not be exercised. At a fair market value of $15.00 per share, a 50% increase in our stock price, the holders of the Private Warrants would be issued approximately 8.7 million Public Shares (the value of 44 million Reference Shares in excess of the $12.00 Reference Price, divided by the $15.00 fair market value), constituting ownership of 1.1% of the post-combination company. Our Public Stockholders would own 24.7% of the post-combination company (a 0.3% decrease in ownership, representing dilution of 1.1%).

At a fair market value of $30.00 at the time of exercise, a three-fold increase in our stock price, the holders of the Private Warrants would be issued approximately 26.1 million Public Shares upon exercise. The holders of the Private Warrants would thereby own 3.2% of the post-combination company, and the Public Stockholders would own 24.2% of the post-combination company (a 0.8% decrease, or 3.2% dilution).

As shown below, the size of the ownership stake of all Public Stockholders decreases proportionately with a larger deal size. However, the dilutive effect for Public Stockholders does not vary significantly with deal size, nor does the ownership of the Private Holders—for each one percent of ownership acquired by the Private Holders, the Public Stockholders are diluted by one percent. The maximum amount of dilution is 5.166%. The illustration below assumes total proceeds of $2.0 billion are contributed by our company in the transaction.

Fair Market Value of Public Share	Post-Combination Company Equity Value
	$4.0B	$8.0B	$12.0B	$20.0B	$40.0B	Public Dilution	Private Ownership
	Public Ownership
$10.00	50.0%	25.0%	16.7%	10.0%	5.0%	0.0%	0.0%
$12.00	50.0%	25.0%	16.7%	10.0%	5.0%	0.0%	0.0%
$15.00	49.5%	24.7%	16.5%	9.9%	5.0%	1.1%	1.1%
$20.00	48.9%	24.5%	16.3%	9.8%	5.0%	2.1%	2.1%
$25.00	48.6%	24.3%	16.2%	9.7%	4.9%	2.8%	2.8%
$30.00	48.4%	24.2%	16.1%	9.7%	4.8%	3.2%	3.2%
$100.00	47.7%	23.9%	15.9%	9.5%	4.8%	4.6%	4.6%

Status as a Public Company

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, or the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.

We intend to take advantage of the benefits of this extended transition period. We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our Common Stock held by non-affiliates exceeds $700.0 million as of the prior June 30th, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” shall have the meaning associated with it in the JOBS Act.

Financial Position

As a result of the exercise of our SPARs and the Committed Forward Purchase, we expect to have a minimum of approximately $1.5 billion in equity capital for use in our business combination assuming the maximum number of SPARs are exercised, and as much as $4.7 billion if the total amount of the Additional Forward Purchase is consummated, in each case assuming that the maximum number of SPARs are exercised and before the payment of fees and expenses associated with our business combination. We believe that we offer a target business a variety of options such as creating a liquidity event for its owners, providing capital for the potential growth and expansion of its operations, strengthening its balance sheet by reducing its debt. Because we are able to complete our business combination using our cash, debt or equity securities, or a combination of the foregoing, we have the flexibility to tailor the consideration to be paid to the target business to fit owner’s and management’s needs and requirements. We have not, however, taken any steps to secure third-party financing and there can be no assurance such financing will be available to us on acceptable terms or at all.

Effecting our Business Combination

We are not presently engaged in, and we will not engage in, any operations for an indefinite period of time following the Distribution of our SPARs. We intend to effectuate our business combination using cash from the proceeds of the exercise of our SPARs, the private placement of the Sponsor Shares, Sponsor Preferred Shares the Forward Purchase shares, our capital stock, debt or a combination of these as the consideration to be paid in our business combination. We may seek to complete our business combination with a company or business that may be financially unstable or in its early stages of development or growth, which would subject us to the numerous risks inherent in such companies and businesses.

If our business combination is paid for using equity or debt instruments, or not all of the proceeds from the exercise of our SPARs are used for payment of the consideration in connection with our business combination, we may apply the balance of the cash released to us by the trustee for general corporate purposes, including for maintenance or expansion of operations of the post-combination business, the payment of principal or interest due on indebtedness incurred in completing our business combination, to fund the purchase of other companies or make other investments, or for working capital.

In addition to the Forward Purchase shares, we may seek to raise additional funds through a private offering of debt or equity securities in connection with the completion of our business combination, and we may effectuate our business combination using the proceeds of such offering. Subject to compliance with applicable securities laws, we would expect to complete such financing only simultaneously with the completion of our business combination. We will promptly disclose any such financing to SPAR holders. SPAR holders will not have any rights to approve such financing. There are no prohibitions on our ability to raise funds privately, or through loans in connection with our business combination. At this time, other than the Forward Purchase Agreement, we are not a party to any arrangement or understanding with any third party with respect to raising any additional funds through the sale of securities or otherwise.

Sources of Target Businesses

We anticipate that target business candidates will be brought to our attention from various unaffiliated sources, including investment market participants, private equity fund sponsors, investment banking firms, consultants, accounting firms and large business enterprises. These sources may also introduce us to target businesses in which they think we may be interested on an unsolicited basis, since many of these sources will have read this prospectus and know what types of businesses we are targeting. Our directors and officers, as well as their affiliates, may also bring to our attention target business candidates that they become aware of through their business contacts as a result of formal or informal inquiries or discussions they may have, as well as attending trade shows or conventions. In addition, we expect to receive a number of proprietary deal flow opportunities that would not otherwise necessarily be available to us as a result of the business relationships of our directors and officers. We may engage the services of professional firms (such as a boutique investment bank) or other individuals that specialize in business acquisitions on any formal basis, in which event we may pay a finder’s fee, consulting fee or other compensation to be determined in an arm’s-length negotiation based on the terms of the transaction. We will engage such parties only to the extent our management determines that doing so may bring opportunities to us that may not otherwise be available to us, or if finders approach us on an unsolicited basis with a potential transaction that our management determines is in our best interest to pursue. Payment of finder’s fees is customarily tied to completion of a transaction. In no event, however, will our Sponsor or any of our current directors or officers, or any entity with which they are affiliated, be paid any finder’s fee, consulting fee or other compensation prior to, or for any services they render in order to effectuate, the completion of our business combination (regardless of the type of transaction that it is). We have agreed to reimburse our Sponsor for any out-of-pocket expenses related to identifying, investigating and completing our business combination. Some of our directors and officers may enter into employment or consulting agreements with the post-combination business following our business combination. The presence or absence of any such fees or arrangements will not be used as a criterion in our selection process of an acquisition candidate.

If our board of directors is not able to independently determine the fair market value of the target business or businesses, or if we are considering a business combination with an affiliated entity, we will obtain an opinion from an independent investment banking firm which is a member of the Financial Industry Regulatory Authority, Inc., or FINRA, or an independent valuation or accounting firm with respect to the satisfaction of such criteria. While we consider it unlikely that our Board will not be able to make an independent determination of the fair market value of a target business or businesses, it may be unable to do so if it is less familiar or experienced with the target company’s business, there is a significant amount of uncertainty as to the value of the company’s assets or prospects, including if such company is at an early stage of development, operations or growth, or if the anticipated transaction involves a complex financial analysis or other specialized skills and our board of directors determines that outside expertise would be helpful or necessary in conducting such analysis. Since any opinion, if obtained, would merely state that the fair market value of the target business meets the 80% of net assets test, unless such opinion includes material information regarding the valuation of a target business or the consideration to be provided, it is not anticipated that copies of such opinion would be distributed to our SPAR holders unless required by applicable law, the disclosure that we deliver to SPAR holders and file with the SEC in connection with a proposed transaction will include such opinion. We are not prohibited from pursuing an business combination with a company that is affiliated with our sponsor, officers or directors. In the event we seek to complete our business combination with a company that is affiliated with our sponsor, officers or directors, we, or a committee of independent directors, our Charter requires that we will obtain an opinion from an independent investment banking firm which is a member of FINRA or a qualified independent accounting firm that our business combination is fair to our company from a financial point of view. Except with respect to the foregoing, we will not be required to obtain such an opinion.

As more fully discussed in the section of this prospectus entitled Management—Conflicts of Interest, if any of our directors or officers becomes aware of a business combination opportunity that falls within the line of business of any entity to which he or she has pre-existing fiduciary or contractual obligations, he or she may be required to present such business combination opportunity to such entity prior to presenting such business combination opportunity to us.

Selection of a Target Business and Structuring of our Business Combination

Our Charter will require that our business combination must occur with one or more target businesses that together have an aggregate fair market value at time of entering into the Definitive Agreement of at least 80% of proceeds that would be raised upon the exercise of all SPARs, and may not enter into a business combination with another blank check company or a similar company with nominal operations. Though we intend to enter into a business combination with a target business of greater value than the proceeds available from the exercise of our SPARs, we cannot guarantee that this will be the case. We will not enter into a business combination with another blank check or similar company. Subject to that restriction, our management will have virtually unrestricted flexibility in identifying and selecting one or more prospective target businesses.

Our business combination may be structured in a variety of ways, including, but not limited to, a merger, capital stock exchange, asset acquisition, stock purchase, or reorganization. Although we are not able to predict the form that our business combination will take, it will be structured so that we are not required to register as an investment company under the Investment Company Act.

There is no basis for investors in the SPARs, prior to the time we enter into a Definitive Agreement, to evaluate the possible merits or risks of any target business with which we may ultimately complete our business combination.

To the extent we effect our business combination with a company or business that may be financially unstable or in its early stages of development or growth, we may be affected by numerous risks inherent in such company or business. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all significant risk factors.

In evaluating a prospective target business, we expect to conduct a thorough due diligence review, which will encompass, among other things, meetings with incumbent management and employees, document reviews, interviews of customers and suppliers, inspection of facilities, as well as a review of financial and other information that will be made available to us.

The time required to select and evaluate a target business and to structure and complete our business combination, and the costs associated with this process, are not currently ascertainable with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which our business combination is not ultimately completed will result in our incurring losses and will reduce the funds we can use to complete another business combination.

Lack of Business Diversification

For an indefinite period of time after the completion of our business combination, the prospects for our success may depend entirely on the future performance of a single business. If we complete our business combination with only a single entity, our lack of diversification may:

•

subject us to negative economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact on the particular industry in which we operate after our business combination, and

•	cause us to depend on the marketing and sale of a single product or limited number of products or services.

Limited Ability to Evaluate the Target’s Management Team

Although we intend to closely scrutinize the management of a prospective target business when evaluating the desirability of effecting our business combination with that business, our assessment of the target business’ management may not prove to be correct. In addition, the future management may not have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of members of our Management Team, if any, in the target business cannot presently be stated with any certainty. While it is possible that one or more of our directors will remain associated in some capacity with us following our business combination, it is unlikely that any of them will devote their full efforts to our affairs subsequent to our business combination. Moreover, we cannot assure you that members of our Management Team will have significant experience or knowledge relating to the operations of the particular target business.

We cannot assure you that any of our key personnel will remain in senior management or advisory positions with the combined company. The determination as to whether any of our key personnel will remain with the combined company will be made at the time of our business combination.

Following a business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that additional managers will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

Public Stockholders Will Not Have the Opportunity to Vote on Our Business Combination

We expect that any stockholder approvals required in connection with our business combination will be obtained prior to the issuance of our Public Shares, through a consent of our Sponsor, as our sole stockholder. Accordingly, holders of our SPARs will not have the opportunity to vote in favor of or against our proposed business combination. If the holders of our SPARs disapprove of the proposed transaction, their recourse will be limited to selling or choosing not to exercise their SPARs. We will comply with applicable requirements under Delaware law and applicable listing exchange standards in obtaining the approval of the holders of our issued and outstanding shares of Common Stock at the time such approval is required.

Comparison of This Offering to Other Blank Check Companies

Blank Check Companies under Rule 419

Rule 419 of the Securities Act applies to blank check companies that raise public funds in an initial public offering in order to carry out an acquisition and do not have net tangible assets in excess of $5,000,000. The provisions of Rule 419 include a prohibition on the trading of the securities issued in the initial public offering prior to consummation of a business combination, an 18-month period in which to complete an acquisition, and a prohibition on the release of any funds held in the trust account other than in connection with the completion of an acquisition or the return of funds to investors. Because we will have at least $5,000,001 held in the Custodial Account prior to the Distribution (as reflected in an audited balance sheet) and until the closing of our business combination or our liquidation, we will not be subject to Rule 419. In addition, because we are not issuing shares of common stock in a public offering (and accordingly will not be holding investor funds until a later time), the provisions of Rule 419 may not in each case be directly applicable to our company. The principal similarity between our company and blank check companies subject to Rule 419 is the requirement to file a post-effective amendment in connection with entry into a definitive agreement. The main differences between our company and blank check companies subject to Rule 419 are as follows:

•	we will hold 100% of public proceeds from the exercise of SPARs in a custodial account, whereas Rule 419 companies may retain up to 10% of IPO proceeds net of underwriting expenses;

•

our SPARs will be transferable for a specific period of time in connection with the SPAR Holder Election Period, whereas shares of Rule 419 companies are restricted from trading prior to the consummation of a business combination;

•

SPAR holders will not be stockholders until consummation of our business combination and will have no voting rights with respect to the election of directors or amendments to our Charter or Bylaws, whereas investors in Rule 419 companies are stockholders and have voting rights;

•

we will be permitted to release interest earned on the funds held in the Custodial Account in order to pay taxes on those earnings, whereas a Rule 419 company is not permitted to release escrowed funds for such purpose;

•	we will have up to 10 years to consummate our business combination, whereas a Rule 419 company has only 18 months; and

•

our public investors will contribute funds to our company by choosing to exercise their SPARs, whereas in a Rule 419 company, investors contribute funds during the IPO and must notify the issuer to have those funds returned if they do not wish to participate in the transaction.

Comparison to Special Purpose Acquisition Companies

We intend to seek a market maker or qualified interdealer quotation system to file an application with the FINRA to have our SPARs, once transferable, quoted on the OTCQX marketplace of the OTC Markets Group or other quotation service, rather than being listed on a national securities exchange such as the New York Stock Exchange or the NASDAQ Global Market. The following is a comparison of our company to the typical features of and requirements applicable to a special purpose acquisition company that is listed pursuant to Section 102.06 of the NYSE listing rules. The comparison below is not exhaustive and should be read in conjunction with the other disclosures contained in this prospectus.

	SPARC Terms	Conventional SPAC Terms
Definition of Business Combination	A business combination in the form of a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, or similar business combination with one or more operating businesses or assets. We intend to apply to list our Public Shares on a national securities exchange in connection with the closing of any future business combination.	A business combination in the form of a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, or similar business combination with one or more operating businesses or assets.

Fair Market Value of Acquisition Target	The business or businesses to be acquired must have a fair market value, at the time of the execution of the Definitive Agreement, equal to at least 80% of the proceeds that would be received upon the exercise of all SPARs at the Final Exercise Price.	The business or business to be acquired must have a fair market value equal to at least 80% of the net assets held in trust (net of amounts disbursed to management for working capital purposes and excluding the amount of any deferred underwriting discount held in trust).

Securities Offered or Distributed

Distribution, at no cost, of SPARs that are exercisable into common stock of the entity resulting from the business combination, or into common stock of the acquisition company that will, immediately upon consummation of the business combination, become common stock of the resulting entity.

No other warrants will be issued to public investors.

Generally, an offering of either (i) common stock or (ii) Units, containing one share of common stock and a warrant or fraction of a warrant.

Warrants are not exercisable until after the business combination, and have an exercise price equal to 115% of the securities sold in the IPO.

Manner of Raising Proceeds	Exercise of SPARs following entry into a business combination agreement.	Underwritten IPO of units prior to entering into a business combination agreement.

	SPARC Terms	Conventional SPAC Terms
	Purchase of Common Stock and Sponsor Preferred Shares by Sponsor to fund operating expenses.	Issuance of warrants to sponsor in order to fund underwriting costs and operating expenses.

Custodial Account / Trust Account	100% of proceeds from exercise of SPARs to be placed in an interest-bearing Custodial Account until consummation of a business combination or liquidation of the company.	At least 90% of proceeds of IPO and any concurrent sales of equity securities to be held in a trust account controlled by an independent custodian until consummation of a business combination or liquidation of company.

Time to Complete Transaction	Up to 10 years from issuance of SPARs.	Up to 36 months from IPO.

Board Approval of Business Combination	Approval by majority of independent directors.	Approval by majority of independent directors.

Stockholder Approval	Our Sponsor, as our sole shareholder, can approve any amendment to our Charter, as well as the business combination. SPAR holders will not having voting rights with respect to amendments to the Charter or the approval of the business combination. In limited circumstances, SPAR holders may have the right to revoke their Elections in connection with certain amendments.	If a shareholder vote is required, a majority of shares cast at the stockholder meeting must approve.

Opt-Out / Redemption	SPAR holders who do not wish to participate in the business combination do not exercise their SPARs. There are no Public Shares outstanding to be redeemed, or funds to be returned at this time.	Stockholders who do not wish to participate in a transaction can redeem their shares. The issuer must provide for redemption in connection with a stockholder vote on the business combination, or provide an opportunity for redemption via tender offer.

Waiver of Rights by Founding Stockholders	The Sponsor and its affiliates must waive any right to receive funds upon the liquidation of the Custodial Account in respect of all securities of the company owned prior to the Distribution or purchased in a private placement.	The founding stockholders must waive their rights to participate in any liquidation distribution with respect to all shares owned prior to the IPO or purchased in any private placement.

Registration of Securities and Disclosure	The sale of the SPARs and issuance of Public Shares must both be registered under the Securities Act.	The sale of common stock or units must be registered under the Securities Act.

	SPARC Terms	Conventional SPAC Terms

Prior to SPARs becoming exercisable, a Business Combination Registration Statement containing comprehensive disclosures of the proposed transaction has been declared effective and distributed to SPAR holders.

Disclosure regarding the business combination must be provided on a merger proxy statement, if stockholder approval is required, or in connection with a redemption tender offer.

Corporate Governance	The company will not be required to provide investors with the corporate governance protections required of companies with securities listed on a national securities exchange. Our Charter and the SPAR Agreement will require us to comply with the corporate governance rules of Section 303 of the NYSE listing rules.	The company is subject to the corporate governance rules of the stock exchange on which it is listed.

Limitations on Investors	The company may not limit the ability of holders to exercise their SPARs in full prior to the closing of the acquisition.	The company may establish a limit, no lower than 10% of the shares sold in the IPO, as to the maximum number of shares with respect to which any public shareholder or “group” may exercise its redemption right.

Transferability and Trading

The SPARs will generally not be transferable except in connection with the SPAR Holder Election Period, at which time we expect that they will be quoted on the OTCQX, which presents significant risks as compared to being listed on a national securities, as described in this prospectus.

The SPARs will be eligible for quotation on the OTCQX for a period of 18 months from their initial quotation, which will occur at the time of the SPAR Holder Election Period. Following such 18-month period, there is no guarantee that broker-dealers or quotation systems will be willing or able to quote the SPARs.

Listed on the NYSE or Nasdaq immediately upon the initial public offering and freely tradable at all times (for non-affiliates).

Comparison of Requirements for Quotation or Listing

A securities exchange, such as the NYSE or NASDAQ, is registered with, and regulated by, the SEC under Section 6 of the Exchange Act. Companies that list on a securities exchange are subject to the rules, or “listing standards”, governing all companies listed on that exchange. Companies whose securities are not listed on an exchange may be traded through other marketplaces or quotation services, such as the OTC Markets Group, Inc., which may have other “quotation standards”. Generally speaking, listing standards on an exchange are considered more stringent than quotation standards on marketplaces or quotation services, and accordingly higher quality companies typically list on an exchange, rather than quote on marketplaces or quotation services.

We expect that our SPARs, when transferable, will be quoted on the OTCQX. The OTCQX requires blank check companies to comply with the OTCQX U.S. initial quotation standards which are less stringent than the listing requirements applicable to special purpose acquisition companies on the NYSE or NASDAQ.

Generally, securities exchanges have quantitative and corporate governance related initial listing standards. In the case of SPACs initially listed on the NYSE, the primarily quantitative standards are (i) an IPO price per share of at least $4.00, (ii) an aggregate market value of $100 million, (iii) a market value of publicly held shares of $80 million, and (iv) 300 round lot holders and a minimum of 1,100,000 publicly held shares. NYSE corporate governance requirements, among others, include that (i) listed company boards consist of a majority of independent directors and meet in executive sessions without management; (ii) listed companies have nomination, compensation and audit committees composed entirely of independent directors; and (iii) listed companies establish corporate governance guidelines and a code of business conduct and ethics. SPACs listed on NASDAQ have similar initial listing and corporate governance requirements.

OTCQX U.S. initial quotation standards require (i) that a quoted company not be “penny stock”, which we will demonstrate by having filed, prior to the effectiveness of the Registration Statement, an audited balance sheet reflecting net tangible assets of at least $5,000,001, as described elsewhere in this prospectus, (ii) a minimum bid price of at least $0.10, (iii) an aggregate market capitalization of $10 million, (iv) and aggregate public float of $20 million, (v) 50 round lot holders, and (vi) that the quoted company be an SEC reporting company. OTCQX corporate governance requirements include that quoted company boards include at least two independent directors and have a majority independent audit committee. Generally, OTC Markets Group, Inc. reserves the right to grant exemptions to its initial quotation standards in its sole and absolute discretion.

Notwithstanding the less strict corporate governance requirements, our Charter and the SPAR Agreement will require us to comply with the corporate governance provisions of the NYSE listing rules.

Permitted Purchases of Our Securities

Our Sponsor, directors, officers or their affiliates may purchase SPARs in privately negotiated transactions or in the open market prior to our business combination, and may purchase Public Shares following the completion of our business combination. However, they have no current commitments, plans or intentions to engage in such transactions, and have not formulated any terms or conditions for any such transactions. They will not make any such purchases when they are in possession of any material non-public information not disclosed to the seller or if such purchases are prohibited by Regulation M under the Exchange Act. In addition, the Committed Forward Purchasers will, and the Additional Forward Purchaser may, exercise their right under the Forward Purchase Agreement to acquire the Forward Purchase shares simultaneously with our business combination. We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will comply with such rules.

Such purchases could be made to increase the number of SPARs exercised, assisting the company in satisfying a possible closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of our business combination, where it appears that such requirement would otherwise not be met. This may result in the completion of our business combination that may not otherwise have been possible.

Any purchases by our Sponsor, officers, directors and/or their affiliates who are affiliated purchasers under Rule 10b-18 under the Exchange Act will only be made to the extent such purchases are able to be made in compliance with Rule 10b-18, which is a safe harbor from liability for manipulation under Section 9(a)(2) and Rule 10b-5 of the Exchange Act. Rule 10b-18 has certain technical requirements that must be complied with in order for the safe harbor to be available to the purchaser. Our Sponsor, officers, directors and/or their affiliates will not make purchases of SPARs if the purchases would violate Section 9(a)(2) or Rule 10b-5 of the Exchange Act.

Liquidation of Company if No Business Combination

If we are unable to complete our business combination and our SPARs expire (at the earlier of 10 years from the date of their issuance or upon an Early Termination), we will, as promptly as reasonably possible and subject to the approval of our stockholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. Any remaining assets of the company will be distributed to the holders of our Sponsor Preferred Shares first, in the amount of the aggregate liquidation preference of such shares (including any accrued and unpaid dividends), or such lesser amount as is available, and the remainder to the holders of our Common Stock, which would consist solely of the Sponsor Shares held by our Sponsor.

Prior to our dissolution, funds held in the Custodial Account, if any, will be returned to all electing SPAR holders on a pro rata basis. All costs and expenses associated with implementing our plan of dissolution, as well as payments to any creditors, will be funded from the company’s remaining assets, which may not be sufficient for such purpose. SPAR holders will have no right to the assets of our company in the event of our dissolution or bankruptcy.

Competition

In identifying, evaluating and selecting a target business for our business combination, we may encounter intense competition from other entities having a business objective similar to ours, including from blank check companies (including SPACs), private equity fund sponsors and leveraged buyout funds, and operating businesses seeking strategic acquisitions. Furthermore, the fact that holders of our SPARs may decline to exercise such SPARs could reduce the resources available to us for our business combination, as well as the potential future dilutive effect of the Sponsor Warrants and Director Warrants, may not be viewed favorably by certain target businesses. Either of these factors may place us at a competitive disadvantage in successfully negotiating our business combination.

Facilities

Our offices are at 787 Eleventh Avenue, 9th Floor, New York, NY 10019 and our telephone number is (212) 813-3700. We consider our current office space adequate for our current operations. We do not expect to lease alternative office space from an unaffiliated third party prior to consummation of our business combination.

Employees

We currently have four officers. Members of our Management Team are not obligated to devote any specific number of hours to our matters, but they intend to devote as much of their time as they deem necessary to our affairs until we have completed our business combination. In addition, we have an Investment Team comprised of eight members, who are employed by PSCM. We believe our Investment Team will be able to allocate their duties to us and to PSCM (including for this purpose the special purpose acquisition companies sponsored by affiliates of PSCM, including PSTH) amongst themselves in a manner that allows them to provide us with the resources and support we require while fulfilling their responsibilities to PSCM. The amount of time that any such person will devote in any time period will vary based on whether a target business has been selected for our business combination and the current stage of the business combination process.

Periodic Reporting and Financial Information

We will register our SPARs and Common Stock under the Exchange Act and have reporting obligations, including the requirement that we file annual, quarterly and current reports with the SEC. In accordance with the requirements of the Exchange Act, our annual reports will contain financial statements audited and reported on by our independent registered public accountants.

We will provide SPAR holders with audited financial statements of the prospective target business as part of the Business Combination Registration Statement sent to SPAR holders to assist them in assessing the target business. In all likelihood, these financial statements will need to be prepared in accordance with GAAP. In certain circumstances, such as a business combination with a non-U.S. company in which the combined company would qualify as a foreign private issuer, we may present financial statements prepared in accordance with International Financial Reporting Standards (“IFRS”). We cannot assure you that any particular target business identified by us as a potential acquisition candidate will have financial statements prepared in accordance with GAAP or that the potential target business will be able to prepare its financial statements in accordance with GAAP. To the extent that this requirement cannot be met, we may not be able to acquire the proposed target business. While this may limit the pool of potential acquisition candidates, we do not believe that this limitation will be material.

We will be required to evaluate and report on our internal control procedures for the fiscal year ending December 31, 2023 as required by the Sarbanes-Oxley Act. Only in the event we are deemed to be a large accelerated filer or an accelerated filer will we be required to have our internal control procedures audited. A target company may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.

Legal Proceedings

There is no material litigation, arbitration or governmental proceeding currently pending against us or any members of our Management Team in their capacity as such.

MANAGEMENT

Management Team

Our officers directors and director nominees are as follows:

Name	Age	Position
William A. Ackman	56	Chairman and Chief Executive Officer; Director
Ben Hakim	46	President
Michael Gonnella	42	Chief Financial Officer
Steve Milankov	48	Corporate Secretary
Jennifer Blouin	52	Independent Director Nominee
Lisa Gersh	63	Independent Director Nominee
Michael Ovitz	75	Independent Director Nominee
Kathryn Judge	45	Independent Director Nominee
Jacqueline Dawn Reses	52	Independent Director Nominee
Linda Rottenberg	53	Independent Director Nominee
Joseph S. Steinberg	78	Independent Director Nominee

Our Officers

William Ackman serves as our Chairman and Chief Executive Officer. Mr. Ackman also served as the Chairman and Chief Executive Officer of PSTH. Mr. Ackman founded Pershing Square in 2003, and is principally responsible for its investment policies and implementation. Mr. Ackman has spent 30 years in the investment management industry. Prior to forming Pershing Square, he co-founded Gotham Partners Management Co., LLC, an investment adviser that managed public and private equity portfolios. Mr. Ackman is currently Chairman of the Board of the Howard Hughes Corporation, a member of the Board of Universal Music Group N.V., and a member of the Investment Advisory Committee of the Federal Reserve Bank of NY. Mr. Ackman received his Bachelor of Arts degree from Harvard College, where he graduated magna cum laude, and received his Masters in Business Administration from Harvard Business School.

Ben Hakim serves as our President. Mr. Hakim is a Partner at Pershing Square and joined the Investment Team in 2012, and previously served as President of PSTH. Mr. Hakim was previously a Senior Managing Director at The Blackstone Group, where he worked in the Mergers & Acquisitions group for 13 years. Mr. Hakim received his Bachelor of Science from Cornell University in 1997.

Michael Gonnella serves as our Chief Financial Officer and is Chief Financial Officer and a Partner at Pershing Square. Mr. Gonnella also served as Chief Financial Officer of PSTH. Prior to his appointment as Pershing Square’s Chief Financial Officer in 2017, he served as senior controller of Pershing Square since joining the firm in 2005. Mr. Gonnella is a certified public accountant and received his Bachelor of Science from Seton Hall University in 2002.

Steve Milankov serves as our Corporate Secretary, and is the Assistant General Counsel and a Partner at Pershing Square. Mr. Milankov previously served as Corporate Secretary of PSTH. Prior to his appointment as Pershing Square’s Assistant General Counsel, he served as Senior Trading Counsel of Pershing Square since joining the firm in 2013. Mr. Milankov received his Joint MBA and Law degrees from McGill University in 2000. Mr. Milankov worked at the law firm Clifford Chance LLP and most recently at Société Générale prior to joining Pershing Square.

Our Independent Director Nominees

Dr. Jennifer Blouin is the Richard B. Worley Professor of Financial Management and Professor of Accounting at The Wharton School of the University of Pennsylvania. Dr. Blouin is an expert on the role of taxation in firm decision making. Her research examines the effect of taxes on asset pricing, capital structure, corporate payout behavior, multinational firm behavior, and mergers and acquisitions. Dr. Blouin has provided expert testimony in tax shelter litigation on behalf of the US Department of Justice, and in pharmaceutical patent litigation regarding transfer pricing and the repatriation of earnings by multinational corporations and their affiliates. Dr. Blouin has presented her work at over 75 universities and at numerous association conferences. Dr. Blouin is frequently cited in the press, including The Wall Street Journal, The New York Times, and the Financial Times. She is an editor of the Review of Accounting Studies and an associate editor of the Journal of Accounting Research. Dr. Blouin teaches taxation to undergraduate, MBA, and PhD students and is a recipient of the University of Pennsylvania’s Lindback Award for Distinguished Teaching and Wharton Teaching Excellence Award. Prior to her academic career, Dr. Blouin was a tax manager with Arthur Andersen. She received her PhD in Accounting from the University of North Carolina- Chapel Hill and her BS from Indiana University – Bloomington. We believe Dr. Blouin is qualified to serve on our board of directors due to her expertise in accounting, tax policy and corporate transactions.

Lisa Gersh co-founded Oxygen Media (“Oxygen”) in 1999 and remained its President and Chief Operating Officer until the company’s sale to NBC in 2007 for $925 million. Oxygen was the first-ever multi- platform brand and created content for women, by women, and reached 74 million homes at the time of its sale. Following the sale of Oxygen, Ms. Gersh joined NBC and spearheaded NBC’s acquisition of the Weather Channel, serving briefly as its interim Chief Executive Officer. Also at NBC, Ms. Gersh launched Education Nation, a transformative education initiative that established NBC as the media authority on education. In 2011, Ms. Gersh took over the operations of Martha Stewart Living Omnimedia, Inc. (“Martha Stewart”), first as President and later as its Chief Executive Officer. During her tenure, Ms. Gersh rebranded Martha Stewart, materially reduced its operating expenses, and returned the company to profitability. In 2014, Ms. Gersh transformed Gwyneth Paltrow’s blog, Goop, Inc. (“Goop”), into the first contextual commerce brand. In the process of taking Goop from a collection of recommendations to a freestanding brand, Ms. Gersh oversaw, among other things, the launch of Goop’s e-commerce store, skincare and fashion lines, and created Goop’s pop-up retail strategy. In 2017, Ms. Gersh was named Chief Executive Officer of Alexander Wang, a global fashion brand based in New York City. A graduate of Rutgers Law School, Ms. Gersh began her career as a lawyer, first as a litigation associate at Debevoise & Plimpton LLP, and then as a Partner at Friedman, Kaplan, Seiler & Adelman LLP, a boutique law firm specializing in complex litigation and commercial transactions, which Ms. Gersh co-founded, and which today has more than 50 lawyers. Currently, Ms. Gersh sits on the board of directors of Hasbro, Inc., where she chairs the Compensation Committee, and Establishment Labs Holdings Inc., where she chairs the Nomination and Governance Committee and Money Lion, where she chairs the Nominating and Governance Committee. She also serves on the board of directors of the Bail Project, Inc. Ms. Gersh previously served on the board of directors of PSTH and comScore, Inc.

Kathryn Judge is the Harvey J. Goldschmid Professor of Law and Vice Dean for Intellectual Life at Columbia Law School. She is co-editor of the Journal of Financial Regulation and a Research Member of the European Corporate Governance Institute. She has served on the Financial Research Advisory Committee of the Office of Financial Research and the Task Force on Financial Stability co-sponsored by the Hutchins Center on Fiscal & Monetary Policy at the Brookings Institution and the Initiative on Global Markets at the University of Chicago Booth School of Business. She also served as a clerk for Judge Richard Posner and Supreme Court Justice Stephen Breyer. She is a graduate of Stanford Law School and Wesleyan University. We believe Ms. Judge is qualified to serve on our board of directors due to her legal expertise and deep knowledge of financial markets and economic policy.

Michael Ovitz co-founded Creative Artists Agency (CAA) in 1974 and served as its Chairman until 1995. Over that 20-year period, he grew the agency from a start-up organization to the world’s leading talent agency, representing more than 1,000 of the most notable actors, directors, musicians, screenwriters and other personalities in the entertainment industry, including Martin Scorsese, Sean Connery, Robert Redford, Paul Newman, Robert DeNiro, Al Pacino, Bill Murray, Dustin Hoffman, Steven Spielberg, David Letterman, Meryl Streep, Barbara Streisand, Michael Crichton and Michael Jackson. In his journey from the mailroom to media mogul, Mr. Ovitz launched the most powerful agency in the world (to-date), sold three major Hollywood studios, executed all marketing and advertising for The Coca-Cola Company (including creating the Polar Bear Campaign) and was at the forefront of the digital revolution, making alliances with Intel Corporation and other early Silicon Valley companies. Mr. Ovitz also served as President of the Walt Disney Company, from October 1995 to January 1997. In 2010, Mr. Ovitz founded the venture capital fund Broad Beach Ventures LLC, a portfolio of over two hundred companies. He has been a senior advisor to Palantir Technologies for over 10 years and has invested in and advised companies from startups to black swans. He was instrumental in the creation of venture capital firm Andreessen Horowitz and frequently consults for many other firms. In 2018, Mr. Ovitz wrote and published his memoir Who Is Michael Ovitz?, which was on the long list for The Financial Times and McKinsey Business Book of the Year Award. Mr. Ovitz is a graduate of University of California, Los Angeles and helped rebuild the UCLA Medical Center in 1997, while serving as its Chairman for over a decade. Additionally, Mr. Ovitz previously served on the board of directors of PSTH. Mr. Ovitz is also a notable art collector and currently serves on The Board of Trustees at The Museum of Modern Art in New York City.

Jacqueline Dawn Reses serves as the chief executive officer of Post House Capital and most recently served as executive chair of Square Financial Services LLC and capital lead at Square, Inc., a publicly traded financial services company which provides services to small businesses and consumers, from October 2015 to October 2020. From February 2016 to July 2018, she also served as people lead at Square, Inc. From September 2012 to October 2015, she served as chief development officer of Yahoo! Inc. Prior to Yahoo, she led the U.S. media group as a partner at Apax Partners Worldwide LLP, a global private equity firm, which she joined in 2001. As of 2020, she serves on the board of advisors of the Wharton School of the University of Pennsylvania. She previously served on the board of directors of PSTH and currently serves on the board of directors of Nubank, Affirm, TaskUs, and Endeavor. She also is the chairperson of the Economic Advisory Council of the Federal Reserve Bank of San Francisco. She previously served on the board of directors of Alibaba Group Holding Limited, Context Logic, Social Capital Hedosophia Holding Corp. and Social Capital Hedosophia Holding Corp III. She holds a Bachelor’s of Science in Economics with honors from the Wharton School of the University of Pennsylvania.

Linda Rottenberg is one of the world’s leading voices in entrepreneurship, technology, and business transformation. She is the cofounder and CEO of Endeavor, the leading global community of, by, and for high- impact entrepreneurs, and the president of Endeavor Catalyst, a rules-based investment fund, which invests in select Endeavor companies. Founded in 1997, Endeavor selects, supports, and co-invests in top founders based in emerging and growth markets across Latin America, Europe, Asia, Middle East, as well as in underserved markets in the U.S. and Canada. With $500 million in assets under management across three funds, Endeavor Catalyst has made 220+ investments in 35+ markets to date and counts 48 companies valued at more than $1 billion in its portfolio. Ms. Rottenberg currently serves as a director of Globant, a $9 billion software and digital transformation pioneer (NYSE: GLOB); Olo, a $6 billion SaaS-based restaurant ordering platform (NYSE: OLO); and Valor Latitud Acquisition Corp (NASDAQ: VLATU), one of Latin America’s first SPACs. She formerly served as a director of Zayo Group, a $15 billion global bandwidth infrastructure company (NYSE: ZAYO). She is a member of YPO, CFR, the World Economic Forum, and the Yale President’s Council on International Activities. A graduate of Harvard College and Yale Law School, her 2014 book, CRAZY IS A COMPLIMENT: The Power of Zigging When Everyone Else Zags, was an instant New York Times bestseller. We believe Ms. Rottenberg is qualified to serve on our board of directors due to her extensive operating and investing experience, serving as an officer and board member of several companies, as well as her vast network of relationships.

Joseph S. Steinberg is Chairman of the Board of Directors of Jefferies Financial Group Inc., and, from January 1979 until March 1, 2013, served as President of Leucadia National Corporation (now Jefferies Financial Group Inc.). He has also been a director of Jefferies Group since 2008, Crimson Wine Group since 2013 and served as a director of HomeFed Corporation from August 1998 and Chairman of the Board from December 1999 until its acquisition by Jefferies Financial Group Inc. in 2019. Mr. Steinberg has previously served as a director of PSTH, HRG Group, Inc., Spectrum Brands Holdings, Inc., Mueller Industries, Inc., Fidelity &

Guaranty Life and Fortescue Metals Group Ltd. Mr. Steinberg has managerial and investing experience in a broad range of businesses through his more than 40 years as President and a director of Leucadia National Corporation and now as Chairman and a director of Jefferies Financial Group Inc.

Number and Terms of Office of Directors and Officers; Corporate Governance Rules

We currently have one director. We may not hold an annual meeting of stockholders until after we consummate our business combination.

Our officers are appointed by our Board and serve at the discretion of the Board, rather than for specific terms of office. Our Board is authorized to appoint persons to the offices set forth in our Bylaws as it deems appropriate. Our Bylaws provide that our officers may consist of a Chairman of the Board, Chief Executive Officer, President, Chief Financial Officer, Vice Presidents, Secretary, Treasurer and such other offices as may be determined by the board of directors.

Because we intend to have our SPARs quoted on the OTCQX marketplace of the OTC Markets Group or other quotation service, we will not be subject to the corporate governance requirements applicable to companies listed on the NYSE or Nasdaq. Our Charter and the SPAR Agreement will require us to comply with the corporate governance rules of Section 303 of the NYSE listing rules.

Director Independence

The NYSE listing standards require that a majority of our board of directors be independent. An “independent director” is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship which in the opinion of our board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Our board of directors has determined that each of our director nominees, other than Mr. Ackman, is an “independent director” as defined in the NYSE listing standards and applicable SEC rules. Our independent directors will have regularly scheduled meetings at which only independent directors are present.

Director and Officer Compensation

Dr. Blouin, Ms. Judge and Ms. Rottenberg will receive annual compensation of $275,000 for their service as independent directors, and an additional $25,000 in connection with their service as a committee chair (if applicable), payable quarterly. Ms. Gersh, Mr. Ovtiz, Ms. Reses and Mr. Steinberg will be issued Director Warrants, exercisable for 0.054% of the post-combination company, or 0.216% in the aggregate in connection with their service as independent directors. The Director Warrants will generally not be exercisable until one year after the consummation of our business combination (and after any such exercise, Public Shares issued upon exercise will be saleable or tradeable, subject to applicable securities laws). In the event a director nominee resigns for any reason prior to the exercise or sale of his or her Director Warrants, we will be entitled, at our election, to repurchase in full such director’s Director Warrants (and if we do not elect to make such repurchase, our Sponsor may repurchase the warrants). The repurchase price in each case will be $1,000,000 with respect to each director, or $4,000,000 in the aggregate. No compensation of any kind, including finder’s and consulting fees, will be paid to our Sponsor, directors and officers, or any of their respective affiliates, for services rendered prior to or in connection with the completion of our business combination. Other than the foregoing, none of our directors, director nominees or officers has received or will receive any cash compensation for services rendered to us. However, these individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee will review on a quarterly basis all payments that were made to our Sponsor, directors or officers, or their affiliates.

After the completion of our business combination, directors or members of our Management Team who remain with us may be paid consulting or management fees from the combined company. All of these fees will be fully disclosed to stockholders, to the extent then known, in the Business Combination Registration Statement and other solicitation materials furnished to SPAR holders in connection with a proposed business combination. We have not established any limit on the amount of such fees that may be paid by the combined company to our directors or members of management. It is unlikely the amount of such compensation will be known at the time of the proposed business combination, because the directors of the post-combination business will be responsible for determining officer and director compensation. Any compensation to be paid to our officers will be determined, or recommended to the board of directors for determination, either by a compensation committee constituted solely by independent directors or by a majority of the independent directors on our board of directors.

We do not intend to take any action to ensure that members of our Management Team maintain their positions with us after the consummation of our business combination, although it is possible that some or all of our directors and officers may negotiate employment or consulting arrangements to remain with us after our business combination. The existence or terms of any such employment or consulting arrangements to retain their positions with us may influence our management’s motivation in identifying or selecting a target business but we do not believe that the ability of our management to remain with us after the consummation of our business combination will be a determining factor in our decision to proceed with any potential business combination. We are not party to any agreements with our directors and officers that provide for benefits upon termination of employment.

Committees of the Board of Directors

Our board of directors will have three standing committees: an audit committee, a compensation committee, and a nominating and governance committee. Although our SPARs will not be listed on the NYSE, we intend to comply with the corporate governance requirements under the NYSE listing rules, including with respect to director independence and committee composition. Subject to phase-in rules and a limited exception, the rules of the NYSE and Rule 10A-3 of the Exchange Act require that the audit committee of a listed company be comprised solely of independent directors, and the rules of the NYSE require that the compensation committee and the nominating and governance committee of a listed company be comprised solely of independent directors.

Audit Committee

Upon the effectiveness of the Registration Statement of which this prospectus forms a part, we will establish an audit committee of the board of directors. Under the NYSE listing standards and applicable SEC rules, we are required to have at least three members of the audit committee, all of whom must be independent.

Each member of the audit committee is financially literate and our board of directors has determined that [●] qualifies as an “audit committee financial expert” as defined in applicable SEC rules. [●], [●] and [●] will serve as members of our audit committee, and [●] will serve as its Chair.

We will adopt an audit committee charter, which will detail the principal functions of the audit committee, including:

•	the appointment, compensation, retention, replacement, and oversight of the work of the independent auditors and any other independent registered public accounting firm engaged by us;

•

pre-approving all audit and permitted non-audit services to be provided by the independent auditors or any other registered public accounting firm engaged by us, and establishing pre-approval policies and procedures;

•	reviewing and discussing with the independent auditors all relationships the auditors have with us in order to evaluate their continued independence;

•	setting clear hiring policies for employees or former employees of the independent auditors;

•	setting clear policies for audit partner rotation in compliance with applicable laws and regulations;

•

obtaining and reviewing a report, at least annually, from the independent auditors describing (i) the independent auditor’s internal quality-control procedures and (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues;

•	reviewing and approving any related-party transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC prior to us entering into such transaction; and

•

reviewing with management, the independent auditors, and our legal advisors, as appropriate, any legal, regulatory or compliance matters, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding our financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities.

Compensation Committee

Upon the effectiveness of the Registration Statement of which this prospectus forms a part, we will establish a compensation committee of the board of directors. [●], [●] and [●] will serve as members of our compensation committee. Under the NYSE listing standards and applicable SEC rules, we are required to have at least two members of the compensation committee, all of whom must be independent. We have determined that [●], [●] and [●] are independent directors. [●] will serve as chair of the compensation committee.

We will adopt a compensation committee charter, which will detail the principal functions of the compensation committee, including:

•

reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our Chief Executive Officer based on such evaluation;

•	reviewing and approving on an annual basis the compensation of all of our other officers;

•	reviewing on an annual basis our executive compensation policies and plans;

•	implementing and administering our incentive compensation equity-based remuneration plans;

•	assisting management in complying with our proxy statement and annual report disclosure requirements;

•	approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our officers and employees;

•	if required, producing a report on executive compensation to be included in our annual proxy statement; and

•	reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

Notwithstanding the foregoing, as indicated above, other than reimbursement of expenses and annual director compensation, no compensation of any kind, including finders, consulting or other similar fees, will be paid to any of our current stockholders, officers, directors or any of their respective affiliates, prior to, or for any services they render in order to effectuate the consummation of a business combination.

The charter will also provide that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by the NYSE and the SEC.

Nominating and Governance Committee

Upon the effectiveness of the Registration Statement of which this prospectus forms a part, we will establish a nominating and governance committee. The members of our nominating and governance will be [●], [●] and [●]. [●] will serve as chair of the nominating and governance committee.

The primary purposes of our nominating and corporate governance committee will be to assist the board in:

•

identifying, screening and reviewing individuals qualified to serve as directors and recommending to the board of directors candidates for nomination for election at the annual meeting of stockholders or to fill vacancies on the board of directors;

•	developing and recommending to the board of directors and overseeing implementation of our corporate governance guidelines;

•	coordinating and overseeing the annual self-evaluation of the board of directors, its committees, individual directors and management in the governance of the company; and

•	reviewing on a regular basis our overall corporate governance and recommending improvements as and when necessary.

The nominating and governance committee will be governed by a charter that complies with the rules of the NYSE.

Director Nominations

Our nominating and governance committee will recommend to the board of directors candidates for nomination for election at the annual meeting of the stockholders. We have not formally established any specific, minimum qualifications that must be met or skills that are necessary for directors to possess. In general, in identifying and evaluating nominees for director, the board of directors considers educational background, diversity of professional experience, knowledge of our business, integrity, professional reputation, independence, wisdom, and the ability to represent the best interests of our stockholders.

Compensation Committee Interlocks and Insider Participation

None of our officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee of any entity that has one or more officers serving on our board of directors.

Code of Ethics

Prior to the Distribution, we will adopt a Code of Ethics applicable to our directors, officers and employees. We will file a copy of our Code of Ethics and our audit and compensation committee charters as exhibits to the Registration Statement of which this prospectus is a part. You will be able to review these documents by accessing our public filings at the SEC’s web site at www.sec.gov. In addition, a copy of the Code of Ethics will be provided without charge upon request from us. We intend to disclose any amendments to or waivers of certain provisions of our Code of Ethics in a Current Report on Form 8-K. See the section of this prospectus entitled Where You Can Find Additional Information.

Conflicts of Interest

Our affiliate, PSCM, manages or advises several funds. PSCM and its affiliates may, in the future, sponsor acquisition companies with whom we could potentially compete. PSCM and its affiliates may form and manage other investment vehicles investing in public or private companies at any time prior to the announcement of our business combination, including, but not limited to, private or public investment vehicles that may invest side-by-side with our company. In any of the foregoing circumstances, a conflict of interest may arise. To the extent any such conflicts arise, we cannot guarantee that they will be resolved in our favor.

However, except for the foregoing, we do not believe that PSCM and its affiliates’ activities present significant conflicts of interest with respect to our pursuit of an acquisition target, because we intend that our acquisition target will be a large capitalization, privately-owned company, and the Pershing Square Funds are not permitted by their constituent documents to make investments in the equities of companies whose securities are not publicly traded (except that they may make investments in public companies that issue private securities).

Each of our directors, director nominees and officers currently has, and any of them in the future may have additional, fiduciary or contractual obligations to other entities pursuant to which such officer, director or director nominee is or will be required to present business combination opportunities to such entity. Our Charter provides that we renounce our interest in any corporate opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of our company and such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue. Neither the affiliates of our Sponsor nor members of our Management Team who are employed by our Sponsor or its affiliates have any obligation to present us with any opportunity for a potential business combination of which they become aware. Accordingly, in the future, if any of our directors or officers becomes aware of a business combination opportunity which is suitable for an entity to which he or she has then-current fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such opportunity to such entity. Any presentation of such opportunities to entities other than us, or affiliates of our Sponsor, may present additional conflicts.

Potential investors should also be aware of the following other potential conflicts of interest:

•

None of the members of our Management Team or Investment Team are required to commit his or her full time to our affairs. The members of our Investment Team are employed by PSCM. While the members of our Management Team intend to devote as much of their time as they deem necessary to our affairs, and while we believe the eight members of our Investment Team will be able to allocate their duties to us and to PSCM (including for this purpose, any special purpose acquisition companies sponsored by affiliates of PSCM) in a manner that allows them to provide us with the resources and support we require while also fulfilling their responsibilities to PSCM, such persons may have conflicts of interest in allocating his or her time among various business activities.

•

In the course of their other business activities, our directors and officers may become aware of investment and business opportunities which may be appropriate for presentation to us, as well as the other entities with which they are affiliated. Our management may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

•

With certain limited exceptions in each case, (i) Sponsor Shares and Sponsor Preferred Shares will generally not be transferable, assignable or salable prior to the consummation of our business combination, (ii) the Forward Purchase shares will generally not be transferable, assignable or salable until 180 days after the consummation of our business combination and (iii) the Sponsor Warrants, Director Warrants and the Public Shares issuable upon the exercise thereof will generally not be transferable, assignable or salable until three years after the consummation of our business combination. Since our Sponsor, directors and officers may directly or indirectly own our securities following the Distribution, our Sponsor, directors and officers may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our business combination.

•

Our directors and officers may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such directors and officers was included by a target business as a condition to any agreement with respect to our business combination.

The conflicts described above may not be resolved in our favor.

In general, directors and officers of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:

•	the corporation could financially undertake the opportunity;

•	the opportunity is within the corporation’s line of business; and

•	it would not be fair to our company and its stockholders for the opportunity not to be brought to the attention of the corporation.

Accordingly, as a result of multiple business affiliations, our directors and officers may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. Furthermore, our Charter provides that the doctrine of corporate opportunity will not apply with respect to any of our directors or officers in circumstances where the application of the doctrine would conflict with any fiduciary duties or contractual obligations they may have.

We are not prohibited from pursuing a business combination with a company that is affiliated with our Sponsor, officers or directors. Pursuant to our Charter, in the event we seek to complete our business combination with a company that is affiliated with our Sponsor, officers or directors, or if our Board is unable to independently determine the value of the proposed business combination, we, or a committee of independent directors, will be required to obtain an opinion from an independent investment banking firm which is a member of FINRA or an independent accounting firm that our business combination is fair to our company from a financial point of view. Except with respect to the foregoing, we will not be required to obtain such an opinion.

We expect that we will obtain any necessary stockholder approvals prior to the time at which the Public Shares are issued. Accordingly, our Sponsor, as our sole shareholder, will provide such approval.

Limitation on Liability and Indemnification of Directors and Officers

Our Charter provides that our directors and officers will be indemnified by us to the fullest extent authorized by Delaware law, as it now exists or may in the future be amended. In addition, our Charter provides that our directors will not be personally liable for monetary damages to us or our stockholders for breaches of their fiduciary duty as directors, unless they violated their duty of loyalty to us or our stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived an improper personal benefit from their actions as directors.

We will enter into agreements with our directors and officers to provide contractual indemnification in addition to the indemnification provided for in our Charter. Our bylaws also will permit us to secure insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit such indemnification. We may purchase a directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our directors and officers.

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

We believe that these provisions, the directors’ and officers’ liability insurance (if purchased) and the indemnity agreements are useful to attract and retain talented and experienced directors and officers.

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our Common Stock as of the date of this prospectus, reflecting only the 197,188 Sponsor Shares held by our Sponsor, and on an adjusted basis. The adjusted basis shows the beneficial ownership of our Common Stock if, immediately prior to the consummation of our business combination, all SPARs were exercised for Public Shares at the Minimum Exercise Price, the Sponsor Preferred Shares were converted into Common Stock, and the Committed Forward Purchase shares had been issued. The table does not reflect the Additional Forward Purchase or Public Shares issuable upon the exercise of the Sponsor Warrants and Director Warrants, as such shares are not issuable within 60 days of the date of this prospectus.

We believe that all persons named in the tables have sole voting and investment power with respect to all Common Stock beneficially owned by them, except with respect to our Sponsor, the Pershing Square Funds, the Additional Forward Purchaser and Mr. Ackman, who have shared investment and voting power with respect to the securities they may be deemed to beneficially own.

The address of each of the persons below is 787 Eleventh Avenue, 9th Floor, New York, New York 10019.

	Current		As Adjusted
Name of Beneficial Owner	Number of Shares Beneficially Owned(1)	Approximate Percentage of Outstanding Common Stock	Number of Shares Beneficially Owned(2)	Approximate Percentage of Outstanding Common Stock
Pershing Square SPARC Sponsor, LLC (our Sponsor)	197,188	100%	3,197,188	2.1%
Pershing Square Funds(3)	—	—	25,000,000	16.6%
William A. Ackman(4)	197,188	100%	28,197,188	18.7%
Michael Gonnella	—	—	2,750	*
Ben Hakim	—	—	—	—
Steve Milankov	—	—	—	—
Jennifer Blouin	—	—	—	—
Lisa Gersh	—	—	—	—
Kathryn Judge	—	—	—	—
Michael Ovitz	—	—	—	—
Jacqueline Dawn Reses	—	—	—	—
Linda Rottenberg	—	—	—	—
Joseph S. Steinberg	—	—	5,726	*
All directors, director nominees and executive officers as a group (11 individuals)	197,188	100%	28,205,664	18.8%

*	Less than one percent.
(1)

Interests shown consist solely of shares of 197,188 Sponsor Shares. We expect that, prior to the exercise of the SPARs, no additional shares of Common Stock will be issued. Does not include 3,000,000 Public Shares issuable upon conversion of the Sponsor Preferred Shares, as the conversion of the Sponsor Preferred Shares is contingent upon the consummation of a business combination.

(2)

Reflects (i) 197,188 Sponsor Shares, (ii) 122,222,222 Public Shares issuable upon the exercise of all SPARs, (iii) 3,000,000 Public Shares issuable upon conversion of the Sponsor Preferred Shares and (iv) 25,000,000 Committed Forward Purchase Shares.

(3)

Pershing Square Holdings, Ltd., Pershing Square, L.P. and Pershing Square International, Ltd. may be deemed to be the beneficial owners of such securities in their capacity as the Committed Forward Purchasers, and as the members of our Sponsor, and have shared voting and investment power with respect to such securities.

(4)

Securities beneficially owned by Mr. Ackman. Mr. Ackman may be deemed to be the beneficial owner of such securities by virtue of his position as Chief Executive Officer of PSCM, the investment advisor to each of Pershing Square Holdings, Ltd., Pershing Square, L.P. and Pershing Square International, Ltd., and as managing member of PS Management GP, LLC, a Delaware limited liability company, as to which voting and investment power is shared. Mr. Ackman disclaims beneficial ownership of such securities except to the extent of his pecuniary interest therein.

Our Sponsor and its affiliates, as the sole owners of our Common Stock at the time we will approve any matter prior to our business combination, will be able to control the outcome of all matters requiring approval by our stockholders, including amendments to our Charter and approval of significant corporate transactions, including approval of our business combination.

Our Sponsor and our directors and officers are deemed to be our “promoters” as such term is defined under the federal securities laws.

Restrictions on Transfers

SPARs

The SPARs will generally be non-transferable, except in connection with the SPAR Holder Election Period, as described elsewhere in this prospectus.

Sponsor Shares and Sponsor Preferred Shares

The Sponsor Shares and Sponsor Preferred Shares, prior to the consummation of our business combination, are subject to transfer restrictions pursuant to a lock-up provision in the Letter Agreement between us and our Sponsor, which provides that the such shares are not transferable or salable prior to our business combination, except (a) to any Affiliate Transferees (defined as any entity that is managed by PSCM) or (b) in the event of our liquidation prior to the completion of our business combination; provided, however, that in the case of clause (a), these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions, and the other restrictions contained in the Letter Agreement and by the same agreements entered into by our Sponsor with respect to such securities (including provisions relating to voting and liquidation distributions described elsewhere in this prospectus).

Sponsor Warrants and Director Warrants

The Sponsor Warrants and Director Warrants are subject to transfer restrictions pursuant to lock-up provisions as set forth in the applicable purchase agreements. Those lock-up provisions provide that such warrants are not transferable or salable until the earlier of (x) three years after the completion of our business combination or (y) subsequent to our business combination, the date on which we complete a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of our public stockholders having the right to exchange their shares of common stock for cash, securities or other property, except to any Affiliate Transferees; provided, however, that permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions, and the other restrictions contained in the applicable purchase agreements and by the same agreements entered into by our Sponsor and certain of our independent directors with respect to such securities. In addition, the Director Warrants will generally not be exercisable until one year after the consummation of our business combination (and after any such exercise, Public Shares issued upon exercise will be saleable or tradeable, subject to applicable securities laws). In the event a director nominee resigns for any reason prior to the exercise or sale of his or her Director Warrants, we will be entitled, at our election, to repurchase in full such director’s Director Warrants (and if we do not elect to make such repurchase, our Sponsor may repurchase the warrants).

Forward Purchase

The Public Shares purchased pursuant to the Forward Purchase Agreement are subject to transfer restrictions pursuant to lock-up provisions as set forth in the Forward Purchase Agreement. Those lock-up provisions provide that such shares are not transferable or salable until the earlier of (x) 180 days after the completion of our business combination or (y) subsequent to our business combination, the date on which we complete a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of our public stockholders having the right to exchange their shares of common stock for cash, securities or other property, except (i) in the case of the Forward Purchasers and their permitted transferees, (a) to any affiliate transferee or (b) in the event of our liquidation prior to the completion of our business combination and (ii) in the case of the forward purchase directors and their permitted transferees, (a) to our Sponsor, directors or any affiliate transferee, (b) in the event of our liquidation prior to the completion of our business combination, (c) in the case of an individual, by gift to a member of the individual’s immediate family, to a trust, the beneficiary of which is a member of the individual’s immediate family or an affiliate of such person, or to a charitable organization, (d) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; and (e) in the case of an individual pursuant to a qualified domestic relations order; provided, however, that in the case of each of clauses (a) and (b)-(e), these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions, and the other restrictions contained in the applicable purchase agreement and by the same agreements entered into by the purchasers of the Forward Purchase shares with respect to such securities.

The rights of the Forward Purchasers under the Forward Purchase Agreement are also subject to transfer restrictions. The obligation of the Committed Forward Purchasers to purchase the Committed Forward Purchase shares may not be transferred to any other parties. The right of the Additional Forward Purchaser to purchase the Additional Forward Purchase shares may be transferred, in whole or in part, to any Affiliate Transferee, and not to any other party.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

On November 10, 2021, our Sponsor purchased 1,000 Sponsor Shares at an aggregate price of $10,000 in a private placement. On November 22, 2021, our Sponsor purchased 22,660 Sponsor Shares at an aggregate price of $226,600 in a private placement. On February 22, 2022, our Sponsor purchased 4,383 Sponsor Shares at an aggregate price of $43,830 in a private placement. On May 26, 2022, our Sponsor purchased 169,145 Sponsor Shares at an aggregate purchase price of $1,691,450 in a private placement. Prior to the Distribution, our Sponsor will purchase 3,000 Sponsor Preferred Shares for an aggregate purchase price of $30,000,000. Also prior to the Distribution, we will issue the Sponsor Warrants to our Sponsor and the Director Warrants to certain of our independent director nominees, and enter into the Forward Purchase Agreement. Prior to the initial purchase of Sponsor Shares, we had no tangible or intangible assets.

In order to finance transaction costs in connection with an intended business combination, our Sponsor may, but is not obligated to, purchase additional Sponsor Shares and Sponsor Preferred Shares.

Prior to the Distribution, we will enter into a Forward Purchase Agreement with the Forward Purchasers (who are affiliates of our Sponsor), pursuant to which the Committed Forward Purchasers will be obligated to purchase an aggregate of $250.0 million of Public Shares if the Final Exercise Price is $10.00 per share, and a proportionately greater amount up to $1.0 billion at a Final Exercise Price of $40.00 per share or greater. The Additional Forward Purchaser may elect to purchase that amount of the $3.5 billion Forward Purchase that is not allocated to the Committed Forward Purchaser, and will commit to the amount it will purchase at the time we enter into a Definitive Agreement (and may also agree to “backstop” the non-exercise of SPARs at any time prior to Closing, subject to the overall $3.5 billion Forward Purchase limit). The Forward Purchase shares will have a purchase price equal to the Final Exercise Price, and the purchase of such shares will take place simultaneously with the closing of our business combination. The Forward Purchasers’ obligation to purchase the Committed Forward Purchase shares may not be transferred to any other parties. The right to purchase the Additional Forward Purchase shares may be transferred, in whole or in part, to any affiliate transferee, but not to third parties. The Public Shares purchased pursuant to the Forward Purchase Agreement will be subject to certain transfer restrictions and the Forward Purchasers (or their permitted transferees) will be entitled to registration rights.

In the event that we increase the exercise price of our SPARs above the Minimum Exercise Price, we will effect a reverse stock split in our Sponsor Shares such that the effective price paid per share equals the Final Exercise Price paid by SPAR holders to acquire Public Shares.

The Sponsor Preferred Shares generally do not have any voting rights, are entitled to a cumulative annual dividend of 5.0%, payable in cash. We will pay all accrued dividends upon the conversion of the Sponsor Preferred Shares, which will occur automatically upon the consummation of our business combination. The Sponsor Preferred Shares will have a liquidation preference of $10,000 and rank higher in priority to our Common Stock. The Sponsor Preferred Shares will convert into that number of Public Shares equal to the aggregate liquidation preference divided by the Final Exercise Price. The Sponsor Preferred Shares will be subject to certain transfer restrictions prior to our business combination, and the Public Shares issuable upon the conversion thereof will have certain registration rights.

Prior to the Distribution, we will issue the Sponsor Warrants to our Sponsor and the Director Warrants to certain of our independent director nominees.

The Sponsor Warrants will be exercisable, in the aggregate, for 4.95% of the Public Shares that are outstanding as of the time immediately following the consummation of our business combination, on a fully diluted basis. The Sponsor Warrants will have an exercise price equal to 120% of the Final Exercise Price, meaning that our Sponsor will participate in the value of our business combination only if the Public Shares appreciate by at least 20% above the price at which SPAR holders purchase their Public Shares. If the Final Exercise Price is $10.00, the Reference Price will be $12.00. Our Sponsor may exercise the Sponsor Warrants on a cashless basis, in which case it would receive upon exercise that number of shares equal to the number of Reference Shares, multiplied by (x) the “fair market value” of a Public Share in excess of the Reference Price, divided by (y) the fair market value of a Reference Share. As used above, “fair market value” refers to the volume-weighted average trading price of a Public Share over the 10 consecutive trading days ending on the third trading day prior to a notice of exercise being sent.

The Sponsor Warrants will generally not be saleable or transferable until three years after the consummation of our business combination and are subject to certain adjustments as described herein. The Public Shares issuable upon exercise of the Sponsor Warrants will generally not be saleable or transferable until three years after the consummation of our business combination and will have certain registration rights. The Sponsor Warrants will expire on the date that is 10 years from the consummation of our business combination. The Sponsor Warrants may be exercised in whole or in part and will not be subject to redemption.

The Director Warrants are identical to the Sponsor Warrants, except that: (i) the Director Warrants will be exercisable, in the aggregate, for approximately 0.216% of the Public Shares that are outstanding as of the time immediately following the consummation of our business combination, on a fully diluted basis; (ii) the Director Warrants will generally not be exercisable until one year after the consummation of our business combination (and after any such exercise, Public Shares issued upon exercise will be saleable or tradeable, subject to applicable securities laws); (iii) the Director Warrants will not be saleable or transferable until three years after the consummation of our business combination (provided that Public Shares issuable upon exercise of the Director Warrants will be saleable or tradeable as set forth in clause (ii)). In the event a director nominee resigns for any reason prior to the exercise or sale of his or her Director Warrants, we will be entitled, at our election, to repurchase in full such director’s Director Warrants (and if we do not elect to make such repurchase, our Sponsor may repurchase the warrants). The repurchase price in each case will be $1,000,000 with respect to each director, or $4,000,000 in the aggregate. The Private Warrants will be exercisable, in the aggregate, for approximately 5.166% of the outstanding Public Shares.

The term “fully diluted basis” means the number of shares deemed to be outstanding at such time and will include the gross number of shares issuable upon the conversion of the Sponsor Warrants and Director Warrants, as well as the gross number of shares underlying any other instrument, whether debt, equity or otherwise, that is convertible or exercisable into or exchangeable for, or that tracks the performance of, common shares (including any equity or equity-based award), in each case without regard to whether such warrant, option or instrument is then exercisable or convertible or “in-the-money” and without regard as to whether fewer shares of common stock may actually be issued as a result of any “cashless” or “net exercise” procedure.

Prior to the consummation of our business combination, our Sponsor will be permitted to transfer the Sponsor Shares and Sponsor Preferred Shares only to certain permitted transferees, including the Affiliate Transferees, but the transferees receiving such securities will be subject to the same agreements with respect to such securities as the transferor. Following our business combination, there will be no transfer restrictions applicable to the Sponsor Shares or the Public Shares issuable upon the conversion of the Sponsor Preferred Shares.

Concurrently with the Distribution, we will enter into a Registration Rights Agreement with our Sponsor, the Forward Purchasers, our independent director nominees pursuant to which we will be required to use commercially reasonable efforts to file a registration statement within 120 days of our business combination, and use our best efforts to cause such registration statement to be declared effective as soon as practicable (but in no event later than 60 days) thereafter, providing for the resale, under Rule 415 of the Securities Act, of (i) the Sponsor Shares, (ii) the Public Shares issuable upon the conversion of the Sponsor Preferred Shares, (iii) the Public Shares issuable upon exercise of the Sponsor Warrants, (iv) the Public Shares issuable upon exercise of the Director Warrants, and (v) any other shares of the company that the parties to the Registration Rights Agreement have purchased on the open market, subject to certain conditions as provided in the Registration Rights Agreement. The parties to the Registration Rights Agreement, and their permitted transferees, will be entitled to make up to 10 demands that we register these securities, and will have certain “piggyback rights” with respect to other registration statements filed by the company. The post-combination company will bear the cost of registering these securities. See the section of this prospectus entitled “Certain Relationships and Related Party Transactions.”

As more fully discussed in the section of this prospectus entitled Management—Conflicts of Interest, if any of our directors or officers becomes aware of a business combination opportunity that falls within the line of business of any entity to which he or she has then-current fiduciary or contractual obligations, including our Sponsor, he or she will honor his or her fiduciary or contractual obligations to present such opportunity to such entity. Our directors, director nominees and officers currently have certain relevant fiduciary duties or contractual obligations that may take priority over their duties to us.

PSCM has agreed to provide us office space and general administrative services at no cost.

We will pay certain of our independent directors annual compensation of $275,000, payable quarterly, for their services as directors of our company, and an additional $25,000 for service as committee chair. We will issue the Director Warrants to certain of our independent director nominees, which will generally not be exercisable until one year after the consummation of our business combination (and after any such exercise, Public Shares issued upon exercise will be saleable or tradeable, subject to applicable securities laws). In the event a director nominee resigns for any reason prior to the exercise or sale of his or her Director Warrants, we will be entitled, at our election, to repurchase in full such director’s Director Warrants (and if we do not elect to make such repurchase, our Sponsor may repurchase the warrants). The repurchase price in each case will be $1,000,000 with respect to each director, or $4,000,000 in the aggregate. Other than the foregoing and the reimbursements described below, no compensation of any kind, including finder’s and consulting fees, will be paid to our Sponsor, directors director nominees, and officers, or any of their respective affiliates, for services rendered prior to or in connection with the completion of our business combination. However, these individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee will review on a quarterly basis all payments that were made to our Sponsor, officers, directors or their affiliates and will determine which expenses and the amount of expenses that will be reimbursed. There is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred by such persons in connection with activities on our behalf.

After our business combination, members of our Management Team who remain with us may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to our SPAR holders, to the extent then known, in the Business Combination Registration Statement provided to our SPAR holders. It is unlikely the amount of such compensation will be known at the time of distribution of such amendment, as the directors of the post-combination business will determine executive officer and director compensation.

Related Party Policy

We have not yet adopted a formal policy for the review, approval or ratification of related party transactions. Accordingly, the transactions discussed above were not reviewed, approved or ratified in accordance with any such policy.

Prior to the Distribution of our SPARs, we will adopt a code of ethics requiring us to avoid, wherever possible, all conflicts of interest involving the company, except under guidelines or resolutions approved by our board of directors (or the appropriate committee of our board) or as disclosed in our public filings with the SEC. Under our code of ethics, conflict of interest situations will include any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness). A form of the code of ethics that we plan to adopt prior to the Distribution will be filed as an exhibit to the Registration Statement of which this prospectus is a part.

In addition, our audit committee, pursuant to a written charter that we will adopt prior to the Distribution, will be responsible for reviewing and approving related party transactions to the extent that we enter into such transactions. An affirmative vote of a majority of the members of the audit committee present at a meeting at which a quorum is present will be required in order to approve a related party transaction. A majority of the members of the entire audit committee will constitute a quorum. Without a meeting, the unanimous written consent of all of the members of the audit committee will be required to approve a related party transaction. A form of the audit committee charter that we plan to adopt prior to the Distribution is filed as an exhibit to the Registration Statement of which this prospectus is a part. We also require each of our directors and officers to complete a directors’ and officers’ questionnaire that elicits information about related party transactions.

These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.

Potential conflicts of interest that may arise in connection with related party transactions may include, but are not limited to, financing arrangements with our Sponsor, its affiliates, or other related parties, other than those that are contractual obligations of the company that pre-date the adoption of our code of ethics. Accordingly, the agreements governing the Committed Forward Purchase, the Additional Forward Purchase, and the Private Warrants will not be subject to review and approval by our audit committee. However, any material amendments to these agreements, or any new financing arrangements, which may take the form of purchases of additional Sponsor Shares, Sponsor Preferred Shares, or other securities we may issue, will be subject to such policies. Our related party transactions guidelines will require the audit committee to assess, among other factors, whether such transaction is on terms no less favorable than those available to an unaffiliated third party under similar circumstances.

Our affiliate, PSCM, manages or advises several funds. PSCM and its affiliates may, in the future, sponsor acquisition companies with whom we could potentially compete. PSCM and its affiliates may form and manage other investment vehicles investing in public or private companies at any time prior to the announcement of our business combination, including, but not limited to, private or public investment vehicles that may invest side-by-side with our company. In any of the foregoing circumstances, a conflict of interest may arise. To the extent any such conflicts arise, we cannot guarantee that they will be resolved in our favor.

Each of our directors, director nominees and officers currently has, and any of them in the future may have additional, fiduciary or contractual obligations to other entities pursuant to which such officer, director or director nominees is or will be required to present business combination opportunities to such entity. Our Charter provides that we renounce our interest in any corporate opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of our company and such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue. Neither the affiliates of our Sponsor nor members of our Management Team who are employed by our Sponsor or its affiliates have any obligation to present us with any opportunity for a potential business combination of which they become aware. Accordingly, in the future, if any of our directors or officers becomes aware of a business combination opportunity which is suitable for an entity to which he or she has then-current fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such opportunity to such entity. Any presentation of such opportunities to entities other than us, or affiliates of our Sponsor, may present additional conflicts.

Potential investors should also be aware of the following other potential conflicts of interest:

•

None of the members of our Management Team or Investment Team are required to commit his or her full time to our affairs. The members of our Investment Team are employed by PSCM. While the members of our Management Team intend to devote as much of their time as they deem necessary to our affairs, and while we believe the eight members of our Investment Team will be able to allocate their duties to us and to PSCM (including for this purpose, any special purpose acquisition companies sponsored by affiliates of PSCM) in a manner that allows them to provide us with the resources and support we require while also fulfilling their responsibilities to PSCM, such persons may have conflicts of interest in allocating his or her time among various business activities.

•

In the course of their other business activities, our directors and officers may become aware of investment and business opportunities which may be appropriate for presentation to us, as well as the other entities with which they are affiliated. Our management may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

•

With certain limited exceptions in each case, (i) Sponsor Shares and Sponsor Preferred Shares will generally not be transferable, assignable or salable prior to the consummation of our business combination, (ii) the Forward Purchase shares will generally not be transferable, assignable or salable until 180 days after the consummation of our business combination and (iii) the Sponsor Warrants, Director Warrants and the Public Shares issuable upon the exercise thereof will generally not be transferable, assignable or salable until three years after the consummation of our business combination. Since our Sponsor, directors and officers may directly or indirectly own our securities following the Distribution, our Sponsor, directors and officers may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our business combination.

•

Our directors and officers may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such directors and officers was included by a target business as a condition to any agreement with respect to our business combination.

The conflicts described above may not be resolved in our favor.

In general, directors and officers of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:

•	the corporation could financially undertake the opportunity;

•	the opportunity is within the corporation’s line of business; and

•	it would not be fair to our company and its stockholders for the opportunity not to be brought to the attention of the corporation.

Accordingly, as a result of multiple business affiliations, our directors and officers may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. Furthermore, our Charter provides that the doctrine of corporate opportunity will not apply with respect to any of our directors or officers in circumstances where the application of the doctrine would conflict with any fiduciary duties or contractual obligations they may have.

We are not prohibited from pursuing a business combination with a company that is affiliated with our Sponsor, officers or directors. Pursuant to our charter, in the event we seek to complete our business combination with a company that is affiliated with our Sponsor, officers or directors, or if our Board is unable to independently determine the value of the proposed business combination, we, or a committee of independent directors, will be required to obtain an opinion from an independent investment banking firm which is a member of FINRA or an independent accounting firm. Except with respect to the foregoing, we will not be required to obtain such an opinion.

We expect that we will obtain any necessary stockholder approvals prior to the time at which the Public Shares are issued. Accordingly, our Sponsor, as the holder of our Sponsor Shares, will provide such approval.

Our audit committee will review on a quarterly basis all payments that were made to our Sponsor, directors or officers, or their affiliates.

DESCRIPTION OF SECURITIES

Pursuant to our Charter, our authorized capital stock consists of 500,000 shares of Common Stock, par value $0.0001, and 10,000 shares of preferred stock, par value $0.0001. Prior to the Distribution, we will amend our Charter to designate 5,000 shares of preferred stock as Sponsor Preferred Shares. Prior to the consummation of our business combination, we will amend our Charter to increase the shares authorized for issuance to a number sufficient to permit the issuance of the maximum 122,222,222 shares of Common Stock issuable upon exercise of our SPARs, the issuance of the Forward Purchase shares, any stock consideration payable in connection with our business combination, and to meet the expected ongoing stock issuance needs of the post-combination company. The following description summarizes the material terms of our capital stock. Because this is only a summary, it may not contain all the information that is important to you.

SPARs

Our SPARs will be generally non-transferable upon and following the Distribution, and will generally remain non-transferable except in connection with the SPAR Holder Election Period, as described herein. In connection with the SPARs becoming transferable during this period, we intend to have our SPARs quoted on the OTCQX marketplace of the OTC Markets Group or other quotation service. This will require, among other things, that at least one market maker publishes quotations for SPARs, and that a Form 211 is submitted to, and approved by, FINRA. The quotation of SPARs on the OTCQX marketplace, as compared to being listed on a national securities exchange such as the NYSE or the Nasdaq, may present significant risks to the holders of SPARs, including lower availability and efficiency of market price quotations, significantly less liquidity, increased trading costs, the absence of certain corporate governance protections, and the applicability of state securities laws that could result in restrictions on the sale of our SPARs. See Quotation of SPARs, page 5, and Risk Factors, page 57.

We will distribute 50,000,000 SPARs to the holders of the Class A common stock of PSTH and 11,111,111 SPARs to the holders of the distributable redeemable warrants of PSTH, based on ownership as of July 25, 2022, the final date on which PSTH securities traded prior to the company’s liquidation. One SPAR will be distributed in respect of every four shares of PSTH Class A Common Stock outstanding (50,000,000 SPARs in respect of 200,000,000 shares of PSTH Class A Common Stock), and one SPAR will be distributed in respect of two of the 22,222,222 distributable redeemable warrants of PSTH. We will not issue fractional SPARs, no cash will be paid in lieu thereof, and any fractional amount will be rounded down to the nearest whole number. Accordingly, former holders of the distributable redeemable warrants and Class A common stock of PSTH must have owned two distributable redeemable warrants or four shares of Class A common stock of PSTH, based on ownership as of July 25, 2022, to receive one SPAR.

The SPARs will expire upon the earlier of (i) the Closing, (ii) failure to consummate or abandon a business combination by the Closing Deadline, and (iii) the date that is 10 years from the issuance of the SPARs.

The SPARs will be issued pursuant to the SPAR Agreement, to be entered into between us and Continental Stock Transfer & Trust Company, as warrant agent. You should review a copy of the SPAR Agreement, a form of which is filed as an exhibit to this Registration Statement, for a complete description of the terms and conditions applicable to the SPARs. No fractional SPARs will be issued or will trade and no fractional Public Shares will be issued upon exercise of the SPARs.

Rights of SPAR Holders

SPAR Holders will have certain rights in connection with amendments to the Charter and Definitive Agreement, and proposed amendments to the SPAR Agreement, that, in the reasonable, good-faith judgment of our independent directors, would have a materially adverse impact on SPAR holders.

The table below summarizes the rights of SPAR holders in connection with Materially Adverse Amendments to the Charter, Definitive Agreement and SPAR Agreement.

Rights of SPAR Holders in Connection with Materially Adverse Amendments to:

	Charter	SPAR Agreement	Definitive Agreement
Search Period	None	Approval Right	N/A

Disclosure Period	None	Approval Right	None

SPAR Holder Election Period	Revocation Right	Approval Right Revocation Right	Revocation Right

Closing Period	Revocation Right	No Materially Adverse Amendments Permitted	Revocation Right

Amendments to Charter or Definitive Agreement. SPAR holders will have no right to vote on or approve any amendments to the Charter or the Definitive Agreement, as they will not be stockholders prior to the consummation of our business combination. If, during the SPAR Holder Election Period, we make a Materially Adverse Amendment to the Charter or Definitive Agreement, we will provide holders with a minimum of 10 business days in which they can choose to revoke their Elections. The SPAR Holder Election Period will continue through this revocation window, such that the SPARs will remain transferable, and SPAR holders who have not previously submitted an Election will still be able to do so.

Amendments to SPAR Agreement. Following the SPAR Holder Election Period, no Materially Adverse Amendments to the SPAR Agreement will be permitted. If a Materially Adverse Amendment to the SPAR Agreement is proposed at any time following the Distribution, the amendment will require the approval of holders of a majority of the SPARs present and voting on such matter. If such amendment is proposed during the SPAR Holder Election Period, SPAR holders will be able to indicate, along with their vote, whether they wish to revoke their Elections in the event that the amendment is approved. Electing SPAR holders will still be required to submit the applicable exercise payment. If the amendment is not approved, no revocations will occur.

During the Closing Period, no Materially Adverse Amendments to the SPAR Agreement will be permitted. If any Materially Adverse Amendments are made to the Charter or Definitive Agreement, the SPARs will remain generally non-transferable and we will provide a revocation window of at least 10 business days.

Our Board may, in its sole discretion (including in connection with any revocation period), determine to extend or postpone the SPAR Holder Election Period, subject to the Closing Deadline. You should be aware that you will not have revocation rights in connection with amendments other than Materially Adverse Amendments, or amendments to any other agreements or documents, and that once you have submitted an Election, or once all remaining Unelected SPARs become generally non-transferable on the second trading day prior to the end of the SPAR Holder Election Period, you will not be able to sell your SPARs.

Return of Exercise Payments

All funds received from electing SPAR holders during the SPAR Holder Election Period will be held in the Custodial Account. In the event that we have not consummated our business combination by the Closing Deadline, the funds on deposit in the Custodial Account, inclusive of any interest earned and net of taxes, will be promptly returned to the electing SPAR holders in proportion to the payments submitted.

Each SPAR is exercisable for two Public Shares, and is exercisable at a Minimum Exercise Price of $10.00 per Public Share. The Public Shares may take the form of our Common Stock or common stock of the post-combination entity, depending on the structure of our business combination. Upon our entry into the Definitive Agreement, we will announce the Final Exercise Price of the SPARs. There is no maximum Final Exercise Price.

Anti-dilution Adjustments Prior to Business Combination. Prior to the consummation of the business combination, there will be no automatic adjustments to the terms of the SPARs. Our Board, without amending the SPAR Agreement, may determine to adjust the terms of the SPARs if it deems such an adjustment to be necessary in order to avoid an adverse impact on SPAR holders.

The SPARs will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, a form of which is filed as an exhibit to the Registration Statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the SPARs.

Common Stock

As of the date of this prospectus, our Sponsor has purchased Common Stock (the Sponsor Shares) on the following dates and in the following amounts, in each case, at a price of $10.00 per share: November 10, 2021 (1,000 Sponsor Shares); November 22, 2021 (22,660 Sponsor Shares); February 22, 2022 (4,383 Sponsor Shares); and May 26, 2022 (169,145 Sponsor Shares). As of the date of this prospectus, there are 197,188 shares of Common Stock issued and outstanding. We do not expect to issue Common Stock to any third parties prior to consummation of our business combination. In connection with the consummation of our business combination, we will issue up to 122,222,222 Public Shares in respect of SPARs that have been exercised, will issue shares in respect of the Committed Forward Purchase and any amount of the Additional Forward Purchase, will issue shares in respect of the conversion of the Sponsor Preferred Shares, and may issue shares as consideration in the business combination.

Holders of Common Stock will vote together on all matters submitted to a vote of our stockholders, except as required by law. There is no cumulative voting with respect to the election of directors. Our stockholders are entitled to receive ratable dividends when, as and if declared by the board of directors out of funds legally available therefor. In the event of a liquidation, dissolution or winding up of the company after a business combination, our stockholders are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of shares, having preference over the Common Stock, such as our Sponsor Preferred Shares. Our stockholders have no preemptive or other rights. We expect that any matters requiring the approval of stockholders, including the approval of our business combination, will be submitted for stockholder approval prior to the date on which any Public Shares are issued. Pursuant to the Letter Agreement, our Sponsor is required to vote its Sponsor Shares as recommended by our Board. Accordingly, our Sponsor will be our sole stockholder and provide any such stockholder approvals prior to the consummation of our business combination.

In the event that we amend our Charter in connection with the execution of our Definitive Agreement, we will include a summary of the revised terms of the amended Charter in the Business Combination Registration Statement. We will publicly disclose all material amendments to the Charter as required by applicable securities law.

Forward Purchase Shares. The Public Shares issuable pursuant to the Forward Purchase Agreement will purchased at the Final Exercise Price and will be subject to certain transfer restrictions and, as long as they are held by the Forward Purchasers or their permitted transferees, will have certain registration rights.

Sponsor Preferred Shares

Our Charter provides that preferred shares may be issued from time to time in one or more series. Our Board will be authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our Board will be able to, without stockholder approval, issue preferred shares with voting and other rights that could adversely affect the voting power and other rights of the holders of Common Stock and could have anti-takeover effects. The ability of our Board to issue preferred shares without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. Although we do not currently intend to issue any shares of preferred shares other than the Sponsor Preferred Shares, we cannot assure you that we will not do so in the future.

In order to fund our initial capital needs, our Sponsor will purchase, prior to the Distribution, 3,000 shares of mandatorily convertible cumulative preferred stock, par value $0.0001 per share, which we refer to as the “Sponsor Preferred Shares,” for an aggregate purchase price of $30,000,000. Of this amount, at least $5,000,001 of Sponsor Preferred Shares will be purchased prior to the Distribution and placed in the Custodial Account, to be released only in connection with the consummation of our business combination or upon our liquidation. Prior to the effectiveness of this Registration Statement, we will file an amended Registration Statement including an audited balance sheet that reflects having a sufficient amount of funds in the Custodial Account such that we maintain at least $5,000,001 of net tangible assets.

The Sponsor Preferred Shares generally do not have any voting rights, are entitled to a cumulative annual dividend of 5.0%, payable in cash. We will pay all accrued dividends at the time of the conversion of the Sponsor Preferred Shares. The Sponsor Preferred Shares will have a liquidation preference of $10,000 per share, rank higher in priority to our Common Stock and will automatically convert into Public Shares upon the consummation of our business combination. The number of Public Shares issuable upon conversion will equal the aggregate liquidation preference of the Sponsor Preferred Shares divided by the Final Exercise Price (i.e., at the Minimum Exercise Price of $10.00, $30,000,000 of Sponsor Preferred Shares would convert into 3,000,000 Public Shares). The Sponsor Preferred Shares are generally not transferable, and the Public Shares issued upon the conversion thereof will have certain registration rights.

The Sponsor Preferred Shares will not be subject to any automatic anti-dilution adjustments.

Sponsor Warrants and Director Warrants

The Sponsor Warrants will be exercisable, in the aggregate, for 4.95% of Public Shares that are outstanding as of the time immediately following the consummation of our business combination, on a fully diluted basis (such 4.95% of shares, the “Reference Shares”). The Sponsor Warrants will have an exercise price equal to 120% of the Final Exercise Price (the “Reference Price”), meaning that our Sponsor will participate in the value of our business combination only if the Public Shares appreciate by at least 20% above the price at which SPAR holders purchase their Public Shares. If the Final Exercise Price is $10.00, the Reference Price will be $12.00. Our Sponsor may exercise the Sponsor Warrants on a cashless basis, in which case it would receive upon exercise the number of Public Shares equal to the number of Reference Shares, multiplied by (x) the “fair market value” of a Public Share in excess of the Reference Price, divided by (y) the fair market value of a Reference Share. As used above, “fair market value” refers to the volume-weighted average trading price of a Public Share over the 10 consecutive trading days ending on the third trading day prior to a notice of exercise being sent.

The Sponsor Warrants will generally not be saleable or transferable until three years after the consummation of our business combination and are subject to certain adjustments as described herein. The Public Shares issuable upon exercise of the Sponsor Warrants will generally not be saleable or transferable until three years after the consummation of our business combination and will have certain registration rights. See the section of this prospectus entitled Principal Stockholders—Restrictions on Transfers of Private Warrants. The Sponsor Warrants will expire on the date that is 10 years from the consummation of our business combination. The Sponsor Warrants may be exercised in whole or in part and will not be subject to redemption.

The term “fully diluted basis” means the number of shares deemed to be outstanding at such time and will include the gross number of shares issuable upon the conversion of the Private Warrants, as well as the gross number of shares underlying any other instrument, whether debt, equity or otherwise, that is convertible or exercisable into or exchangeable for, or that tracks the performance of, Public Shares (including any equity or equity-based award), in each case without regard to whether such warrant, option or instrument is then exercisable or convertible or “in-the-money” and without regard as to whether fewer shares may actually be issued as a result of any “cashless” or “net exercise” procedure.

We will grant our Sponsor, its permitted transferees and any holders of the Sponsor Warrants or the Public Shares issuable upon exercise thereof certain registration rights, as provided in the Registration Rights Agreement, which will permit such securities to be sold on the public market when the lock-up period ends, three years after the date on which we consummate our business combination.

We do not plan to make future adjustments to the terms of the Sponsor Warrants. As provided in the Sponsor Warrant agreement, the exercise price of the Sponsor Warrants and the number of shares issuable pursuant to the Sponsor Warrants are subject to adjustment upon certain events, including: stock dividends or stock-splits; dividends or distributions; aggregations, consolidations or reverse stock-splits; the issuance of additional shares for capital-raising purposes in connection with our business combination at an issue price of less than 92% of the Final Exercise Price; reorganizations, mergers, tender offers and exchange offers; rights offerings at a below-market price; tender offers or exchange offers by the company at a premium to market; and other events that require an adjustment to the terms of the Sponsor Warrants to avoid an adverse economic impact on the Sponsor Warrants and to effectuate the purpose of the Sponsor Warrants adjustment provisions contained in the Sponsor Warrant agreement. In the event of a spin-off, the Sponsor Warrants will be split in two (one for the company and one for the spun-off entity). If the company is a party to a merger or similar transaction after our business combination, the Sponsor Warrants will become exercisable for the consideration the holder would have received if it had exercised the Sponsor Warrants immediately before the closing of that transaction. If the company is a party to a merger or similar transaction where the holders of common stock receive consideration other than common stock of the surviving company, the holder of such Sponsor Warrants may require the company to repurchase all or a portion of such holder’s Sponsor Warrants for their then-current value, as determined by independent appraisers, using the Agreed Model under the ISDA definitions.

The terms of the Director Warrants will be identical to those of the Sponsor Warrants, including with respect to transfer restrictions and registration rights, except that: (i) the Director Warrants will be exercisable, in the aggregate, for approximately 0.216% of the Public Shares that are outstanding as of the time immediately following the consummation of our business combination, on a fully diluted basis; (ii) the Director Warrants will generally not be exercisable until one year after the consummation of our business combination (and after any such exercise, Public Shares issued upon exercise will be saleable or tradeable, subject to applicable securities laws); (iii) the Director Warrants will not be saleable or transferable until three years after the consummation of our business combination (provided that Public Shares issuable upon exercise of the Director Warrants will be saleable or tradeable as set forth in clause (ii)). In the event a director nominee resigns for any reason prior to the exercise or sale of his or her Director Warrants, we will be entitled, at our election, to repurchase in full such director’s Director Warrants (and if we do not elect to make such repurchase, our Sponsor may repurchase the warrants). The repurchase price in each case will be $1,000,000 with respect to each director, or $4,000,000 in the aggregate. The Private Warrants will be exercisable, in the aggregate, for approximately 5.166% of the outstanding Public Shares.

Certain Provisions of Delaware Law and our Charter and Bylaws

We are subject to the restrictions imposed under Section 203 of the DGCL, which provides that we may not engage in certain “business combinations” with any “interested stockholder” for a three-year period following the time that such stockholder becomes an interested stockholder unless:

•	prior to such time, our board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction which resulted in the stockholder becoming an “interested stockholder,” the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced (excluding certain shares); or

•

on or subsequent to such time, the business combination is approved by the Board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Generally, a “business combination” includes a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with that person’s affiliates and associates, owns, or within the previous three years owned, 15% or more of our voting stock.

Under some circumstances, this provision will make it more difficult for a person who is an interested stockholder to effect various business combinations with us for a three-year period.

We will take all necessary corporate action to ensure that our Sponsor, its affiliates and their transferees will not be deemed to be “interested stockholders” regardless of the percentage of our voting stock owned by them, and accordingly will not be subject to this provision.

Our authorized but unissued common stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult, or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

We do not intend to issue Common Stock to third parties prior to our business combination. However, to the extent that any of the provisions in our Charter that are described below remain in effect following our business combination, these provisions may discourage unsolicited takeover proposals that stockholders may consider to be in their best interests. These provisions include the ability of the board of directors to designate the terms of and issue new series of preferred shares, which may make the removal of management more difficult, and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.

Exclusive Forum

Our Charter requires, to the fullest extent permitted by law, that derivative actions brought in our name, actions against directors, officers and employees for breach of fiduciary duty and other similar actions may be brought only in the Court of Chancery in the State of Delaware or, if that court lacks subject matter jurisdiction, another federal or state court situated in the State of Delaware. Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock shall be deemed to have notice of and consented to the forum provisions in our Charter. This exclusive provision forum will not apply to suits arising under the Exchange Act or any other claim for which federal courts have exclusive jurisdiction. In addition, our Charter provides that the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action under the Securities Act.

Although we believe these provisions benefit us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, a court may determine that these provisions are unenforceable, and to the extent they are enforceable, the provisions may have the effect of discouraging lawsuits against our directors and officers, although our stockholders will not be deemed to have waived our compliance with federal securities laws and the rules and regulations thereunder.

Special meeting of stockholders

Our bylaws provide that special meetings of our stockholders may be called only by our Board, by our Chief Executive Officer or by our Chairman.

Advance notice requirements for stockholder proposals and director nominations

Our bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders, must provide timely notice of their intent in writing. To be timely, a stockholder’s notice will need to be received by the company secretary at our principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the anniversary date of the immediately preceding annual meeting of stockholders. Pursuant to Rule 14a-8 of the Exchange Act, proposals seeking inclusion in our annual proxy statement must comply with the notice periods contained therein. Our bylaws also specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

Action by written consent

Subsequent to the consummation of the offering, any action required or permitted to be taken by our common stockholders must be effected by a duly called annual or special meeting of such stockholders, and may not be effected by written consent of the stockholders.

Board of Directors

Our Charter provides that the authorized number of directors may be changed only by resolution of the Board. Any vacancy on our Board, including a vacancy resulting from an enlargement of our board of directors, may be filled only by vote of a majority of our directors then in office. Prior to our business combination, our Sponsor, as the sole owner of our Common Stock, will have the exclusive right to vote on the election or removal of directors.

Securities Eligible for Future Sale

Immediately after the Distribution of our SPARs, we will have 61,111,111 SPARs with a minimum exercise price of $10.00, 197,188 Sponsor Shares and 3,000 Sponsor Preferred Shares outstanding. The SPARs will be generally non-transferable except for a period of time in connection with the SPAR Holder Election Period in which they will be freely transferable without restriction or further registration under the Securities Act, except for SPARs distributed to one of our affiliates within the meaning of Rule 144 under the Securities Act. The Sponsor Shares, the Sponsor Preferred Shares (and any shares issuable upon the conversion thereof) and Forward Purchase shares are or will be restricted securities under Rule 144, as they were issued in private transactions not involving a public offering, and such securities are subject to transfer restrictions as set forth elsewhere in this prospectus. These restricted securities will have certain registration rights pursuant to the Registration Rights Agreement, as more fully described below under Registration Rights.

Rule 144

Pursuant to Rule 144, a person who has beneficially owned restricted Public Shares for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

Persons who have beneficially owned restricted Public Shares for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•	1% of the total number of Public Shares then outstanding; or

•	the average weekly reported trading volume of the Public Shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination-related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•

the issuer of the securities has filed all Exchange Act reports and materials required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Current Reports on Form 8-K; and

•	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, our Sponsor will be able to sell its Public Shares pursuant to Rule 144 without registration one year after we have completed our business combination (but subject to any contractual lock-up limitations to which it is subject).

Registration Rights

Concurrently with the Distribution, we will enter into a Registration Rights Agreement with our Sponsor, the Forward Purchasers and our independent director nominees, pursuant to which we will be required to use commercially reasonable efforts to file a registration statement within 120 days of our business combination, and use our best efforts to cause such registration statement to be declared effective as soon as practicable (but in no event later than 60 days) thereafter, providing for the resale, under Rule 415 of the Securities Act, of (i) the Sponsor Shares, (ii) the Public Shares issuable upon the conversion of the Sponsor Preferred Shares, (iii) the Public Shares issuable upon exercise of the Sponsor Warrants, (iv) the Public Shares issuable upon exercise of the Director Warrants, (v) the Public Shares issued pursuant to the Forward Purchase Agreement and (vi) any other shares of the company that the parties to the Registration Rights Agreement have purchased on the open market, subject to certain conditions as provided in the Registration Rights Agreement. The parties to the Registration Rights Agreement, and their permitted transferees, will be entitled to make up to 10 demands that we register these securities, and will have certain “piggyback rights” with respect to other registration statements filed by the company. The post-combination business will bear the expenses incurred in connection with the filing of any such registration statements.

Quotation of Securities

We intend to have our SPARs quoted on the OTCQX marketplace of the OTC Markets Group Inc. or other quotation service. This will require, among other things, that at least one market maker publishes quotations for SPARs, and that a Form 211 is submitted to, and approved by, FINRA. The quotation of SPARs on the OTCQX marketplace, as compared to being listed on a national securities exchange such as the NYSE or the Nasdaq, may present significant risks to the holders of SPARs, including lower availability and efficiency of market price quotations, significantly less liquidity, increased trading costs, the absence of certain corporate governance protections, and the applicability of state securities laws that could result in restrictions on the sale of our SPARs. See Quotation of SPARs, page 5 and Risk Factors, page 57. We intend to apply to list our Public Shares on a national securities exchange in connection with the closing of any future business combination.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the U.S. federal income tax consequences generally applicable to the receipt and exercise (or expiration) of the SPARs acquired through this offering and the ownership and disposition of shares, which together with the SPARs we refer to as our securities. This discussion applies only to securities that are held as capital assets for U.S. federal income tax purposes and is applicable only to holders who acquire our securities in this offering.

This discussion does not describe all of the tax consequences that may be relevant to you in light of your particular circumstances, including the alternative minimum tax, the Medicare tax on certain investment income, the tax consequences to accrual-method taxpayers who are required under Section 451(b) of the Internal Revenue Code of 1986, as amended (the “Code”) to recognize income for U.S. federal income tax purposes no later than when such income is taken into account in applicable financial statements and the different consequences that may apply if you are subject to special rules that apply to certain types of investors, such as:

•	our Sponsor, founders, officers or directors;

•	banks, financial institutions or financial services entities;

•	S corporations;

•	governments or agencies or instrumentalities thereof;

•	regulated investment companies;

•	real estate investment trusts;

•	expatriates or former long-term residents of the United States;

•	insurance companies;

•	broker-dealers;

•	taxpayers subject to mark-to-market tax accounting rules;

•	persons holding the securities as part of a “straddle,” hedge, integrated transaction or similar transaction;

•	U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

•	persons that actually or constructively own 5% or more of our shares by vote or value;

•	persons that acquired our securities pursuant to an exercise of employee share options, in connection with employee share incentive plans or otherwise as compensation or in connection with services;

•	controlled foreign corporations or passive foreign investment companies; and

•	tax-exempt entities.

This discussion also does not consider the tax treatment of entities or arrangements treated as partnerships or other pass-through entities for U.S. federal income tax purposes or persons who hold our securities through such entities or arrangements. If a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) is the beneficial owner of our securities, the U.S. federal income tax treatment of a partner in the partnership generally will depend on the status of the partner and the activities of the partner and the partnership. If you are a partner of a partnership holding our securities, we urge you to consult your tax advisors.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations as of the date hereof, changes to any of which subsequent to the date of this prospectus may affect the tax consequences described herein. This discussion does not address any aspect of state, local or non-U.S. taxation, or any U.S. federal taxes other than income taxes (such as gift and estate taxes).

We have not sought, and do not expect to seek, a ruling from the Internal Revenue Service (“IRS”) as to any U.S. federal income tax consequence described herein. The IRS may disagree with the discussion herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY, IS ONLY A SUMMARY OF CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS ASSOCIATED WITH THE ACQUISITION, OWNERSHIP, EXERCISE AND DISPOSITION OF OUR SECURITIES AND IS NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING. EACH PROSPECTIVE INVESTOR IN OUR SECURITIES IS URGED TO CONSULT ITS TAX ADVISORS WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH INVESTOR OF THE ACQUISITION, OWNERSHIP, EXERCISE AND DISPOSITION OF OUR SECURITIES, INCLUDING THE APPLICABILITY AND EFFECT OF U.S. FEDERAL, STATE, LOCAL, AND NON-U.S. TAX LAWS AND ANY APPLICABLE TAX TREATY.

Personal Holding Company Status

We could be subject to a second level of U.S. federal income tax on a portion of our income if we are determined to be a personal holding company, or PHC, for U.S. federal income tax purposes. A U.S. corporation generally will be classified as a PHC for U.S. federal income tax purposes in a given taxable year if (i) at any time during the last half of such taxable year, five or fewer individuals (without regard to their citizenship or residency and including as individuals for this purpose certain entities such as certain tax-exempt organizations, pension funds and charitable trusts) own or are deemed to own (pursuant to certain constructive ownership rules) more than 50% of the stock of the corporation by value and (ii) at least 60% of the corporation’s adjusted ordinary gross income, as determined for U.S. federal income tax purposes, for such taxable year consists of PHC income (which includes, among other things, dividends, interest, certain royalties, annuities and, under certain circumstances, rents).

Depending on the date and size of our business combination, it is possible that at least 60% of our adjusted ordinary gross income may consist of PHC income. In addition, depending on the concentration of our stock in the hands of individuals, including the members of our Sponsor and certain tax-exempt organizations, pension funds and charitable trusts, it is possible that more than 50% of our stock may be owned or deemed owned (pursuant to the constructive ownership rules) by such persons during the last half of a taxable year. Thus, no assurance can be given that we will not be a PHC following this offering or in the future. If we are or were to become a PHC in a given taxable year, we would be subject to an additional PHC tax, currently 20%, on our undistributed PHC income, which generally includes our taxable income, subject to certain adjustments.

U.S. Holders

This section applies to you if you are a “U.S. Holder.” A U.S. Holder is a beneficial owner of our shares or SPARs who or that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•

a trust (A) the administration of which is subject to the primary supervision of a U.S. court and which has one or more United States persons (within the meaning of the Code) who have the authority to control all substantial decisions of the trust or (B) that has in effect a valid election under applicable Treasury regulations to be treated as a United States person.

Taxation of Receipt of SPARs in this Offering

No statutory, administrative or judicial authority directly addresses the treatment of a distribution substantially similar to our contemplated Distribution of SPARs. Although the matter is not free from doubt, we expect that U.S. Holders will recognize ordinary income upon their receipt of SPARs in an amount equal to the fair market value of the SPARs when received. We do not expect any such income to qualify for the dividends received deduction or to be treated as qualified dividend income.

Under this treatment, a U.S. Holder’s holding period for the SPARs would begin upon receipt, and the U.S. Holder would have a tax basis in the SPARs equal to the fair market value of the SPARs when received.

Sale or Other Disposition of the SPARs

Gain or loss realized on a sale or other taxable disposition of SPARs before their expiration generally will be subject to U.S. federal income tax as capital gain or loss in an amount equal to the difference between (a) your tax basis in the SPARs sold or otherwise disposed of and (b) the amount of cash and the fair market value of any property that you receive in exchange for the SPARs. Any such gain or loss generally will be long-term capital gain or loss if your holding period for the SPARs exceeds one year at the time of disposition. Long-term capital gains recognized by non-corporate U.S. Holders may be taxed at reduced rates. However, the deductibility of capital losses is subject to limitations.

Expiration of the SPARs

If a U.S. Holder allows the SPARs received in this offering to expire, then the U.S. Holder should recognize a capital loss at that time equal to its tax basis in the expired SPARs. A U.S. Holder’s ability to use any capital loss may be subject to limitations.

Exercise of the SPARs

We do not expect the exercise of SPARs to be a taxable transaction for U.S. federal income tax purposes. The exercise of a SPAR should be treated for U.S. federal income tax purposes as the acquisition of a share. The holding period of the shares acquired will commence on the day following the date of exercise (or possibly the date of exercise). A U.S. Holder’s initial tax basis in the shares received upon exercise of a SPAR generally should equal the sum of the U.S. Holder’s tax basis in the SPAR and the exercise price.

Taxation of Distributions

A U.S. Holder generally will be required to include in gross income as dividends the amount of any distribution paid on our shares to the extent the distribution is paid from our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Distributions in excess of such earnings and profits will constitute a return of capital that will be applied against and reduce the U.S. Holder’s adjusted tax basis in its shares (but not below zero) and, to the extent in excess of such tax basis, will be treated as gain from the sale or exchange of such shares (see “—Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Our Shares” below).

Dividends we pay to a U.S. Holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. Holder generally will constitute “qualified dividends” that will be subject to tax at the maximum tax rate accorded to long-term capital gains. If the holding period requirements are not satisfied, then a corporation may not be able to qualify for the dividends received deduction and would have taxable income equal to the entire dividend amount, and non-corporate holders may be subject to tax on such dividend at regular ordinary income tax rates instead of the preferential rate that applies to qualified dividend income.

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Our Shares

A U.S. Holder generally will recognize capital gain or loss on the sale or other taxable disposition of our shares, including as a result of a dissolution and liquidation in the event we do not consummate our business combination within the required time period. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder’s holding period for such share exceeds one year. Long-term capital gains recognized by non-corporate U.S. Holders may be taxed at reduced rates. However, the deductibility of capital losses is subject to limitations.

The amount of gain or loss recognized on a sale or other taxable disposition generally will be equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received on such disposition and (ii) the U.S. Holder’s adjusted tax basis in its shares so disposed of. A U.S. Holder’s adjusted tax basis in its shares generally will equal the U.S. Holder’s acquisition cost (as discussed above under “—Exercise of the SPARs”) less any prior distributions treated as a return of capital.

Non-U.S. Holders

This section applies to you if you are a “Non-U.S. Holder.” As used herein, the term Non-U.S. Holder means a beneficial owner of our shares or SPARs (other than a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) who or that is for U.S. federal income tax purposes:

•	a non-resident alien individual (other than certain former citizens and residents of the United States subject to U.S. tax as expatriates);

•	a foreign corporation; or

•	an estate or trust that is not a U.S. Holder,

but generally does not include an individual who is present in the United States for 183 days or more in the taxable year of disposition. If you are such an individual, you should consult your tax advisors regarding the U.S. federal income tax consequences of investment in (including the sale or other disposition of) our securities.

Taxation of Receipt of SPARs in this Offering

No statutory, administrative or judicial authority directly addresses the treatment of a distribution substantially similar to our contemplated Distribution of SPARs. Although the matter is not free from doubt, we expect that a Non-U.S. Holder will be subject to withholding tax upon its receipt of SPARs in an amount equal to 30% (possibly subject to reduction under an applicable income tax treaty) of the fair market value of the SPARs at such time, unless the receipt of SPARs is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base that such holder maintains in the United States).

In the event that the receipt of SPARs is effectively connected with a Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base that such holder maintains in the United States), the Non-U.S. Holder will be subject to regular U.S. income tax as if the Non-U.S. Holder were a U.S. resident, unless an applicable income tax treaty provides otherwise. A Non-U.S. Holder that is treated as a foreign corporation for U.S. federal income tax purposes receiving effectively connected income may also be subject to an additional “branch profits tax” imposed at a rate of 30% (or a lower treaty rate). Non-U.S. Holders should consult their own U.S. tax advisors regarding their U.S. federal income tax consequences upon an expiration of the SPARs if their receipt of SPARs is effectively connected with their conduct of a trade or business within the United States.

Exercise of the SPARs

We do not expect the exercise of SPARs to be a taxable transaction for U.S. federal income tax purposes. The exercise of a SPAR should be treated for U.S. federal income tax purposes as the acquisition of a share. The holding period of the share acquired will commence on the day following the date of exercise (or possibly the date of exercise). The Non-U.S. Holder’s initial tax basis in the share received upon exercise of the SPAR generally should equal the sum of the Non-U.S. Holder’s tax basis in the SPAR and the exercise price.

Taxation of Distributions

In general, any distributions we make to a Non-U.S. Holder in respect of our shares, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base that such holder maintains in the United States), we will be required to withhold tax from the gross amount of the dividends at a rate of 30%, unless such Non-U.S. Holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for the reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E). Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the Non-U.S. Holder’s adjusted tax basis in its shares and, to the extent the distribution exceeds the Non-U.S. Holder’s adjusted tax basis, as gain realized from the sale or other disposition of our shares, which will be treated as described under “Non-U.S. Holders—Gain on Sale, Taxable Exchange or Other Taxable Disposition of Our Shares and SPARs” below. In addition, if we determine that we are classified as a “U.S. real property holding corporation” (see “Non-U.S. Holders—Gain on Sale, Taxable Exchange or Other Taxable Disposition of Our Shares and SPARs” below), we will withhold 15% of any distribution that exceeds our current and accumulated earnings and profits.

The withholding tax does not apply to dividends paid to a Non-U.S. Holder who provides an IRS Form W-8ECI certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base that such holder maintains in the United States). Instead, the effectively connected dividends will be subject to regular U.S. income tax as if the Non-U.S. Holder were a U.S. resident, unless an applicable income tax treaty provides otherwise. A Non-U.S. Holder that is treated as a foreign corporation for U.S. federal income tax purposes receiving effectively connected dividends may also be subject to an additional “branch profits tax” imposed at a rate of 30% (or a lower treaty rate).

Gain on Sale, Taxable Exchange or Other Taxable Disposition of Our Shares and SPARs.

A Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax in respect of gain recognized on a sale, taxable exchange or other taxable disposition of our shares or SPARs, which would include a dissolution and liquidation in the event we do not consummate our business combination within the required time period, unless:

•

the gain is effectively connected with the conduct of a trade or business by the Non-U.S. Holder within the United States (and, under certain income tax treaties, is attributable to a United States permanent establishment or fixed base maintained by the Non-U.S. Holder); or

•

we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the Non-U.S. Holder held our shares, and, in the case where our shares are regularly traded on an established securities market, the Non-U.S. Holder has owned, directly or constructively, more than 5% of our shares at any time within the shorter of the five-year period preceding the disposition or such Non-U.S. Holder’s holding period for our shares. There can be no assurance that our shares will be treated as regularly traded on an established securities market for this purpose. These rules may be modified for Non-U.S. Holders of SPARs. If we are or have been a United States real property holding corporation and you own SPARs, you are urged to consult your tax advisors regarding the application of these rules.

Unless an applicable income tax treaty provides otherwise, gain described in the first bullet point above will be subject to tax at generally applicable U.S. federal income tax rates as if the Non-U.S. Holder were a U.S. resident. Any gain described in the first bullet point above of a Non-U.S. Holder that is treated as a foreign corporation for U.S. federal income tax purposes also may be subject to an additional “branch profits tax” at a 30% rate (or lower treaty rate).

If the second bullet point above applies to a Non-U.S. Holder, gain recognized by such holder on the sale, exchange or other disposition of our shares or SPARs will be subject to tax at generally applicable U.S. federal income tax rates. In addition, a buyer of our shares or SPARs from the holder may be required to withhold U.S. federal income tax at a rate of 15% of the amount realized upon the disposition. We cannot determine whether we will be a United States real property holding corporation in the future until we complete our business combination. We will be classified as a United States real property holding corporation if the fair market value of our “United States real property interests” equals or exceeds 50% of the sum of the fair market value of our worldwide real property interests plus our other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes.

FATCA Withholding Taxes.

Sections 1471 through 1474 of the Code and the Treasury regulations and administrative guidance promulgated thereunder (commonly referred as the “Foreign Account Tax Compliance Act” or “FATCA”) generally impose withholding at a rate of 30% in certain circumstances on dividends in respect of our securities that are held by or through certain foreign financial institutions and certain other non-U.S. entities unless U.S. information reporting and due diligence requirements have been satisfied by, or an exemption applies to, the payee. Under certain circumstances, a Non-U.S. Holder might be eligible for refunds or credits of such withholding taxes, and a Non-U.S. Holder might be required to file a U.S. federal income tax return to claim such refunds or credits. Non-U.S. Holders that are exempt from withholding tax under FATCA generally must provide a certification to that effect on IRS Form W-8BEN-E to eliminate the withholding tax. Prospective investors should consult their tax advisors regarding the possible implications of FATCA on their investment in our securities.

Information Reporting and Backup Withholding

The receipt of SPARs, dividend payments with respect to our shares and proceeds from the sale or exchange of our shares may be subject to information reporting to the IRS and possible U.S. backup withholding. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes other required certifications, or who is otherwise exempt from backup withholding and establishes such exempt status. A Non-U.S. Holder generally will eliminate the requirement for information reporting and backup withholding by providing certification of its foreign status, under penalties of perjury, on a duly executed applicable IRS Form W-8 or by otherwise establishing an exemption.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against a holder’s U.S. federal income tax liability, and a holder generally may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for refund with the IRS and furnishing any required information. Holders are urged to consult their tax advisors regarding the application of backup withholding and the availability of and procedure for obtaining an exemption from backup withholding in their particular circumstances.

PLAN OF DISTRIBUTION

We are distributing SPARs and copies of this prospectus to those persons who were owners of the Class A common stock and distributable redeemable warrants of PSTH as of July 25, 2022, the last trading day of PSTH securities prior to the liquidation of PSTH. We expect that the Distribution will occur as soon as practicable after the date on which this Registration Statement becomes effective.

We will distribute a total of 61,111,111 SPARs, with 50,000,000 SPARs to be distributed to in respect of the 200,000,000 shares of PSTH Class A common stock then outstanding, such that PSTH stockholders will receive one SPAR for every four shares of PSTH Class A common stock owned. We will distribute 11,111,111 SPARs in respect of the 22,222,222 distributable redeemable warrants then outstanding, such that PSTH warrant holders will receive one SPAR for every two such warrants held. We will not issue fractional SPARs, no cash will be paid in lieu thereof, and any fractional amount will be rounded down to the nearest whole number. Accordingly, former holders of the distributable redeemable warrants and Class A common stock of PSTH must have owned two distributable redeemable warrants or four shares of Class A common stock of PSTH, based on ownership as of July 25, 2022, to receive one SPAR.

To facilitate the Distribution, Continental Stock Transfer & Trust Company will maintain a record of all registered holders as of the Distribution Record Date. For beneficial holders who hold their shares in “street name,” the Depository Trust Company (“DTC”) will establish and maintain positions in Escrow CUSIPs, which will be assigned to all positions in the Class A common stock of PSTH and distributable redeemable warrants of PSTH as of the Distribution Record Date. We will distribute the SPARs on the basis of these records.

An Escrow CUSIP is a unique identifier that serves as a placeholder and is created solely for record-keeping purposes. Escrow CUSIP numbers are not transferable.

LEGAL MATTERS

Cadwalader, Wickersham & Taft LLP has passed upon the validity of the SPARs being distributed on behalf of us.

EXPERTS

The financial statements of Pershing Square SPARC Holdings, Ltd. at December 31, 2021, and for the period from November 3, 2021 (inception) through December 31, 2021, have been included in this prospectus in reliance upon the report of KPMG LLP, independent registered public accounting firm, appearing elsewhere in this prospectus, and upon the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a Registration Statement on Form S-1 under the Securities Act with respect to the securities we are distributing in connection with this prospectus. This prospectus does not contain all of the information included in the Registration Statement. For further information about us and our securities, you should refer to the Registration Statement and the exhibits and schedules filed with the Registration Statement. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are materially complete but may not include a description of all aspects of such contracts, agreements or other documents, and you should refer to the exhibits attached to the Registration Statement for copies of the actual contract, agreement or other document.

Upon completion of the Distribution, we will be subject to the information requirements of the Exchange Act and will file annual, quarterly and current event reports, proxy statements and other information with the SEC. You can read our SEC filings, including the Registration Statement, over the Internet at the SEC’s website at www.sec.gov.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors of Pershing Square SPARC Holdings, Ltd.:

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Pershing Square SPARC Holdings, Ltd. (the Company) as of December 31, 2021, the related statements of operations, changes in stockholders’ equity (deficit) and cash flows for the period from November 3, 2021 (inception) to December 31, 2021, and the related notes (collectively, the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021, and the results of its operations and its cash flows for the period then ended, in conformity with U.S. generally accepted accounting principles.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ KPMG LLP

We have served as the Company’s auditor since 2021.

New York, New York

June 16, 2022

PERSHING SQUARE SPARC HOLDINGS, LTD.

BALANCE SHEETS

	As of June 30, 2022 (Unaudited)	As of December 31, 2021 (Audited)
Assets
Current Assets:
Cash and cash equivalents	$10,014	$9,825
Other receivables	—	175

Total Current Assets	10,014	10,000

Total Assets	$10,014	$10,000

Liabilities And Stockholders’ Equity/(Deficit)
Current Liabilities:
Accrued expenses	$669,665	$1,760,683

Total Current Liabilities	669,665	1,760,683

Total Liabilities	669,665	1,760,683

Stockholders’ Equity/(Deficit)
Common Stock, $0.0001 par value; 500,000 and 50,000 shares authorized; 197,188 and 23,660 issued and outstanding at June 30, 2022 and December 31, 2021, respectively	20	2
Additional paid-in capital	1,971,860	236,598
Accumulated deficit	(2,631,531)	(1,987,283)

Total Stockholders’ Equity/(Deficit)	(659,651)	(1,750,683)

Total Liabilities And Stockholders’ Equity/(Deficit)	$10,014	$10,000

The accompanying notes are an integral part of these financial statements.

PERSHING SQUARE SPARC HOLDINGS, LTD.

STATEMENTS OF OPERATIONS

	For the six months ended June 30, 2022 (Unaudited)	For the three months ended June 30, 2022 (Unaudited)	For the period from November 3, 2021 (Inception) through December 31, 2021 (Audited)
Legal fees	$(591,579)	$(390,022)	$(1,303,840)
Accounting fees	(45,000)	(30,000)	(335,055)
Franchise tax	(674)	(526)	(225)
Printing fees	(6,995)	(6,995)	(78,590)
Other expenses	—	—	(269,573)

Net loss	$(644,248)	$(427,543)	$(1,987,283)

Weighted average common shares outstanding, basic and diluted	60,426	94,958	16,244

Basic and diluted net loss per common share	$(10.66)	$(4.50)	$(122.34)

The accompanying notes are an integral part of these financial statements.

PERSHING SQUARE SPARC HOLDINGS, LTD.

STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

For the periods from November 3, 2021 (Inception) to December 31, 2021 and the three and six months ended June 30, 2022

	Common Stock		Additional Paid-In Capital	Accumulated Deficit	Total Stockholders’ Equity/(Deficit)
	Shares	Amount
Balance —November 3, 2021 (Inception)	—	$—	$—	$—	$—
Issuance of Common Stock to Sponsor	23,660	2	236,598	—	236,600
Net loss	—	—	—	(1,987,283)	(1,987,283)

Balance —December 31, 2021 (Audited)	23,660	$2	$236,598	$(1,987,283)	$(1,750,683)

Balance —December 31, 2021 (Audited)	23,660	$2	$236,598	$(1,987,283)	$(1,750,683)
Issuance of Common Stock to Sponsor	4,383	1	43,829	—	43,830
Net loss	—	—	—	(216,705)	(216,705)

Balance —March 31, 2022 (Unaudited)	28,043	$3	$280,427	$(2,203,988)	$(1,923,558)

Balance —March 31, 2022 (Unaudited)	28,043	$3	$280,427	$(2,203,988)	$(1,923,558)
Issuance of Common Stock to Sponsor	169,145	17	1,691,433	—	1,691,450
Net loss	—	—	—	(427,543)	(427,543)

Balance —June 30, 2022 (Unaudited)	197,188	$20	$1,971,860	$(2,631,531)	$(659,651)

The accompanying notes are an integral part of these financial statements.

PERSHING SQUARE SPARC HOLDINGS, LTD.

STATEMENTS OF CASH FLOWS

	For the six months ended June 30, 2022 (Unaudited)	For the period from November 3, 2021 (Inception) through December 31, 2021 (Audited)
Cash flows from operating activities:
Net loss	$(644,248)	$(1,987,283)
Adjustments to reconcile net loss to net cash used in operating activities:
(Increase)/decrease in operating assets:
Other receivables	175	(175)
Increase/(decrease) in operating liabilities
Accrued expenses	(1,091,018)	1,760,683

Net cash used in operating activities	(1,735,091)	(226,775)

Cash flows from financing activities:
Proceeds from issuance of Common Stock to Sponsor	1,735,280	236,600

Net cash provided by financing activities	1,735,280	236,600

Net increase in cash	189	9,825
Cash and cash equivalents—beginning of period	9,825	—

Cash and cash equivalents—end of period	$10,014	$9,825

The accompanying notes are an integral part of these financial statements.

PERSHING SQUARE SPARC HOLDINGS, LTD.

NOTES TO FINANCIAL STATEMENTS

Note 1—Description of Organization and Business Operations

Organization and General

Pershing Square SPARC Holdings, Ltd. (the “Company”) is a newly organized company incorporated on November 3, 2021 in the State of Delaware and formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other business combination transaction with one or more businesses (the “Business Combination”). The Company is not limited to a particular industry or sector for purposes of consummating a Business Combination. The Company is an emerging growth company and, as such, the Company is subject to all of the risks associated with emerging growth companies.

As of June 30, 2022, the Company had not commenced any operations. All activity from the period from November 3, 2021 (inception) through June 30, 2022 relates to the Company’s formation and the registration of its subscription warrants (the “SPARs”) with the Securities and Exchange Commission (“SEC”) (the “Proposed Registration”) described below. The Company will generate non-operating income in the form of interest from proceeds obtained in connection with the private placements of the Sponsor Shares and the Sponsor Preferred Shares (further discussed below). The Company has selected December 31st as its fiscal year-end.

Sponsor and Proposed Financing

The Company’s sponsor is Pershing Square SPARC Sponsor, LLC (“Sponsor”), a Delaware limited liability company organized on November 4, 2021. The Sponsor is an affiliate of Pershing Square Capital Management, L.P. (“PSCM”), a registered investment advisor under the Investment Advisers Act of 1940, as amended. The Sponsor is wholly owned by Pershing Square Holdings, Ltd., a Guernsey company, Pershing Square, L.P., a Delaware limited partnership, and Pershing Square International, Ltd., a Cayman Islands exempted company, each of which is an investment fund managed by PSCM (the “Pershing Square Funds”). The Sponsor is also an affiliate of Pershing Square Tontine Holdings, Ltd., a Delaware corporation (“PSTH”), which was a special purpose acquisition company (“SPAC”) that did not enter into an initial business combination within the prescribed time period and redeemed all of its Class A common stock and subsequently dissolved.

The Company has filed this registration statement for the Company’s Proposed Registration (the “Prospectus”) of 61,111,111 subscription warrants (the “SPARs”) exercisable at a minimum exercise price of $10.00 per share of the Company’s common stock, par value $0.0001, or depending on the form of the Business Combination, the entity resulting from the Business Combination (the “Public Shares”), and plans to distribute these once the Prospectus becomes effective. The distribution of the SPARs will be made, at no cost, to former security holders of PSTH based on record ownership as of July 25, 2022, with 50,000,000 SPARs to be distributed to the holders of the 200,000,000 shares of Class A common stock of PSTH on a pro rata basis, and 11,111,111 SPARs to be distributed to the holders of the 22,222,222 distributable redeemable warrants of PSTH (the “Distribution”). Each SPAR will be exercisable for two Public Shares, and SPARs must be exercised in whole. Upon the Company entering into a definitive agreement with respect to a Business Combination (a “Definitive Agreement”), the Company will announce the final exercise price (the “Final Exercise Price”) of the SPARs. Following entry into the Definitive Agreement, the Company will file a registration statement (the “Business Combination Registration Statement”) that will include information regarding the proposed Business Combination, and the Company will seek to satisfy substantially all express closing conditions contained in the Definitive Agreement, other than those that can only be satisfied as of a later date (the “Disclosure Period Closing Conditions”). Following the satisfaction or waiver of the Disclosure Period Closing Conditions and the Business Combination Registration Statement becoming effective and being mailed to the holders of SPARs, holders will have 20 business days (the “SPAR Holder Election Period”) to submit an irrevocable notice of their election to purchase Public Shares (an “Election”), and to submit their exercise payment to be held in a custodial account controlled by an independent custodian (the “Custodial Account”). Following the SPAR Holder Election

Period, the Company will have up to 10 business days to assess whether all remaining closing conditions are satisfied (the “Final Closing Conditions”) and whether to proceed with the proposed Business Combination, abandon the Business Combination and seek an alternate transaction, or in certain limited circumstances, extend the Closing Period to a date that is no later than 10 months from the start of the SPAR Holder Election Period (the “Closing Period”). If the Final Closing Conditions are satisfied, the Business Combination will be consummated (“Closing”) and the SPARs will automatically be exercised concurrently therewith. In certain circumstances, Elections may be revoked, and the periods may be postponed, extended or terminated, as described in the Prospectus. The proceeds from the payment of the exercise price for SPARs for which an Election has been submitted will be held in a custodial account (the “Custodial Account”) until the consummation of a Business Combination, the Company’s announcement that it will not consummate the Business Combination, or the date that is 10 months from the start of the SPAR Holder Election Period (the “Closing Deadline”), which is the maximum amount of time funds may be held in the Custodial Account, and at which time the company will be required to liquidate if it has not the Closing has not yet occurred.

The Company intends to finance the Business Combination with proceeds from the exercise of the SPARs, a minimum of $1,222,222,220 if all SPARs are exercised, and from the proceeds of the Forward Purchase (as defined below). The proceeds from private placement sales to the Sponsor of 197,188 shares of common stock at $10.00 per share (the “Common Stock”), for an aggregate purchase price of $1,971,880 (the “Sponsor Shares”) and 3,000 mandatorily convertible cumulative preferred shares, par value $0.0001 (the “Sponsor Preferred Shares”), for an aggregate purchase price of $30,000,000, will be used to fund operating expenses, with any remaining amount to be used in connection with the Business Combination. The Sponsor Shares will be identical to the Public Shares, except that they will be subject to certain transfer restrictions and have certain registration rights. The Sponsor Preferred Shares are further discussed in Note 4.

At December 31, 2021, the Sponsor had purchased 23,660 Sponsor Shares and, in the period from January 1, 2022 to June 30, 2022, purchased an additional 173,528 Sponsor Shares. The Sponsor will purchase the 3,000 Sponsor Preferred Shares prior to the Distribution, in each case in a private placement. Following the purchase of the Sponsor Preferred Shares, $5,000,001 of the proceeds will be placed in the Custodial Account where it will be held until the earlier of the Closing or the Company’s liquidation, and the remainder will be placed in the Company’s operating account and will be held as unrestricted cash to pay for ongoing expenses (such as business, legal and accounting due diligence costs related to prospective acquisitions, and continuing general and administrative expenses).

The Custodial Account

The funds received in connection with the submission of Elections will be held in a Custodial Account and will be held in cash or, at the election of the Company, invested solely in U.S. Treasury obligations (which are United States “government securities” within the meaning of Section 2 (a) (16) of the Investment Company Act) having a maturity of one hundred eighty (180) days or less or in money market funds that meet certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940, as amended.

The proceeds from the submission of SPAR exercise payments, other than withdrawal of interest or dividend income to pay taxes owed from the income derived from the Custodial Account, will remain in the Custodial Account (and will not be released) until the consummation of the Business Combination for use in connection therewith or the liquidation of the Company in connection with (i) the expiration of the SPARs on the date that is 10 years from their issuance or (ii) the failure to consummate a Business Combination during the SPAR Holder Election Period (an “Early Termination”), in which event the funds held in the Custodial Account are to be returned, inclusive of interest and net of taxes, to electing holders of the SPARs in proportion to the aggregate exercise price paid by each such holder. In connection with the consummation of the Business Combination, all amounts held in the Custodial Account will be released to the Company. The Company will use these funds to pay all or a portion of the consideration payable to the target or owners of the target of the Business Combination and to pay other expenses associated with the Business Combination. If the Business

Combination is paid for using equity or debt instruments, or not all of the funds released from the Custodial Account are used for payment of the consideration in connection with the Business Combination, the Company may apply the balance of the cash released to the Company from the Custodial Account for general corporate purposes, including maintenance or expansion of operations of post-combination businesses, the payment of principal or interest due on indebtedness incurred in completing the Business Combination, to fund the purchase of other companies or make other investments, or for working capital. The proceeds deposited in the Custodial Account could become subject to the claims of the Company’s creditors, if any, which could have priority over the claims of holders of the Public Shares.

Business Combination

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Proposed Registration and the sale of the Sponsor Shares and Sponsor Preferred Shares, although substantially all proceeds are intended to be generally applied toward operating expenses in connection with identifying and consummating a Business Combination. The Company will enter into a Business Combination with a target business having a value of at least 80% of the aggregate proceeds from the exercise of all SPARs at the Final Exercise Price, and intends to enter into a Business Combination with a target business of greater value than the proceeds available from the exercise of the SPARs. The Company may not enter into a Business Combination with another blank check or similar company. Subject to these restrictions, management will have virtually unrestricted flexibility in identifying and selecting one or more prospective target businesses. The Business Combination may be structured in a variety of ways, including, but not limited to, a merger, capital stock exchange, asset acquisition, stock purchase, or reorganization and will be structured so that the Company is not required to register as an investment company under the Investment Company Act. Furthermore, there is no assurance that the Company will be able to successfully effect a Business Combination.

The Company will comply with applicable requirements under Delaware law and, if and as applicable, the rules of the OTCQX marketplace of the OTC Markets Group. The Company will obtain any required stockholder approvals following the effectiveness of the Business Combination Registration Statement, at which time the Sponsor, as owner of the Sponsor Shares, will be the Company’s sole stockholder. Accordingly, the holders of SPARs will not have the opportunity to vote in favor of or against the proposed Business Combination or on any other matter submitted to a vote of stockholders. If the holders of the SPARs disapprove of the proposed transaction, their recourse will be limited to selling or choosing not to exercise their SPARs.

The SPARs will expire upon the earlier of (i) an Early Termination, (ii) Closing and (iii) the date that is 10 years from their issuance. If the Company is unable to complete its Business Combination and the SPARs expire, the Company, subject to the approval of the stockholders and the Company’s board of directors, will dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. Any remaining assets of the Company will be distributed to the holders of the Sponsor Preferred Shares first, in the amount of the liquidation preference of such shares and any accrued and unpaid dividends (or such lesser amount as is available) and the remainder to the holders of the Common Stock, which would consist solely of the Sponsor in its capacity as the holder of the Sponsor Shares.

Prior to the Company’s dissolution, funds held in the Custodial Account, if such event occurs, will be returned to all electing SPAR holders who have submitted payment on a pro-rata basis. All costs and expenses associated with implementing the Company’s plan of dissolution, as well as payments to any creditors, will be funded from the Company’s remaining assets, which may not be sufficient for such purpose. Holders of SPARs will have no right to the assets of the Company in the event of dissolution or bankruptcy.

In the event of a liquidation, dissolution or winding up of the Company after a Business Combination, the stockholders are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of shares having preference over the Company’s common stock, such as the Sponsor Preferred Shares. Stockholders have no preemptive or other rights. There are no sinking fund provisions applicable to the Common Stock or the Public Shares.

Note 2—Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements are presented in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the accounting and disclosure rules and regulations of the SEC. The accompanying financial statements include all adjustments, consisting of a normal recurring nature, which are, in the opinion of management, necessary for a fair presentation of the financial position, operating results and cash flows for the period presented. In connection with the Company’s assessment of going concern considerations in accordance with ASU 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” as of June 30, 2022 and December 31, 2021, the Company does not have sufficient liquidity to meet its current obligations. However, management has determined that the Company has access to funds from the Sponsor entity that are sufficient to fund the working capital needs of the Company until the earlier of the consummation of the Proposed Registration or a minimum of one year from the date of issuance of these financial statements.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). The JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with those of another public company difficult or impossible if such other public company is (i) not an emerging growth company or (ii) is an emerging growth company that has opted out of using the extended transition period, due to the potential differences in accounting standards used.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash and cash equivalent accounts in financial institutions, which, at times, may exceed the Federal Depository Insurance Coverage of $250,000. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under FASB ASC 820, “Fair Value Measurement,” approximates the carrying amounts represented in the accompanying balance sheet, primarily due to their short-term nature.

Use of Estimates

The preparation of the financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods, as well as disclosure of any contingent assets and liabilities as of the date of the financial statements.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with a maturity of three months or less at the time of purchase to be cash equivalents. At June 30, 2022 and December 31, 2021, cash and cash equivalents on the balance sheet is comprised of cash in bank of $10,014 and $9,825, respectively.

Expected Accounting for the Company’s Securities

The Company will account for the Sponsor Shares, the Sponsor Preferred Shares, the SPARs and the Forward Purchase Shares (defined in Note 4) in accordance with the guidance contained in ASC 480 – Distinguishing liabilities from equity, and ASC 815-40 – Contracts in an entity’s own equity. Under this guidance, the Company currently expects the SPARs and the Forward Purchase Shares will not meet the criteria for equity treatment upon issuance; whereas it currently expects the Sponsor Shares and the Sponsor Preferred Shares to meet the criteria for equity treatment upon issuance. At June 30, 2022 and December 31, 2021, the Company had 197,188 and 23,660 Sponsor Shares, respectively, issued and outstanding and has not issued any SPARs, Sponsor Preferred Shares or Forward Purchase Shares. The Company expects to classify the SPARs and the Forward Purchase Shares as liabilities once they are outstanding. Upon issuance, the Company will record the initial fair value of the SPAR’s and Forward Purchase shares as an expense because such instruments will be distributed to parties other than shareholders and accordingly may not be recognized as dividends under ASC 505, Equity. These liabilities will subsequently be measured at fair value with changes in fair value reflected on the statement of operations at each reporting period. The classification of these instruments, including whether such instruments should be recorded as liabilities or as equity, will be re-assessed at the end of each reporting period.

The Company will account for the Sponsor Warrants and Director Warrants (defined in Note 4 and collectively, the “Private Warrants”) under ASC 718 – Stock compensation (“ASC 718”) as the Private Warrants will be issued to the Sponsor and Directors at no consideration in connection with their services towards the Company’s operations and potential Business Combination. Under ASC 718, stock-based compensation associated with equity-classified awards is measured at fair value upon the grant date. Compensation expense related to the Private Warrants is recognized only when the performance condition is probable of occurrence. Stock-based compensation will be recognized at the date a Business Combination is considered probable in an amount equal to (i) the number of shares to which the Sponsor Warrants and Director Warrants are entitled of the fully diluted Public Shares outstanding immediately following the Business Combination, 4.95% and 0.216%, respectively, multiplied by (ii) the fair value per share at grant date (unless subsequently modified). As of June 30, 2022, the Company determined that a Business Combination is not considered probable, therefore no stock-based compensation expense has been recognized.

Net Income/(Loss) per Common Share

Net income/(loss) per share of Common Stock is computed by dividing net income/(loss) by the weighted-average number of shares of Common Stock outstanding during the period, plus, to the extent dilutive, the incremental number of shares of Common Stock to settle the Sponsor Preferred Shares, the SPARs, the Forward Purchase Shares (as defined in Note 4), the Sponsor Warrants and the Director Warrants, as calculated using the treasury stock method. At June 30, 2022 and December 31, 2021, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into Common Stock and then share in the earnings/(deficit) of the Company under the treasury stock method. As a result, diluted income/(loss) per share of Common Stock is the same as basic income/(loss) per share of Common Stock for the period.

Income Taxes

The Company follows the asset and liability method of accounting for income taxes under ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the carrying amounts of existing assets and liabilities and their respective tax bases on the financial statements. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of June 30, 2022 and December 31, 2021. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception. As of June 30, 2022 and December 31, 2021, the Company recorded a full valuation allowance against the deferred tax asset associated with the net loss recorded during the period from November 3, 2021 (inception) through December 31, 2021 and the period from January 1, 2022 to June 30, 2022.

Recent Accounting Pronouncements

In August 2020, the FASB issued Accounting Standards Update (“ASU”) No. 2020-06, Debt-Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging-Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity (“ASU 2020-06”), which simplifies accounting for convertible instruments by removing major separation models required under current GAAP. The ASU also removes certain settlement conditions that are required for equity-linked contracts to qualify for the derivative scope exception, and it simplifies the diluted earnings per share calculation in certain areas. The Company adopted ASU 2020-06 at the Company’s inception on November 3, 2021. Adoption of the ASU did not impact the Company’s financial position, results of operations or cash flows.

Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material impact on the Company’s financial statements.

Risk and Uncertainties

Management continues to evaluate the impact of the COVID-19 pandemic on the industry and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Note 3—Registration

SPARs and Public Shares

Pursuant to the Proposed Registration, the Company intends to distribute SPARs, at no cost, to the holders of record of PSTH’s Class A common stock and distributable redeemable warrants once the Prospectus becomes effective. The SPARs will be issued pursuant to a warrant agreement between the Company and Continental Stock Transfer & Trust, as warrant agent. Each SPAR will be exercisable for two Public Shares. The Company intends that the SPARs, as well as the Public Shares to be issued upon the exercise of the SPARs, will be quoted on the OTCQX marketplace of the OTC Markets Group (see Note 1) beginning at or shortly prior to the SPAR Holder Election Period. The Public Shares will be issued in connection with the closing of the Business Combination. Depending on the form that the Business Combination takes, the Public Shares may be issued as shares of the post-Business Combination company. No fractional SPARs or Public Shares will be issued, a SPAR may not be exercised in part, and only whole SPARs and Public Shares will trade. The Company intends to issue up to 122,222,222 Public Shares in respect of SPARs that will generate aggregate proceeds of a minimum of $1,222,222,220 if all SPARs are exercised.

Note 4—Related Party Transactions

Sponsor Shares

On November 10, 2021, November 22, 2021, February 22, 2022 and May 26, 2022 the Sponsor acquired, respectively, 1,000, 22,660, 4,383 and 169,145 Sponsor Shares, each at a per-share price of $10.00. In the event that the Final Exercise Price is higher than the minimum exercise price of $10.00, the Company will carry out a reverse stock split of the Sponsor Shares such that the effective per-share purchase price of the Sponsor Shares is equal to the Final Exercise Price.

The Sponsor Shares and the Sponsor Preferred Shares will be subject to transfer restrictions pursuant to a lock-up provision in an letter agreement that will be entered into by the Company and the Sponsor (the “Letter Agreement”), which will provide that such shares are not transferable or salable prior to the Business Combination, except (a) to any affiliate transferees (defined as any entity that is managed by PSCM, the “Affiliate Transferees”) or (b) in the event of the Company’s liquidation prior to the completion of a Business Combination; provided, however, that in the case of clause (a), these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions, and the other restrictions contained in the Letter Agreement and by the same agreements entered into by the Sponsor with respect to such securities (including provisions relating to voting and liquidation distributions described in the Prospectus).

Sponsor Preferred Shares

The Sponsor intends to purchase, prior to the Distribution, 3,000 Sponsor Preferred Shares at an aggregate purchase price of $30,000,000. The Sponsor Preferred Shares will generally not have any voting rights, will be entitled to a cumulative annual dividend of 5.0%, have a liquidation preference of $10,000 per share (the “Liquidation Preference”), rank higher in priority to the Common Stock and will mandatorily convert into Common Stock upon the Closing. Accrued dividends will be paid in cash at the time of the conversion. The aggregate number of shares of Common Stock issuable upon conversion of the Sponsor Preferred Shares will equal the aggregate liquidation preference of the Sponsor Preferred Shares, divided by the Final Exercise Price. The Sponsor Preferred Shares are generally not transferable, and the Common Stock issuable upon the conversion thereof will have certain registration rights.

In the event of any liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or involuntary, before any distribution or payment out of the assets of the Company are made to the holders of any Common Stock or any shares ranking lower in priority to the Sponsor Preferred Shares, the holders of the Sponsor Preferred Shares will be entitled to receive, per share, the Liquidation Preference plus any accrued and unpaid dividends. Such payments must be made from funds legally available therefor, and no amounts held in the Custodial Account may be used for such purpose. If insufficient funds are available to satisfy the liquidation preference, the holders of the Sponsor Preferred Shares will be entitled to receive their pro-rata amount of the funds available.

Sponsor Warrants

The Company intends to issue, prior to the Distribution, warrants to the Sponsor (the “Sponsor Warrants”). The Sponsor Warrants will be exercisable, in the aggregate, for 4.95% of the shares of the post-combination company that are outstanding as of the time immediately following Closing, on a fully diluted basis (such 4.95% of shares, the “Reference Shares”). The Sponsor Warrants will have an exercise price equal to 120% of the Final Exercise Price (the “Reference Price”). The Sponsor Warrants may be exercised on a cashless basis, with the number of shares of Common Stock to be issued upon exercise calculated as the number of Reference Shares, multiplied by (x) the “fair market value” of a share of Common Stock in excess of the Reference Price, divided by (y) the fair market value of a Reference Share. As used above, “fair market value” refers to the volume-weighted average trading price of a share of Common Stock over the 10 consecutive trading days ending on the third trading day prior to a notice of exercise being sent.

The Sponsor Warrants will generally not be saleable or transferable until three years after the consummation of our business combination and are subject to certain adjustments as described herein. The shares of Common Stock issuable upon exercise of the Sponsor Warrants will generally not be saleable or transferable until three years after the consummation of our business combination and will have certain registration rights. The Sponsor Warrants will expire on the date that is 10 years from the consummation of the Business Combination. The Sponsor Warrants may be exercised in whole or in part and will not be subject to redemption. See the section of the Prospectus entitled “Principal Stockholders—Restrictions on Transfers of Sponsor Warrants.”

The Company will grant the Sponsor, its permitted transferees and any holders of the Sponsor Warrants or the shares issuable upon exercise thereof certain registration rights, as provided in the registration rights agreement, which will permit such securities to be sold on the public market when the lock-up period ends, three years after the date the Company consummates its Business Combination.

The Director Warrants

The Company intends to issue, prior to the Distribution, warrants to certain of our independent director nominees (the “Director Warrants”). The Director Warrants are identical to the Sponsor Warrants, including with respect to transfer restrictions and registration rights, except that: (i) the Director Warrants will be exercisable, in the aggregate, for approximately 0.216% of the Public Shares that are outstanding as of the time immediately following the consummation of our business combination, on a fully diluted basis; (ii) the Director Warrants will generally not be exercisable until one year after the consummation of our business combination (and after any such exercise, Public Shares issued upon exercise will be saleable or tradeable, subject to applicable securities laws); (iii) the Director Warrants will not be saleable or transferable until three years after the consummation of our business combination (provided that Public Shares issuable upon exercise of the Director Warrants will be saleable or tradeable as set forth in clause (ii)). In the event a director nominee resigns for any reason prior to the exercise or sale of his or her Director Warrants, we will be entitled, at our election, to repurchase in full such director’s Director Warrants (and if we do not elect to make such repurchase, our Sponsor may repurchase the warrants). The repurchase price in each case will be $1,000,000 with respect to each director, or $4,000,000 in the aggregate. The Private Warrants will be exercisable, in the aggregate, for approximately 5.166% of the outstanding Public Shares. Any such repurchase will not be funded by amounts held in the Custodial Account.

Forward Purchase Agreement

The Pershing Square Funds (each a “Forward Purchaser” and collectively the “Committed Forward Purchasers”) intend to enter into a forward purchase agreement (the “Forward Purchase Agreement”), pursuant to which an aggregate amount of $3.5 billion of forward purchase shares (the “Forward Purchase Shares”) may be purchased. The Committed Forward Purchasers will be required to purchase an aggregate amount of committed Forward Purchase Shares between $250.0 million and $1.0 billion, depending on the Final Exercise Price (the “Committed Forward Purchase Shares”), at a per-share purchase price equal to the Final Exercise Price. The amount that the Committed Forward Purchasers will be obligated to buy will equal $250.0 million at a Final Exercise Price of $10.00, and will be a proportionately greater amount at a higher Final Exercise Price, up to $1.0 billion at a Final Exercise Price of $40.00 or greater. In addition, an entity that is managed by PSCM (the “Additional Forward Purchaser” and, with the Committed Forward Purchaser, the “Forward Purchasers” )

intends to enter into the Forward Purchase Agreement, providing it with the right, but not the obligation, to purchase that amount of the maximum $3.5 billion of Forward Purchase Shares not allocated to the Committed Forward Purchasers (the “Additional Forward Purchase Shares”) at the Final Exercise Price. The Additional Forward Purchaser will agree to the amount of Additional Forward Purchase Shares it will purchase at the time that the Company enters into the Definitive Agreement. The Additional Forward Purchaser may, but is not obligated to, provide a “backstop” by agreeing (at the time of entering into the Definitive Agreement or at any time prior to the Closing) to purchase Public Shares in the amount of any Unelected SPARs, subject to the overall $3.5 billion maximum Forward Purchase. The Committed Forward Purchasers will purchase their Committed Forward Purchase Shares in a private placement that will occur simultaneously with the Closing. The Additional Forward Purchaser will purchase its Additional Forward Purchase Shares, if any, in a private placement that will occur simultaneously with the Closing.

The Committed Forward Purchasers’ obligation to purchase the Committed Forward Purchase shares will be allocated among the Committed Forward Purchasers from time to time as described in the Prospectus. The Committed Forward Purchasers’ obligation to purchase the Committed Forward Purchase shares may not be transferred to any other parties. The Additional Forward Purchaser’s right to purchase the Additional Forward Purchase shares may be transferred, in whole or in part, to any Affiliate Transferee, but not to third parties.

The Forward Purchase Shares will be subject to transfer restrictions pursuant to lock-up provisions that will be set forth in the Forward Purchase Agreement. These lock-up provisions will provide that such shares are not transferable or salable until the earlier of (x) 180 days after the completion of the Business Combination or (y) subsequent to the Business Combination, the date on which the Company completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of the Company’s public stockholders having the right to exchange their shares of common stock for cash, securities or other property, except: (i) in the case of the Committed Forward Purchasers, (a) to any other Committed Forward Purchaser or (b) in the event of the Company’s liquidation prior to the completion of the Business Combination; and (ii) in the case of the Additional Forward Purchaser and its permitted transferees, (a) to an Affiliate Transferee or (b) in the event of the Company’s liquidation prior to the completion of the Business Combination; provided, however, that in the case of each of clauses (a) and (b), these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions, and the other restrictions contained in the applicable purchase agreement and by the same agreements entered into by the purchasers of the Forward Purchase Shares with respect to such securities.

Registration Rights Agreement

Concurrently with the Distribution, the Company will enter into a registration rights agreement with the Sponsor, the Forward Purchasers and our independent director nominees, pursuant to which the Company will be required to use commercially reasonable efforts to file a registration statement within 120 days of the Business Combination, and use best efforts to cause such registration statement to be declared effective as soon as practicable (but in no event later than 60 days) thereafter, providing for the resale, under Rule 415 of the Securities Act, of (i) the Sponsor Shares, (ii) the Public Shares issuable upon the conversion of the Sponsor Preferred Shares, (iii) the Public Shares issuable upon exercise of the Sponsor Warrants, (iv) the Public Shares issuable upon exercise of the Director Warrants, (v) the Public Shares issued pursuant to the Forward Purchase Agreement and (vi) any other shares of the Company that the parties to the Registration Rights Agreement have purchased on the open market, subject to certain conditions as provided in the Registration Rights Agreement. The parties to the Registration Rights Agreement, and their permitted transferees, will be entitled to make up to 10 demands that we register these securities, and will have certain “piggyback rights” with respect to other registration statements filed by the Company. The post-combination business will bear the expenses incurred in connection with the filing of any the registration statements.

Directors Compensation

For the period from November 3, 2021 (inception) through June 30, 2022, William A. Ackman has been the sole director of the Company and does not receive any compensation from the Company in either his capacity as a director or as an officer. No other directors have been appointed to-date. However, the Company intends to appoint additional directors to the Board prior to the Distribution, certain of whom will receive an annual compensation. The Company’s compensation committee will review, on an annual basis, the compensation payable to any independent directors.

The Sponsor, directors and officers, or any of their respective affiliates, will be reimbursed for any reasonable out-of-pocket expenses incurred in connection with activities on behalf of the Company such as identifying potential target businesses and performing due diligence on suitable business combinations. The Company’s audit committee will review on a quarterly basis all payments that were made to the Sponsor, officers, directors or their affiliates and will determine which expenses and the amount of those expenses that will be reimbursed. There is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred by such persons in connection with activities on behalf of the Company.

Note 5—Stockholders’ Equity

Common Stock

The certificate of incorporation of the Company, as of November 3, 2021 (Inception), authorized the issuance of up to 10,000 shares of Common Stock, par value $0.0001 per share. On November 19, 2021 and May 25, 2022, the Company amended and restated the certificate of incorporation to authorize the issuance of up to 50,000 and 500,000 shares of Common Stock respectively. As of June 30, 2022 and December 31, 2021, there were 197,188 and 23,660 shares of Common Stock issued and outstanding, respectively all of which were held by Sponsor.

Preferred Shares

The Company is authorized to issue 10,000 preferred shares, par value $0.0001, with such designations, voting and other rights and preferences as may be determined from time to time by the Board. At June 30, 2022 and December 31, 2021, there were no preferred shares issued and outstanding.

Note 6—Fair Value Measurements

The Company measures fair value of financial instruments in accordance with ASC 820, Fair Value Measurements and Disclosures.

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid for transfer of the liabilities in an orderly transaction between market participants at the measurement date. The following fair value hierarchy is used to classify assets and liabilities based on the observable and unobservable inputs used to value the assets and liabilities:

Level 1:	Valuation determined based on unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:	Valuation determined based on observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3:	Valuation determined based on unobservable inputs on the Company’s assessment of the assumptions that market participants would use in pricing the asset or liability.

As of June 30, 2022, and during the periods from November 3, 2021 (inception) to December 31, 2021 and from January 1, 2022 to June 30, 2022, the Company did not hold any assets and liabilities that were measured at fair value.

Note 7—Subsequent Events

The Company evaluated subsequent events and transactions that occurred after the June 30, 2022 balance sheet date up to the date that the financial statements were issued. Based upon this evaluation, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

Pershing Square SPARC Holdings, Ltd.

61,111,111 Subscription Warrants to Purchase Two Shares of Common Stock at a Minimum Exercise Price of $10.00 per Share

PRELIMINARY PROSPECTUS

                    , 2022

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The estimated expenses payable by us in connection with the offering described in this registration statement will be as follows:

SEC Expenses	$226,600
Legal & Accounting Fees/Expenses	2,000,000
Auditor fees and expenses	170,000
Printing and engraving expenses	125,000
OTC quotation and filing fees	25,000
Miscellaneous	1,300,000

$3,846,600

In addition, $5,000,001 of the proceeds from the sale of the Sponsor Preferred Shares will be placed in the Custodial Account, and will be held in such account until the earlier of the consummation of a business combination or the liquidation of the company.

Item 14. Indemnification of Directors and Officers.

Our Charter provides that all of our directors, officers, employees and agents shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the DGCL.

Section 145 of the DGCL concerning indemnification of officers, directors, employees and agents is set forth below.

Section 145. Indemnification of officers, directors, employees and agents; insurance.

(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer of the corporation at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e) Expenses (including attorneys’ fees) incurred by an officer or director of the corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents of the corporation or by persons serving at the request of the corporation as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. A right to indemnification or to advancement of expenses arising under a provision of the Charter or a bylaw shall not be eliminated or impaired by an amendment to the Charter or the bylaws after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.

(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h) For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i) For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

In accordance with Section 102(b)(7) of the DGCL, our Charter provides that no director shall be personally liable to us or any of our stockholders for monetary damages resulting from breaches of their fiduciary duty as directors, except to the extent such limitation on or exemption from liability is not permitted under the DGCL unless they violated their duty of loyalty to us or our stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived improper personal benefit from their actions as directors. The effect of this provision of our Charter is to eliminate our rights and those of our stockholders (through stockholders’ derivative suits on our behalf) to recover monetary damages against a director for breach of the fiduciary duty of care as a director, including breaches resulting from negligent or grossly negligent behavior, except, as restricted by Section 102(b)(7) of the

DGCL. However, this provision does not limit or eliminate our rights or the rights of any stockholder to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of a director’s duty of care.

If the DGCL is amended to authorize corporate action further eliminating or limiting the liability of directors, then, in accordance with our Charter, the liability of our directors to us or our stockholders will be eliminated or limited to the fullest extent authorized by the DGCL, as so amended. Any repeal or amendment of provisions of our Charter limiting or eliminating the liability of directors, whether by our stockholders or by changes in law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to further limit or eliminate the liability of directors on a retroactive basis.

Our Charter provides that we will, to the fullest extent authorized or permitted by applicable law, indemnify our current and former directors and officers, as well as those persons who, while directors or officers of our corporation, are or were serving as directors, officers, employees or agents of another entity, trust or other enterprise, including service with respect to an employee benefit plan, in connection with any threatened, pending or completed proceeding, whether civil, criminal, administrative or investigative, against all expense, liability and loss (including, without limitation, attorney’s fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred or suffered by any such person in connection with any such proceeding. Notwithstanding the foregoing, a person eligible for indemnification pursuant to our Charter will be indemnified by us in connection with a proceeding initiated by such person only if such proceeding was authorized by our board of directors, except for proceedings to enforce rights to indemnification.

The right to indemnification conferred by our Charter is a contract right that includes the right to be paid by us the expenses incurred in defending or otherwise participating in any proceeding referenced above in advance of its final disposition, provided, however, that if the DGCL requires, an advancement of expenses incurred by our officer or director (solely in the capacity as an officer or director of our corporation) will be made only upon delivery to us of an undertaking, by or on behalf of such officer or director, to repay all amounts so advanced if it is ultimately determined that such person is not entitled to be indemnified for such expenses under our Charter or otherwise.

The rights to indemnification and advancement of expenses will not be deemed exclusive of any other rights which any person covered by our Charter may have or hereafter acquire under law, our Charter, our bylaws, an agreement, vote of stockholders or disinterested directors, or otherwise.

Any repeal or amendment of provisions of our Charter affecting indemnification rights, whether by our stockholders or by changes in law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to provide broader indemnification rights on a retroactive basis, and will not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision with respect to any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision. Our Charter also permits us, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other that those specifically covered by our Charter.

Our bylaws include provisions relating to advancement of expenses and indemnification rights consistent with those set forth in our Charter. In addition, our bylaws provide for a right of indemnity to bring a suit in the event a claim for indemnification or advancement of expenses is not paid in full by us within a specified period of time. Our bylaws also permit us to purchase and maintain insurance, at our expense, to protect us and/or any director, officer, employee or agent of our corporation or another entity, trust or other enterprise against any expense, liability or loss, whether or not we would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Any repeal or amendment of provisions of our bylaws affecting indemnification rights, whether by our board of directors, stockholders or by changes in applicable law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to provide broader indemnification rights on a retroactive basis, and will not in any way diminish or adversely affect any right or protection existing thereunder with respect to any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

We will enter into indemnity agreements with each of our directors and officers, a form of which is to be filed as an exhibit to this Registration Statement. These agreements will require us to indemnify these individuals to the fullest extent permitted under Delaware law and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Item 15. Recent Sales of Unregistered Securities.

On November 10, 2021, our Sponsor purchased 1,000 Sponsor Shares from us in a private placement, for an aggregate purchase price of $10,000. On November 22, 2021, our Sponsor purchased 22,660 Sponsor Shares from us in a private placement, for an aggregate purchase price of $226,600. On February 22, 2022, our Sponsor purchased 4,383 Sponsor Shares from us in a private placement, for an aggregate purchase price of $43,830. On May 26, 2022, our Sponsor purchased 169,145 Sponsor Shares from us in a private placement, for an aggregate purchase price of $1,691,450. These shares were issued pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act. Our Sponsor is an accredited investor for purposes of Rule 501 of Regulation D under the Securities Act.

No underwriting discounts or commissions were paid with respect to such sales.

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits. The list of exhibits following the signature page of this registration statement is incorporated herein by reference.

(b) Financial Statements. See page F-1 for an index to the financial statements and schedules included in the registration statement.

Item 17. Undertakings.

(a) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(b) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it becomes effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Incorporation.*

3.2	Amended and Restated Certificate of Incorporation.*

3.3	Second Amended and Restated Certificate of Incorporation.*

3.4	Form of Bylaws.*

4.1	Specimen SPAR Certificate.*

4.2	Specimen Common Stock Certificate.*

4.4	Form of SPAR Warrant Agreement between the Registrant and Continental Stock Transfer & Trust Company.*

4.5	Form of Sponsor Warrant Agreement between the Registrant and Continental Stock Transfer & Trust Company.*

4.6	Form of Director Warrant Agreement between the Registrant and Continental Stock Transfer & Trust Company.*

5.1	Opinion of Cadwalader, Wickersham & Taft LLP.*

10.1	Letter Agreement among the Registrant and its directors, director nominees and officers, Pershing Square SPARC Sponsor, LLC, Pershing Square, L.P., Pershing Square International, Ltd., Pershing Square Holdings, Ltd. and [●], dated [●], 2022.*

10.2	Form of Registration Rights Agreement among the Registrant and certain security holders.*

10.3	Subscription Agreement between the Registrant and Pershing Square SPARC Sponsor, LLC, dated November 10, 2021.*

10.4	Subscription Agreement between the Registrant and Pershing Square SPARC Sponsor, LLC, dated November 22, 2021.*

10.5	Subscription Agreement between the Registrant and Pershing Square SPARC Sponsor, LLC, dated February 22, 2022.*

10.6	Subscription Agreement between the Registrant and Pershing Square SPARC Sponsor, LLC, dated May 26, 2022.*

10.7	Form of Indemnity Agreement.*

10.8	Forward Purchase Agreement, dated [●], 2022, between the Registrant, and Pershing Square, L.P., Pershing Square International, Ltd., Pershing Square Holdings, Ltd and [●].*

14.1	Form of Code of Ethics.*

23.1	Consent of KPMG LLP.

23.2	Consent of Cadwalader, Wickersham & Taft LLP (included in Exhibit 5.1).*

24.1	Power of Attorney.*

99.1	Consent of Jennifer Blouin.*

99.2	Consent of Lisa Gersh.*

99.3	Consent of Michael Ovitz.*

99.4	Consent of Kathryn Judge.*

99.5	Consent of Jacqueline Dawn Reses.*

Exhibit No.	Description

99.6	Consent of Linda Rottenberg.*

99.7	Consent of Joseph S. Steinberg.*

107	Filing Fee Table

*	To be filed by amendment.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 9th day of September, 2022.

PERSHING SQUARE SPARC HOLDINGS, LTD.
By:	/s/ William A. Ackman
William A. Ackman
Chairman & Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ William A. Ackman William A. Ackman	Chairman, Chief Executive Officer and Director (Principal Executive Officer)	September 9, 2022

/s/ Michael Gonnella Michael Gonnella	Chief Financial Officer (Principal Financial and Accounting Officer)	September 9, 2022